EXECUTION COPY

RESTRUCTURING SUPPORT AGREEMENT

This RESTRUCTURING SUPPORT AGREEMENT (this “Agreement”) is made and entered into as of October 7, 2016, by and among: (i) Linn Energy, LLC, on behalf of itself and its direct and indirect subsidiaries other than Berry Petroleum Company, LLC (“Berry”) and Linn Acquisition Company, LLC (“LAC”, and together with Berry, each a “Berry Debtor”) (Linn Energy, LLC, together with its direct and indirect subsidiaries other than Berry and LAC, each a “LINN Debtor”); (ii) the undersigned holders (together with their permitted successors and assigns, each a “Consenting LINN Lender”) of claims pursuant to that certain Sixth Amended and Restated Credit Agreement dated April 24, 2013 (as amended, restated, supplemented, or otherwise modified from time to time, the “LINN Credit Agreement”); and (iii) the undersigned holders of notes (or investment advisers or managers to such holders) issued pursuant to the LINN Notes Indentures (together with their permitted successors and assigns, each a “Consenting LINN Noteholder”). Each of the LINN Debtors, the Consenting LINN Lenders, and the Consenting LINN Noteholders shall be referred to as a “Party” and, collectively, as the “Parties.” Unless otherwise noted, capitalized terms used but not immediately defined herein have the meanings ascribed to them at a later point in this Agreement.

RECITALS

WHEREAS, on May 11, 2016 (the “Petition Date”), the LINN Debtors and the Berry Debtors (collectively, the “Company” or the “Debtors”) commenced voluntary cases under chapter 11 of the Bankruptcy Code, in the United States Bankruptcy Court for the Southern District of Texas, Victoria Division (together with any court with jurisdiction over such cases, the “Bankruptcy Court”), which cases are being jointly administered under the case number 16-60040 (DRJ) (the “Chapter 11 Cases”);

WHEREAS, the Parties have engaged in arm’s-length good-faith discussions regarding the terms of a joint plan of reorganization for the LINN Debtors (as may be amended, supplemented, or otherwise modified from time to time consistent with the terms of this Agreement, the “Plan”), substantially on the terms set forth in the restructuring term sheet attached hereto as Exhibit A (as amended, supplemented, or otherwise modified from time to time consistent with the terms of this Agreement, the “Restructuring Term Sheet”);

WHEREAS, each Party desires to facilitate the confirmation and consummation of the Plan and related transactions (the “Restructuring”), which shall (i) provide for, among other things, the transfer of all assets of Linn Energy, LLC other than its equity interests in LAC to NewCo, (ii) be separate from any plan of reorganization of LinnCo, LLC and/or the Berry Debtors, (iii) not be conditioned on confirmation of any plan of reorganization of LinnCo LLC and/or the Berry Debtors, and (iv) be pursuant to the terms and conditions of the Plan and in the manner set forth in this Agreement;

WHEREAS, certain Consenting LINN Lenders have agreed to provide the reorganized LINN Debtors with a replacement reserve based lending facility (the “LINN Exit Facility”) in connection with the Restructuring, substantially on the terms set forth in the term sheet attached hereto as Exhibit B (the “LINN Exit Facility Term Sheet”);

WHEREAS, certain Consenting LINN Noteholders (collectively, the “Initial Backstop Parties”) have agreed to participate in and backstop $530 million rights offerings in connection with the Restructuring, subject to the terms and conditions of the backstop commitment letter attached hereto as Exhibit C (the “Backstop Commitment Letter”) and the Backstop Commitment Term Sheet attached as Exhibit 1 to the Restructuring Term Sheet, entry into a backstop commitment agreement, substantially on the terms set forth in the Restructuring Term Sheet (the “Backstop Commitment Agreement”);

WHEREAS, to effectuate the Restructuring, the LINN Debtors intend to promptly file the Plan and a related disclosure statement (as may be amended, supplemented, or otherwise modified from time to time consistent with the terms of this Agreement, the “Disclosure Statement”) prior to soliciting votes on the Plan in accordance with section 1125 of the Bankruptcy Code;

WHEREAS, the following sets forth the agreement among the Parties concerning their respective rights and obligations in respect of the Restructuring. Each Party has reviewed the Restructuring Term Sheet, and each Party has agreed to the terms of the Restructuring on the terms set forth therein and herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Definitions.

The following terms shall have the following definitions:

“Accredited Investor” has the meaning set forth in Rule 501 of the Securities Act.

“Ad Hoc Group of Unsecured Noteholders” means that certain ad hoc group of holders of LINN Unsecured Notes represented by Milbank, Tweed, Hadley & McCloy LLP and PJT Partners, or any of its members or their affiliates.

“Ad Hoc Group of Second Lien Noteholders” means that certain ad hoc group of holders of LINN Second Lien Notes represented by O’Melveny & Myers LLP and Intrepid Financial Partners.

“Agreement” has the meaning set forth in the preamble hereof, and, for the avoidance doubt, includes all of the exhibits attached to the Agreement.

“Alternative Settlement” has the meaning set forth in Section 4.01 hereof.

“Agreement Effective Date” means the date upon which this Agreement shall become effective and binding upon each of the Parties pursuant to the terms of Section 2 hereof.

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“Amended Second Lien Settlement” means that certain amendment to the Second Lien Settlement Agreement attached hereto as Exhibit E, which provides for the extension of certain deadlines in the Second Lien Settlement Agreement.

“Approval Order” means an order of the Bankruptcy Court that (a) approves the Debtors’ entry into the Backstop Commitment Letter and Backstop Commitment Agreement pursuant to section 363 of the Bankruptcy Code and (b) provides that the Commitment Premium and the Expense Reimbursement shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in this Agreement, the Backstop Commitment Letter, and the Backstop Commitment Agreement.

“Backstop Commitment Agreement” has the meaning set forth in the preamble hereof.

“Backstop Commitment Letter” has the meaning set forth in the preamble hereof.

“Bankruptcy Code” means title 11 of the United States Code, 11 U.S.C. §§ 101-1532, as now in effect or hereinafter amended, and the rules and regulations promulgated hereunder.

“Bankruptcy Court” has the meaning set forth in the preamble hereof.

“Cash Collateral” has the meaning set forth in section 363(a) of the Bankruptcy Code.

“Cash Collateral Order” means any order of the Bankruptcy Court with respect to the use of the Lenders’ Cash Collateral by a LINN Debtor.

“Chapter 11 Cases” has the meaning set forth in the preamble hereof.

“Claim” has the meaning set forth in section 101(5) of the Bankruptcy Code.

“Company” has the meaning set forth in the preamble hereof.

“Company Termination Event” has the meaning set forth in Section 7.02 hereof.

“Confidentiality Agreement” has the meaning set forth in Section 5.04 hereof.

“Confirmation Order” means the order of the Bankruptcy Court confirming the Plan pursuant to section 1129 of the Bankruptcy Code.

“Consenting Creditors” means, collectively, the Consenting LINN Lenders and Consenting LINN Noteholders.

“Consenting LINN Lender” has the meaning set forth in the preamble hereof.

“Consenting LINN Noteholder” has the meaning set forth in the preamble hereof.

“Creditor Group Termination Event” has the meaning set forth in Section 7.01 hereof.

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“Debt Instruments” means, collectively, (i) the LINN Credit Agreement, (ii) the LINN Unsecured Notes, and (iii) the LINN Second Lien Notes and any “Additional Notes” issued in connection with the Second Lien Settlement Agreement.

“Definitive Documents” means the definitive documents and agreements governing the Restructuring, including: (i) the Plan and all exhibits thereto; (ii) the Plan Supplement; (iii) the Disclosure Statement and all exhibits thereto; (iv) the Plan Solicitation Materials; (v) the Backstop Commitment Agreement and any offering procedures contemplated thereby; (vi) the LINN Exit Facility Agreement; (vii) the Approval Order; and (viii) the Confirmation Order.

“Disclosure Statement” has the meaning set forth in the recitals hereof.

“Effective Date” means the date upon which all conditions precedent to the effectiveness of the Plan have been satisfied or are expressly waived in accordance with the terms thereof, as the case may be, and on which the Restructuring and the other transactions to occur on the Effective Date pursuant to the Plan become effective or are consummated.

“Final Cash Collateral Order” means the Cash Collateral Order entered by the Bankruptcy Court on July 29, 2016 in the Chapter 11 Cases [Docket No. 743].

“Initial Backstop Party” means the Consenting LINN Noteholders that are party to the Backstop Commitment Letter as of the date hereof.

“LAC” has the meaning set forth in the preamble hereof.

“Lender” or “Lenders” means as applicable or collectively, the Lenders pursuant to the LINN Credit Agreement.

“LINN Credit Agreement” has the meaning set forth in the preamble hereof.

“LINN Debtors” has the meaning set forth in the preamble hereof.

“LINN Notes” means, collectively, the LINN Unsecured Notes and the LINN Second Lien Notes.

“LINN Notes Claims” means, at any time, the Claims represented by the LINN Notes as calculated under Section 4 hereof, solely for the purposes of determining consent or approval rights under this Agreement.

“LINN Notes Indentures” means, collectively, the indentures pursuant to which the LINN Notes were issued.

“LINN Second Lien Indenture” means that certain Indenture, dated as of November 13, 2015, among Linn Energy, LLC, Linn Energy Finance Corp., Delaware Trust Company, as successor trustee and collateral trustee to U.S. Bank National Association thereunder and the related collateral agreement, and the guarantors party thereto (as amended or supplemented from time to time prior to the date hereof).

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“LINN Second Lien Notes” means, collectively, the 12.0% Second Lien Notes issued pursuant to the LINN Second Lien Indenture.

“LINN Unsecured Notes” means, collectively, (i) the 6.50% Senior Notes due September 2021 issued pursuant to the Senior Indenture, dated as of September 9, 2014 and First Supplemental Indenture, dated as of September 9, 2014, by and among Wilmington Trust Company, as successor trustee to U.S. Bank, National Association, Linn Energy, LLC, Linn Energy Finance Corp., and the guarantor parties thereto; (ii) the 7.75% Notes due February 2021 issued pursuant to that Indenture, dated as of September 13, 2010 by and among Wilmington Trust Company, as successor trustee to U.S. Bank, National Association, Linn Energy, LLC, Linn Energy Finance Corp., and the guarantor parties thereto; (iii) the 8.625% Notes due April 2020 issued pursuant to that certain Indenture dated as of April 6, 2010; and First Supplemental Indenture, dated as of July 2, 2010 by and among Wilmington Trust Company, as successor trustee to U.S. Bank, National Association, Linn Energy, LLC, Linn Energy Finance Corp., and the guarantor parties thereto; (iv) the 6.25% Senior Notes due November 2019 issued pursuant to that Indenture, dated as of March 2, 2012 by and among Wilmington Trust Company, as successor trustee to U.S. Bank, National Association, Linn Energy, LLC, Linn Energy Finance Corp., and the guarantor parties thereto; and (v) the 6.50% Senior Notes due May 2019 issued pursuant to that certain Indenture, dated as of May 13, 2011 and First Supplemental Indenture, dated as of September 9, 2014, by and among Wilmington Trust Company, as successor trustee to U.S. Bank, National Association, Linn Energy, LLC, Linn Energy Finance Corp., and the guarantor parties thereto (in each case as amended or supplemented from time to time prior to the date hereof).

“NewCo” has the meaning ascribed to it in the Restructuring Term Sheet.

“Outside Date” means March 1, 2017 or such later date as has been agreed by the Required Consenting Creditors and the Company.

“Party” and “Parties” have the meanings set forth in the preamble hereof.

“Permitted Transfer” has the meaning set forth in Section 5.04 hereof.

“Permitted Transferee” has the meaning set forth in Section 5.04 hereof.

“Petition Date” has the meaning set forth in the recitals hereof.

“Plan” has the meaning set forth in the recitals hereof.

“Plan Solicitation Materials” means the ballots and other related materials drafted in connection with the solicitation of acceptances of the Plan and to be approved by the Bankruptcy Court in connection with the approval of the Disclosure Statement.

“Plan Supplement” means the compilation of documents and forms of documents, schedules, and exhibits to the Plan that will be filed by the Company with the Bankruptcy Court.

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“Qualified Institutional Buyer” has the meaning set forth in Rule 144A of the Securities Act.

“Qualified Marketmaker” means an entity that holds itself out to the public or applicable private markets as standing ready in the ordinary course of business to purchase from customers and sell to customers claims against the Company, in its capacity as a dealer or marker maker in claims against the Company.

“Required Consenting Creditors” means, collectively, the Required Consenting LINN Lenders and the Required Consenting LINN Noteholders.

“Required Consenting LINN Lenders” means Consenting LINN Lenders holding, controlling, or having the ability to control more than sixty-six and two-thirds percent (66-2/3%) of outstanding principal amounts of LINN’s obligations under the LINN Credit Agreement directly or indirectly held or controlled by all Consenting LINN Lenders, calculated as of such date the Consenting LINN Lenders make a determination in accordance with this Agreement.

“Required Consenting LINN Noteholders” means (a) members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders holding more than sixty-six and two-thirds percent (66-2/3%) of the LINN Unsecured Notes held by all members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders and (b) members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders holding more than sixty-six and two-thirds percent (66-2/3%) of the LINN Second Lien Notes held by all members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders, in each case, voting as a separate class, and calculated as of such date the Consenting LINN Noteholders make a determination in accordance with this Agreement.

“Restructuring” has the meaning set forth in the recitals hereof.

“Second Lien Settlement Agreement” means that certain settlement agreement, made and entered into as of April 4, 2016 and amended from time to time, by and among LINN Energy, LLC, LINN Energy Finance Corp., the LINN guarantor parties thereto, and Delaware Trust Company, as successor indenture trustee and successor collateral trustee to U.S. Bank National Association under the LINN Second Lien Indenture.

“Securities Act” means the Securities Act of 1933, 15 U.S.C. §§ 77a-77aa, as now in effect or hereinafter amended, and the rules and regulations promulgated thereunder.

“Steering Committee” means, as applicable, (i) the steering committee of the Ad Hoc Group of Unsecured Noteholders as may be constituted from time to time and which shall initially be comprised of the entities set forth on Schedule 1-A hereto or (b) the steering committee of the Ad Hoc Group of Second Lien Noteholders as may be constituted from time to time and which shall initially be comprised of the entities set forth in Schedule 1-B hereto.

“Transfer” means any sale, use, pledge, assignment, transfer, or the disposal of Claims.

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“Transfer Agreement” means a transfer agreement in the form of Exhibit D attached hereto.

“Transferee” means a recipient of the Transfer of a Claim as described in Section 5.04 hereof.

“Transition Services Agreement” means the transition services and separation agreement by and between the LINN Debtors and the Berry Debtors that shall be reasonably satisfactory in form and substance to the Required Consenting Creditors.

Section 2. Conditions to Effectiveness; Agreement Effective Date

2.01. Conditions to Effectiveness. This Agreement shall become effective in accordance with its terms, and thereafter the terms and conditions herein may only be amended, modified, waived, or otherwise supplemented as set forth in Section 10 hereof, upon the date (such date, the “Agreement Effective Date”) on which (i) the Backstop Commitment Letter has been executed and is effective in accordance with its terms and (ii) this Agreement has been executed and delivered by such Consenting Creditor and each LINN Debtor.1

Section 3. Reserved.

Section 4. Second Lien Settlement; Calculation of LINN Note Claims.

4.01. Second Lien Settlement. The Plan shall (i) incorporate a settlement pursuant to Rule 9019 of the Federal Rules of Bankruptcy Procedure of all disputes, claims, and causes of action related to the LINN Second Lien Notes on terms substantially similar to the “Alternative Settlement” set forth in the Second Lien Settlement Agreement (the “Alternative Settlement”), and (ii) provide for the treatment of the claims of the holders of the LINN Second Lien Notes on the terms set forth in the Restructuring Term Sheet. Upon the Effective Date, the Second Lien Settlement Agreement shall terminate and shall be of no further force and effect.

4.02. Second Lien Claim Determination Pending Settlement Approval. For the purposes of determining such consents as may be required under this Agreement, each dollar of LINN Second Lien Notes held by a Consenting LINN Noteholder shall be treated as two dollars on a pari passu basis with the LINN Unsecured Note Claims as LINN Notes Claims.

Section 5. Commitments Regarding the Restructuring.

5.01. Mutual Commitments. Except as set forth in Section 8 hereof with respect to the Company, subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with its terms, each of the Parties, as applicable, covenants and agrees to:

[1]	For the avoidance of doubt, any and all consent rights of the Consenting Lenders under this Agreement shall only apply in the event that Consenting Lenders holding, controlling, or having the ability to control, in the aggregate, more than sixty-six and two-thirds percent (66-2/3%) of outstanding principal amounts of the LINN Debtors’ obligations under the LINN Credit Agreement have executed and delivered signature pages hereto.

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(a) support entry of the Approval Order and approval of the Alternative Settlement through the Plan, and consummation of the Restructuring, including the solicitation, confirmation, and consummation of the Plan, pursuant to the terms set forth in this Agreement;

(b) not to, in its capacity as a Party, or in any other capacity, directly or indirectly, in any material respect, (i) object to, delay, impede, interfere, obstruct, or take any other action inconsistent with this Agreement or that could hinder, delay, or prevent the timely confirmation of the Plan and consummation of the Restructuring, or (ii) propose, file, support, or vote (or to cause any of the foregoing to occur) for any restructuring, workout, or chapter 11 plan for the Company other than the Restructuring and the Plan;

(c) negotiate in good faith any remaining Definitive Documents, which shall contain terms and conditions consistent in all respects with the terms of this Agreement and otherwise be in form and substance reasonably satisfactory (as evidenced by their written approval, which approval may be conveyed in writing by counsel including by electronic mail) to each of: (i) the Company; and (ii) the Required Consenting Creditors; provided, however, that any Plan exhibits (including those documents included in the Plan Supplement) related solely to the allocation or ownership of the New Common Stock and/or corporate governance matters shall be reasonably satisfactory to the LINN Debtors and the Required Consenting LINN Noteholders only;

(d) execute (to the extent such Party is contemplated or required to be a party thereto) and otherwise support (and not oppose or seek to cause any other entity to oppose) the Definitive Documents;

provided, that except as expressly provided herein, this Agreement and all communications and negotiations among the Parties with respect hereto or any of the transactions contemplated hereunder are without waiver or prejudice to the Parties’ rights and remedies, and the Parties hereby reserve all claims, defenses, and positions that they may have with respect to each other; provided, further, that nothing in this Agreement shall be deemed to limit or restrict any action by any Party to enforce any right, remedy, condition, consent, or approval requirement under this Agreement or the Definitive Documents.

Unless otherwise stated herein, any consent or approval rights of the “Required Consenting Creditors” shall require the independent approval of both (i) the Required Consenting LINN Lenders and (ii) the Required Consenting LINN Noteholders.

5.02. Commitments of Consenting Creditors. Subject to the terms and conditions hereof and for so long as this Agreement has not been terminated in accordance with its terms, and without limiting the mutual commitments set forth in Section 5.01 hereof in any respect, each Consenting Creditor hereby covenants and agrees to (severally, and not jointly):

(a) (i) vote or cause to be voted all of its Claims against a LINN Debtor, including, without limitation, the Claims under the Debt Instruments, that it holds, controls, or has the ability to control, to accept the Plan, by delivering a duly executed

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and timely completed ballot or ballots accepting the Plan following commencement of the solicitation of acceptances of the Plan in accordance with sections 1125 and 1126 of the Bankruptcy Code, (ii) not withdraw, amend, or revoke such vote (or cause or direct such vote to be withdrawn, amended, or revoked), and (iii) to the extent such election is available, not elect on its ballot to preserve claims, if any, that such Consenting Creditor may own or control that may be affected by any releases contemplated under the Plan;

(b) not to object to, vote, or cause to be voted any of its Claims under its control to reject the Plan, or otherwise encourage, support, or commence any proceeding to oppose or alter any of the terms of the Definitive Documents or any other pleadings or reorganization documents filed by the Company in the Chapter 11 Cases in furtherance of the Plan, so long as such documents and/or pleadings are consistent with this Agreement and the Plan;

(c) not directly or indirectly (i) seek, solicit, support, encourage, or vote its Claims for, consent to, or encourage any plan of reorganization, proposal, offer, dissolution, winding up, liquidation, reorganization, merger, consolidation, business combination, joint venture, partnership, sale of assets, or restructuring of Company other than the Plan, (ii) seek, solicit, support, or encourage any postpetition financing or use of cash collateral other than as, and to the extent, provided for in this Agreement, or (iii) take any other action that is inconsistent with, or that would, or reasonably be expected to, impede, delay, appeal, or obstruct the proposal, solicitation, confirmation, or consummation of the applicable Plan or the Restructuring that is materially consistent with this Agreement; and

(d) support (and not object to) the motions and documents filed by the Company in furtherance of the Restructuring that are materially consistent with this Agreement;

(e) not instruct the applicable administrative and/or collateral agent or trustee under the Debt Instruments or related credit documents to take any action, or refrain from taking any action, that would be inconsistent with this Agreement;

(f) use commercially reasonable efforts to support and take all actions, including the execution of necessary documents, and to instruct the applicable administrative and/or collateral agents to otherwise support and take all actions, necessary or reasonably requested by the LINN Debtors to facilitate consummation of the Plan and the Restructuring consistent in all material respects with this Agreement; provided, however, that such Consenting Creditors shall not be required to expend any funds or provide any indemnification with respect to any action except as expressly provided for in any of the Definitive Documents; and

(g) in the case of a Consenting LINN Noteholder, consent to and otherwise support the cramdown of holders of LINN Notes Claims to the extent any class substantially comprised of holders of LINN Notes Claims fails to accept the Plan.

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Notwithstanding the foregoing, nothing in this Agreement and neither a vote to accept the Plan by any Consenting Creditor nor the acceptance of the Plan by any Consenting Creditor shall (i) be construed to prohibit any Consenting Creditor from contesting whether any matter, fact, or thing is a breach of, or is inconsistent with, this Agreement or the Definitive Documentation; (ii) affect the ability of any Consenting Creditor to consult with other Consenting Creditors or the Company, or (iii) impair or waive the rights of any Consenting Creditor to assert or raise any objection expressly permitted under this Agreement in connection with any hearing on confirmation of the Plan or in the Bankruptcy Court or prevent such Consenting Creditor from enforcing this Agreement; (iv) be construed to prohibit any Consenting Creditor from appearing as a party-in-interest in any matter to be adjudicated in the Chapter 11 Cases, so long as, from the Agreement Effective Date until the occurrence of a Termination Date applicable to such Consenting Creditor, such appearance and the positions advocated in connection therewith are not materially inconsistent with this Agreement and are not for the purpose of hindering, delaying, or preventing the consummation of the Plan (provided, however, that any delay or other impact on consummation of the Restructuring contemplated by the Plan caused by a Consenting Creditor’s opposition to (x) any relief that is inconsistent with such Restructuring Transactions; (y) a motion by the Company to enter into a material executory contract, lease, or other arrangement outside of the ordinary course of its business without obtaining the prior written consent of the Required Consenting Creditors (which may be provided in any written form, including email correspondence with counsel), which consent shall not be unreasonably withheld; provided, that following a request for consent by the Company, if the consent of the Required Consenting Creditors is not obtained or declined within five (5) business days following written request thereof by the Company, such consent shall be deemed to have been granted by the Required Consenting Creditors; or (z) any relief that is adverse to interests of the Consenting Creditors sought by the Company (or any other party), shall not constitute a violation of this Agreement).

5.03. Commitments of the LINN Debtors. Subject to the terms and conditions hereof (including, without limitation, as set forth in Section 8 hereof), and for so long as this Agreement has not been terminated in accordance with its terms, and without limiting the mutual commitments set forth in Section 5.01 hereof in any respect, each of the LINN Debtors hereby covenants and agrees to:

(a) support and cooperate with the Consenting Creditors and take all actions that are necessary or reasonably requested by the Consenting Creditors to consummate the Restructuring in accordance with the Plan and the terms and conditions of this Agreement, including by implementing the Restructuring in accordance with each of the milestones set forth in this Section 5.03 (the “Milestones”), which may be extended only with the express prior written consent of the Required Consenting Creditors:

(1)	within 7 days after the Agreement Effective Date, file with the Bankruptcy Court (i) the Plan, the Disclosure Statement, the Plan Solicitation Materials, and the motion to approve the Disclosure Statement and (ii) a motion seeking entry of the Approval Order;

(2)	obtain entry of the Approval Order on or before November 21, 2016;

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(3)	obtain entry of an order approving the adequacy of the Disclosure Statement, the Plan Solicitation Materials, and the Offering Procedures (the “Disclosure Statement Order”) on or before December 6, 2016;

(4)	agree to a form of the Transition Services Agreement reasonably satisfactory to the Required Consenting Creditors on or before December 6, 2016; provided, for the avoidance of doubt, that the Company shall have no obligation to seek approval of the Transition Services Agreement within such period and instead the Transition Services Agreement will be approved in connection with the Plan;

(5)	obtain entry of the Confirmation Order, each with all applicable exhibits, appendices, Plan Supplement documents, and related documents on or before February 3, 2017; and

(6)	cause the Effective Date to occur on or before the Outside Date;

(b) support and take all actions as are reasonably necessary and appropriate to obtain any and all required regulatory and/or third-party approvals to consummate the Restructuring;

(c) to the extent any legal, financial, or structural impediment arises that would prevent, hinder, or delay the consummation of the Restructuring, negotiate in good faith appropriate additional or alternative provisions to address any such impediment;

(d) at all times operate in accordance with, and comply with the requirements set forth for, the budgets required by the Cash Collateral Orders in accordance with the terms of the Cash Collateral Orders;

(e) support and advocate for the approval of the Amended Second Lien Settlement and the Alternative Settlement;

(f) support and advocate for entry of the Approval Order and timely pay the Commitment Premium (as defined in the Backstop Commitment Agreement) and all other fees and expenses payable thereunder, including as set forth in Section 13.02 hereof; and

(g) subject to Section 8 of this Agreement, not seek, solicit, or support any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership sale of assets, financing (debt or equity), or restructuring of the LINN Debtors (including, for the avoidance of doubt, a transaction premised on an asset sale under section 363 of the Bankruptcy Code), other than the Plan and Restructuring (an “Alternative Transaction”), and to not cause or allow any of their agents or representatives to solicit any agreements relating to an Alternative Transaction;

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5.04. Transfer of Claims. For the period commencing on the Agreement Effective Date through the earlier to occur of (i) termination of this Agreement and (ii) entry of the Confirmation Order, and subject to the terms and conditions hereof, each Consenting Creditor agrees, solely with respect to itself, that it shall not Transfer any ownership (including any beneficial ownership) in the Claims or any option thereon or any right or interest therein (including by granting any proxies or depositing any interests in the Claims into a voting trust or by entering into a voting agreement (other than this Agreement) with respect to the Claims), unless the intended transferee (A) is a Consenting Creditor or (B) executes and delivers to counsel to the Company (identified in Section 13.11 hereof) on the terms set forth below an executed form of the Transfer Agreement in the form attached hereto as Exhibit D before such Transfer is effective (it being understood that any Transfer shall not be effective until notification of such Transfer and a copy of the executed Transfer Agreement is received by counsel to the Company, in each case, on the terms set forth herein) (such transfer, a “Permitted Transfer” and such party to such Permitted Transfer, a “Permitted Transferee”).

(a) Notwithstanding anything to the contrary herein, (i) the foregoing provisions shall not preclude any Consenting Creditor from settling or delivering any Claims to settle any confirmed transaction pending as of the date of such Consenting Creditor’s entry into this Agreement (subject to compliance with applicable securities laws and it being understood that such Claims so acquired and held (i.e., not as a part of a short transaction) shall be subject to the terms of this Agreement), (ii) a Qualified Marketmaker that acquires any Claims from a Consenting Creditor with the purpose and intent of acting as a Qualified Marketmaker for such Claims, shall not be required to execute and deliver to counsel a Transfer Agreement or otherwise agree to be bound by the terms and conditions set forth in this Agreement if such Qualified Marketmaker transfers such Claims (by purchase, sale, assignment, participation, or otherwise) within five (5) Business Days of its acquisition to a Consenting Creditor or Permitted Transferee and the transfer otherwise is a Permitted Transfer; and (iii) to the extent any Party is acting solely in its capacity as a Qualified Marketmaker, it may Transfer any ownership interests in the Claims that it acquires from a holder of Claims that is not a Consenting Creditor to a transferee that is not a Consenting Creditor at the time of such Transfer without the requirement that the transferee be or become a signatory to this Agreement or execute a Transfer Agreement.

(b) This Agreement shall in no way be construed to preclude the Consenting Creditors from acquiring additional Claims; provided, however, that such acquired Claims shall automatically and immediately upon acquisition by a Consenting Creditor be deemed subject to the terms of this Agreement (regardless of when or whether notice of such acquisition is given to the Company as set forth above), other than with respect to any Claims acquired by such Consenting Creditor in its capacity as a Qualified Marketmaker.

(c) This Section 5.04 shall not impose any obligation on the Company to issue any “cleansing letter” or otherwise publicly disclose information for the purpose of enabling a Consenting Creditor to Transfer any Claims. Notwithstanding anything to the contrary herein, to the extent the Company and another Party have entered into a separate agreement with respect to the issuance of a “cleansing letter” or other public disclosure of information (each such executed agreement as may be amended from time to time, a “Confidentiality Agreement”), the terms of such Confidentiality Agreement shall continue to apply and remain in full force and effect according to its terms.

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(d) Any Transfer made in violation of this Section 5.04 shall be void ab initio.

(e) For the avoidance of doubt, (i) following a Permitted Transfer by a Consenting Creditor of all of its interests in the Claims, such Consenting Creditor shall have no additional or continuing obligations under this Agreement or any related direction letters to any agent or trustee (except to the extent provided by such letters), and (ii) prior to the effective date of a Permitted Transfer, the Permitted Transferee shall not have obligations or liabilities under this Agreement or any related direction letters to any agent or trustee to any party to the Agreement.

Section 6. Representations and Warranties.

6.01. Mutual Representations and Warranties. Each of the Parties, severally and not jointly, represents, warrants, and covenants to each other Party, as of the date of this Agreement, as follows:

(a) It is existing and in good standing under the laws of the legal jurisdiction of its organization, and this Agreement is a legal and binding obligation of such Party, enforceable against it in accordance with its terms, except as enforcement may be limited by applicable laws or equitable principles;

(b) Except as expressly provided in this Agreement, it has all requisite direct or indirect power and authority to enter into this Agreement and to carry out the Restructuring contemplated by, and perform its respective obligations under, this Agreement;

(c) The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary action on its part and no consent, approval of, action of, filing with, or notice to any governmental or regulatory authority is required in connection with the execution, delivery, and performance of this Agreement; and

(d) It has been represented by legal counsel of its choosing in connection with this Agreement and the transactions contemplated by this Agreement, has had the opportunity to review this Agreement with its legal counsel and has not relied on any statements made by any other Party or its legal counsel as to the meaning of any term or condition contained herein or in deciding whether to enter into this Agreement or the transactions contemplated hereof.

6.02. Representations of Consenting Creditors. Each of the Consenting Creditors, severally and not jointly, represents and warrants that, as of the date such Consenting Creditor executes and delivers this Agreement (or, if such Party is a Transferee, as of the date such Transferee executes and delivers the applicable Joinder):

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(a) it (i) is either (A) the sole legal and beneficial owner of the principal amount of the Claims set forth below its signature hereto, or (B) has sole investment or voting discretion with respect to the principal amount of the Claims set forth below its signature hereto and has the power and authority to bind the beneficial owner(s) of such Claims to the terms of this Agreement, (ii) has full power and authority to act on behalf of, vote, and consent to matters concerning such Claims and dispose of, exchange, assign, and transfer such Claims, and (iii) holds no Claims that are not identified below its signature hereto;

(b) other than pursuant to this Agreement, such Claims that are subject to Section 6.02(a) hereof are free and clear of any pledge, lien, security interest, charge, claim, equity, option, proxy, voting restriction, right of first refusal, or other limitation on disposition or encumbrance of any kind, that would materially and adversely affect such Consenting Creditor’s performance of its obligations contained in this Agreement at the time such obligations are required to be performed;

(c) it has such knowledge and experience in financial and business matters of this type that it is capable of evaluating the merits and risks of entering into this Agreement and making an informed investment decision, and has conducted an independent review and analysis of the business and affairs of the Company that it considers sufficient and reasonable for purposes of entering into this Agreement, except that the Consenting Creditor has relied upon the Company’s express representations, warranties, and covenants in this Agreement; and

(d) it is either (i) a Qualified Institutional Buyer, (ii) an Accredited Investor, (iii) a non-U.S. person under Regulation S under the Securities Act, or (iv) the foreign equivalent of the foregoing clauses (i) or (ii).

Section 7. Termination Events.

7.01. Creditor Group Termination Events. Each of (i) the Required Consenting LINN Lenders and (ii) the Required Consenting LINN Noteholders (each, a “Terminating Creditor Group”) may terminate this Agreement (solely in respect of its respective Debt Instrument) if, upon the occurrence and continuation of any of the following events (each, a “Creditor Group Termination Event”), upon written notice of such Creditor Group Termination Event delivered in accordance with Section 13.09 hereof to the LINN Debtors, and (x) such Creditor Termination Event remains uncured for a period of five (5) business days following the Required Consenting Creditors’ service of such notice, and (y) such Required Consenting Creditors have not waived such Creditor Group Termination Event on or before the expiration of the cure period:

(a) a breach by the LINN Debtors of any of the obligations, representations, warranties, or covenants of the LINN Debtors set forth in this Agreement in any respect that materially and adversely affects the Consenting Creditors’ interests in connection with the Restructuring, the Plan, or this Agreement;

(b) the failure to satisfy any Milestone (as such Milestones may have been extended as set forth in Section 5.03(a) hereof);

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(c) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any ruling or order enjoining the consummation of the Restructuring in a way that cannot be reasonably remedied by the Company in a manner that is reasonably satisfactory to the Required Consenting Creditors;

(d) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order preventing the consummation of a material portion of the Restructuring;

(e) the Final Cash Collateral Order is terminated with respect to the LINN Debtors or there is an acceleration of obligations under, or refinancing of, the Cash Collateral Orders with respect to the LINN Debtors;

(f) any of the LINN Debtors amends or modifies, or files a pleading seeking authority to approve, amend, or modify, the Definitive Documents in a manner that is materially inconsistent with this Agreement;

(g) any of the Definitive Documents (including any amendment or modification thereof) is filed with the Bankruptcy Court, otherwise finalized, or has become effective, containing terms and conditions inconsistent with this Agreement or otherwise not on terms acceptable to the Consenting Creditors to the extent required pursuant to such Consenting Creditors’ consent or approval rights hereunder;

(h) any of the LINN Debtors files or announces that it will file or joins in or supports any Alternative Transaction or plan of reorganization other than the Plan, or files any motion or application seeking authority to sell any material assets without the consent of the Required Consenting Creditors (which consent may be given by counsel to the Required Consenting Creditors by electronic mail);

(i) any of the LINN Debtors files any motion seeking entry of a Cash Collateral Order or authorization for the entry into postpetition financing without the consent of the Required Consenting Creditors;

(j) any of the LINN Debtors files a motion, application, or adversary proceeding (or supports any such motion, application, or adversary proceeding filed or commenced by any third party) (A) challenging the validity, enforceability, perfection, or priority of, or seeking avoidance or subordination of, the Lenders’ claims under the LINN Credit Agreement or the liens securing such claims, or (B) asserting any other cause of action against and/or with respect or relating to such claims or the prepetition liens securing such claims, or (C) asserting that the amount of the LINN Notes Claims is materially different than in the Restructuring Term Sheet;

(k) any board, officer, or manager (or party with authority to act) of the LINN Debtors takes any action in furtherance of the rights available to it (or them) that is materially inconsistent with this Agreement;

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(l) any LINN Debtor terminates its obligations under and in accordance with Section 8 of this Agreement;

(m) the termination by another Terminating Creditor Group upon the occurrence of a Creditor Group Termination Event;

(n) the Effective Date shall not have occurred on or before the Outside Date;

(o) the Bankruptcy Court enters an order with respect to any LINN Debtor (x) directing the appointment of an examiner with expanded powers pursuant to section 1104 of the Bankruptcy Code or a trustee in any of the Chapter 11 Cases to operate the Company’s businesses pursuant to section 1104 of the Bankruptcy Code, (y) converting any of the Chapter 11 Cases to cases under chapter 7 of the Bankruptcy Code, or (z) dismissing any of the Chapter 11 Cases; or

(p) the Backstop Commitment Letter shall have been terminated (except as contemplated thereby in connection with the entry into the Backstop Commitment Agreement).

7.02. Company Termination Events. Except as otherwise set forth in this Section 7.02, the LINN Debtors may terminate this Agreement if, upon the occurrence of any of the following events (each, a “Company Termination Event”), the LINN Debtors provide the Consenting Creditors written notice of such Company Termination Event delivered in accordance with Section 13.09 hereof, and (x) such Company Termination Event remains uncured for a period of five (5) business days following the Company’s service of such notice, and (y) the Company has not waived such Company Termination Event on or before the expiration of the cure period:

(a) a breach by any Consenting Creditor of any of the obligations, representations, warranties, or covenants of such Consenting Creditor set forth in this Agreement in any respect that materially and adversely affects the LINN Debtors’ interests in connection with the Restructuring, the Plan, or this Agreement (provided, that such termination by the LINN Debtors shall only be effective as to such breaching Consenting Creditor);

(b) the issuance by any governmental authority, including any regulatory authority or court of competent jurisdiction, of any final, non-appealable ruling or order preventing the consummation of a material portion of the Restructuring;

(c) following the LINN Debtors determining that proceeding with the transactions contemplated by this Agreement would be inconsistent with the continued exercise of fiduciary duties as described in Section 8 hereof; provided, that, notwithstanding any provision in this Agreement to the contrary, upon such determination, the LINN Debtors shall be entitled, but not required, to terminate this Agreement immediately upon written notice to the Consenting Creditors delivered in accordance with Section 13.09 hereof;

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(d) any Consenting Creditor or its affiliates files any motion or pleading with the Bankruptcy Court that is not consistent with this Agreement, the Restructuring Term Sheet, the Plan, or the Restructuring Agreement (provided, that (i) with respect to any such filing by a Consenting Creditor that is not a member of the Ad Hoc Group of Unsecured Noteholders and/or the Ad Hoc Group of Second Lien Noteholders, as applicable, such termination by the LINN Debtors shall only be effective as to such breaching Consenting Creditor and (ii) the filing of a motion or pleading by a Consenting Creditor that is permitted under Section 5.02 hereof shall not give rise to a Company Termination Event);

(e) if any of the Definitive Documents (including any amendment or modification thereof) is filed with the Bankruptcy Court, otherwise finalized, or has become effective, shall contain terms and conditions inconsistent with this Agreement or otherwise not on terms acceptable to the LINN Debtors to the extent required pursuant to the LINN Debtors’ consent or approval rights hereunder; or

(f) the Effective Date shall not have occurred on or before the Outside Date;

Notwithstanding any provision in this Agreement to the contrary, no Party shall terminate this Agreement if such Party is in material breach of any provision hereof; provided, however, that the LINN Debtors may terminate this Agreement under Section 7.02(c) hereof notwithstanding any existing breach by the Company.

7.03. Individual Termination Events. Any Consenting Creditor shall have the right to terminate this Agreement, as to itself only, if, upon the occurrence of any of the following events (each, an “Individual Termination Event”), such Consenting Creditor provides the LINN Debtors and the Consenting Creditors written notice of such Individual Termination Event delivered in accordance with Section 13.09 hereof, and (x) such Individual Termination Event remains uncured for a period of five (5) business days following the individual Consenting Creditor’s service of such notice, and (y) such individual Consenting Creditor has not waived such Individual Termination Event on or before the expiration of the cure period:

(a) the Effective Date shall not have occurred before May 1, 2017; or

(b) this Agreement or any Definitive Document or amendment or supplement thereto is amended or modified in a manner that materially and adversely affects the treatment of such Consenting Creditor relative to similarly situated holders of a Debt Instrument without the prior written consent of such Consenting Creditor so affected; provided, that such Consenting Creditor has sent notice of such Individual Termination Event pursuant to this Agreement within five (5) business days of its notice of such amendment or modification.

7.04. Mutual Termination. This Agreement, and the obligations of all Parties hereunder, may be terminated by mutual written agreement among the Company and the Required Consenting Creditors.

7.05. Effect of Termination. Upon termination of this Agreement under Sections 7.01, 7.02, 7.03, or 7.04 hereof, (a) with respect to the applicable Party or Parties, this Agreement shall be of no further force and effect and each Party shall be released from its commitments, undertakings, and agreements under or related to this Agreement and shall have the rights and

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remedies that it would have had it not entered into this Agreement, and shall be entitled to take all actions, whether with respect to the Restructuring or otherwise, that it would have been entitled to take had it not entered into this Agreement, and (b) any and all consents tendered by the Consenting Creditors prior to such termination shall be deemed, for all purposes, to be null and void ab initio, shall not be considered or otherwise used in any manner by the Parties in connection with the Restructuring, the Plan, and this Agreement or otherwise and such consents may be changed or resubmitted; provided, however, that if the approval of the Bankruptcy Court shall be required under applicable law in order for such Consenting Creditor to change or resubmit such consent, then the Consenting Creditor shall be obligated to obtain such consent prior to the termination, change, or resubmission of the consent under this Section 7.05.

Section 8. Fiduciary Duties.

Notwithstanding anything to the contrary herein, nothing in this Agreement shall require the Company, or any directors, officers, or employees of the Company (including but not limited to the authorized representatives of LAC and managing member of Berry) (in such person’s capacity as a director, officer, or employee) to take any action, or to refrain from taking any action, to the extent that taking such action or refraining from taking such action may be inconsistent with its or their fiduciary obligations under applicable law, and any such exercise of such fiduciary duties shall not be deemed to constitute a breach of the terms of this Agreement; provided, however, that the effect of any such action (and to the extent the Company does not terminate this Agreement in accordance with this Section 8 and Section 7.02(c) hereof), to the extent not consistent in all material respects with this Agreement, shall provide that the Consenting Creditors may take actions in accordance with Section 7.01 to terminate this Agreement. The Company, in its sole discretion, may (but shall not be required to) terminate this Agreement in accordance with Section 7.02(c) hereof, and specific performance shall not be available as a remedy if this Agreement is terminated in accordance with this Section 8 and Section 7.02(c) hereof.

Section 9. Remedies.

The Parties agree that any breach of this Agreement would give rise to irreparable damage for which monetary damages would not be an adequate remedy. Except as set forth in Section 7.02(d), with respect to which there shall be no recourse, each of the Consenting Creditors, on the one hand, and the Company, on the other hand, accordingly agrees that the Consenting Creditors and the Company, as the case may be, will be entitled to enforce the terms of this Agreement by decree of specific performance without the necessity of proving the inadequacy of monetary damages as a remedy and to obtain injunctive relief against any breach of threatened breach. The Parties agree that such relief will be their only remedy against the applicable breaching Party or Parties with respect to any such breach, and that in no event will any Party be liable for monetary damages under or in connection with this Agreement.

Section 10. Amendments.

Except as otherwise provided herein, this Agreement (including any exhibits and schedules) may not be modified, amended, or supplemented without a prior written agreement signed by each of the LINN Debtors and the Required Consenting Creditors; provided, however, that the prior written consent of all Parties shall be required to modify, amend or supplement (a) any of Sections 2, 4, or 10 hereof or (b) the definition of “Required Consenting LINN Lenders,” “Required Consenting LINN Noteholders” or “Required Consenting Creditors” herein.

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Section 11. No Solicitation.

Notwithstanding anything to the contrary herein, this Agreement is not and shall not be deemed to be (a) a solicitation of consents to the Plan or any chapter 11 plan or (b) an offer for the issuance, purchase, sale, exchange, hypothecation, or other transfer of securities or a solicitation of an offer to purchase or otherwise acquire securities for purposes of the Securities Act and the Securities Exchange Act of 1934, as amended. The acceptance of any party will not be solicited until such party has received the Disclosure Statement and related ballot, as approved by the Bankruptcy Court.

Section 12. Disclosure.

The Company shall use commercially reasonable efforts to submit drafts to counsel for the Consenting Creditors of any press releases and public documents that constitute the disclosure of the existence or terms of this Agreement or any amendment to the terms of this Agreement prior to such disclosure. The Parties may disclose the existence of, or the terms of, this Agreement or any other material term of the transaction contemplated herein without the express written consent of the other Parties; provided, however, that no Party or its advisors shall disclose to any person or entity (including, for the avoidance of doubt, any other Party), other than advisors to the LINN Debtors, the principal amount or percentage of any loans, notes or claims held by any of the Consenting Creditors, in each case, without such Consenting Creditor’s prior written consent.

Section 13. Miscellaneous.

13.01. Further Assurances. Subject to the other terms of this Agreement, the Parties agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the Restructuring in a manner materially consistent with the terms set forth in this Agreement.

13.02. Fees and Expenses. In accordance with and subject to the Approval Order, the LINN Debtors will pay the reasonably incurred and documented out-of-pocket fees and expenses of all of the attorneys, accountants, other professionals, advisors, and consultants incurred on behalf of the Ad Hoc Group of Unsecured Noteholders and the Ad Hoc Group of Second Lien Noteholders, whether incurred directly by the relevant Noteholders or on their behalf through the indenture trustees under the LINN Notes Indentures, including, (i) in respect of the Ad Hoc Group of Unsecured Noteholders, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, PJT Partners Inc. and one local counsel, and (ii) in respect of the Ad Hoc Group of Second Lien Noteholders, the fees and expenses of O’Melveny & Myers LLP, Porter Hedges LLP, Intrepid Financial Partners, L.L.C., and W.D. Von Gonten & Co. (such payment obligations, the “Expense Reimbursement”). Unless otherwise ordered by the Bankruptcy Court, no recipient of any payment hereunder shall be required to file with respect thereto any interim or final fee

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application with the Bankruptcy Court. With respect to any professional identified in clause (i) or (ii) of this paragraph, the Expense Reimbursement accrued through the date on which the Approval Order is entered shall be paid as promptly as reasonably as practicable after such date, and the Indenture Trustee Expenses of additional professionals shall be paid as set forth in the Restructuring Term Sheet on or prior to the Effective Date. Thereafter, the Expense Reimbursement shall be payable by the LINN Debtors on a monthly basis. If this Agreement or the Backstop Commitment Agreement is terminated for any reason (other than in connection with an Individual Termination Event), the LINN Debtors will no longer be obligated to pay the Expense Reimbursement in respect of any fees incurred after the date of such termination.

13.03. Complete Agreement. This Agreement and the exhibits hereto represent the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior agreements, oral or written, between the Parties with respect thereto. No claim of waiver, modification, consent, or acquiescence with respect to any provision of this Agreement shall be made against any Party, except on the basis of a written instrument executed by or on behalf of the applicable Parties (which Parties, for the avoidance of doubt, must include the Company); provided, however, that, for the avoidance of doubt, the terms of any Definitive Document shall control with respect to the subject matter of such Definitive Document.

13.04. Parties. This Agreement shall be binding upon, and inure to the benefit of, the Parties. No rights or obligations of any Party under this Agreement may be assigned or transferred to any other person or entity except as provided in Section 5.04 hereof. Nothing in this Agreement, express or implied, shall give to any person or entity, other than the Parties, any benefit or any legal or equitable right, remedy, or claim under this Agreement. For the avoidance of doubt, this Agreement amends and supersedes that certain Restructuring Support Agreement, dated as of May 10, 2016, by and among LinnCo, LLC, LINN Energy, LLC, on behalf of itself and its direct and indirect subsidiaries other than Berry and LAC, Berry, LAC, and the lenders parties thereto (as amended, restated, or supplemented from time to time, the “First RSA”), only with respect to the Restructuring of the LINN Debtors, and this Agreement shall have no effect on the First RSA with respect to the restructuring and treatment of LAC and Berry.

13.05. Headings. The headings of all Sections of this Agreement are inserted solely for the convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.

13.06. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM; WAIVER OF TRIAL BY JURY. THIS AGREEMENT IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement in the Bankruptcy Court, and solely in connection with claims arising under this Agreement (a) irrevocably submits to the exclusive jurisdiction of the Bankruptcy Court, (b) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court, and (c) waives any objection that the Bankruptcy Court are an inconvenient forum or do not have jurisdiction over any Party hereto. Each Party hereto irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

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13.07. Execution of Agreement. This Agreement may be executed and delivered (by facsimile, electronic mail, or otherwise) in any number of counterparts, each of which, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement.

13.08. Interpretation. This Agreement is the product of negotiations between the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

13.09. Additional Parties. Without in any way limiting the provisions hereof, additional Lenders, LINN Unsecured Noteholders, and LINN Second Lien Noteholders may elect to become Parties by executing and delivering to the other Parties a counterpart hereof. Such additional Parties shall become a Consenting Creditor under this Agreement in accordance with the terms of this Agreement.

13.10. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of the Parties and their respective successors, assigns, heirs, executors, administrators, and representatives, other than a trustee or similar representative appointed in a bankruptcy case.

13.11. Notices. All notices hereunder shall be deemed given if in writing and delivered, if sent by electronic mail, courier, or registered or certified mail (return receipt requested) to the following addresses (or at such other addresses as shall be specified by like notice):

(a) if to the Company, to:

Linn Energy, LLC

JPMorgan Chase Tower

600 Travis, Suite 5100

Houston, Texas 77002

Attn: Candice Wells

E-mail address : cwells@linnenergy.com

with copies (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022,

Attn:	Paul Basta, P.C.
Stephen E. Hessler, P.C.
Brian Lennon, Esq.
E-mail address:	paul.basta@kirkland.com;
stephen.hessler@kirkland.com;
brian.lennon@kirkland.com

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–and–

Kirkland & Ellis LLP

300 North LaSalle

Chicago, Illinois 60654

Attn:	Alexandra Schwarzman, Esq.
E-mail address:	Alexandra.schwarzman@kirkland.com

(b) if to a Consenting LINN Lender or a Transferee thereof, to the address set forth below following the Consenting Creditor’s signature (or as directed by any Transferee thereof), as the case may be, with copies (which shall not constitute notice) to each of:

Wells Fargo Bank, N.A.

1000 Louisiana Street, 9th Floor

Houston, Texas 77002

Attention: Patrick Fults

E-mail address: patrick.j.fults@wellsfargo.com

–and–

Baker & McKenzie LLP

452 Fifth Avenue

New York, NY 10018

Attn:	James Donnell

E-mail address: james.donnell@bakermckenzie.com

–and–

Baker & McKenzie LLP

300 East Randolph Street

Chicago, IL 60601

Attn:	Garry Jaunal

E-mail address: garry.jaunal@bakermckenzie.com

(c) if to a Consenting Creditor or a Transferee thereof, to the address set forth below following the Consenting Creditor’s signature (or as directed by any Transferee thereof), as the case may be, with copies (which shall not constitute notice) to each of:

O’Melveny & Myers LLP

7 Times Square

New York, NY 10036

Attn:	John Rapisardi, Esq.
Joseph Zujkowski, Esq.
Email address:	jrapisardi@omm.com
jzujkowski.com

–and–

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Milbank, Tweed, Hadley & McCloy LLP

28 Liberty Street

New York, New York 10005

Attn:	Brian Kelly, Esq.
Michael W. Price, Esq.
E-mail address:	bkelly@milbank.com
mprice@milbank.com

13.12. Waiver. If the Restructuring is not consummated, or if this Agreement is terminated for any reason, the Parties fully reserve any and all of their rights. Pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rules of evidence, this Agreement and all negotiations relating hereto shall not be admissible into evidence in any proceeding other than a proceeding to enforce its terms.

13.13. Several, Not Joint, Obligations. The agreements, representations, and obligations of the Parties under this Agreement are, in all respects, several and not joint. It is understood and agreed that any Consenting Creditor may trade in the Claims or other debt or equity securities of the Company without the consent of the Company or any other Consenting Creditor, subject to applicable laws, if any, Section 5.04 hereof, and the Debt Instruments (as may be applicable). No Consenting Creditor shall have any responsibility for any such trading by any other entity by virtue of this Agreement.

13.14. Representation by Counsel. Each Party acknowledges that is has had the opportunity to be represented by counsel in connection with this Agreement and the transactions contemplated hereunder. Accordingly, any rule of law or any legal decision that would provide any Party with a defense to the enforcement of the terms of this Agreement against such Party based upon lack of legal counsel shall have no application and is expressly waived.

13.15. No Third-Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the Parties, and no other person or entity shall be a third-party beneficiary hereof.

13.16. Settlement Discussions. This Agreement is part of a proposed settlement of matters that could otherwise be the subject of litigation among the Parties hereto. Nothing herein shall be deemed an admission of any kind. Pursuant to Federal Rule of Evidence 408 and any applicable state rules of evidence, all negotiations relating to this Agreement shall not be admissible into evidence in any proceeding other than a proceeding to enforce the terms of this Agreement.

13.17. Consideration. The Parties hereby acknowledge that no consideration, other than that specifically described herein, shall be due or paid to any Party for its agreement to vote to accept the Plan in accordance with the terms and conditions of this Agreement.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed and delivered in their respective duly authorized officers or other agents, solely in their respoective capacity as officers or other agents of the undersigned and not in any other capacity, as of the date first set forth above.

LINN ENERGY, LLC, on behalf of itself and its subsidiaries other than Linn Acquisition Company, LLC and Berry Petroleum Company, LLC

By:	/s/ David B. Rottino
Name: David B. Rottino
Title: Executive Vice President and Chief Financial Officer

Creditor signature pages redacted

Schedule 1-A

Steering Committee of Ad Hoc Unsecured Noteholders

1.	CCP Credit Acquisition Holdings, L.L.C.

2.	Fir Tree Inc.

3.	Marathon Asset Management, LP

4.	Nomura Corporate Research and Asset Management, Inc.

5.	P. Schoenfeld Asset Management, LP

6.	York Capital Management Global Advisors, LLC

Exhibit A

Restructuring Term Sheet

LINN ENERGY, LLC

RESTRUCTURING TERM SHEET

October 7, 2016

This term sheet (the “Restructuring Term Sheet”) sets forth the principal terms of a financial restructuring (the “Restructuring”) of the existing debt and other obligations of Linn Energy, LLC (“LINN”) and its direct and indirect subsidiaries (collectively, excluding Linn Acquisition Company, LLC (“LAC”) and Berry Petroleum Company, LLC (“Berry”), the “Company”).1 Subject in all respects to the terms of the restructuring support agreement to which this Restructuring Term Sheet is attached (the “Restructuring Support Agreement”), the Restructuring will be consummated through jointly administered cases under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas, Victoria Division. This Restructuring Term Sheet has the support of the Consenting Creditors, as defined and set forth in the Restructuring Support Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Restructuring Support Agreement.

THIS RESTRUCTURING TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE PROVISIONS OF SECURITIES, BANKRUPTCY, AND/OR OTHER APPLICABLE LAWS.

THE TRANSACTIONS DESCRIBED HEREIN WILL BE SUBJECT TO THE COMPLETION OF DEFINITIVE DOCUMENTS INCORPORATING THE TERMS SET FORTH HEREIN AND THE CLOSING OF ANY TRANSACTION SHALL BE SUBJECT TO THE TERMS AND CONDITIONS SET FORTH IN SUCH DEFINITIVE DOCUMENTS.

PREPETITION FUNDED INDEBTEDNESS

Credit Agreement

“Credit Agreement” shall mean that certain Sixth Amended and Restated Credit Agreement, dated as of April 24, 2013, among LINN, as Borrower, Wells Fargo Bank, N.A. as Administrative Agent (in its capacity as such, the “Credit Agreement Agent”), and the Lenders and agents party thereto (as amended from time to time prior to the date hereof).

“Credit Agreement Lender Claims” shall mean Claims (inclusive of any unsecured deficiency Claim) arising under the Credit Agreement.

[1]	From and after the Effective Date, the term “Company” shall be deemed to include Newco but not LINN.

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Second Lien Notes	“Second Lien Notes” shall mean the 12.0% second lien notes issued pursuant to that certain Indenture, dated as of November 13, 2015, among LINN and LINN Energy Finance Corp., as Issuers, Delaware Trust Company, as successor trustee and collateral trustee under the LINN Second Lien Notes Indenture and collateral agreement (in its capacity as such, the “Second Lien Notes Indenture Trustee”), and the guarantors party thereto (as amended from time to time prior to the date hereof).

“Second Lien Notes Claims” shall mean Claims arising under the Second Lien Notes (as may be augmented under the Plan, the Second Lien Settlement, or otherwise).

“Second Lien Settlement” shall mean that certain settlement, dated as of April 4, 2016, by and among (i) LINN, (ii) Delaware Trust Company, as successor trustee and collateral trustee under the Second Lien Notes Indenture and collateral agreement, and (iii) the holders of at least 66 2/3% of Second Lien Notes.

“Amended Second Lien Settlement” shall mean the implementation of the “Alternative Settlement” set forth in Second Lien Settlement, through the Plan.

Unsecured Notes

“Unsecured Notes” shall mean, collectively, (i) the 6.25% notes issued pursuant to that certain Indenture, dated as of March 2, 2012, among LINN and LINN Energy Finance Corp., as Issuers, U.S. Bank, N.A., as Trustee (in its capacity as such, the “Unsecured Notes Indenture Trustee”), and the guarantors party thereto (as amended from time to time prior to the date hereof); (ii) the 6.50% notes due 2019 issued pursuant to that certain First Supplemental Indenture, dated as of September 9, 2014, among LINN and LINN Energy Finance Corp., as Issuers, the Unsecured Notes Indenture Trustee, and the guarantors party thereto (as amended from time to time prior to the date hereof); (iii) the 6.50% due 2021 notes issued pursuant to that certain First Supplemental Indenture, dated as of September 9, 2014, among LINN and LINN Energy Finance Corp., as Issuers, the Unsecured Notes Indenture Trustee, and the guarantors party thereto (as amended from time to time prior to the date hereof); (iv) the 7.75% notes

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issued pursuant to that certain Indenture, dated as of September 13, 2010, among LINN and LINN Energy Finance Corp., as Issuers, the Unsecured Notes Indenture Trustee, and the guarantors party thereto (as amended from time to time prior to the date hereof); and (v) the 8.625% notes issued pursuant to that certain First Supplemental Indenture, dated as of July 2, 2010, among LINN and LINN Energy Finance Corp., as Issuers, the Unsecured Notes Indenture Trustee, and the guarantors party thereto (as amended from time to time prior to the date hereof).

“Unsecured Notes Claims” shall mean Claims arising under the Unsecured Notes.

Other Secured Debt Obligations		Prepetition debt obligations that were permitted by the Credit Agreement pursuant to Section 9.02 clause (e) and secured by liens permitted pursuant to Section 9.03 clause (c) of the Credit Agreement.

“Other Secured Debt Claims” shall mean Claims arising under the Other Secured Debt Obligations.

TREATMENT OF CLAIMS AND INTERESTS

Treatment of Claims	Claims	Proposed Treatment of Claims
Administrative and Priority Claims	[•]	Unless otherwise agreed to by the holder of an allowed administrative claim or priority claim, paid in full in cash on the Effective Date or in the ordinary course of business. For the avoidance of doubt, Administrative and Priority Claims include Credit Agreement Lender adequate protection claims.

Other Secured Debt Claims	[•]	Unless otherwise agreed to by the holder of an allowed other secured debt claim, at the option of the applicable LINN entity(ies), either (a) payment in full in Cash, (b) delivery of the collateral securing such claim and payment of any interest required under section 506(b) of the Bankruptcy Code, (c) reinstatement of such claim, or (d) other treatment rendering such claim unimpaired.

Lender Claims	$[1.939] billion + accrued and unpaid interest	Pursuant to the Plan, in full and final satisfaction of the Credit Agreement Lender Claims, on the date of substantial consummation (as defined in section 1101 of the Bankruptcy Code) of the Plan (the “Effective Date”),

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	and expenses and other obligations	holders of Credit Agreement Lender Claims will receive their pro rata portion of (a) not less than $[•] in cash payable upon execution of definitive documentation, dated on or before the Effective Date, necessary to implement the Plan, including the definitive documentation with respect to the Exit Facility (as defined below), and (b) a take back debt facility substantially on the terms and conditions set forth on Exhibit B to the Restructuring Support Agreement and otherwise reasonably acceptable to the Administrative Agent, the Lenders, the Requisite Commitment Parties (as defined in the Backstop Commitment Term Sheet attached as Exhibit 1 hereto (the “Backstop Commitment Term Sheet”)) and the Company (the “Exit Facility”).

Second Lien Notes Claims	$2.0 billion + accrued and unpaid interest (treated as unsecured)

Pursuant to the Plan, the Second Lien Notes Claims will be treated as Funded Debt Claims, and in full and final satisfaction of the Second Lien Notes Claims, on the Effective Date the holders of the Second Lien Notes Claims will receive their pro rata share (based on the amount of their Allowed Second Lien Notes Claim as a percentage of the total Allowed Funded Debt Claims (as defined below)) of (a) the Funded Debt Equity Distribution (as defined below) and (b) rights to participate in the Funded Debt Rights Offering. In addition, each holder of a Second Lien Notes Claim that votes in favor of the Plan shall receive its pro rata share (based upon all Second Lien Notes Claims) of $30 million in cash. The Second Lien Notes Indenture Trustee shall receive Cash in an amount equal to its Indenture Trustee Expenses.[2]

“Funded Debt Equity Distribution” shall mean 100% of the shares of New Common Stock to be issued as distributions under the Plan (excluding shares issued to Allowed General Unsecured Claims), subject to dilution by the Employee Incentive Plan (as defined below), and the Funded Debt Rights Offering, which shares shall be allocated pro rata among the holders of Allowed Second Lien Notes Claims, Allowed Unsecured Notes Claims and Allowed General Unsecured Claims (collectively, the “Allowed Unsecured Claims”), to each holder based on the amount of its Allowed Unsecured Claim as a percentage of the aggregate amount of all Allowed Unsecured Claims.

“Funded Debt Claims” shall mean, collectively, the Second Lien Notes Claims and the Unsecured Notes Claims.

[2]	“Indenture Trustee Expenses” shall mean the reasonable and documented fees and out-of-pocket costs and expenses incurred prior to or after the Petition Date by the Second Lien Notes Indenture Trustee and the Unsecured Notes Indenture Trustee that are required to be paid under the applicable LINN Notes Indentures, including, without limitation, reasonable and documented legal fees and expenses incurred in connection with the Chapter 11 Cases.

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Unsecured Notes Claims	$3.023 billion + accrued and unpaid interest	Pursuant to the Plan, the Unsecured Notes Claims will be treated as Funded Debt Claims, and in full and final satisfaction of the Unsecured Notes Claims, on the Effective Date the holders of Unsecured Notes Claims will receive their pro rata share (based on the amount of their Allowed Unsecured Notes Claim as a percentage of the total Allowed Funded Debt Claims) of (a) the Funded Debt Equity Distribution and (b) rights to participate in the Funded Debt Rights Offering. The Unsecured Notes Indenture Trustee shall receive Cash in an amount equal to its Indenture Trustee Expenses.

General Unsecured Claims[3]	[•]

Pursuant to the Plan, in full and final satisfaction of the General Unsecured Claims, on the Effective Date, the holders of General Unsecured Claims will receive their pro rata share (based on the amount of their Allowed General Unsecured Claim as a percentage of the total Allowed General Unsecured Claims) of (a) [•]% of the shares of New Common Stock to be issued as distributions under the Plan[4] and (b) rights to purchase, at the Rights Offering Purchase Price (as defined below), a number of shares of New Common Stock equal to the Rights Offering Percentage (as defined below) of their Allowed General Unsecured Claims. Such shares of New Common Stock shall be in addition to the $530 million in Rights Offering Shares to be purchased pursuant to the Funded Debt Rights Offering and the Backstop Commitment Agreement. Notwithstanding the foregoing, each holder of General Unsecured Claims with an aggregate Allowed General Unsecured Claim of less than $[•] shall have the right to elect to receive, in lieu of the shares and rights described in the immediately preceding sentence, cash in an amount equal to [•]% of such Allowed General Unsecured Claim, in full and final satisfaction thereof.[5]

“Rights Offer Purchase Price” shall mean the per share price at which New Common Stock is offered in the Funded Debt Rights Offering.

“Rights Offering Percentage” means the product, expressed as a percentage, of a party’s Allowed General Unsecured Claim multiplied by the quotient of (x) $530,000,000, divided by (y) the aggregate amount of all Allowed Second Lien Notes Claims plus all Allowed Unsecured Notes Claims.

[3]	“General Unsecured Claims” consist of all unsecured claims of the applicable Linn Debtor, as of the Petition Date, that are not Funded Debt Claims and do not include, for the avoidance of doubt, any claims under section 510(b) of the Bankruptcy Code or claims that may be asserted relating to any equity interests.
[4]	To be based on their pro rata entitlements relative to the Funded Debt Claims.
[5]	Treatment of General Unsecured Claims is pending our understanding of the claims pool.

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Intercompany Claims	N/A

On the Effective Date, all intercompany claims between LINN entities shall be, at the discretion of the Company and on terms acceptable to the Required Consenting Creditors, either: (a) reinstated, (b) converted to equity, or (c) cancelled, and may be compromised, extinguished, or settled after the Effective Date; provided, that no distributions shall be made on account of any such intercompany claims on the Effective Date.

Any intercompany claim between a LINN entity, on the one hand, and Berry entity, on the other, shall be settled pursuant to an intra-company settlement between the LINN entities and LAC and Berry or otherwise disposed of, in each case, on terms acceptable to the Required Consenting Creditors.[6]

Existing Common Stock and any Section 510(b) Claims against LINN	N/A	On the Effective Date of the Plan, Section 510(b) Claims against and existing interests in LINN will be cancelled, released, discharged, and extinguished, and such claims and interests will not be entitled to any distribution.

RESTRUCTURING PROPOSAL

Terms		Consideration
Newco; Corporate Structure		The Plan will be structured in consultation between the Company and the Required Consenting LINN Noteholders in a manner acceptable to the Required Consenting LINN Noteholders, taking into account, among other things, the tax consequences of the Restructuring. The Plan may provide for the formation of one or more new entities (collectively, “Newco”). Common stock or partnership interests may be distributed under the Plan to holders of Claims against the Company (collectively, the “New Common Stock”). The New Common Stock may constitute

[6]	Debtors to provide additional detail on these claims and proposed settlement terms.

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stock or partnership interests in Newco. Pursuant to the Plan, all of the assets of LINN (other than LAC and Berry) will be directly or indirectly held by Newco or an entity of the reorganized Company; provided, however, the allocation of assets shall be structured such that Newco shall be able to rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), other than sections 3(c)(1) or 3(c)(7) thereunder.[7]

The Company will effectuate the Restructuring by means of any mergers, amalgamations, consolidations, arrangements, agreements, continuances, restructurings, transfers, conversions, dispositions, liquidations, dissolutions, or other corporate transactions that it reasonably determines are advisable or necessary to effectuate the Restructuring (as set forth in the Plan).

If the New Common Stock is composed of both partnership units in a partnership and common stock in a corporate entity (including LinnCo), an “Up-C” structure may be utilized.

Conditions Precedent to Emergence

The occurrence of the Effective Date shall be subject to the satisfaction of certain conditions precedent, including, without limitation, the following:

•    Entry of an order of the Bankruptcy Court confirming the Plan, and entry of an order by the Bankruptcy Court approving the Disclosure Statement;

•    The Amended Second Lien Settlement shall have been approved pursuant to the Plan;

•    The Backstop Commitment Agreement (as defined below) shall have been entered, and shall not have been terminated and remains in full force and effect (with all conditions precedent thereto having been satisfied or waived); and

•    All requisite governmental authorities and third parties shall have approved or consented to the Restructuring, to the extent required.

[7]	This is intended to leave open the possibility of a tiered partnership/Up-C structure, to the extent parties determine that will maximize the value of the reorganized Company.

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Funded Debt Rights Offering

The LINN Plan will be funded with $530 million fully-committed rights offerings of New Common Stock at a 20% discount to Plan Value (as defined below) to holders of Funded Debt Claims, which is backstopped by certain unsecured and second lien creditors substantially on the terms set forth in the Backstop Commitment Term Sheet (together, the “Funded Debt Rights Offering”).

“Plan Value” shall mean the equity value of the reorganized Company (after including cash on hand of the reorganized Company in excess of $50,000,000) pro forma for the restructured capital structure, including after giving effect to the Funded Debt Rights Offering and any other rights offering participation by holders of General Unsecured Claims (assuming such participation results in the receipt of $[•] million of additional proceeds to the Company), based on an enterprise value of $2.35 billion (which enterprise value excludes cash on hand of the reorganized Company in excess of $50,000,000.

Cancellation of Notes, Instruments, Certificates, and Other Documents	On the Effective Date, except to the extent otherwise provided under the Plan, all notes, instruments, certificates, and other documents evidencing claims against or interests in the Company shall be cancelled and the obligations of the Company related thereto shall be discharged.

Issuance of New Securities; Execution of Plan Documents	On the Effective Date or as soon as reasonably practicable thereafter, Newco and/or the reorganized Company (as applicable) shall issue all securities, notes, instruments, warrants, certificates, and other documents required to be issued pursuant to the Plan. It is the intent of the parties that any “securities” as defined in section 2(a)(1) of the Securities Act of 1933 issued under the Plan, except with respect to any entity that is an underwriter, shall be exempt from registration under U.S. state and federal securities laws pursuant to section 1145 of the Bankruptcy Code (other than securities issued to the Commitment Parties (as defined in the Backstop Commitment Term Sheet) pursuant to the Backstop Commitments (as defined below)) and Newco and/or the reorganized Company (as applicable) will use commercially reasonable efforts to utilize (i) section 1145 of the Bankruptcy Code, or to the extent that such exemption is unavailable, (ii) any other available exemptions from registration, as applicable.

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Registration Rights

Except as set forth below, each Commitment Party (including their affiliates who hold New Common Stock) and each other Noteholder that receives [10]% or more of the shares of New Common Stock issued under the Plan and/or the Funded Debt Rights Offering or cannot sell its shares under Rule 144 under the Securities Act without volume or manner of sale restrictions) shall be entitled to customary registration rights with respect to such New Common Stock, pursuant to a registration rights agreement to be entered into by Newco, as of the Effective Date, with such Commitment Parties (the “Registration Rights Agreement”). The Registration Rights Agreement shall be in substantially the form to be filed with the Plan Supplement, provided that such form is in form and substance reasonably acceptable to the Company and the Requisite Commitment Parties.

[In the event the New Common Stock constitutes stock or partnership interests in more than one entity in connection with an “Up-C” structure, only the stock of the corporate entity in such structure shall be subject to the Registration Rights Agreement.][8]

Newco Public Company Status

Except as set forth below, prior to entry of the order approving the Disclosure Statement, the Required Consenting LINN Noteholders, in their absolute discretion, shall have made a determination as to whether Newco or one of the entities of the reorganized Company (as applicable) should be a reporting company under Section 12 of the Exchange Act upon or as promptly as practicable following the Effective Date; provided, that in any case, from and after the Effective Date Newco shall be required to provide to its shareholders such annual, quarterly, and current reporting as would be required if it were a public reporting company, and Newco or one of the entities of the reorganized Company will provide, via separate agreement or in its organizational documents, to reflect the same.

If so elected by the Required Consenting LINN Noteholders, Newco, or one of the entities of the reorganized Company (as applicable) shall use reasonable best efforts to be listed on The NASDAQ Stock Market or The New York Stock Exchange as promptly as practicable after emergence.

[8]	Subject to determination of corporate structure.

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[In the event the New Common Stock constitutes stock or partnership interests in more than one entity in connection with an “Up-C” structure, the corporate entity in such structure shall be the only entity to which this section applies.][9]

Employee Incentive Plan	The Plan will provide for the establishment of a employee equity incentive plan on the terms and conditions set forth as Exhibit 2 hereto.

Executory Contracts/ Unexpired Leases	The Plan will provide that the executory contracts and unexpired leases that are not assumed or rejected as of the Effective Date pursuant to the Plan or a separate motion will be deemed assumed; provided, that after the Agreement Effective Date, the Company shall not assume or reject any contract or lease, or enter into any material contractual obligations or any material settlements without the prior written consent of the Required Consenting Creditors (which consent shall not be unreasonably withheld); provided, further, that following request for consent by the Company, if the consent of the Required Consenting Creditors is not obtained or declined within five (5) business days following written request thereof by the Company, such consent shall be deemed to have been granted by the Required Consenting Creditors.

Board Composition

The initial board of directors of Newco and/or the reorganized Company (as applicable) shall consist of seven (7) directors, who shall include:

(a) the chief executive officer of the Company;

(b) one (1) director selected by the Company; and five (5) directors selected by a selection committee (the “Selection Committee”).

The Selection Committee shall consist of the chief executive officer of the Company and the Consenting LINN Noteholders that are the five (5) largest holders of LINN Notes Claims (as calculated pursuant to Section 4 of the Restructuring Support Agreement).

[9]	Subject to determination of corporate structure.

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RELEASES AND EXCULPATION

Released Parties	“Released Party” means, collectively, in each case solely in their capacity as such: (a) the Debtors and Newco; (b) the Credit Agreement Lenders in all of their respective capacities under the Credit Agreement, as applicable, who are parties to the definitive documents with respect to the Exit Facility; (c) the Credit Agreement Agent; (d) the Consenting LINN Noteholders; (e) the Second Lien Notes Indenture Trustee; (f) the Unsecured Notes Indenture Trustee; (g) the Commitment Parties; and (h) with respect to each of the foregoing identified in subsections (a) through (h) herein, each of such entities’ respective shareholders, affiliates, subsidiaries, current and former officers, current and former directors, employees, managers, agents, attorneys, investment bankers, professionals, advisors, and representatives, each in their capacities as such.

Releasing Parties	“Releasing Parties” means, collectively: (a) each of the Debtors and Newco; (b) the Credit Agreement Lenders; (c) the Credit Agreement Agent; (d) the Consenting LINN Noteholders; (e) the Second Lien Notes Indenture Trustee; (f) the Commitment Parties; (g) the Unsecured Notes Indenture Trustee; (h) without limiting the foregoing, each holder of a Claim against or an interest in the Company, in each case other than such a holder that has voted to reject the Plan, is a member of a class that is deemed to reject the Plan, or has voted to accept the Plan or abstains from voting on the Plan and who expressly opts out of the release provided by the Plan; and (i) with respect to each of the foregoing parties under (a) through (h), any successors or assigns thereto.

Company Release	The Plan and Confirmation Order shall provide that effective as of the Effective Date, pursuant to section 1123(b) of the Bankruptcy Code, on and after the Effective Date, each Released Party will be deemed released by the Company, its chapter 11 estates, and Newco from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Company, its chapter 11 estates and Newco, as applicable, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that the Company, its chapter 11 estates, and Newco would have been legally entitled to assert in their own right (whether individually or collectively), or on behalf of the holder of any claim against or interest in the Company or other entity, based on or relating to, or in any manner arising from, in whole or in part, the Company, the Company’s restructuring, the Chapter 11 Cases, the purchase, sale, transfer, or rescission of the purchase, sale,

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or transfer of any debt, security, asset, right, or interest of the Company or Newco, the Restructuring Support Agreement, or the Second Lien Settlement, the subject matter of, or the transactions or events giving rise to, any claim against or interest in the Company that is treated in the Plan, the business or contractual arrangements between any Company and any Released Party, the restructuring of claims against and interests in the Company prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the restructuring documents or related agreements, instruments, or other documents (including the Restructuring Support Agreement or the Second Lien Settlement), any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence, each solely to the extent as determined by a final order of a court of competent jurisdiction; provided that the foregoing Company Release shall not operate to waive or release any right, claim, or cause of action: (1) in favor of LINN or Newco, as applicable, arising under any contractual obligation owed to such entity not satisfied or discharged under the Plan or (2) as expressly set forth in the Plan or the Plan Supplement.

Third-Party Release	The Plan and Confirmation Order shall provide that effective as of the Effective Date, the Releasing Parties (regardless of whether a Releasing Party is a Released Party) conclusively, absolutely, unconditionally, irrevocably, and forever discharge and release (and each entity so discharged and released shall be deemed discharged and released by the Releasing Parties) the Released Parties and their respective property from any and all claims, interests, obligations, rights, suits, damages, causes of action, remedies, and liabilities whatsoever, any derivative claims, asserted or assertable on behalf of the Company, its chapter 11 estates, and Newco, as applicable, whether known or unknown, foreseen or unforeseen, existing or hereinafter arising, in law, equity, or otherwise, that such entity would have been legally entitled to assert (whether individually or collectively), based on or relating to, or in any manner arising from, in whole or in part, the Company, the Company’s restructuring, the Chapter 11 Cases, the Restructuring Support Agreement, or the Second Lien Settlement, the purchase, sale, transfer, or rescission of the purchase, sale, or transfer of any debt, security, asset,

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right, or interest of the Company or the Newco, the subject matter of, or the transactions or events giving rise to, any claim against or interest in the Company that is treated in the Plan, the business or contractual arrangements between the Company and any Released Party, the restructuring or any alleged restructuring or reorganization of claims against and interests in the Company prior to or in the Chapter 11 Cases, the negotiation, formulation, or preparation of the restructuring documents, or related agreements, instruments, or other documents (including the Restructuring Support Agreement or the Second Lien Settlement), any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date, other than claims or liabilities arising out of or relating to any act or omission of a Released Party that constitutes actual fraud, willful misconduct, or gross negligence, each solely to the extent determined by a final order of a court of competent jurisdiction. Notwithstanding anything to the contrary in the foregoing, the Third-Party Release shall not release any obligations of any party under the Plan or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Exculpation and Injunction	The Plan and Confirmation Order shall provide customary exculpation and injunction provisions for the Released Parties, in each case, in form and substance reasonably satisfactory to the Required Consenting Creditors.

Indemnity	The treatment of all of LINN’s and LinnCo’s indemnification provisions currently in place (whether in the bylaws, certificates of incorporation, certificates of formation, limited liability company agreements, other organizational or formation documents, board resolutions, indemnification agreements, or employment contracts) for current and former directors, officers, employees, managing agents, and attorneys, and such current directors’ and officers’ respective affiliates, will be assumed by Newco.

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Exhibit 1

Backstop Commitment Term Sheet

EXECUTION COPY

LINN ENERGY, LLC

BACKSTOP TERM SHEET

This rights offering backstop term sheet (this “Term Sheet”) is not an offer or a solicitation with respect to any securities of Linn Energy, LLC or Newco (as defined in the RSA (as defined below)) or any of the Company’s subsidiaries or affiliates. Any such offer or solicitation shall comply with all applicable securities laws and/or provisions of title 11 of the United States Code (as amended, the “Bankruptcy Code”). This Term Sheet is being provided in connection with that certain Restructuring Support Agreement, dated as of October 7, 2016, by and among Linn Energy, LLC, on behalf of itself and its direct and indirect subsidiaries (collectively, excluding Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and their direct and indirect subsidiaries, the “Company”), certain holders of claims pursuant to the Company’s Sixth Amended and Restated Credit Agreement dated April 24, 2013, and certain holders of notes issued by the Company (together with the restructuring term sheet and other exhibits attached thereto, the “Restructuring Support Agreement” or “RSA”), and sets forth certain principal terms and conditions of the rights offering and backstop transactions contemplated thereby.

Capitalized terms that are used and not otherwise defined herein shall have the meanings given to them in the Restructuring Support Agreement.

RIGHTS OFFERING

Term	Description
Rights Offering:

This Term Sheet describes (a) the proposed rights offering (the “Unsecured Rights Offering”) of a number of shares of common stock (the “Unsecured Rights Offering Shares”) in a newly-formed Delaware corporation (the “Issuer”) for an aggregate purchase price of $319,004,408 at a price per share to be determined using the Plan Value (as defined in the Restructuring Term Sheet (as defined below)) and applying a 20% discount thereto (the “Per Share Price”) and (b) the proposed rights offering (the “Secured Rights Offering” and together with the Unsecured Rights Offering, the “Rights Offerings”) of a number of shares of Issuer common stock (the “Secured Rights Offering Shares” and, together with the Unsecured Rights Offering Shares, the “Rights Offering Shares”), for an aggregate purchase price of $210,995,592 at a price per share equal to the Per Share Price. The aggregate number of Rights Offering Shares shall be reasonably acceptable to the Requisite Commitment Parties (as defined below). The Rights Offering will be conducted by the Company on behalf of the Issuer, which will be formed no more than one business day before the Effective Date, and the Plan (as defined below) will provide that the rights and obligations of the Company hereunder will vest in the Issuer on the Effective Date.

Notwithstanding anything contained herein, the Requisite Commitment Parties will have the right, at any time prior to the Disclosure Statement hearing, to elect to require that (a) the Issuer be organized as a Delaware limited liability company instead of a Delaware corporation, (b) the Issuer be formed and owned by the Debtors prior to the Effective Date, and/or (c) the Debtors use reasonably best efforts to either (i) cause Linn Energy, LLC’s registration under Section 12 of the Exchange Act to be terminated on the Effective Date or as promptly as practicable thereafter or (ii) cause the Issuer to be registered under Section 12 of the Exchange Act (as the “successor issuer” to Linn Energy, LLC or otherwise) on the Effective Date or as promptly as practicable thereafter; provided, however, that if the Debtors determine, in their reasonable discretion, that causing the Issuer to be formed and owned by the Debtors would lead to a material risk of any negative tax consequences to any Debtor (including, but not limited to, a material risk of tax liability at LinnCo LLC), the Debtors shall not be required to form and/or own the Issuer; provided, further, however, that in a case where the Issuer is not formed or owned by the Debtors, the Requisite Commitment Parties may cause the Issuer to be formed by a non-Debtor, non-Commitment Party third party (provided that in the reasonable judgment of the Debtors such formation does not result in a material risk of any negative tax consequences to any Debtor (including, but not limited to, a material risk of tax liability at LinnCo LLC)); provided, further, however, that for the avoidance of doubt, in all cases, the Debtors shall conduct the Unsecured Rights Offering and the Secured Rights Offering, including where the Issuer is not formed or owned by the Debtors (in which case the Debtors shall conduct the Unsecured Rights Offering and the Secured Rights Offering on the Issuer’s behalf), the Issuer shall not be owned by any of the Commitment Parties prior to the closing of the Unsecured Rights Offering and the Secured Rights Offering, the Issuer shall be a successor to the Debtor under the Plan and the Rights Offerings will be exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code, and the Issuer’s formation documents will provide that the Issuer’s initial board of directors will be constituted on the Effective Date pursuant to the Plan and will be the continuing directors and will adopt resolutions authorizing the Issuer to do all actions required to consummate the Unsecured Rights Offering, the Secured Rights Offering and the Plan.

The Issuer shall form a wholly-owned Delaware limited liability company that will be the issuer of EIP (as defined below) units; provided, however, that if the Issuer is organized as a Delaware limited liability company, the Issuer will be the issuer of the EIP.

The Secured Rights Offering shall be open to all holders of Allowed LINN Second Lien Notes Claims and the Unsecured Rights Offering shall be open to all holders of Allowed LINN Unsecured Notes Claims as of a record date, and shall be implemented in connection with a joint plan of reorganization to be filed for the Debtors in the Chapter 11 Cases (as may be amended, supplemented, or otherwise modified from time to time consistent with the terms of the Restructuring Support Agreement and otherwise reasonably satisfactory to the Requisite Commitment Parties, the “Plan”), which shall be substantially on the terms set forth in the restructuring term sheet attached as Exhibit A to the Restructuring Support Agreement (as amended, supplemented, or otherwise modified from time to time consistent with the terms of the Restructuring Support Agreement, the “Restructuring Term Sheet”).

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The issuance of the Subscription Rights (as defined below) and the issuance of Rights Offering Shares upon the exercise thereof shall be exempt from the registration requirements of the securities laws pursuant to section 1145 of the Bankruptcy Code.

Backstop Commitments:

Subject to the terms and conditions of the Backstop Commitment Letter, dated as of October 7, 2016 (the “Backstop Commitment Letter”):

(i)     in connection with the Unsecured Rights Offering, certain holders of Allowed LINN Unsecured Notes Claims and/or their affiliates party thereto (collectively, together with their Related Transferees (as defined below), the “Initial Unsecured Commitment Parties” and, together with any Additional Commitment Parties (as defined below) under the Unsecured Rights Offering, the “Unsecured Commitment Parties”) have each committed (on a several and not joint basis) (A) to fully exercise all subscription rights issued to it in the Unsecured Rights Offering to purchase Unsecured Rights Offering Shares at the Per Share Price (the “Unsecured Subscription Rights” and such commitment, the “Unsecured Subscription Rights Commitment”), and (B) to purchase its Unsecured Backstop Commitment Percentage (as defined below) of any unsubscribed Unsecured Rights Offering Shares that are not purchased by the holders of Allowed LINN Unsecured Notes Claims that are not Unsecured Commitment Parties as part of the Unsecured Rights Offering at a price per share (the “Discounted Per Share Price”) to be determined using the Plan Value and applying a 25% discount thereto (which, for the avoidance of doubt, will result in a number of shares issued to the Unsecured Commitment Parties greater than the number of unsubscribed Unsecured Rights Offering Shares, to account for the Discounted Per Share Price at which the unsubscribed Unsecured Rights Offering Shares are to be sold) (the “Unsecured Backstop Commitment” and, together with the Unsecured Subscription Rights Commitment, the “Unsecured Commitments”); and

(ii)    in connection with the Secured Rights Offering, certain holders of Allowed LINN Second Lien Notes Claims and/or their affiliates party thereto (collectively, together with their Related Transferees, the “Initial Secured Commitment Parties” and, together with any Additional Commitment Parties under the Secured Rights Offering, the “Secured Commitment Parties”) have each committed (on a several and not joint basis) (A) to fully exercise all subscription rights issued to it in the Secured Rights Offering to purchase

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         Secured Rights Offering Shares at the Per Share Price (the “Secured Subscription Rights” and, together with the Unsecured Subscription Rights, the “Subscription Rights” and such commitment, the “Secured Subscription Rights Commitment” and, together with the Unsecured Subscription Rights Commitment, the “Subscription Rights Commitment”), and (B) to purchase its Secured Backstop Commitment Percentage (as defined below) of any unsubscribed Secured Rights Offering Shares that are not purchased by the holders of Allowed LINN Second Lien Notes Claims that are not Secured Commitment Parties as part of the Secured Rights Offering at the Discounted Per Share Price (which, for the avoidance of doubt, will result in a number of shares issued to the Secured Commitment Parties greater than the number of unsubscribed Secured Rights Offering Shares, to account for the Discounted Per Share Price at which the unsubscribed Secured Rights Offering Shares are to be sold) (the “Secured Backstop Commitment” and, together with the Secured Subscription Rights Commitment, the “Secured Commitments”).

The Secured Initial Commitment Parties, together with the Unsecured Initial Commitment Parties are referred to herein as the “Initial Commitment Parties”. The Secured Backstop Commitments, together with the Unsecured Backstop Commitments are referred to herein as the “Backstop Commitments”. The Secured Commitments, together with the Unsecured Commitments, are referred to herein as the “Commitments”.

The obligations of the Initial Commitment Parties under the Backstop Commitment Letter are subject to, among other things, the execution and delivery of the Backstop Commitment Agreement (as defined below) not later than ten (10) business days after execution of the Backstop Commitment Letter, provided that such date may be extended by an additional ten (10) business days with the prior written consent of the Requisite Commitment Parties and the Company.

Backstop Commitment Agreement:

The Commitment Parties and the Debtors shall, subject to the terms and conditions set forth in the Backstop Commitment Letter, enter into an agreement, consistent with this Term Sheet and otherwise in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors, setting forth the terms and conditions of the Commitments (the “Backstop Commitment Agreement”).

“Commitment Parties” means the Secured Commitment Parties and the Unsecured Commitment Parties party to the Backstop Commitment Agreement from time to time.

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The amount of (i) each Unsecured Commitment Party’s Backstop Commitment obligation will be based on the percentages (the “Unsecured Backstop Commitment Percentages”) set forth on Schedule 1A to the Backstop Commitment Agreement and (ii) each Secured Commitment Party’s Backstop Commitment obligation will be based on the percentages (the “Secured Backstop Commitment Percentages” and, together with the Unsecured Backstop Commitment Percentages, the “Backstop Commitment Percentages”) set forth on Schedule 1B to the Backstop Commitment Agreement (together with Schedule 1A to the Backstop Commitment Agreement, the “Backstop Commitment Schedules”). The initial Backstop Commitment Schedules will reflect the respective Backstop Commitment Percentages set forth in the Backstop Commitment Letter as in effect at the time the Backstop Commitment Agreement becomes effective.

The initial Backstop Commitment Percentages of the Initial Commitment Parties will be as set forth in the Backstop Commitment Letter, and were derived from (a) with respect to the Secured Backstop Commitment Percentage, the relative amounts of the Allowed LINN Second Lien Notes Claims held by each of the Initial Commitment Parties as of the date hereof and (b) with respect to the Unsecured Backstop Commitment Percentage, the relative amounts of the Allowed LINN Unsecured Notes Claims held by each of the Initial Commitment Parties as of the date hereof. The Backstop Commitment Schedules, as applicable, (including the Backstop Commitment Percentages of the Commitment Parties) will be updated upon the joinder of Additional Commitment Parties (as defined below) or upon the transfer of any Backstop Commitments and in accordance with the Backstop Commitment Agreement. The Backstop Commitment Percentages of each Additional Commitment Party shall be determined by reference to (i) with respect to the Secured Backstop Commitment Percentage, the amount of its Allowed LINN Second Lien Notes Claims as a percentage of the total Allowed LINN Second Lien Notes Claims outstanding as of the date such Additional Commitment Party delivers its duly executed joinder to the Backstop Commitment Letter and Restructuring Support Agreement and (ii) with respect to the Unsecured Backstop Commitment Percentage, the amount of its Allowed LINN Unsecured Notes Claims as a percentage of the total Allowed LINN Unsecured Notes Claims outstanding as of such date.

The issuance of shares of common stock of the Issuer (the “Common Stock”) to the Commitment Parties in respect of the Backstop Commitments shall be exempt from the registration requirements of the securities laws pursuant to Section 4(a)(2) of the Securities Act, or another available exemption from registration.

Additional Commitment Parties:	In addition to the Initial Commitment Parties, other members of the Ad Hoc Group of Unsecured Noteholders and the Ad Hoc Group of Second Lien Noteholders will have the opportunity to become Commitment Parties under the Backstop Commitment Letter as provided in the Backstop Commitment Letter.

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“Additional Commitment Parties” means, collectively, (i) each member of the Ad Hoc Group of Unsecured Noteholders and/or the Ad Hoc Group of Second Lien Noteholders, other than the Initial Commitment Parties, that becomes a Commitment Party under the Backstop Commitment Letter as provided above and (ii) each Person that is a transferee of all or any portion of a Commitment Party’s Backstop Commitment and becomes a Commitment Party under the Backstop Commitment Agreement.

Commitment Party Consent:

“Requisite Commitment Parties” means (a) members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders holding more than sixty-six and two-thirds percent (66-2/3%) of the Allowed LINN Unsecured Notes Claims held by all members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders and (b) members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders holding more than sixty-six and two-thirds percent (66-2/3%) of the Allowed LINN Second Lien Notes Claims held by all members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders, in the case of each of (a) and (b), voting as a separate class.

“Ad Hoc Group of Unsecured Noteholders” means that certain ad hoc group of holders of LINN Unsecured Notes represented by Milbank, Tweed, Hadley & McCloy LLP (“Milbank”) and PJT Partners, or any of its members or their affiliates.

“Ad Hoc Group of Second Lien Noteholders” means that certain ad hoc group of holders of LINN Second Lien Notes represented by O’Melveny & Myers LLP (“O’Melveny”) and Intrepid Financial Partners, or any of its members or their affiliates.

“Steering Committee” means, as applicable, (a) the steering committee of the Ad Hoc Group of Unsecured Noteholders as may be constituted from time to time and which shall initially be comprised of the entities set forth in Exhibit B-1 hereto and/or (b) the steering committee of the Ad Hoc Group of Second Lien Noteholders as may be constituted from time to time and which shall initially be comprised of the entities set forth in Exhibit B-2 hereto.

Implementation of the Rights Offering:

The Debtors shall implement the Rights Offerings on behalf of the Issuer through customary subscription documentation and procedures that are in form and substance reasonably acceptable to the Debtors and the Requisite Commitment Parties.

The offering period for the Rights Offerings (the “Offering Period”) shall be reasonably acceptable to the Requisite Commitment Parties.

The number of shares of Common Stock issued to the Commitment Parties pursuant to the Backstop Commitments (the “Backstop Shares”) will be determined by the rights agent (an agent appointed by the Debtors, and acceptable to the Requisite Commitment Parties, to administer the Rights Offerings) consistent with the terms of the Backstop Commitment Agreement.

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Subscription Rights will be exercisable during the Offering Period by completing and returning to the rights agent the applicable subscription form and paying the Per Share Price by wire transfer of immediately available funds to an account designated by the rights agent prior to the expiration of the Offering Period, except that each Commitment Party (except to the extent it has previously been required to fund, and has funded, such amounts in accordance with the terms of the Backstop Commitment Letter or the Backstop Commitment Agreement) shall be permitted to fund its Per Share Price for its exercise of Subscription Rights, together with its Discounted Per Share Price to satisfy its Backstop Commitments, following receipt of written notice from the rights agent advising of the amounts to be funded, and such Commitment Parties may fund to the rights agent or an escrow account established pursuant to terms reasonably satisfactory to the Commitment Parties.

If the Rights Offerings are terminated for any reason, the funded amounts will be refunded to the applicable participant, without interest, as soon as practicable following termination of the Rights Offerings.

The exercise of a Subscription Right will be irrevocable unless the Rights Offerings are not consummated by the date on which the Backstop Commitment Agreement is terminated. There will be no oversubscription rights under the Rights Offerings.

Backstop Commitment Premium:

The Debtors will pay the Commitment Parties on the Effective Date a backstop premium equal to 4.0% of the $530 million committed amount (the “Backstop Commitment Premium”), of which 3.0% will be paid in cash and 1.0% in the form of Common Stock at the Discounted Per Share Price; provided, that to the extent the Backstop Commitment Agreement is terminated for any reason other than by the Company under clause (iv) of its termination rights below, the Debtors shall pay the Backstop Commitment Premium entirely in cash to the Commitment Parties promptly after the date of such termination.

The Backstop Commitment Premium shall be fully earned and nonrefundable as of the date of the BCA Approval Order (as defined below). All amounts payable to the Commitment Parties in their capacities as such for the Backstop Commitment Premium shall be paid pro rata based on the amount of their respective Backstop Commitments (as compared to the aggregate Backstop Commitment of all Commitment Parties) on the Effective Date (or, if applicable, on the date the Backstop Commitment Agreement is terminated).

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The Backstop Commitment Premium and the Expense Reimbursement (as defined below) shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code under the BCA Approval Order (as defined below). The issuance of the Backstop Commitment Premium payable in the form of Common Stock shall be exempt from the registration requirements of the securities laws pursuant to section 1145 of the Bankruptcy Code.

Expense Reimbursement:	In accordance with and subject to the BCA Approval Order (as defined below), the Debtors will pay all reasonably incurred and documented out-of-pocket fees and expenses of all of the attorneys, accountants, other professionals, advisors, and consultants incurred on behalf of the Ad Hoc Group of Unsecured Noteholders and the Ad Hoc Group of Second Lien Noteholders (together, the “Ad Hoc Groups”), whether incurred directly by the relevant Noteholders or on behalf of the Noteholders through the Indenture Trustee, including, (i) in respect of the Ad Hoc Group of Unsecured Noteholders, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP and PJT Partners Inc., and (ii) in respect of the Ad Hoc Group of Second Lien Noteholders, the fees and expenses of O’Melveny & Myers LLP, Porter Hedges LLP, Intrepid Financial Partners, L.L.C., and W.D. Von Gonten & Co. (such payment obligations, the “Expense Reimbursement”). Unless otherwise ordered by the Bankruptcy Court, no recipient of any payment hereunder shall be required to file with respect thereto any interim or final fee application with the Bankruptcy Court. The Expense Reimbursement accrued through the date on which the BCA Approval Order is entered shall be paid as promptly as reasonably practicable after such date. Thereafter, the Expense Reimbursement shall be payable by the Debtors on a monthly basis. If the RSA or the Backstop Commitment Agreement is terminated for any reason (other than in connection with an Individual Termination Event), the Debtors will no longer be obligated to pay the Expense Reimbursement in respect of any fees incurred after the date of such termination.

Registration Rights:

Each Commitment Party (including their affiliates who hold Common Stock) and each other Noteholder that receives 10% or more of the shares of Common Stock issued under the Plan and/or the Rights Offerings or cannot sell its shares under Rule 144 under the Securities Act without volume or manner of sale restrictions (collectively, the “Registration Rights Agreement Parties”) shall be entitled to customary registration rights with respect to such Common Stock, pursuant to a registration rights agreement to be entered into, as of the Effective Date, by Newco and the Registration Rights Agreement Parties (the “Registration Rights Agreement”).

The Registration Rights Agreement will provide customary piggy-back and demand registration rights to the Registration Rights Agreement Parties (including, without limitation, rights regarding “shelf” registrations and underwritten offerings).

The Registration Rights Agreement shall be in substantially the form to be filed with the Plan Supplement, provided that such form is in form and substance reasonably acceptable to the Company and the Requisite Commitment Parties.

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Transferability of Backstop Commitment:

A Commitment Party may transfer, directly or indirectly, all or any portion of its Backstop Commitment to (i) its affiliated investment funds or (ii) any special purpose vehicle that is wholly-owned by such Commitment Party or its affiliated investment funds, created for the purpose of holding such Backstop Commitment or holding debt or equity of the Debtors, and with respect to which the Commitment Party either (x) has provided an equity support letter or a guarantee of such special purpose vehicle’s Backstop Commitment in form and substance reasonably acceptable to the Company or (y) otherwise remains fully obligated to fund the applicable Backstop Commitment until the consummation of the Plan; provided further, however, that any such special purpose vehicle shall not be related to or affiliated with any portfolio company of such Commitment Party or any of its affiliates or affiliated funds (other than solely by virtue of its affiliation with a Commitment Party), and the sale of the equity of such special purpose vehicle shall be subject to the same transferability restrictions set forth herein (any such transferee, a “Related Transferee”).

Additionally, a Commitment Party may transfer, directly or indirectly, all or any portion of its Backstop Commitment to any other person provided that written notice thereof is provided to the Company, Milbank and O’Melveny, and (a) for any transfer of a Backstop Commitment to a single transferee, the amount of such Backstop Commitment, as compared to the aggregate Backstop Commitment of all Commitment Parties (the “Aggregate Backstop Commitment Percentage”) is no less than 0.2%, or all of the Backstop Commitment of such Commitment Party or the Backstop Commitment of any fund or account on behalf of which such Commitment Party is acting if such Commitment Party, fund or account holds a Backstop Commitment representing less than 0.2% of the Aggregate Backstop Commitment Percentage of all Commitment Parties, (b) for any transferee that is not a Commitment Party, such transferee executes a joinder to the Backstop Commitment Agreement (a copy of which is provided to Milbank and O’Melveny), and (c) for any transferee that is not an Initial Commitment Party, either (i) the Debtor acting in good faith determines that such transferee is reasonably capable of fulfilling such obligations or (ii) absent such a determination, such transferee will be required to deposit with the rights agent or, pursuant to escrow arrangements satisfactory to the Debtors, an amount of funds sufficient, in the reasonable determination of the Debtors, to satisfy its obligations under the Backstop Commitment Agreement.

Failure to Fund Backstop Commitment:	The Backstop Commitment Agreement shall provide that the Commitment Parties agree that any Commitment Party that fails to timely fund its Backstop Commitment (a “Defaulting Commitment Party”) will be liable for the consequences of its breach and that the parties to the Backstop Commitment Agreement can enforce rights of damages and/or specific performance upon the failure to timely fund by the Defaulting Commitment Party.

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Debtors’ Representations and Warranties:

The Backstop Commitment Agreement shall contain customary representations and warranties on the part of the Debtors, including:

•       Corporate organization, qualification and good standing;

•       Requisite corporate power and authority with respect to execution and delivery of transaction documents;

•       Due execution and delivery and enforceability of transaction documents;

•       Equity capitalization [of Linn Energy, LLC’s direct and indirect subsidiaries];[1]

•       [The status of the Common Stock issued in the Rights Offerings and pursuant to the Backstop Commitment Agreement as duly and validly authorized and issued, and fully paid and non-assessable][2];

•       No conflicts with respect to organizational documents;

•       Since December 31, 2015, the Company has filed all required reports, schedules, forms and statements and other documents (including exhibits and other information incorporated therein) (collectively, the “Company SEC Documents”) with the SEC. No Company SEC Document that has been filed prior to the date of such representation, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of such representation, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

•       No Material Adverse Effect since December 31, 2015;

•       No material undisclosed relationships with directors, officers or 5% shareholders;

•       No unlawful payments, and compliance with money laundering and sanctions laws;

•       Investment Company Act;

[1]	Include bracketed language if Issuer is not formed and controlled by the Debtors prior to the Effective Date.
[2]	To be included if Issuer is formed and controlled by the Debtors prior to the Effective Date.

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•       As of the time of the execution and delivery by the initial parties thereto of the Backstop Commitment Agreement, the Company is not pursuing, or in discussions or negotiations regarding, any solicitation, offer, or proposal from any Person concerning any actual or proposed Alternative Transaction (as defined below) and, as applicable, has terminated any existing discussions or negotiations regarding any actual or proposed Alternative Transaction; and

•       No broker’s fees.

•       Subject to Material Adverse Effect qualification (provided, that none of the foregoing representations will be subject to such a qualification):

•       Consents and approvals (other than Bankruptcy Court approval);

•       No conflicts (other than with respect to organizational documents);

•       Compliance with laws;

•       Legal proceedings;

•       Labor relations disputes or violations;

•       Rights to intellectual property and no claims of infringement related thereto;

•       Material contracts, including validity, enforceability and status thereof;

•       Real and personal property, including validity of title and absence of liens;

•       Status of real property leases and compliance with obligations thereunder;

•       Compliance with environmental laws and absence of certain environmental liabilities; and

•       Licenses and permits, including possession and status thereof;

•       Tax matters including compliance with tax laws, timely filing and accuracy of tax returns and absence of claims, waivers, extensions and examinations;

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•       Compliance with ERISA and other representations related to employee benefit plans, compensation and benefit arrangements and employment matters;

•       Maintenance of a system of internal control over financial reporting, and disclosure controls and procedures; and

•       Insurance coverage, status of policies and payment of premiums.

None of the representations and warranties set forth above will survive the Effective Date.

Commitment Parties’ Representations and Warranties:

The Backstop Commitment Agreement shall contain customary representations and warranties on the part of the Commitment Parties, to be provided severally and not jointly, including:

•       Corporate organization and good standing;

•       Requisite corporate power and authority with respect to execution and delivery of transaction documents;

•       Due execution and delivery and enforceability of transaction documents;

•       Acknowledgement of no registration under the Securities Act;

•       Acquiring Backstop Shares, if any, for investment purposes, and not with a view to distribution in violation of the Securities Act;

•       No consents or approvals (subject to Material Adverse Effect qualification);

•       No conflicts (subject to Material Adverse Effect qualification, other than representation regarding organizational documents);

•       Accredited investor or qualified institutional buyer;

•       Independent investment decision; and

•       Sufficient funds.

None of the representations and warranties set forth above will survive the Effective Date.

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Interim Operating Covenant:

Prior to and through the Effective Date, except as set forth in the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan, or with the written consent of the Requisite Commitment Parties, the Company (x) shall, and shall cause its subsidiaries to, carry on their businesses in the ordinary course and use their commercially reasonable efforts to preserve intact their current material business organizations, and preserve their material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its subsidiaries and make any required filing with the Securities and Exchange Commission within the time periods required under the Exchange Act, and (y) shall not, and shall not permit its subsidiaries to, enter into any transactions (including any transactions with, or investment in, Linn Acquisition Company, LLC, Berry Petroleum Company, LLC or any of their direct or indirect subsidiaries) which are material to the Company, other than transactions in the ordinary course of business that are consistent with prior business practices or in accordance with the parameters described in the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan.

For the avoidance of doubt, the following shall be deemed to occur outside of the ordinary course of business of the Debtors and will require the prior written consent of the Requisite Commitment Parties (unless otherwise contemplated by the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan): (a) any amendment, modification, termination, waiver, supplement, restatement or other change to any material contract (definition to be reasonably agreed) or any assumption of any material contract, (b) entry into, or any amendment, modification, termination, waiver, supplement, restatement or other change to any employment agreement to which any of the Debtors is a party, (c) any (i) termination by the Debtors without cause or (ii) reduction in title or responsibilities, in each case, of the individuals who are as of the date of the Backstop Commitment Agreement the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer of Linn Energy, LLC and (d) the adoption or amendment of any management incentive or equity plan by any of the Debtors, except for the EIP (as defined below). Following a request by the Debtors for consent with respect to any operational matter that requires Requisite Commitment Party consent pursuant to this “Interim Operating Covenants” section, if the consent of the Requisite Commitment Parties is not obtained or declined within five (5) business days following the date such request is made in writing and delivered to each of the Ad Hoc Committees (which notice will be deemed delivered if given in writing to Milbank and O’Melveny), such consent shall be deemed to have been granted by the Requisite Commitment Parties.

Effectiveness of Backstop Commitment Agreement:	The Backstop Commitment Agreement and the respective Commitments thereunder shall become effective upon execution and delivery of the Backstop Commitment Agreement by the Company and each Commitment Party; provided that, the Commitments shall be subject to the Conditions Precedent below.

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Hedging Program	The Company will consult with the Requisite Commitment Parties in its implementation of its hedging program; provided, that the Company will obtain the written consent (not to be unreasonably withheld) of the Requisite Commitment Parties prior to its implementation of hedging transactions that are not consistent with the Final Order Authorizing the Debtors to Enter Into and Perform Under Postpetition Hedging Arrangements entered by the Bankruptcy Court on August 16, 2016. Following a request by the Company for such consent with respect to the implementation of hedging transactions, if the consent of the Requisite Commitment Parties is not obtained or declined within three (3) business days following the date such request is made in writing and delivered to each of the Ad Hoc Committees (which notice will be deemed delivered if given in writing to Milbank and O’Melveny), such consent shall be deemed to have been granted by the Requisite Commitment Parties.

Definitive Forms

The definitive forms of the documents contemplated by the Backstop Commitment Agreement, including the documents contemplated by the employee incentive plan term sheet attached hereto as Exhibit A (the “EIP”), in each case, substantially on the terms and conditions set forth on such term sheet or otherwise in accordance with the Backstop Commitment Agreement, will be substantially agreed to by (and will be reasonably acceptable to) the Company and the Requisite Commitment Parties and filed by the date on which the motion (the “Backstop Agreement Motion”) to be filed by the Debtors seeking approval of the BCA Approval Order (as defined below) is heard by the Bankruptcy Court and the Company and the Requisite Commitment Parties will enter into a letter agreement (the “Pre-Hearing Letter Agreement”) prior to such date acknowledging their agreement to such definitive forms.

On or before the Effective Date, the Company, on the one hand, and the Commitment Parties, on the other hand, will each deliver to the other, copies of the final documents contemplated by the Pre-Hearing Letter Agreement, executed by such party to the extent applicable.

Conditions Precedent:

The Commitments and the Debtors’ obligations to consummate the transactions contemplated in connection therewith will be subject to customary conditions precedent (the “Conditions Precedent”), including:

Conditions Precedent to the Commitments and the Debtors’ obligations:

(i)     the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, approving a disclosure statement with respect to the Plan and approving the procedures with respect to the Rights Offerings and the solicitation with respect to the Plan which are in form and substance reasonably acceptable to the Requisite Commitment Parties (the “Solicitation Order”);

(ii)    the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, confirming the Plan (the “Confirmation Order”) and no order staying the Confirmation Order shall be in effect;

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(iii)     the Effective Date shall have occurred in accordance with the terms and conditions set forth in the Plan and in the Confirmation Order;

(iv)     any applicable HSR waiting period shall have expired and all other regulatory consents and notices shall have been obtained or filed;

(v)      the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, authorizing the Company (on behalf of itself and the other Debtors) to execute and deliver the Backstop Commitment Agreement, including the authorization of the Backstop Commitment Premium and Expense Reimbursement and the indemnification provisions contained in the Backstop Commitment Agreement, and providing that the Backstop Commitment Premium, Expense Reimbursement and indemnification obligations shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in the Backstop Commitment Agreement without further order of the Bankruptcy Court (the “BCA Approval Order”);

(vi)     no law or order shall have been issued or become effective that prohibits the implementation of the Plan or the transactions contemplated by the Backstop Commitment Agreement;

(vii)    the exit facility shall have become effective and shall otherwise be in form and substance substantially in accordance with the Exit Facility Term Sheet attached to the Restructuring Support Agreement (the “Exit Facility”); and

(viii)  the Company and the Requisite Commitment Parties shall have entered into the Pre-Hearing Letter Agreement.

Conditions Precedent only to the Commitments:

(i)       the Registration Rights Agreement shall have been executed and shall be effective by its terms; and the Backstop Commitment Agreement shall have been executed and shall be effective by its terms;

(ii)      the Debtors shall have paid all Expense Reimbursements pursuant to, and in accordance with, the Backstop Commitment Agreement;

(iii)     the Debtors shall have substantially complied with the terms of the Plan (as amended or supplemented from time to time) on or prior to the Effective Date;

(iv)     the Rights Offerings shall have been conducted in accordance with the Solicitation Order and the Backstop Commitment Agreement;

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(vi)     there has been no Material Adverse Effect that is continuing;

(vii)    the assumption or rejection and/or amendment of certain material contracts and the liability of the Debtors with respect to such contracts shall be reasonably satisfactory to the Requisite Commitment Parties;

(viii)  no LINN Second Lien Notes Claim is wholly or partially Allowed as a Secured Claim by the Bankruptcy Court (other than claims that are deemed allowed under section 502(a) of the Bankruptcy Code);

(ix)     the truth and accuracy of the Debtors’ representations and warranties, the Debtors’ performance and compliance with covenants and agreements (in each case, with customary materiality qualifications), and delivery of an officer’s certificate to such effect and certifying that there is no Material Adverse Effect that is continuing; and

(x)      the receipt of the Funding Notice (to be defined in the Backstop Commitment Agreement) by the Backstop Commitment Parties.

Conditions Precedent only to the Debtors’ obligations:

(i)       the truth and accuracy of the Commitment Parties’ representations and warranties, the Commitment Parties’ performance and compliance with covenants and agreements (in each case, with customary materiality qualifications).

Termination of the Backstop Commitment Agreement:

Upon the occurrence of a Termination Event (as defined below), all of the Commitment Parties’ and Debtors’ obligations under the Backstop Commitment Agreement and the Restructuring Support Agreement shall automatically terminate. Upon termination, the Debtors shall have no ongoing obligations or liabilities under the Backstop Commitment Agreement, except for the Debtors’ indemnification obligations; provided that such termination shall not relieve a party of liability for any pre-termination breach, or (subject to entry of the BCA Approval Order) relieve the Debtors of any obligations with respect to the Backstop Commitment Premium (to the extent payable pursuant to the terms hereof) and/or the Expense Reimbursement.

A “Termination Event” shall include the occurrence of any of the following:

Termination by the Requisite Commitment Parties (upon written notice):

(i)       on or after 11:59 p.m. (New York City time) on March 1, 2017 (as may be extended pursuant to the following proviso, the “Outside Date”); provided, that the Outside Date may be waived or extended (but not beyond 5:00 p.m., New York City time on May 1, 2017) with the prior written consent of the Requisite Commitment Parties;

(ii) the obligations of the Consenting Noteholders under the Restructuring Support Agreement are terminated in accordance with the terms thereof;

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(iii)     any of the Solicitation Order or the BCA Approval Order is reversed, stayed, dismissed, vacated or reconsidered or is modified or amended without the Requisite Commitment Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties;

(iv)     any material breach of any representation, warranty or covenant of the Backstop Commitment Agreement by the Debtors (to the extent not otherwise cured or waived in accordance with the terms thereof);

(v)      the Debtors have materially breached their obligations not to seek, solicit or support any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of any of the Debtors, other than the transactions contemplated by the Restructuring Support Agreement (an “Alternative Transaction”) or the Bankruptcy Court approves or authorizes an Alternative Transaction or the Debtors enter into any agreement providing for the consummation of an Alternate Transaction;

(vi)     the material and adverse (to the Commitment Parties) amendment or modification, or the filing by the Debtors of a pleading seeking authority to such amendment or modification, of the Restructuring Support Agreement, the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan, the Disclosure Statement or any documents related to the Plan, notices, exhibits or appendices, or any of the Definitive Documents, without the consent (not to be unreasonably withheld, conditioned or delayed) of the Requisite Commitment Parties or the public announcement by the Debtors of the intention to do any of the foregoing;

(vii)    any LINN Second Lien Notes Claim is wholly or partially allowed as a Secured Claim by the Bankruptcy Court or under the Plan (other than claims that are deemed allowed under section 502(a) of the Bankruptcy Code);

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(viii)  any of the orders approving the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan or the Disclosure Statement, or the Confirmation Order are reversed, stayed, dismissed, vacated or reconsidered or modified or amended without the consent (not to be unreasonably withheld, conditioned or delayed) of the Requisite Commitment Parties (and such action has not been reversed or vacated within thirty (30) calendar days after its issuance) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties;

(ix)     any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties; or

(x)      the Company has not entered into the Pre-Hearing Letter Agreement on or prior to the date on which the Backstop Agreement Motion is heard by the Bankruptcy Court.

Termination by Company (upon written notice):

(i)       on or after 11:59 p.m. (New York City time) on the Outside Date;

(ii)      the obligations of the Consenting Noteholders under the Restructuring Support Agreement are terminated in accordance with the terms thereof;

(iii)     any of the Solicitation Order or the BCA Approval Order is reversed, stayed, dismissed, vacated or reconsidered or is modified or amended without the Company’s acquiescence or prior written consent (not to be unreasonably withheld, conditioned or delayed) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(iv)     any material breach of any representation, warranty or covenant of the Backstop Commitment Agreement by the Commitment Parties (to the extent not otherwise cured or waived in accordance with the terms thereof);

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(v)      any of the orders approving the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan or the Disclosure Statement, or the Confirmation Order are reversed, stayed, dismissed, vacated or reconsidered or modified or amended without the acquiescence or consent (not to be unreasonably withheld, conditioned or delayed) of the Company (and such action has not been reversed or vacated within thirty (30) calendar days after its issuance) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(vi)     any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(vii)    solely if the Bankruptcy Court has entered the BCA Approval Order but has not yet entered the Confirmation Order, the board of directors of Linn Energy, LLC determines that continued performance under the Backstop Commitment Agreement (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties under applicable law (as reasonably determined by such entity in good faith after consultation with outside legal counsel and based on the advice of such counsel); or

(viii)  the Requisite Commitment Parties have not entered into the Pre-Hearing Letter Agreement on or prior to the date on which the Backstop Agreement Motion is heard by the Bankruptcy Court.

Specific Performance	Each of the Debtors and the Commitment Parties agree that irreparable damage would occur if any provision of the Backstop Commitment Agreement were not performed in accordance with the terms thereof and that each of the parties thereto shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of the Backstop Commitment Agreement or to enforce specifically the performance of the terms and provisions thereof and hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in the Backstop Commitment Agreement or herein, no right or remedy described or provided in the Backstop Commitment Agreement or herein is intended to be exclusive or to preclude a party thereto from pursuing other rights and remedies to the extent available under the Backstop Commitment Agreement, herein, at law or in equity.

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Exhibit 2

Employee Incentive Plan Term Sheet

FINAL VERSION

LINN ENERGY, INC.

EMPLOYEE INCENTIVE PLAN

The following term sheet (this “Term Sheet”) summarizes the principal terms of an Employee Incentive Plan (the “Plan”) to be sponsored by Linn Energy, Inc. (the “Company”)1 and its subsidiaries (collectively, the “Company Group”) and of grants to be made at Emergence (which has the same meaning as “Effective Date” in that certain Restructuring Support Agreement, dated as of October 7, 2016) under the Plan to management employees of the Company Group (each, an “Employee”), including executive employees (each, an “Executive”), as set forth on Appendix A attached hereto.

Overview:

Corporate Structure. Effective as of the date on which the Emergence occurs (the “Emergence Date”), the Company will be the top holding company and will form a subsidiary limited liability company (“Linn LLC”) that will directly or indirectly own 100% of the Company’s assets.

Incentive Equity Pool. There will be reserved, exclusively for management employees, a pool of equity (such reserve, the “EIP Pool”) having a value equal to: (i) 8% of the equity value of the Company Group as of the Emergence Date[2] (the “Company Group Emergence Value”) as follows: (A) 2.5% of the Company Group Emergence Value in the form of restricted stock units (“RSUs”) to be issued at Emergence, (B) 1.5% of the Company Group Emergence Value in the form of profits interests that will vest based on time and performance[3] (with the performance conditions satisfied once the equity value of the Company Group (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the Discounted Company Group Emergence Value4), all of which will be issued at Emergence (the “Base Profits Interests”), and (C) the remaining 4% of the Company Group Emergence Value in a form of equity-based award as determined by the board of directors of the company (the “Board”), taking into account the then prevailing practices of publicly traded E&P companies (the “Other Awards”), and (ii) an additional 2.0% of the Company Group Emergence Value, which will be issued as of the Emergence Date in the form of profits interests that vest once the equity value of the Company Group (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the Company Group Emergence Value (the “Appreciation Profits Interests”). The precise amount of equity and number of shares to be reserved will be determined in a manner consistent with the intended effect of this Term Sheet.

[1]	NTD: The corporate form of the top holding company to be determined.
[2]	NTD: For purposes of this Term Sheet, the equity value of the Company Group as of the Emergence Date is the same as the Plan of Reorganization equity value.
[3]	NTD: For purposes of determining whether performance goals have been met, the valuation of the Company Class A Stock will be based on the 30-day weighted average price after the applicable vesting date.
[4]	NTD: The “Discounted Company Group Emergence Value” is equal to the rights offering equity value.

FINAL VERSION

Form of Awards.

•       Awards under the Plan (“Awards”) will consist of grants of RSUs, profits interests, and Other Awards.

•       Each RSU will consist of Class A common stock issued by the Company (the “Company Class A Stock”) (i.e., an RSU grant representing 1% of the Company Group Emergence Value will consist of 1% of the Company Class A Stock outstanding as of the Emergence Date5).

•       Each Award of profits interests will consist of Class I Units having a threshold value equal to the Company Group Emergence Value, with a first-dollar priority catchup as described in Appendix I. The Class I Units will have the other terms and conditions set forth on Appendix I.

Emergence Grants. 100% of the RSUs, 100% of the Base Profits Interests and 100% of the Appreciation Profits Interests will be granted as of the Emergence Date, in accordance with this Term Sheet and the allocations set forth on Appendix A and as soon as administratively feasible following the Emergence Date, but in any event not later than 60 days after the Emergence Date (“Emergence Grants”).

Future Grants. The Remaining EIP Pool (as defined below) will be fully granted within the 36-month period following the Emergence Date, as determined by the Board in a manner consistent with the then prevailing practices of publicly traded E&P companies. For this purpose, the “Remaining EIP Pool” means the portion of the EIP Pool that does not constitute Emergence Grants and subsequent grants that have been forfeited before vesting.

Final Grants. The Company will allocate the Remaining EIP Pool on a fully-vested basis to actively employed Employees (pro-rata based upon each such Employee’s relative incentive equity Awards) upon a change in control of the Company (a “Change in Control”) (such Awards, the “Final Grants”).

Vesting:

Normal Vesting. Subject to an Employee’s continued employment through each applicable vesting date, Emergence Grants will vest 25% on the Emergence Date and 25% on each of the first three (3) anniversaries of the Emergence Date.

Accelerated Vesting Upon Termination Without Cause, for Good Reason or Due to Death or Disability. If an Employee is terminated without Cause or terminates for Good Reason or due to his or her death or disability (any such termination, a “Qualifying Termination”), the Employee will become vested in an additional tranche of the Employee’s unvested Awards,[6] as if the Employee’s employment

[5]	NTD: Determined on a fully diluted basis, assuming conversion of all convertible securities and full allocation of the EIP Pool.
[6]	NTD: For the avoidance of doubt, this includes the RSUs, Base Profits Interests, Appreciation Profits Interests and Other Awards; provided that the Appreciation Profits Interests only vest to the extent the performance condition is satisfied (i) at the time of the Qualifying Termination, or (ii) within (x) 6 months following the applicable Qualifying Termination, if the Qualifying Termination occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the applicable Qualifying Termination, if the Qualifying Termination occurs after the first anniversary of the Emergence Date.

FINAL VERSION

continued for one additional year following the Qualifying Termination date; provided that with respect to certain Executives listed on Schedule [], accelerated vesting will be governed in accordance with such Executive’s employment agreement.

Accelerated Vesting Upon a Change in Control. Upon a Change in Control, 100% of an Employee’s unvested Awards will accelerate and vest, subject to the Employee’s continued employment through consummation of the Change in Control.

Restrictive Covenants:	Award agreements will contain restrictive covenants no more restrictive than those set forth in a particular Executive’s employment agreement, if any.

Employment Agreements:	The Company will enter into (i) an employment agreement with Mark E. Ellis in the form attached hereto as Appendix B and (ii) employment agreements with each of David B. Rottino, Arden L. Walker, Jr., Thomas E. Emmons, Jamin McNeil and Candice J. Wells in the form attached hereto as Appendix C.[7] For the avoidance of doubt, the reorganization of the Company will not constitute a Change in Control under the employment agreements.

Definitions:	Terms used in this Term Sheet that are defined in an Executive’s employment agreement shall have the meaning set forth therein, and for Employees without employment agreements, the “good reason” and “cause” definitions will be the same as those set forth in the severance plan in effect on the date hereof.

Taxes:

•       To the extent the Company (or its successor) is not publicly traded at the time of settlement, Employees may satisfy taxes required to be withheld upon exercise/settlement through net share settlement.

•       The Company will make mandatory tax distributions to holders of Awards with respect to any taxable income allocated to such Awards.

Company Repurchase Rights:

•       The Company shall have the right to repurchase, upon an Employee’s termination of employment and for Fair Market Value, the Awards and any shares of Company Class A Stock acquired in settlement of the RSUs. The repurchase right will expire on the seven-month anniversary of the Employee’s termination of employment. The repurchase price must be paid in cash; provided, however, that in the event payment of all or any portion of the repurchase price would violate applicable law or any bona fide third party credit agreements, such portion of the repurchase price, plus market interest at the then prevailing prime rate, will be paid as soon as reasonably practicable following the date that no such prohibitions or restrictions apply, but in any event within two years. Notwithstanding the foregoing, the Company’s right to repurchase the RSUS and the Company Class A Stock acquired in settlement of the RSUs shall expire when Company Class A Stock becomes publicly traded.

•       “Fair Market Value” means the fair market value of the applicable security as of the Employee’s termination of employment, as determined by the Board in good faith and without applying any discounts for minority interest, illiquidity or other similar factors.

[7]	NTD: The Section 409A gross-up for Mr. Ellis and the Section 280G gross-up for Messrs. Ellis, Rottino and Walker will be removed in exchange for increasing each Executive’s normal cash severance to 2x the sum of (i) base salary, plus (ii) target bonus.

FINAL VERSION

•       If the Employee does not agree with the Board’s determination of Fair Market Value, the Employee may obtain an independent valuation. The independent valuation shall be performed by a mutually agreed upon independent third party, with Executive bearing the entire cost if the independent valuation is within 7.5% of the Board’s valuation and the Company bearing the entire cost otherwise.

Drag & Tag Rights:

•       Each Employee shall be subject to customary drag-along rights on sales of more than 50% of the outstanding Company Class A Stock and to lock-up restrictions in connection with an initial public offering, in each case, on terms pari passu with other shareholders; provided that the Employee may not be required to become subject to restrictive covenants greater in scope or extent than the Employee’s existing restrictive covenants.

•       Each Employee shall have the same preemptive rights as other shareholders.

•       Each Employee shall have the same customary tag-along rights on sales as other shareholders; provided that the Employee may not be required to become subject to restrictive covenants greater in scope or extent than the Employee’s existing restrictive covenants.

•       The drag and tag rights will cease once the Company Class A Stock is publicly traded.

Final Documentation:	The final documentation related to Emergence Grants and the Final Grants (including the Stockholders Agreement) shall not contain any material restrictions, limitations or additional obligations that are not set forth in this Term Sheet or in an Executive’s existing employment agreement.

FINAL VERSION

Appendix B

Form of Employment Agreement for Mark E. Ellis

[Attached.]

FINAL VERSION

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

[                     ], 2016

This Second Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that First Amended and Restated Employment Agreement dated December 17, 2008, as amended on January 1, 2010 (the “Prior Agreement”), and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and MARK E. ELLIS (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.

Accordingly, the parties, intending to be legally bound, agree as follows:

1. Position and Duties.

1.1 Employment; Titles; Reporting. The Company agrees to continue to employ the Employee and the Employee agrees to continue employment with the Company, upon the terms and subject to the conditions provided under this Agreement. During the Employment Term (as defined in Section 2), the Employee will serve each of the Company and Linn Energy as the President and Chief Executive Officer. In such capacities, the Employee will report to the Board of Directors of Linn Energy (including any committee thereof, the “Board”) and otherwise will be subject to the direction and control of the Board, and the Employee will have such duties, responsibilities and authorities as may be assigned to him by the Board from time to time and otherwise consistent with such position in a publicly traded company comparable to Linn Energy which is engaged in natural gas and oil acquisition, development and production.

1.2 Duties. During the Employment Term, the Employee will devote substantially all of his full working time to the business and affairs of the Company and Linn Energy, will use his best efforts to promote the Company’s and Linn Energy’s interests and will perform his duties and responsibilities faithfully, diligently and to the best of his ability, consistent with sound business practices. The Employee may be required by the Board to provide services to, or otherwise serve as an officer or director of, any direct or indirect subsidiary of the Company or to Linn Energy, as applicable. The Employee will comply with the Company’s and Linn Energy’s policies, codes and procedures, as they may be in effect from time to time, applicable to executive officers of the Company and Linn Energy. Subject to the preceding sentence, the Employee may, with the prior approval of the Board in each instance, engage in other business and charitable activities, provided that such charitable and/or other business activities do not violate Section 7, create a conflict of interest or the appearance of a conflict of interest with the Company or Linn Energy or materially interfere with the performance of his obligations to the Company or Linn Energy under this Agreement.

1.3 Place of Employment. The Employee will perform his duties under this Agreement at the Company’s offices in Houston, Texas, with the likelihood of substantial business travel.

2. Term of Employment.

The term of the Employee’s employment by the Company under this Agreement (the “Employment Term”) commenced on the Effective Date and will continue until employment is terminated by either party under Section 5. The date on which the Employee’s employment ends is referred to in this Agreement as the “Termination Date.” For the purpose of Sections 5 and 6 of this Agreement, the Termination Date shall be the date upon which the Employee incurs a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder.

3. Compensation.

3.1 Base Salary. During the Employment Term, the Employee will be entitled to receive a base salary (“Base Salary”) at an annual rate of not less than $900,000 for services rendered to the Company, Linn Energy, and any of its direct or indirect subsidiaries, payable in accordance with the Company’s regular payroll practices. The Employee’s Base Salary shall be reviewed annually by the Board and may be adjusted upward in the Board’s sole discretion, but not downward.

3.2 Bonus Compensation. During the Employment Term, the Employee will be entitled to receive incentive compensation in such amounts and at such times as the Board may award to him in its sole discretion under any incentive compensation or other bonus plan or arrangement as may be established by the Board from time to time (collectively, the “Employee Bonus Plan”). Under the Employee Bonus Plan, the Board may, in its discretion, set, in advance, an annual target bonus for the Employee, which is currently set as a percentage of Base Salary. For example, for 2016, the Employee’s target bonus was set at 115% of his Base Salary. The percentage of the Employee’s Base Salary that the Board designates for the Employee to receive as his annual target bonus under any Employee Bonus Plan, as such percentage may be adjusted upward or downward from time to time in the sole discretion of the Board, or replaced by another methodology of determining the Employee’s target bonus, is referred to herein as the Employee’s “Bonus Level Percentage.” The amount paid to the Employee through application of the Bonus Level Percentage is the Employee’s “Bonus Level Amount.” The “Annual Bonus” is the Bonus Level Amount paid to the Employee in any given year.

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3.3 Long-Term Incentive Compensation. Long-term incentive compensation awards may be made to the Employee from time to time during the Employment Term by the Board in its sole discretion, whose decision will be based upon performance and award guidelines for executive officers of the Company and Linn Energy established periodically by the Board in its sole discretion.

4. Expenses and Other Benefits.

4.1 Reimbursement of Expenses. The Employee will be entitled to receive prompt reimbursement for all reasonable expenses incurred by him during the Employment Term (in accordance with the policies and practices presently followed by the Company or as may be established by the Board from time to time for the Company’s and Linn Energy’s senior executive officers) in performing services under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the Company’s and Linn Energy’s policies as in effect from time to time. Such reimbursement shall be paid on or before the end of the calendar year following the calendar year in which any such reimbursable expense was incurred, and the Company shall not be obligated to pay any such reimbursement amount for which the Employee fails to submit an invoice or other documented reimbursement request at least ten business days before the end of the calendar year next following the calendar year in which the expense was incurred. Business related expenses shall be reimbursable only to the extent they were incurred during the term of the Agreement, but in no event shall the time period extend beyond the later of the lifetime of the Employee or, if longer, 20 years. The amount of such reimbursements that the Company is obligated to pay in any given calendar year shall not affect the amount the Company is obligated to pay in any other calendar year. In addition, the Employee may not liquidate or exchange the right to reimbursement of such expenses for any other benefits.

4.2 Vacation. The Employee will be entitled to paid vacation time each year during the Employment Term that will accrue in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

4.3 Other Employee Benefits. In addition to the foregoing, during the Employment Term, the Employee will be entitled to participate in and to receive benefits as a senior executive under all of the Company’s employee benefit plans, programs and arrangements available to senior executives, subject to the eligibility criteria and other terms and conditions thereof, as such plans, programs and arrangements may be duly amended, terminated, approved or adopted by the Board from time to time.

5. Termination of Employment.

5.1 Death. The Employee’s employment under this Agreement will terminate upon his death.

5.2 Termination by the Company.

(a) Terminable at Will. The Company may terminate the Employee’s employment under this Agreement at any time with or without Cause (as defined below).

3

(b) Definition of Cause. For purposes of this Agreement, the Company will have “Cause” to terminate the Employee’s employment under this Agreement by reason of any of the following:

(i) the Employee’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of Linn Energy or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii) the Employee’s repeated intoxication by alcohol or drugs during the performance of his duties;

(iii) the Employee’s willful and intentional misuse of any of the funds of Linn Energy or its direct or indirect subsidiaries,

(iv) embezzlement by the Employee;

(v) the Employee’s willful and material misrepresentations or concealments on any written reports submitted to any of Linn Energy or its direct or indirect subsidiaries;

(vi) the Employee’s willful and intentional material breach of this Agreement;

(vii) the Employee’s material failure to follow or comply with the reasonable and lawful written directives of the Board; or

(viii) conduct constituting a material breach by the Employee of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, (B) the Code of Ethics for Chief Executive Officer and senior financial officers, if applicable, provided that, in each case, the Employee knew or should have known such conduct to be a breach.

(c) Notice and Cure Opportunity in Certain Circumstances. The Employee may be afforded a reasonable opportunity to cure any act or omission that would otherwise constitute Cause hereunder according to the following terms: The Board shall give the Employee written notice stating with reasonable specificity the nature of the circumstances determined by the Board in its reasonable and good faith judgment to constitute Cause. If, in the reasonable and good faith judgment of the Board, the alleged breach is reasonably susceptible to cure, the Employee will have 30 days from his receipt of such notice to effect the cure of such circumstances or such breach to the reasonable and good faith satisfaction of the Board. The Board will state whether the Employee will have such an opportunity to cure in the initial notice of Cause referred to above. Prior to termination for Cause, in those instances where the initial notice of Cause states that the Employee will have an opportunity to cure, the Company shall provide an opportunity for the Employee to be heard by the Board or a Board committee designated by the Board to hear the Employee. The decision as to whether the Employee has satisfactorily cured the alleged breach shall be made at such meeting. If, in the reasonable and good faith judgment of the Board the alleged breach is not reasonably susceptible to cure, or such circumstances or breach have not been satisfactorily cured within such 30 day cure period, such breach will thereupon constitute Cause hereunder.

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5.3 Termination by the Employee.

(a) Terminable at Will. The Employee may terminate his employment under this Agreement at any time with or without Good Reason (as defined below).

(b) Notice and Cure Opportunity. If such termination is with Good Reason, the Employee will give the Company written notice, which will identify with reasonable specificity the grounds for the Employee’s resignation and provide the Company with 15 days from the day such notice is given to cure the alleged grounds for resignation contained in the notice. A termination will not be for Good Reason if such notice is given by the Employee to the Company more than 30 days after the occurrence of the event that the Employee alleges is Good Reason for his termination hereunder.

(c) Definition of Good Reason Other Than Upon a Change of Control. For purposes of this Agreement, other than in the event of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing: (i) a reduction in the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by Company; or (iv) a reduction in position or responsibilities that in the reasonable determination of the Employee constitutes a substantial reduction in position or responsibilities.

(d) Definition of Good Reason for Purposes of Change of Control. For purposes of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing, but only if the Termination Date is within six months before or two years after a Change of Control: (i) reduction in either the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by the Company; (iv) a reduction in position or responsibilities that in the reasonable determination of the Employee constitutes a substantial reduction in position or responsibilities; or (v) a relocation of the Employee’s primary place of employment to a location more than 50 miles from the Company’s location on the day immediately preceding the Change of Control.

5.4 Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee during the Employment Term (other than termination pursuant to Section 5.1) will be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.7. For purposes of this Agreement, a “Notice of Termination” means a written notice that (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (c) if the Termination Date (as defined herein) is other than the date of receipt of such notice, specifies the Termination Date (which Termination Date will be not more than 30 days after the giving of such notice).

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5.5 Disability. If the Company determines in good faith that the Disability (as defined herein) of the Employee has occurred during the Employment Term, it may, without breaching this Agreement, give to the Employee written notice in accordance with Section 5.4 of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company will terminate effective on the 15th day after receipt of such notice by the Employee, provided that, within the 15 days after such receipt, the Employee will not have returned to full-time performance of the Employee’s duties.

“Disability” means the earlier of (a) written determination by a physician selected by the Company and reasonably agreed to by the Employee that the Employee has been unable to perform substantially the Employee’s usual and customary duties under this Agreement for a period of at least 120 consecutive days or a non-consecutive period of 180 days during any 12-month period as a result of incapacity due to mental or physical illness or disease; and (b) “disability” as such term is defined in the Company’s applicable long-term disability insurance plan.

At any time and from time to time, upon reasonable request therefor by the Company, the Employee will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Any physician selected by Company shall be Board Certified in the appropriate field, shall have no actual or potential conflict of interest, and may not be a physician who has been retained by the Company for any purpose within the prior three years.

6. Compensation of the Employee Upon Termination. Subject to the provisions of Section 6.8, the Employee shall be entitled to receive the amount specified upon the termination events designated below:

6.1 Death. If the Employee’s employment under this Agreement is terminated by reason of his death, the Company shall pay to the person or persons designated by the Employee for that purpose in a notice filed with the Company, or, if no such person will have been so designated, to his estate, in a lump sum within 30 days following the Termination Date, the amount of:

(a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable,

plus

6

(b) the unpaid Bonus Level Amount, if any, with respect to the last full year during which the Employee was employed by the Company determined as follows:

(i) If the Employee was employed for the entire previous year but the Termination Date occurred prior to the Board finally determining the Bonus Level Amount for the preceding year, then the Company’s performance will be deemed to have been such that the Employee would have been awarded 100% of his Bonus Level Percentage for that year (the “Deemed Full Year Bonus Amount”);

or

(ii) If the Employee was employed for the entire previous year and the Board had already finally determined the Bonus Level Amount for the preceding year by the Termination Date but the Company had not yet paid the Employee his Bonus Level Amount, then the Bonus Level Amount will be that Bonus Level Amount determined by the Board (the “Actual Full Year Bonus Amount”);

plus

(iii) an amount representing a deemed bonus for the fiscal year in which the Termination Date occurs, which is equal to the Bonus Level Amount that would be received by the Employee if the Company’s performance for the year is deemed to be at the level entitling the Employee to 100% of his Bonus Level Percentage and then multiplying the Bonus Level Amount resulting from applying 100% of his Bonus Level Percentage by a fraction, the numerator of which is the number of days from the first day of the fiscal year of the Company in which such termination occurs through and including the Termination Date and the denominator of which is 365 (“Deemed Pro Rata Bonus Amount”);

plus

(c) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement.

Thereafter, the Company will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s death, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests (as defined in that certain Employee Incentive Plan Term Sheet, dated [    ]) will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the date the Reorganization (as defined below) became effective (the “Emergence Date”), or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.2 Disability. In the event of the Employee’s termination by reason of Disability pursuant to Section 5.5, the Employee will continue to receive his Base Salary in effect immediately prior to the Termination Date and participate in applicable employee benefit plans or programs of the Company (on an equivalent basis to those employee benefit plans or

7

programs provided under Section 6.4(a)(iv) below) through the Termination Date, subject to offset dollar-for-dollar by the amount of any disability income payments provided to the Employee under any Company disability policy or program funded by the Company, and the Company shall pay the Employee the following amounts in a lump sum within 30 days following the Termination Date: the sum of (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (b) either the (i) unpaid Actual Full Year Bonus Amount, if any, or (ii) the Deemed Full Year Bonus Amount, if applicable, plus (c) the Employee’s Deemed Pro Rata Bonus Amount, plus (d) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s Termination on account of Disability, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.3 By the Company for Cause or the Employee Without Good Reason. If the Employee’s employment is terminated by the Company for Cause, or if the Employee terminates his employment other than for Good Reason, the Employee will receive (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable in a lump sum within 30 days following the Termination Date, and (b) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, payable in a lump sum within 30 days following the Termination Date, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company, and any payments or benefits required to be made or provided under applicable law. Notwithstanding anything in this Agreement to the contrary, no bonus will be paid to the Employee for a termination of his employment under this Section 6.3.

6.4 By the Employee for Good Reason or the Company Without Cause.

(a) Severance Benefits on Non-Change of Control Termination. Subject to the provisions of Section 6.4(b) and Section 6.4(c)(vi), if prior to the date that precedes a Change of Control by at least six months, or more than two years after the occurrence of a Change of Control (as defined below), the Company terminates the Employee’s employment without Cause, or the Employee terminates his employment for Good Reason, then the Employee will be entitled to the following benefits (the “Severance Benefits”) payable in a lump sum within 30 days following the Termination Date:

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(i) an amount equal to (A) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (B) either (x) the unpaid Actual Full Year Bonus Amount, if any, or (y) the Deemed Full Year Bonus Amount, if applicable, plus (C) the Employee’s Deemed Pro Rata Bonus Amount, if any, plus (D) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement;

plus

(ii) with respect to any termination event described in this paragraph (a) of Section 6.4, a single lump sum equal to two times the sum of (A) Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the Deemed Full Year Bonus Amount, payable within 30 days of the Termination Date.

(iii) In addition, the Company will pay the “Company’s portion” (as set defined below) of the Employee’s COBRA continuation coverage (the “COBRA Coverage”) for the duration of the “maximum required period” as such period is set forth under COBRA and the applicable regulations. Following such period, the Company shall permit the Employee (including his spouse and dependents) to (A) continue to participate in the Company’s group health plan if permitted under such plan, (B) convert the Company’s group health plan to an individual policy, or (C) obtain other similar coverage, in each case for up to an additional six months after the expiration of the “maximum required period” by the Employee paying one-hundred percent of the premiums for medical, dental and/or vision coverage on an after-tax basis (“Medical Benefits”). Notwithstanding the foregoing, the benefits described in this Section 6.4(a)(iii) may be discontinued by the Company prior to the end of the period provided in this subsection (iii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iv) Following the end of the COBRA “maximum required period” provided under the Company’s group health plan (the “Benefit Measurement Date”), the Company shall, as a separate obligation, reimburse the Employee for any medical premium expenses incurred to purchase the Medical Benefits under the preceding Section 6.4(a)(iii), but only to the extent such expenses constitute the “Company’s portion” of the premiums for continued Medical Benefits (which amount shall be referred to herein as the “Medical Reimbursement”).

The “Company’s portion” of COBRA Coverage and of premiums for any continuing Medical Benefits shall be the difference between one hundred percent of the COBRA Coverage or Medical Benefits premium, as the case may be, and the dollar amount of medical premium expenses paid for the same type or types of Company medical benefits by a similarly situated employee on the Termination Date.

The premiums available for Medical Reimbursement under Section 6.4(a)(iv) in any calendar year will not be increased or decreased to reflect the amount actually reimbursed in a prior or subsequent calendar year, and all Medical Reimbursements under this paragraph will be paid to the Employee within 30 days following the Company’s receipt of a premium payment for Medical Benefits.

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(v) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

(b) Change of Control Benefits. Subject to the provisions of Section 6.4(c)(v), if a Change of Control has occurred and the Employee’s employment was terminated by the Company without Cause, or by the Employee for Good Reason as defined in Section 5.3(d), during the period beginning six months prior to the Change of Control and ending two years following the Change of Control (an “Eligible Termination”), then in lieu of the Severance Benefits under Section 6.4(a), the Employee will be entitled to benefits (the “Change of Control Benefits”) with respect to an Eligible Termination, as follows:

(i) Amounts identical to those set forth in Sections 6.4(a)(i) and 6.4(a)(ii), except that the amount described in Section 6.4(a)(ii) will be equal to three times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the highest Annual Bonus that the Employee was paid in the 36 months immediately preceding the Change of Control, payable in a single lump sum within 30 days following the Termination Date; provided, however, that if the Termination Date preceded the Change of Control, then the Change of Control Benefits will be payable within the later of 30 days following the Termination Date and 30 days following the Change of Control;

(ii) The Company will pay the same COBRA Coverage described in Section 6.4(a)(iii), except that the term of the Medical Benefits following the Benefit Measurement Date, with respect to both the Employee’s right to participate in a health insurance policy as set forth in Section 6.4(a)(iii) and the Company’s Medical Reimbursement obligation as set forth in Section 6.4(a)(iv), shall be 18 months instead of six months. Notwithstanding the foregoing, the benefits described in this Section 6.4(b)(ii) may be discontinued by the Company prior to the end of the period provided in this subsection (ii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iii) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

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The foregoing notwithstanding, if the Termination Date preceded the Change of Control, the amount of Severance Benefits to which the Employee will be entitled will be the difference between the Severance Benefits already paid to the Employee, if any, under Section 6.4(a) and the Severance Benefits to be paid under this Section 6.4(b).

(c) Definition of Change of Control. For purposes of this Agreement, a “Change of Control” will mean the first to occur of:

(i) [The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding equity interests of Linn Energy (the “Outstanding Linn Energy Equity”) or (B) the combined voting power of the then-outstanding voting securities of Linn Energy entitled to vote generally in the election of directors (the “Outstanding Linn Energy Voting Securities”); provided, however, that, for purposes of this Section 6.4(c)(i), the following acquisitions will not constitute a Change of Control: (1) any acquisition directly from Linn Energy, (2) any acquisition by Linn Energy, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Linn Energy or any affiliated company, or (4) any acquisition by any corporation or other entity pursuant to a transaction that complies with Section 6.4(c)(iii)(A), Section 6.4(c)(iii)(B) or Section 6.4(c)(iii)(C);

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Linn Energy’s Unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Linn Energy or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Linn Energy, or the acquisition of assets or equity interests of another entity by Linn Energy or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote

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generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns Linn Energy or all or substantially all of Linn Energy’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Linn Energy or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding equity interests of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of Linn Energy.]1

(v) For the avoidance of doubt, the restructuring of Linn Energy, LLC and certain of its affiliates under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (Case No. 16-60040) (the “Reorganization”) will not constitute a “Change of Control.”

(d) Conditions to Receipt of Severance Benefits.

(i) Release. As a condition to receiving any Severance Benefits or Change of Control Benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b), the Employee will execute a release (the “Release”), which will include an affirmation of the restrictive covenants set forth in Section 7 and a non-disparagement provision, in a form and substance satisfactory to the Company, of any claims, whether arising under federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries which arise or may have arisen on or before the date of the Release, other than any claims under this Agreement, any claim to vested benefits under an employee benefit plan, any claim arising after the execution of the Release or any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) organizational documents or any directors and officers liability insurance policies maintained by the Company. The Company will provide the Release to the Employee for signature within ten days after the Termination

[1]	NTD: To confirm whether any changes are necessary in light of the changes to the corporate structure.

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Date. If the Company has provided the Release to the Employee for signature within ten days after the Termination Date and if the Employee fails or otherwise refuses to execute the Release within a reasonable time after the Company has provided the Release to the Employee, and, in all events no later than 60 days after the Termination Date and prior to the date on which such benefits are to be first paid to him, the Employee will not be entitled to any Severance Benefits or Change of Control Benefits, as the case may be, or any other benefits provided under this Agreement and the Company will have no further obligations with respect to the provision of those benefits except as may be required by law. Such Release shall be void ab initio, if Company thereafter fails to fully and timely pay all compensation and benefits due to the Employee under this Agreement.

(ii) Limitation on Benefits. If, following a termination of employment that gives the Employee a right to the payment of Severance Benefits under Section 6.4(a) or Section 6.4(b), the Employee violates in any material respect any of the covenants in Section 7 or as otherwise set forth in the Release, the Employee will have no further right or claim to any payments or other benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b) from and after the date on which the Employee engages in such activities and the Company will have no further obligations with respect to such payments or benefits, and the covenants in Section 7 will nevertheless continue in full force and effect.

6.5 Severance Benefits Not Includable for Employee Benefits Purposes. Except to the extent the terms of any applicable benefit plan, policy or program provide otherwise, any benefit programs of the Company that take into account the Employee’s income will exclude any and all Severance Benefits and Change of Control Benefits provided under this Agreement.

6.6 Exclusive Severance Benefits. The Severance Benefits payable under Section 6.4(a) or the Change of Control Benefits payable under Section 6.4(b), if they become applicable under the terms of this Agreement, will be in lieu of any other severance or similar benefits that would otherwise be payable under any other agreement, plan, program or policy of the Company.

6.7 Code Section 280G; Code Section 409A. Notwithstanding anything in this Agreement to the contrary:

(a) If any of the payments or benefits received or to be received by the Employee (including, without limitation, any payment or benefits received in connection with a Change of Control or the Employee’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6.7(a), be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then prior to making the 280G Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Employee of the 280G Payments after payment of the Excise Tax to (ii) the Net Benefit to the Employee if the 280G Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the 280G Payments be reduced to the minimum extent necessary to ensure that no

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portion of the 280G Payments is subject to the Excise Tax. “Net Benefit” shall mean the present value of the 280G Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 6.7(a) shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes the Employee’s economic position and after-tax income; for the avoidance of doubt, the Employee shall not have any discretion in determining the manner in which the payments and benefits are reduced.

(b) In the event that any benefits payable or otherwise provided under this Agreement would be deemed to constitute non-qualified deferred compensation subject to Section 409A of the Code, Linn Energy or the Company, as the case may be, will have the discretion to adjust the terms of such payment or benefit (but not the amount or value thereof) as reasonably necessary to comply with the requirements of Section 409A of the Code to avoid the imposition of any excise tax or other penalty with respect to such payment or benefit under Section 409A of the Code.

6.8 Timing of Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event that the Employee is a “specified employee” (as determined under Section 409A of the Code) at the time of the separation from service triggering the payment or provision of benefits, any payment or benefit under this Agreement which is determined to provide for a deferral of compensation pursuant to Section 409A of the Code shall not commence being paid or made available to the Employee until after six months from the Termination Date that constitutes a separation from service within the meaning of Code Section 409A.

7. Restrictive Covenants.

7.1 Confidential Information. The Employee hereby acknowledges that in connection with his employment by the Company he will be exposed to and may obtain certain Confidential Information (as defined below) (including, without limitation, procedures, memoranda, notes, records and customer and supplier lists whether such information has been or is made, developed or compiled by the Employee or otherwise has been or is made available to him) regarding the business and operations of the Company and its subsidiaries or affiliates. The Employee further acknowledges that such Confidential Information is unique, valuable, considered trade secrets and deemed proprietary by the Company. For purposes of this Agreement, “Confidential Information” includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Company, Linn Energy or their direct or indirect subsidiaries relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company, Linn Energy or their direct or indirect subsidiaries, whether oral or in written form. The Employee agrees that all Confidential Information is and will remain the property of the Company, Linn Energy or their direct or indirect subsidiaries, as the case may be. The Employee further agrees, except for disclosures occurring in the good faith performance of his duties for the Company, Linn Energy or their direct or indirect subsidiaries, during the Employment Term, the Employee will hold in the strictest confidence all Confidential Information, and will not, both during the Employment Term and for a period of five years after the Termination Date, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or

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otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information, directly or indirectly, for his own benefit or profit or allow any person, entity or third party, other than the Company, Linn Energy or their direct or indirect subsidiaries and authorized executives of the same, to use or otherwise gain access to any Confidential Information. The Employee will have no obligation under this Agreement with respect to any information that becomes generally available to the public other than as a result of a disclosure by the Employee or his agent or other representative or becomes available to the Employee on a non-confidential basis from a source other than the Company, Linn Energy or their direct or indirect subsidiaries. Further, the Employee will have no obligation under this Agreement to keep confidential any of the Confidential Information to the extent that a disclosure of it is required by law or is consented to by the Company or Linn Energy; provided, however, that if and when such a disclosure is required by law, the Employee promptly will provide the Company with notice of such requirement, so that the Company may seek an appropriate protective order.

(a) SEC Provisions. The Employee understands that nothing contained in this Agreement limits the Employee’s ability to file a charge or complaint with the Securities and Exchange Commission (“SEC”). The Employee further understands that this Agreement does not limit the Employee’s ability to communicate with the SEC or otherwise participate in any investigation or proceeding that may be conducted by the SEC, including providing documents or other information, without notice to the Company. This Agreement does not limit the Employee’s right to receive an award for information provided to the SEC. This Section 7.1(a) applies only for the period of time that the Company is subject to the Dodd-Frank Act.

(b) Trade Secrets. The parties specifically acknowledge that 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, notwithstanding anything to the contrary in the foregoing, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law

7.2 Return of Property. The Employee agrees to deliver promptly to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries, including without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods,

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processes, agreements, contracts, manuals or any documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries and all copies thereof and therefrom; provided, however, that the Employee will be permitted to retain copies of any documents or materials of a personal nature or otherwise related to the Employee’s rights under this Agreement, copies of this Agreement and any attendant or ancillary documents specifically including any documents referenced in this Agreement and copies of any documents related to the Employee’s long-term incentive awards and other compensation.

7.3 Non-Compete Obligations.

(a) Non-Compete Obligations During Employment Term. The Employee agrees that during the Employment Term:

(i) the Employee will not, other than through the Company, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided that the foregoing shall not be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity engaged in any such activity and provided further that Linn Energy or the Company may, in good faith, take such reasonable action with respect to the Employee’s performance of his duties, responsibilities and authorities as set forth in Sections 1.1 and 1.2 of this Agreement as it deems necessary and appropriate to protect its legitimate business interests with respect to any actual or apparent conflict of interest reasonably arising from or out of the participation by the Employee’s spouse in any such competitive business or activity; and

(ii) all investments made by the Employee (whether in his own name or in the name of any family members or other nominees or made by the Employee’s controlled affiliates), which relate to the leasing, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products will be made solely through the Company; and the Employee will not (directly or indirectly through any family members or other persons), and will not permit any of his controlled affiliates to: (A) invest or otherwise participate alongside the Company or its direct or indirect subsidiaries in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Company or its direct or indirect subsidiaries ultimately participates in such business or activity, in either case, except through the Company. Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to prohibit the Employee or any family member from owning, or otherwise having an interest in, less than 1% of any publicly owned entity or 3% or less of any private equity fund or similar investment fund that invests in any business or activity engaged in any of the activities set forth above, provided that the Employee has no active role with respect to any investment by such fund in any entity.

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(b) Non-Compete Obligations After Termination Date. The Employee agrees that some restrictions on the Employee’s activities after the Employee’s employment are necessary to protect the goodwill, Confidential Information, and other legitimate interests of the Company and its direct and indirect subsidiaries. Following the Effective Date, the Company will provide the Employee with access to and knowledge of Confidential Information and trade secrets and will place the Employee in a position of trust and confidence with the Company, and the Employee will benefit from the Company’s goodwill. The restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information, trade secrets and goodwill. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below. In recognition of the consideration provided to the Employee as well as the imparting to the Employee of Confidential Information, including trade secrets, and for other good and valuable consideration, the Employee hereby agrees that the Employee will not engage or participate in any manner, whether directly or indirectly, through any family member or other person or as an employee, employer, consultant, agent principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity during the one year period following the Termination Date, in any business or activity which is in direct competition with the business of the Company or its direct or indirect subsidiaries in the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and related products within the boundaries of, or within a two-mile radius of the boundaries of, any mineral property interest of any of the Company or its direct or indirect subsidiaries (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company and any third party) or any other property on which any of the Company or its direct or indirect subsidiaries has an option, right, license or authority to conduct or direct exploratory activities, such as three-dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the six-month period following such Termination Date; provided that, this Section 7.3(b) will not preclude the Employee from making investments in securities of oil and gas companies which are registered on a national stock exchange, if (A) the aggregate amount owned by the Employee and all family members and affiliates does not exceed 5% of such company’s outstanding securities, and (B) the aggregate amount invested in such investments by the Employee and all family members and affiliates after the date hereof does not exceed $500,000.

Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity described above.

(c) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.3(b) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years after a Change of Control.

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7.4 Non-Solicitation

(a) Non-Solicitation Other than Following a Change of Control Termination. During the Employment Term and for a period of one year after the Termination Date, the Employee will not, whether for his own account or for the account of any other Person (other than the Company or its direct or indirect subsidiaries), (i) intentionally solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any person who is employed by the Company or its direct or indirect subsidiaries (including any independent sales representatives or organizations), or (ii) using Confidential Information, solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any client or customer of the Company or its direct or indirect subsidiaries in direct competition with the Company.

(b) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.4(a) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years following a Change of Control.

7.5 Assignment of Developments. The Employee assigns and agrees to assign without further compensation to the Company and its successors, assigns or designees, all of the Employee’s right, title and interest in and to all Business Opportunities and Intellectual Property (as those terms are defined below), and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

For purposes of this Agreement, “Business Opportunities” means all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by the Employee during the Employment Term, or originated by any third party and brought to the attention of the Employee during the Employment Term, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

For purposes of this Agreement, “Intellectual Property” shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of the Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which the Employee discovers, conceives, invents, creates or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation or development (a) occurs in the course of the Employee’s employment with the Company, or (b) occurs with the use of any of the time, materials or facilities of the Company or its direct or indirect subsidiaries, or (c) in the good faith judgment of the Board, relates or pertains in any material way to the purposes, activities or affairs of the Company or its direct or indirect subsidiaries.

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7.6 Injunctive Relief. The Employee acknowledges that a breach of any of the covenants contained in this Section 7 may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat of breach, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 7 or such other relief as may be required to specifically enforce any of the covenants in this Section 7.

7.7 Adjustment of Covenants. The parties consider the covenants and restrictions contained in this Section 7 to be reasonable. However, if and when any such covenant or restriction is found to be void or unenforceable and would have been valid had some part of it been deleted or had its scope of application been modified, such covenant or restriction will be deemed to have been applied with such modification as would be necessary and consistent with the intent of the parties to have made it valid, enforceable and effective.

7.8 Forfeiture Provision.

(a) Detrimental Activities. If the Employee engages in any activity that violates any covenant or restriction contained in this Section 7, in addition to any other remedy the Company may have at law or in equity, (i) the Employee will be entitled to no further payments or benefits from the Company under this Agreement or otherwise, except for any payments or benefits required to be made or provided under applicable law, (ii) all unexercised Unit options, restricted Units and other forms of equity compensation held by or credited to the Employee will terminate effective as of the date on which the Employee engages in that activity, unless terminated sooner by operation of another term or condition of this Agreement or other applicable plans and agreements, and (iii) any exercise, payment or delivery pursuant to any equity compensation award that occurred within one year prior to the date on which the Employee engages in that activity may be rescinded within one year after the first date that a majority of the members of the Board first became aware that the Employee engaged in that activity. In the event of any such rescission, the Employee will pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

(b) Right of Setoff. The Employee consents to a deduction from any amounts the Company owes the Employee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Employee by the Company), to the extent of the amounts the Employee owes the Company under Section 7.8(a) (above). Whether or not the Company elects to make any setoff in whole or in part, if the Company does not recover by means of setoff the full amount the Employee owes, calculated as set forth above, the Employee agrees to pay immediately the unpaid balance to the Company. In the discretion of the Board, reasonable interest may be assessed on the amounts owed, calculated from the later of (i) the date the Employee engages in the prohibited activity and (ii) the applicable date of exercise, payment or delivery.

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(c) Forfeiture by Company. In the event that Company fails to timely and fully pay to the Employee all Severance Benefits or Change of Control Benefits due under this Agreement, then Company shall forfeit all right to enforce this Section 7.

8. Miscellaneous.

8.1 Assignment; Successors; Binding Agreement. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party, except that any right, title or interest of the Company arising out of this Agreement may be assigned to any corporation or entity controlling, controlled by, or under common control with the Company, or succeeding to the business and substantially all of the assets of the Company or any affiliates for which the Employee performs substantial services. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns. The Company shall obtain from any successor or other person or entity acquiring a majority of the Company’s assets or Units a written agreement to perform all terms of this Agreement.

8.2 Modification and Waiver. Except as otherwise provided below, no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is duly approved by the Board and is agreed to in writing by the Employee and such officer(s) as may be specifically authorized by the Board to effect it. No waiver by any party of any breach by any other party of, or of compliance with, any term or condition of this Agreement to be performed by any other party, at any time, will constitute a waiver of similar or dissimilar terms or conditions at that time or at any prior or subsequent time.

8.3 Entire Agreement. This Agreement, together with any attendant or ancillary documents, specifically including, but not limited to (a) all documents referenced in this Agreement and (b) the written policies and procedures of the Company, embodies the entire understanding of the parties hereto, and, upon the Effective Date, will supersede all other oral or written agreements or understandings between them regarding the subject matter hereof, including the Prior Agreement. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter of this Agreement, has been made by either party which is not set forth expressly in this Agreement or the other documents referenced in this Section 8.3.

8.4 Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Texas other than the conflict of laws provision thereof.

8.5 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Disputes. In the event of any dispute, controversy or claim between the Company and the Employee arising out of or relating to the interpretation, application or enforcement of the provisions of this Agreement, the Company and the Employee agree and consent to the personal jurisdiction of the state and local courts of Harris County, Texas and/or the United States District Court for the Southern District of Texas, Houston Division for

20

resolution of the dispute, controversy or claim, and that those courts, and only those courts, shall have any jurisdiction to determine any dispute, controversy or claim related to, arising under or in connection with this Agreement. The Company and the Employee also agree that those courts are convenient forums for the parties to any such dispute, controversy or claim and for any potential witnesses and that process issued out of any such court or in accordance with the rules of practice of that court may be served by mail or other forms of substituted service to the Company at the address of its principal executive offices and to the Employee at his last known address as reflected in the Company’s records.

(b) Waiver of Right to Jury Trial.

THE COMPANY AND THE EMPLOYEE HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY TO ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AS WELL AS TO ALL CLAIMS ARISING OUT OF THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR TERMINATION THEREFROM INCLUDING, BUT NOT LIMITED TO:

(i) Any and all claims and causes of action arising under contract, tort or other common law including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation and invasion of privacy.

(ii) Any and all claims and causes of action arising under any federal, state or local law, regulation or ordinance, including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, the Pregnancy Discrimination Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act and all corresponding state laws.

(iii) Any and all claims and causes of action for wages, employee benefits, vacation pay, severance pay, pension or profit sharing benefits, health or welfare benefits, bonus compensation, commissions, deferred compensation or other remuneration, employment benefits or compensation, past or future loss of pay or benefits or expenses.

8.6 Withholding of Taxes. The Company will withhold from any amounts payable under the Agreement all federal, state, local or other taxes as legally will be required to be withheld.

8.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

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To the Company:

[

]

To the Employee:

At the address reflected in the Company’s written records.

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

8.8 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

8.10 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of the Agreement, and will not be deemed to limit, characterize, or affect in any way the provisions of the Agreement, and all provisions of the Agreement will be construed as if no headings had been used in the Agreement.

8.11 Construction. As used in this Agreement, unless the context otherwise requires: (a) the terms defined herein will have the meanings set forth herein for all purposes; (b) references to “Section” are to a section hereof; (c) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (d) “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (e) “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety of this Agreement and not to any particular section or other subdivision hereof or attachment hereto; (f) references to any gender include references to all genders; and (g) references to any agreement or other instrument or statute or regulation are referred to as amended or supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

8.12 Capacity; No Conflicts. The Employee represents and warrants to the Company that: (a) he has full power, authority and capacity to execute and deliver this Agreement, and to perform his obligations hereunder, (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time, or both, would not) result in the breach of any agreement or other obligation to which he is a party or is otherwise bound, and (c) this Agreement is his valid and binding obligation, enforceable in accordance with its terms. The Employee warrants and represents that he has actual authority to enter into this Agreement as the authorized act of the indicated entities.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[LINN OPERATING, INC.]

By:
Name:
Title:

EMPLOYEE

Mark E. Ellis

For the limited purposes set forth herein:

[LINN ENERGY, INC.]

By:
Name:
Title:

[Signature Page to Second Amended & Restated Employment Agreement]

FINAL VERSION

Appendix C

Form of Employment Agreement for

David B. Rottino, Arden L. Walker, Jr., Thomas E. Emmons, Jamin McNeil and Candice J. Wells

[Attached.]

FINAL VERSION

[SECOND AMENDED AND RESTATED][THIRD AMENDED AND RESTATED]

EMPLOYMENT AGREEMENT

[                 ], 2016

[This Second Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that First Amended and Restated Employment Agreement dated December 17, 2008, as amended on April 26, 2011 (the “Prior Agreement”), and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and ARDEN L. WALKER, JR. (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

or

[This Third Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that Second Amended and Restated Employment Agreement dated December 17, 2008 (the “Prior Agreement”) and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and DAVID B. ROTTINO (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

or

[This Employment Agreement (“Agreement”) is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and [THOMAS E. EMMONS][JAMIN MCNEIL][CANDICE J. WELLS] (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

Accordingly, the parties, intending to be legally bound, agree as follows:

1. Position and Duties.

1.1 Employment; Titles; Reporting. The Company agrees to continue to employ the Employee and the Employee agrees to continue employment with the Company, upon the terms and subject to the conditions provided under this Agreement. During the Employment Term (as defined in Section 2), the Employee will serve each of the Company and Linn Energy as the

[Title]1. In such capacities, the Employee will report to the Board of Directors of Linn Energy (including any committee thereof, the “Board”) and otherwise will be subject to the direction and control of the Board, and the Employee will have such duties, responsibilities and authorities as may be assigned to the Employee by the Board from time to time and otherwise consistent with such position in a publicly traded company comparable to Linn Energy which is engaged in natural gas and oil acquisition, development and production.

1.2 Duties. During the Employment Term, the Employee will devote substantially all of the Employee’s full working time to the business and affairs of the Company and Linn Energy, will use the Employee’s best efforts to promote the Company’s and Linn Energy’s interests and will perform the Employee’s duties and responsibilities faithfully, diligently and to the best of the Employee’s ability, consistent with sound business practices. The Employee may be required by the Board to provide services to, or otherwise serve as an officer or director of, any direct or indirect subsidiary of the Company or to Linn Energy, as applicable. The Employee will comply with the Company’s and Linn Energy’s policies, codes and procedures, as they may be in effect from time to time, applicable to executive officers of the Company and Linn Energy. Subject to the preceding sentence, the Employee may, with the prior approval of the Board in each instance, engage in other business and charitable activities, provided that such charitable and/or other business activities do not violate Section 7, create a conflict of interest or the appearance of a conflict of interest with the Company or Linn Energy or materially interfere with the performance of the Employee’s obligations to the Company or Linn Energy under this Agreement.

1.3 Place of Employment. The Employee will perform the Employee’s duties under this Agreement at the Company’s offices in Houston, Texas, with the likelihood of substantial business travel.

2. Term of Employment.

The term of the Employee’s employment by the Company under this Agreement (the “Employment Term”) commenced on the Effective Date and will continue until employment is terminated by either party under Section 5. The date on which the Employee’s employment ends is referred to in this Agreement as the “Termination Date.” For the purpose of Sections 5 and 6 of this Agreement, the Termination Date shall be the date upon which the Employee incurs a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder.

[1]	NTD: (1) Rottino: Executive Vice President and Chief Financial Officer; (2) Walker: Executive Vice President and Chief Operating Officer; (3) Emmons: Senior Vice President, Corporate Services; (4) McNeil: Senior Vice President, Houston Division Operations; (5) Wells: Senior Vice President, General Counsel and Corporate Secretary.

2

3. Compensation.

3.1 Base Salary. During the Employment Term, the Employee will be entitled to receive a base salary (“Base Salary”) at an annual rate of not less than $[            ]2 for services rendered to the Company, Linn Energy, and any of its direct or indirect subsidiaries, payable in accordance with the Company’s regular payroll practices. The Employee’s Base Salary shall be reviewed annually by the Board and may be adjusted upward in the Board’s sole discretion, but not downward.

3.2 Bonus Compensation. During the Employment Term, the Employee will be entitled to receive incentive compensation in such amounts and at such times as the Board may award to the Employee in its sole discretion under any incentive compensation or other bonus plan or arrangement as may be established by the Board from time to time (collectively, the “Employee Bonus Plan”). Under the Employee Bonus Plan, the Board may, in its discretion, set, in advance, an annual target bonus for the Employee, which is currently set as a percentage of Base Salary. For example, for 2016, the Employee’s target bonus was set at [            ]3% of the Employee’s Base Salary. The percentage of the Employee’s Base Salary that the Board designates for the Employee to receive as the Employee’s annual target bonus under any Employee Bonus Plan, as such percentage may be adjusted upward or downward from time to time in the sole discretion of the Board, or replaced by another methodology of determining the Employee’s target bonus, is referred to herein as the Employee’s “Bonus Level Percentage.” The amount paid to the Employee through application of the Bonus Level Percentage is the Employee’s “Bonus Level Amount.” The “Annual Bonus” is the Bonus Level Amount paid to the Employee in any given year.

3.3 Long-Term Incentive Compensation. Long-term incentive compensation awards may be made to the Employee from time to time during the Employment Term by the Board in its sole discretion, whose decision will be based upon performance and award guidelines for executive officers of the Company and Linn Energy established periodically by the Board in its sole discretion.

4. Expenses and Other Benefits.

4.1 Reimbursement of Expenses. The Employee will be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee during the Employment Term (in accordance with the policies and practices presently followed by the Company or as may be established by the Board from time to time for the Company’s and Linn Energy’s senior executive officers) in performing services under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the Company’s and Linn Energy’s policies as in effect from time to time. Such reimbursement shall be paid on or before the end of the calendar year following the calendar year in which any such reimbursable expense was incurred, and the Company shall not be obligated to pay any such reimbursement amount for

[2]	NTD: (1) Rottino: $500,000; (2) Walker: $500,000; (3) Emmons: $375,000; (4) McNeil: $400,000; (5) Wells: $375,000.
[3]	NTD: (1) Rottino: 100%; (2) Walker: 100%; (3) Emmons: 75%; (4) McNeil: 75%; (5) Wells: 75%.

3

which the Employee fails to submit an invoice or other documented reimbursement request at least ten business days before the end of the calendar year next following the calendar year in which the expense was incurred. Business related expenses shall be reimbursable only to the extent they were incurred during the term of the Agreement, but in no event shall the time period extend beyond the later of the lifetime of the Employee or, if longer, 20 years. The amount of such reimbursements that the Company is obligated to pay in any given calendar year shall not affect the amount the Company is obligated to pay in any other calendar year. In addition, the Employee may not liquidate or exchange the right to reimbursement of such expenses for any other benefits.

4.2 Vacation. The Employee will be entitled to paid vacation time each year during the Employment Term that will accrue in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

4.3 Other Employee Benefits. In addition to the foregoing, during the Employment Term, the Employee will be entitled to participate in and to receive benefits as a senior executive under all of the Company’s employee benefit plans, programs and arrangements available to senior executives, subject to the eligibility criteria and other terms and conditions thereof, as such plans, programs and arrangements may be duly amended, terminated, approved or adopted by the Board from time to time.

5. Termination of Employment.

5.1 Death. The Employee’s employment under this Agreement will terminate upon the Employee’s death.

5.2 Termination by the Company.

(a) Terminable at Will. The Company may terminate the Employee’s employment under this Agreement at any time with or without Cause (as defined below).

(b) Definition of Cause. For purposes of this Agreement, the Company will have “Cause” to terminate the Employee’s employment under this Agreement by reason of any of the following:

(i) the Employee’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of Linn Energy or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii) the Employee’s repeated intoxication by alcohol or drugs during the performance of the Employee’s duties;

(iii) the Employee’s willful and intentional misuse of any of the funds of Linn Energy or its direct or indirect subsidiaries,

(iv) embezzlement by the Employee;

4

(v) the Employee’s willful and material misrepresentations or concealments on any written reports submitted to any of Linn Energy or its direct or indirect subsidiaries;

(vi) the Employee’s willful and intentional material breach of this Agreement;

(vii) the Employee’s material failure to follow or comply with the reasonable and lawful written directives of the Board; or

(viii) conduct constituting a material breach by the Employee of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, (B) the Code of Ethics for Chief Executive Officer and senior financial officers, if applicable, provided that, in each case, the Employee knew or should have known such conduct to be a breach.

(c) Notice and Cure Opportunity in Certain Circumstances. The Employee may be afforded a reasonable opportunity to cure any act or omission that would otherwise constitute Cause hereunder according to the following terms: The Board shall give the Employee written notice stating with reasonable specificity the nature of the circumstances determined by the Board in its reasonable and good faith judgment to constitute Cause. If, in the reasonable and good faith judgment of the Board, the alleged breach is reasonably susceptible to cure, the Employee will have 30 days from the Employee’s receipt of such notice to effect the cure of such circumstances or such breach to the reasonable and good faith satisfaction of the Board. The Board will state whether the Employee will have such an opportunity to cure in the initial notice of Cause referred to above. Prior to termination for Cause, in those instances where the initial notice of Cause states that the Employee will have an opportunity to cure, the Company shall provide an opportunity for the Employee to be heard by the Board or a Board committee designated by the Board to hear the Employee. The decision as to whether the Employee has satisfactorily cured the alleged breach shall be made at such meeting. If, in the reasonable and good faith judgment of the Board the alleged breach is not reasonably susceptible to cure, or such circumstances or breach have not been satisfactorily cured within such 30 day cure period, such breach will thereupon constitute Cause hereunder.

5.3 Termination by the Employee.

(a) Terminable at Will. The Employee may terminate the Employee’s employment under this Agreement at any time with or without Good Reason (as defined below).

(b) Notice and Cure Opportunity. If such termination is with Good Reason, the Employee will give the Company written notice, which will identify with reasonable specificity the grounds for the Employee’s resignation and provide the Company with 15 days from the day such notice is given to cure the alleged grounds for resignation contained in the notice. A termination will not be for Good Reason if such notice is given by the Employee to the Company more than 30 days after the occurrence of the event that the Employee alleges is Good Reason for the Employee’s termination hereunder.

5

(c) Definition of Good Reason Other Than Upon a Change of Control. For purposes of this Agreement, other than in the event of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing: (i) a reduction in the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by Company; or (iv) any material reduction in the Employee’s title, authority, duties, responsibilities or reporting relationship from those in effect as of the Effective Date.

(d) Definition of Good Reason for Purposes of Change of Control. For purposes of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing, but only if the Termination Date is within six months before or two years after a Change of Control: (i) reduction in either the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by the Company; (iv) any material reduction in the Employee’s title, authority, duties, responsibilities or reporting relationship from those in effect as of the Effective Date; or (v) a relocation of the Employee’s primary place of employment to a location more than 50 miles from the Company’s location on the day immediately preceding the Change of Control.

5.4 Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee during the Employment Term (other than termination pursuant to Section 5.1) will be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.7. For purposes of this Agreement, a “Notice of Termination” means a written notice that (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (c) if the Termination Date (as defined herein) is other than the date of receipt of such notice, specifies the Termination Date (which Termination Date will be not more than 30 days after the giving of such notice).

5.5 Disability. If the Company determines in good faith that the Disability (as defined herein) of the Employee has occurred during the Employment Term, it may, without breaching this Agreement, give to the Employee written notice in accordance with Section 5.4 of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company will terminate effective on the 15th day after receipt of such notice by the Employee, provided that, within the 15 days after such receipt, the Employee will not have returned to full-time performance of the Employee’s duties.

“Disability” means the earlier of (a) written determination by a physician selected by the Company and reasonably agreed to by the Employee that the Employee has been unable to perform substantially the Employee’s usual and customary duties under this Agreement for a period of at least 120 consecutive days or a non-consecutive period of 180 days during any 12-month period as a result of incapacity due to mental or physical illness or disease; and (b) “disability” as such term is defined in the Company’s applicable long-term disability insurance plan.

6

At any time and from time to time, upon reasonable request therefor by the Company, the Employee will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Any physician selected by Company shall be Board Certified in the appropriate field, shall have no actual or potential conflict of interest, and may not be a physician who has been retained by the Company for any purpose within the prior three years.

6. Compensation of the Employee Upon Termination. Subject to the provisions of Section 6.8, the Employee shall be entitled to receive the amount specified upon the termination events designated below:

6.1 Death. If the Employee’s employment under this Agreement is terminated by reason of the Employee’s death, the Company shall pay to the person or persons designated by the Employee for that purpose in a notice filed with the Company, or, if no such person will have been so designated, to the Employee’s estate, in a lump sum within 30 days following the Termination Date, the amount of:

(a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable,

plus

(b) the unpaid Bonus Level Amount, if any, with respect to the last full year during which the Employee was employed by the Company determined as follows:

(i) If the Employee was employed for the entire previous year but the Termination Date occurred prior to the Board finally determining the Bonus Level Amount for the preceding year, then the Company’s performance will be deemed to have been such that the Employee would have been awarded 100% of the Employee’s Bonus Level Percentage for that year (the “Deemed Full Year Bonus Amount”);

or

(ii) If the Employee was employed for the entire previous year and the Board had already finally determined the Bonus Level Amount for the preceding year by the Termination Date but the Company had not yet paid the Employee such Bonus Level Amount, then the Bonus Level Amount will be that Bonus Level Amount determined by the Board (the “Actual Full Year Bonus Amount”);

7

plus

(iii) an amount representing a deemed bonus for the fiscal year in which the Termination Date occurs, which is equal to the Bonus Level Amount that would be received by the Employee if the Company’s performance for the year is deemed to be at the level entitling the Employee to 100% of the Employee’s Bonus Level Percentage and then multiplying the Bonus Level Amount resulting from applying 100% of the Employee’s Bonus Level Percentage by a fraction, the numerator of which is the number of days from the first day of the fiscal year of the Company in which such termination occurs through and including the Termination Date and the denominator of which is 365 (“Deemed Pro Rata Bonus Amount”);

plus

(c) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement.

Thereafter, the Company will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s death, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests (as defined in that certain Employee Incentive Plan Term Sheet, dated []) will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the date the Reorganization (as defined below) became effective (the “Emergence Date”), or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.2 Disability. In the event of the Employee’s termination by reason of Disability pursuant to Section 5.5, the Employee will continue to receive the Employee’s Base Salary in effect immediately prior to the Termination Date and participate in applicable employee benefit plans or programs of the Company (on an equivalent basis to those employee benefit plans or programs provided under Section 6.4(a)(iv) below) through the Termination Date, subject to offset dollar-for-dollar by the amount of any disability income payments provided to the Employee under any Company disability policy or program funded by the Company, and the Company shall pay the Employee the following amounts in a lump sum within 30 days following the Termination Date: the sum of (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (b) either the (i) unpaid Actual Full Year Bonus Amount, if any, or (ii) the Deemed Full Year Bonus Amount, if applicable, plus (c) the Employee’s Deemed Pro Rata Bonus Amount, plus (d) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

8

Notwithstanding any other provision of this Agreement, on the Employee’s Termination on account of Disability, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.3 By the Company for Cause or the Employee Without Good Reason. If the Employee’s employment is terminated by the Company for Cause, or if the Employee terminates the Employee’s employment other than for Good Reason, the Employee will receive (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable in a lump sum within 30 days following the Termination Date, and (b) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, payable in a lump sum within 30 days following the Termination Date, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company, and any payments or benefits required to be made or provided under applicable law. Notwithstanding anything in this Agreement to the contrary, no bonus will be paid to the Employee for a termination of the Employee’s employment under this Section 6.3.

6.4 By the Employee for Good Reason or the Company Without Cause.

(a) Severance Benefits on Non-Change of Control Termination. Subject to the provisions of Section 6.4(b) and Section 6.4(d), if prior to the date that precedes a Change of Control by at least six months, or more than two years after the occurrence of a Change of Control (as defined below), the Company terminates the Employee’s employment without Cause, or the Employee terminates the Employee’s employment for Good Reason, then the Employee will be entitled to the following benefits (the “Severance Benefits”) payable in a lump sum within 30 days following the Termination Date:

(i) an amount equal to (A) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (B) either (x) the unpaid Actual Full Year Bonus Amount, if any, or (y) the Deemed Full Year Bonus Amount, if applicable, plus (C) the Employee’s Deemed Pro Rata Bonus Amount, if any, plus (D) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement;

plus

(ii) with respect to any termination event described in this paragraph (a) of Section 6.4, a single lump sum equal to [one and a half][two]4 times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the Deemed Full Year Bonus Amount, payable within 30 days of the Termination Date.

[4]	NTD: (1) Rottino/Walker: two; (2) Emmons/McNeil/Wells: one and a half.

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(iii) In addition, the Company will pay the “Company’s portion” (as set defined below) of the Employee’s COBRA continuation coverage (the “COBRA Coverage”) for [18 months][the duration of the “maximum required period” as such period is set forth under COBRA and the applicable regulations].5 Following such period, the Company shall permit the Employee (including the Employee’s spouse and dependents) to (A) continue to participate in the Company’s group health plan if permitted under such plan, (B) convert the Company’s group health plan to an individual policy, or (C) obtain other similar coverage, in each case, for up to an additional six months after the expiration of the “maximum required period” by the Employee paying one-hundred percent of the premiums for medical, dental and/or vision coverage on an after-tax basis (“Medical Benefits”). Notwithstanding the foregoing, the benefits described in this Section 6.4(a)(iii) may be discontinued by the Company prior to the end of the period provided in this subsection (iii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iv) Following the end of the COBRA “maximum required period” provided under the Company’s group health plan (the “Benefit Measurement Date”), the Company shall, as a separate obligation, reimburse the Employee for any medical premium expenses incurred to purchase the Medical Benefits under the preceding Section 6.4(a)(iii), but only to the extent such expenses constitute the “Company’s portion” of the premiums for continued Medical Benefits (which amount shall be referred to herein as the “Medical Reimbursement”).

The “Company’s portion” of COBRA Coverage and of premiums for any continuing Medical Benefits shall be the difference between one hundred percent of the COBRA Coverage or Medical Benefits premium, as the case may be, and the dollar amount of medical premium expenses paid for the same type or types of Company medical benefits by a similarly situated employee on the Termination Date.

The premiums available for Medical Reimbursement under Section 6.4(a)(iv) in any calendar year will not be increased or decreased to reflect the amount actually reimbursed in a prior or subsequent calendar year, and all Medical Reimbursements under this paragraph will be paid to the Employee within 30 days following the Company’s receipt of a premium payment for Medical Benefits.

(v) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

[5]	NTD: (1) Rottino/Walker: maximum duration; (2) Emmons/McNeil/Wells: 18 months.

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(b) Change of Control Benefits. Subject to the provisions of Section 6.4(d), if a Change of Control has occurred and the Employee’s employment was terminated by the Company without Cause, or by the Employee for Good Reason as defined in Section 5.3(d), during the period beginning six months prior to the Change of Control and ending two years following the Change of Control (an “Eligible Termination”), then in lieu of the Severance Benefits under Section 6.4(a), the Employee will be entitled to benefits (the “Change of Control Benefits”) with respect to an Eligible Termination, as follows:

(i) Amounts identical to those set forth in Sections 6.4(a)(i) and 6.4(a)(ii), except that the amount described in Section 6.4(a)(ii) will be equal to [two][two and a half]6 times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) [the Deemed Full Year Bonus Amount][the highest Annual Bonus that the Employee was paid in the 36 months immediately preceding the Change of Control]7, payable in a single lump sum within 30 days following the Termination Date; provided, however, that if the Termination Date preceded the Change of Control, then the Change of Control Benefits will be payable within the later of 30 days following the Termination Date and 30 days following the Change of Control;

(ii) The Company will pay the COBRA Coverage described in Section 6.4(a)(iii) for a period of 18 months, and the term of the Medical Benefits following the Benefit Measurement Date, with respect to both the Employee’s right to participate in a health insurance policy as set forth in Section 6.4(a)(iii) and the Company’s Medical Reimbursement obligation as set forth in Section 6.4(a)(iv), shall be the same. Notwithstanding the foregoing, the benefits described in this Section 6.4(b)(ii) may be discontinued by the Company prior to the end of the period provided in this subsection (ii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iii) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

The foregoing notwithstanding, if the Termination Date preceded the Change of Control, the amount of Severance Benefits to which the Employee will be entitled will be the difference between the Severance Benefits already paid to the Employee, if any, under Section 6.4(a) and the Severance Benefits to be paid under this Section 6.4(b).

[6]	NTD: (1) Walker/Rottino: two and a half; (2) Emmons/McNeil/Wells: two.
[7]	NTD: (1) Walker/Rottino: Highest Bonus; (2) Emmons/McNeil/Wells: Deemed Full Year Bonus Amount.

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(c) Definition of Change of Control. For purposes of this Agreement, a “Change of Control” will mean the first to occur of:

(i) [The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding equity interests of Linn Energy (the “Outstanding Linn Energy Equity”) or (B) the combined voting power of the then-outstanding voting securities of Linn Energy entitled to vote generally in the election of directors (the “Outstanding Linn Energy Voting Securities”); provided, however, that, for purposes of this Section 6.4(c)(i), the following acquisitions will not constitute a Change of Control: (1) any acquisition directly from Linn Energy, (2) any acquisition by Linn Energy, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Linn Energy or any affiliated company, or (4) any acquisition by any corporation or other entity pursuant to a transaction that complies with Section 6.4(c)(iii)(A), Section 6.4(c)(iii)(B) or Section 6.4(c)(iii)(C);

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Linn Energy’s Unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Linn Energy or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Linn Energy, or the acquisition of assets or equity interests of another entity by Linn Energy or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns Linn Energy or all or substantially all of Linn Energy’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately

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prior to such Business Combination of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Linn Energy or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding equity interests of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of Linn Energy.]8

(v) For the avoidance of doubt, the restructuring of Linn Energy, LLC and certain of its affiliates under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (Case No. 16-60040) (the “Reorganization”) will not constitute a “Change of Control.”

(d) Conditions to Receipt of Severance Benefits.

(i) Release. As a condition to receiving any Severance Benefits or Change of Control Benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b), the Employee will execute a release (the “Release”), which will include an affirmation of the restrictive covenants set forth in Section 7 and a non-disparagement provision, in a form and substance satisfactory to the Company, of any claims, whether arising under federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries which arise or may have arisen on or before the date of the Release, other than any claims under this Agreement, any claim to vested benefits under an employee benefit plan, any claim arising after the execution of the Release or any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) organizational documents or any directors and officers liability insurance policies maintained by the Company. The Company will provide the Release to the Employee for signature within ten days after the Termination Date. If the Company has provided the Release to the Employee for signature within ten days after the Termination Date and if the Employee fails or otherwise refuses to execute the Release within a reasonable time after the Company has provided the Release to the Employee, and, in all events no later than 60 days after the Termination Date and prior to the date on which such benefits are to be first paid to the Employee, the Employee will

[8]	NTD: To confirm whether any changes are necessary in light of the changes to the corporate structure.

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not be entitled to any Severance Benefits or Change of Control Benefits, as the case may be, or any other benefits provided under this Agreement and the Company will have no further obligations with respect to the provision of those benefits except as may be required by law. Such Release shall be void ab initio, if Company thereafter fails to fully and timely pay all compensation and benefits due to the Employee under this Agreement and fails to cure such failure within 60 days of receiving written notice from the Employee.

(ii) Limitation on Benefits. If, following a termination of employment that gives the Employee a right to the payment of Severance Benefits under Section 6.4(a) or Section 6.4(b), the Employee violates in any material respect any of the covenants in Section 7 or as otherwise set forth in the Release, the Employee will have no further right or claim to any payments or other benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b) from and after the date on which the Employee engages in such activities and the Company will have no further obligations with respect to such payments or benefits, and the covenants in Section 7 will nevertheless continue in full force and effect.

6.5 Severance Benefits Not Includable for Employee Benefits Purposes. Except to the extent the terms of any applicable benefit plan, policy or program provide otherwise, any benefit programs of the Company that take into account the Employee’s income will exclude any and all Severance Benefits and Change of Control Benefits provided under this Agreement.

6.6 Exclusive Severance Benefits. The Severance Benefits payable under Section 6.4(a) or the Change of Control Benefits payable under Section 6.4(b), if they become applicable under the terms of this Agreement, will be in lieu of any other severance or similar benefits that would otherwise be payable under any other agreement, plan, program or policy of the Company.

6.7 Code Section 280G; Code Section 409A. Notwithstanding anything in this Agreement to the contrary:

(a) If any of the payments or benefits received or to be received by the Employee (including, without limitation, any payment or benefits received in connection with a Change of Control or the Employee’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6.7(a), be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then prior to making the 280G Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Employee of the 280G Payments after payment of the Excise Tax to (ii) the Net Benefit to the Employee if the 280G Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the 280G Payments be reduced to the minimum extent necessary to ensure that no portion of the 280G Payments is subject to the Excise Tax. “Net Benefit” shall mean the present value of the 280G Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 6.7(a) shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes the Employee’s economic position and after-tax income; for the avoidance of doubt, the Employee shall not have any discretion in determining the manner in which the payments and benefits are reduced.

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(b) In the event that any benefits payable or otherwise provided under this Agreement would be deemed to constitute non-qualified deferred compensation subject to Section 409A of the Code, Linn Energy or the Company, as the case may be, will have the discretion to adjust the terms of such payment or benefit (but not the amount or value thereof) as reasonably necessary to comply with the requirements of Section 409A of the Code to avoid the imposition of any excise tax or other penalty with respect to such payment or benefit under Section 409A of the Code.

6.8 Timing of Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event that the Employee is a “specified employee” (as determined under Section 409A of the Code) at the time of the separation from service triggering the payment or provision of benefits, any payment or benefit under this Agreement which is determined to provide for a deferral of compensation pursuant to Section 409A of the Code shall not commence being paid or made available to the Employee until after six months from the Termination Date that constitutes a separation from service within the meaning of Code Section 409A.

7. Restrictive Covenants.

7.1 Confidential Information. The Employee hereby acknowledges that in connection with the Employee’s employment by the Company the Employee will be exposed to and may obtain certain Confidential Information (as defined below) (including, without limitation, procedures, memoranda, notes, records and customer and supplier lists whether such information has been or is made, developed or compiled by the Employee or otherwise has been or is made available to the Employee) regarding the business and operations of the Company and its subsidiaries or affiliates. The Employee further acknowledges that such Confidential Information is unique, valuable, considered trade secrets and deemed proprietary by the Company. For purposes of this Agreement, “Confidential Information” includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Company, Linn Energy or their direct or indirect subsidiaries relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company, Linn Energy or their direct or indirect subsidiaries, whether oral or in written form. The Employee agrees that all Confidential Information is and will remain the property of the Company, Linn Energy or their direct or indirect subsidiaries, as the case may be. The Employee further agrees, except for disclosures occurring in the good faith performance of the Employee’s duties for the Company, Linn Energy or their direct or indirect subsidiaries, during the Employment Term, the Employee will hold in the strictest confidence all Confidential Information, and will not, both during the Employment Term and for a period of five years after the Termination Date, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information, directly or indirectly, for the Employee’s own benefit or profit or allow any person, entity or third party, other than the

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Company, Linn Energy or their direct or indirect subsidiaries and authorized executives of the same, to use or otherwise gain access to any Confidential Information. The Employee will have no obligation under this Agreement with respect to any information that becomes generally available to the public other than as a result of a disclosure by the Employee or the Employee’s agent or other representative or becomes available to the Employee on a non-confidential basis from a source other than the Company, Linn Energy or their direct or indirect subsidiaries. Further, the Employee will have no obligation under this Agreement to keep confidential any of the Confidential Information to the extent that a disclosure of it is required by law or is consented to by the Company or Linn Energy; provided, however, that if and when such a disclosure is required by law, the Employee promptly will provide the Company with notice of such requirement, so that the Company may seek an appropriate protective order.

(a) SEC Provisions. The Employee understands that nothing contained in this Agreement limits the Employee’s ability to file a charge or complaint with the Securities and Exchange Commission (“SEC”). The Employee further understands that this Agreement does not limit the Employee’s ability to communicate with the SEC or otherwise participate in any investigation or proceeding that may be conducted by the SEC, including providing documents or other information, without notice to the Company. This Agreement does not limit the Employee’s right to receive an award for information provided to the SEC. This Section 7.1(a) applies only for the period of time that the Company is subject to the Dodd-Frank Act.

(b) Trade Secrets. The parties specifically acknowledge that 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, notwithstanding anything to the contrary in the foregoing, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law

7.2 Return of Property. The Employee agrees to deliver promptly to the Company, upon termination of the Employee’s employment hereunder, or at any other time when the Company so requests, all documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries, including without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries and all copies thereof and therefrom; provided, however, that the Employee will be permitted to retain copies of any documents or materials of a personal nature or otherwise related to the Employee’s rights under this Agreement, copies of this Agreement and any attendant or ancillary documents specifically including any documents referenced in this Agreement and copies of any documents related to the Employee’s long-term incentive awards and other compensation.

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7.3 Non-Compete Obligations.

(a) Non-Compete Obligations During Employment Term. The Employee agrees that during the Employment Term:

(i) the Employee will not, other than through the Company, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided that the foregoing shall not be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity engaged in any such activity and provided further that Linn Energy or the Company may, in good faith, take such reasonable action with respect to the Employee’s performance of the Employee’s duties, responsibilities and authorities as set forth in Sections 1.1 and 1.2 of this Agreement as it deems necessary and appropriate to protect its legitimate business interests with respect to any actual or apparent conflict of interest reasonably arising from or out of the participation by the Employee’s spouse in any such competitive business or activity; and

(ii) all investments made by the Employee (whether in the Employee’s own name or in the name of any family members or other nominees or made by the Employee’s controlled affiliates), which relate to the leasing, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products will be made solely through the Company; and the Employee will not (directly or indirectly through any family members or other persons), and will not permit any of the Employee’s controlled affiliates to: (A) invest or otherwise participate alongside the Company or its direct or indirect subsidiaries in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Company or its direct or indirect subsidiaries ultimately participates in such business or activity, in either case, except through the Company. Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to prohibit the Employee or any family member from owning, or otherwise having an interest in, less than 1% of any publicly owned entity or 3% or less of any private equity fund or similar investment fund that invests in any business or activity engaged in any of the activities set forth above, provided that the Employee has no active role with respect to any investment by such fund in any entity.

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(b) Non-Compete Obligations After Termination Date.9 The Employee agrees that some restrictions on the Employee’s activities after the Employee’s employment are necessary to protect the goodwill, Confidential Information, and other legitimate interests of the Company and its direct and indirect subsidiaries. Following the Effective Date, the Company will provide the Employee with access to and knowledge of Confidential Information and trade secrets and will place the Employee in a position of trust and confidence with the Company, and the Employee will benefit from the Company’s goodwill. The restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information, trade secrets and goodwill. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below. In recognition of the consideration provided to the Employee as well as the imparting to the Employee of Confidential Information, including trade secrets, and for other good and valuable consideration, the Employee hereby agrees that the Employee will not engage or participate in any manner, whether directly or indirectly, through any family member or other person or as an employee, employer, consultant, agent principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity during the one year period following the Termination Date, in any business or activity which is in direct competition with the business of the Company or its direct or indirect subsidiaries in the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and related products within the boundaries of, or within a two-mile radius of the boundaries of, any mineral property interest of any of the Company or its direct or indirect subsidiaries (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company and any third party) or any other property on which any of the Company or its direct or indirect subsidiaries has an option, right, license or authority to conduct or direct exploratory activities, such as three-dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the six-month period following such Termination Date; provided that, this Section 7.3(b) will not preclude the Employee from making investments in securities of oil and gas companies which are registered on a national stock exchange, if (A) the aggregate amount owned by the Employee and all family members and affiliates does not exceed 5% of such company’s outstanding securities, and (B) the aggregate amount invested in such investments by the Employee and all family members and affiliates after the date hereof does not exceed $500,000.

Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity described above.

(c) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.3(b) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years after a Change of Control.

[9]	NTD: Sections 7.3(b) and 7.3(c) do not apply to Messrs. Rottino and Emmons and Ms. Wells.

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7.4 Non-Solicitation

(a) Non-Solicitation Other than Following a Change of Control Termination. During the Employment Term and for a period of one year after the Termination Date, the Employee will not, whether for the Employee’s own account or for the account of any other Person (other than the Company or its direct or indirect subsidiaries), (i) intentionally solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any person who is employed by the Company or its direct or indirect subsidiaries (including any independent sales representatives or organizations), or (ii) using Confidential Information, solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any client or customer of the Company or its direct or indirect subsidiaries.

(b) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.4(a) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years following a Change of Control.

7.5 Assignment of Developments. The Employee assigns and agrees to assign without further compensation to the Company and its successors, assigns or designees, all of the Employee’s right, title and interest in and to all Business Opportunities and Intellectual Property (as those terms are defined below), and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

For purposes of this Agreement, “Business Opportunities” means all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by the Employee during the Employment Term, or originated by any third party and brought to the attention of the Employee during the Employment Term, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

For purposes of this Agreement, “Intellectual Property” shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of the Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which the Employee discovers, conceives, invents, creates or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation or development (a) occurs in the course of the Employee’s employment with the Company, or (b) occurs with the use of any of the time, materials or facilities of the Company or its direct or indirect subsidiaries, or (c) in the good faith judgment of the Board, relates or pertains in any material way to the purposes, activities or affairs of the Company or its direct or indirect subsidiaries.

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7.6 Injunctive Relief. The Employee acknowledges that a breach of any of the covenants contained in this Section 7 may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat of breach, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 7 or such other relief as may be required to specifically enforce any of the covenants in this Section 7.

7.7 Adjustment of Covenants. The parties consider the covenants and restrictions contained in this Section 7 to be reasonable. However, if and when any such covenant or restriction is found to be void or unenforceable and would have been valid had some part of it been deleted or had its scope of application been modified, such covenant or restriction will be deemed to have been applied with such modification as would be necessary and consistent with the intent of the parties to have made it valid, enforceable and effective.

7.8 Forfeiture Provision.

(a) Detrimental Activities. If the Employee engages in any activity that violates any covenant or restriction contained in this Section 7, in addition to any other remedy the Company may have at law or in equity, (i) the Employee will be entitled to no further payments or benefits from the Company under this Agreement or otherwise, except for any payments or benefits required to be made or provided under applicable law, (ii) all unexercised Unit options, restricted Units and other forms of equity compensation held by or credited to the Employee will terminate effective as of the date on which the Employee engages in that activity, unless terminated sooner by operation of another term or condition of this Agreement or other applicable plans and agreements, and (iii) any exercise, payment or delivery pursuant to any equity compensation award that occurred within one year prior to the date on which the Employee engages in that activity may be rescinded within one year after the first date that a majority of the members of the Board first became aware that the Employee engaged in that activity. In the event of any such rescission, the Employee will pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

(b) Right of Setoff. The Employee consents to a deduction from any amounts the Company owes the Employee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Employee by the Company), to the extent of the amounts the Employee owes the Company under Section 7.8(a) (above). Whether or not the Company elects to make any setoff in whole or in part, if the Company does not recover by means of setoff the full amount the Employee owes, calculated as set forth above, the Employee agrees to pay immediately the unpaid balance to the Company. In the discretion of the Board, reasonable interest may be assessed on the amounts owed, calculated from the later of (i) the date the Employee engages in the prohibited activity and (ii) the applicable date of exercise, payment or delivery.

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(c) In the event that Company fails to timely and fully pay to the Employee all Severance Benefits or Change of Control Benefits due under this Agreement, and fails to cure such failure within 60 days of receiving written notice from the Employee, then the Company shall forfeit all right to enforce this Section 7.

8. Miscellaneous.

8.1 Assignment; Successors; Binding Agreement. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party, except that any right, title or interest of the Company arising out of this Agreement may be assigned to any corporation or entity controlling, controlled by, or under common control with the Company, or succeeding to the business and substantially all of the assets of the Company or any affiliates for which the Employee performs substantial services. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns. The Company shall obtain from any successor or other person or entity acquiring a majority of the Company’s assets or Units a written agreement to perform all terms of this Agreement.

8.2 Modification and Waiver. Except as otherwise provided below, no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is duly approved by the Board and is agreed to in writing by the Employee and such officer(s) as may be specifically authorized by the Board to effect it. No waiver by any party of any breach by any other party of, or of compliance with, any term or condition of this Agreement to be performed by any other party, at any time, will constitute a waiver of similar or dissimilar terms or conditions at that time or at any prior or subsequent time.

8.3 Entire Agreement. This Agreement, together with any attendant or ancillary documents, specifically including, but not limited to (a) all documents referenced in this Agreement and (b) the written policies and procedures of the Company, embodies the entire understanding of the parties hereto, and, upon the Effective Date, will supersede all other oral or written agreements or understandings between them regarding the subject matter hereof[, including the Prior Agreement]10; provided, however, that if there is a conflict between any of the terms in this Agreement and the terms in any award agreement between the Company and the Employee pursuant to any long-term incentive plan, the terms of this Agreement shall govern. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter of this Agreement, has been made by either party which is not set forth expressly in this Agreement or the other documents referenced in this Section 8.3.

8.4 Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Texas other than the conflict of laws provision thereof.

[10]	NTD: Only for Messrs. Rottino and Walker.

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8.5 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Disputes. In the event of any dispute, controversy or claim between the Company and the Employee arising out of or relating to the interpretation, application or enforcement of the provisions of this Agreement, the Company and the Employee agree and consent to the personal jurisdiction of the state and local courts of Harris County, Texas and/or the United States District Court for the Southern District of Texas, Houston Division for resolution of the dispute, controversy or claim, and that those courts, and only those courts, shall have any jurisdiction to determine any dispute, controversy or claim related to, arising under or in connection with this Agreement. The Company and the Employee also agree that those courts are convenient forums for the parties to any such dispute, controversy or claim and for any potential witnesses and that process issued out of any such court or in accordance with the rules of practice of that court may be served by mail or other forms of substituted service to the Company at the address of its principal executive offices and to the Employee at the Employee’s last known address as reflected in the Company’s records.

(b) Waiver of Right to Jury Trial.

THE COMPANY AND THE EMPLOYEE HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY TO ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AS WELL AS TO ALL CLAIMS ARISING OUT OF THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR TERMINATION THEREFROM INCLUDING, BUT NOT LIMITED TO:

(i) Any and all claims and causes of action arising under contract, tort or other common law including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation and invasion of privacy.

(ii) Any and all claims and causes of action arising under any federal, state or local law, regulation or ordinance, including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, the Pregnancy Discrimination Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act and all corresponding state laws.

(iii) Any and all claims and causes of action for wages, employee benefits, vacation pay, severance pay, pension or profit sharing benefits, health or welfare benefits, bonus compensation, commissions, deferred compensation or other remuneration, employment benefits or compensation, past or future loss of pay or benefits or expenses.

8.6 Withholding of Taxes. The Company will withhold from any amounts payable under the Agreement all federal, state, local or other taxes as legally will be required to be withheld.

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8.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

To the Company:

[

                                  ]

To the Employee:

At the address reflected in the Company’s written records.

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

8.8 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

8.10 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of the Agreement, and will not be deemed to limit, characterize, or affect in any way the provisions of the Agreement, and all provisions of the Agreement will be construed as if no headings had been used in the Agreement.

8.11 Construction. As used in this Agreement, unless the context otherwise requires: (a) the terms defined herein will have the meanings set forth herein for all purposes; (b) references to “Section” are to a section hereof; (c) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (d) “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (e) “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety of this Agreement and not to any particular section or other subdivision hereof or attachment hereto; (f) references to any gender include references to all genders; and (g) references to any agreement or other instrument or statute or regulation are referred to as amended or supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

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8.12 Capacity; No Conflicts. The Employee represents and warrants to the Company that: (a) the Employee has full power, authority and capacity to execute and deliver this Agreement, and to perform the Employee’s obligations hereunder, (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time, or both, would not) result in the breach of any agreement or other obligation to which the Employee is a party or is otherwise bound, and (c) this Agreement is the Employee’s valid and binding obligation, enforceable in accordance with its terms. The Employee warrants and represents that the Employee has actual authority to enter into this Agreement as the authorized act of the indicated entities.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[LINN OPERATING, INC.]
By:
Name:
Title:
EMPLOYEE
[Executive Name]
For the limited purposes set forth herein:
[LINN ENERGY, INC.]
By:
Name:
Title:

[Signature Page to Employment Agreement]

FINAL VERSION

Appendix I

Additional Terms Applicable to Class I Units

1. Waterfall. Linn LLC will have a waterfall consistent with the following: (i) an amount equal to the Company Group Emergence Value will first be allocated/distributed to holders of equity other than Class I Units (“Other Equity Holders”); (ii) an amount equal to the Aggregate Priority Catchup (as defined below) will be allocated/distributed to holders of Class I Units (“Class I Unit Holders”); and (iii) residual amounts will be allocated/distributed to Other Equity Holders and Class I Unit Holders relative their respective aggregate distribution percentages (i.e., 96.5% to Other Equity Holders and 3.5% to Class I Units Holders, if all Class I Units are issued and outstanding). For this purpose, the “Aggregate Priority Catchup” is equal to the amount distributed to Other Equity Holders pursuant to clause (i), divided by the aggregate distribution percentage applicable to Other Equity Holders.

2. Optional Conversion. Class I Unit Holders may elect to convert such Class I Units on a value-for-value basis at any time. If such Class I Units are unvested at the time of conversion, the property received in exchange shall be subject to the same vesting conditions as applicable to the Class I Units, including that any applicable performance condition has been satisfied. Converting holders may elect to receive Company Class A Stock having a fair market value (based on the closing value of the Company Class A Stock on the day before conversion) equal to the liquidation value of the Class I Units. All Company Class A Stock issued to an Employee shall be registered and freely transferable. Notwithstanding the foregoing, a Class I Unitholder must convert any Class I Units (i) before the second anniversary of any Qualifying Termination or (ii) within 180 days of any other termination of employment.

Exhibit B

LINN Exit Facility Term Sheet

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Linn Energy, LLC

Take Back Paper Term Sheet (the “Term Sheet”)

Capitalized terms used herein, but not otherwise defined herein, shall have the meanings ascribed to such terms in the Sixth Amended and Restated Credit Agreement dated as of April 24, 2013 among Linn Energy, LLC, as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, the Lenders named therein, and the other Agents party thereto, as amended by that certain First Amendment dated as of October 30, 2013, that certain Second Amendment dated as of December 13, 2013, that certain Third Amendment dated as of April 30, 2014, that certain Fourth Amendment dated as of August 6, 2014, that certain Fifth Amendment dated as of September 10, 2014, that certain Sixth Amendment dated as of May 12, 2015, that certain Seventh Amendment dated as of October 21, 2015 and that certain Eighth Amendment dated as of April 12, 2016 (the “Existing Credit Agreement”).

Restructuring

Restructuring

Linn Energy, LLC (“Linn”) and its subsidiaries are debtors and debtors in possession in Chapter 11 cases (the “Restructuring”) pending in the United States Bankruptcy Code in the Southern District of Texas (the “Bankruptcy Court”).

The claims owing under the Existing Credit Agreement shall be treated as set forth in a plan of reorganization to be agreed by and among Linn, on behalf of itself and certain of its subsidiaries, the Administrative Agent under the Existing Credit Agreement, the Lenders under the Existing Credit Agreement party thereto and other creditors of Linn (as amended from time to time in accordance with the terms thereof, the “Plan”).

The date on which all of the conditions precedent set forth below under “Conditions Precedent to Closing” have been satisfied or otherwise waived shall be referred to herein as the “Closing Date”.

Borrower	Linn Energy, LLC or a newly formed entity reasonably satisfactory to the Lenders (the “Borrower”).[1]

Guarantors	All direct and indirect restricted subsidiaries of the Borrower that have been organized under the laws of the United States of America or one of its fifty states or the District of Columbia and that will exist as of the Closing Date[2] or that are formed or acquired during the term of the New LINN Loans and any direct parent[3] of the Borrower, subject to customary exceptions to be mutually agreed by the parties.

Sole Lead Arranger and Sole Bookrunner	Wells Fargo Securities, LLC (“Wells Fargo Securities” and, in such capacity, the “Arranger”).

Administrative Agent	Wells Fargo Bank, National Association (“Wells Fargo Bank” and, in such capacity, the “Administrative Agent”).

[1]	New entities and final structure in the plan shall be reasonably satisfactory to Lenders.
[2]	For the avoidance of doubt, Berry will not be a Subsidiary of the Borrower upon the Plan Effective Date or the Closing Date.
[3]	NTD: Structure should include a Parent Holdco in which investors hold equity.

Lenders	Lenders under the Existing Credit Facility (the “Lenders”).

Exit Financing Documents	The New LINN Loans will be documented in exit financing documents that are substantially consistent with the Existing Credit Agreement except as mutually agreed by the parties and as otherwise set forth in the Term Sheet including loan agreements, guarantees, promissory notes, borrowing base certificates, compliance and other certificates, engagement letter, fee letter, intercreditor agreement, and collateral documents required to grant and perfect the Administrative Agent’s first priority security interest in the collateral, including without limitation, security agreements, pledge agreements, financing statements, mortgages, deposit account control agreements, security account control agreements, and intellectual property security agreements (“Exit Financing Documents”).

Term Loan

New LINN Term Loan	Term loan in the amount of $300 million (the “New LINN Term Loan”), provided, that, with respect to any asset sales in excess of $5 million in the aggregate per transaction or series of related transactions prior to the Closing Date, the New LINN Term Loan amount shall be reduced by an amount equal to 75% of the net cash proceeds from such asset sales (and in the event the New LINN Term Loan amount is reduced to zero on account of such asset sales, the Commitment Amount, the Conforming Borrowing Base and the Total Borrowing Base under the New LINN Revolving Loan shall be reduced by an amount equal to 75% of the net cash proceeds from such additional asset sales. Amounts prepaid may not be reborrowed.

Interest Rate	LIBOR + 750 bps.

Amortization	Quarterly amortization, with each principal payment below to be made on each applicable quarter end of March 31, June 30, September 30 and December 31, with accrued but unpaid interest, as follows:

Quarterly Payments	Quarterly Amortization

March 31, 2017 through December 31, 2017	$6.25 million each ($25 million in the aggregate)

March 31, 2018 through December 31, 2018	$9.375 million each ($37.5 million in the aggregate)

March 31, 2019 through March 31, 2021 Maturity Date	$12.5 million each ($112.5 million in the aggregate) Bullet Payment of all remaining outstanding balance.

Maturity Date	The earlier of (i) the date that is one day prior to the fourth anniversary of the Closing Date and (ii) June 30, 2021.

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Ranking	Senior Secured First Priority Liens pari passu with the New LINN Revolving Loan.

Revolving Loan

New LINN Revolving Loan

Revolving loan in the amount of the lesser of (i) a $1.4 billion commitment (the “Commitment Amount”), and (ii) the borrowing base, which shall be initially $1.4 billion, as such amount may be reduced pursuant to Borrowing Base Redeterminations (as defined below) that result in modifications to the Total Borrowing Base and the Conforming Borrowing Base and other modifications as provided herein, composed of two tranches as follows (the “New LINN Revolving Loan”):

1.      Conforming Tranche in an initial amount of $1.4 billion (the “Conforming Tranche”); and

2.      Non-Conforming Tranche in an initial amount of $0.0 (the “Non-Conforming Tranche”) and thereafter subject to the Non-Conforming Borrowing Base.

Amounts prepaid on the New LINN Revolving Loan may be reborrowed from time to time except as set forth herein and as mutually agreed in the Exit Financing Documents.

The New Linn Term Loan and the New Linn Revolving Loan shall be referred to herein collectively as the “New Linn Loans.”

Interest Rate	(a) Conforming Tranche: LIBOR + 350 bps. (b) Non-Conforming Tranche: LIBOR + 550 bps.

Commitment Fee	An amount per annum equal to 0.5% times an amount equal to the average daily difference between (a) the Total Borrowing Base and (b) the aggregate outstanding balance of the Conforming Tranche and Non-Conforming Tranche.

Borrowing Base

Substantially the same as the Existing Credit Agreement.

“Total Borrowing Base” shall be in an initial amount of $1.4 billion (as may be reduced as contemplated under the heading “New LINN Term Loans”) and shall be subject to further reductions on account of asset sales as set forth in Section 2(b) and Section 2(c) under the heading “Application of Payments”.

“Conforming Borrowing Base” shall be in an initial amount of $1.4 billion (as may be reduced as contemplated under the heading “New LINN Term Loans”) and shall be subject to Borrowing Base Redeterminations and other adjustments as set forth herein.

“Non-Conforming Borrowing Base” shall be in an initial amount of $0.0 and thereafter shall be equal to the difference between the Total Borrowing Base and the Conforming Borrowing Base.

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Scheduled Redeterminations

Borrowing Base Redeterminations shall commence with a year-end Borrowing Base Redetermination to be effective April 1, 2018 and a year end Borrowing Base Redetermination each year to be effective each April 1 thereafter. The year-end Borrowing Base Redetermination shall be based on a third-party engineering report dated as of December 31 of the prior year, which report shall be delivered to the Administrative Agent no later than March 1. The interim Borrowing Base Redetermination shall become effective annually on October 1, based on an internally prepared engineering report dated as of June 30 and submitted annually by the Administrative Agent no later than September 1.

Commencing April 1, 2018 (the “Specified Redetermination Date”), the New LINN Revolving Loan shall be subject to semi-annual redetermination of the Conforming Borrowing Base based on a third-party engineering report with respect to the spring redetermination and an internally prepared engineering report with respect to the fall redetermination as set forth below (each a “Borrowing Base Redetermination”), which shall determine the respective amounts of the Conforming Borrowing Base and the Non-Conforming Borrowing Base. Upon the effective date of each Borrowing Base Redetermination, all outstanding Conforming Tranche New LINN Loans in excess of the Conforming Borrowing Base, shall be reallocated to the Non-Conforming Tranche. Each Borrowing Base Redetermination shall be subject to a Borrowing Base Required Lender vote.

Additional Borrowing Base Redeterminations shall be implemented upon (a) the request of the Borrowing Base Required Lenders or (b) the request of the Borrower; provided, however, there shall not be more than one additional Borrowing Base Redetermination per year at the request of the Borrowing Base Required Lenders (a “Lender Wild Card Redetermination”) and there shall not be more than one additional Borrowing Base Redetermination per year at the request of the Borrower. There shall be no Lender or Borrower Wild Card Redetermination prior to the Specified Redetermination Date.

At each redetermination, the Borrowing Base Required Lenders shall set the Conforming Borrowing Base, and the Non-Conforming Borrowing Base shall be adjusted accordingly.

Additional Redeterminations	In addition to the scheduled Borrowing Base Redeterminations, there shall be an additional Borrowing Base Redetermination upon (a) any sale of assets in a single transaction or series of transactions in accordance with the Section 2(b) and Section 2(c) under the heading “Application of Payments”, or (b) any acquisition of oil and gas properties to which proven reserves are associated, in the case of clause (b), in an aggregate amount equal to five percent (5.0%) of the applicable Conforming Borrowing Base, in which case the Total Borrowing Base, the Conforming Borrowing Base and the aggregate principal amount of the New LINN Revolving Loan shall be reduced as set forth below under “Application of Payments” in the case of a disposition or increased in accordance with the mechanics set forth above in the case of an acquisition.

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Amortization	No amortization.

Maturity Date

(a)    Conforming Tranche Maturity Date: the earlier of (i) the date that is one day prior to the fourth anniversary of the Closing Date and (ii) June 30, 2021.

(b)    Non-Conforming Tranche Maturity Date: the earlier of (i) the date that is one day prior to the date that is three years and six months after the Closing Date and (ii) December 31, 2020.

Ranking	Senior Secured First Priority Liens pari passu with the New LINN Term Loan.

Terms Applicable to Term Loan and Revolving Loan

Financial Covenants

Limited to:

(a)    Asset coverage ratio of 1.1:1.0 (PV-10 from Proven Reserves: Total Debt, based on Strip Pricing (defined as the average of NYMEX over the preceding 90 days and calculated as of the last Borrowing Base Redetermination Date) with a maximum of 40% from properties not constituting proved developed producing or proved developed non-producing properties) tested on (i) the date of each scheduled Borrowing Base Redetermination commencing with the first scheduled Borrowing Base Redetermination and (ii) the date of each additional Borrowing Base Determination done in conjunction with an asset sale.

(b)    Maximum Total Net Debt to LTM EBITDAX ratio (“Leverage Ratio”) as follows (beginning with the fiscal quarter ending March 31, 2018):

Period	Leverage Ratio
March 31, 2018 through December 31, 2018	6.75x

March 31, 2019 through March 31, 2020	6.5x

June 30, 2020 and thereafter	4.5x

Where:

“Total Net Debt” means the aggregate amounts outstanding under the New LINN Loans net of cash held in accounts subject to account control agreements in favor of the Administrative Agent or accounts maintained at the Administrative Agent (including any such cash or accounts constituting cash collateral for letters of credit); and

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“EBITDAX” shall be calculated consistent with the Existing Credit Agreement on a trailing 12-month basis and normalized for acquisitions and divestitures, and positive and negative non-cash items shall be excused.

Mandatory Prepayments

Limited to the following, in each case, subject to customary and mutually agreed exclusions:

(a)    Proceeds of a Sale of Assets, including volumetric production payments (as further set forth in the Section entitled “Application of Payments” below);

(b)    During such time as New LINN Term Loans or the Non-Conforming Tranche of the New LINN Revolving Loans remain outstanding, Insurance or Condemnation Proceeds in excess of $10 million per casualty event and subject to reinvestment rights for a period of 365 days as may be extended by 180 days if a binding commitment has been entered into for the application thereof;

(c)    [Reserved];

(d)    During such time as New LINN Term Loans remain outstanding, Proceeds of an Issuance of Debt, other than Debt expressly permitted by the Exit Financing Documents;

(e)    Swap proceeds to the extent any Borrowing Base Deficiency results from the unwinding or liquidation thereof;

(f)     [Reserved];

(g)    [Reserved]; and

(h)    Upon a change of control (definition to be mutually agreed) the obligations under the Exit Financing Documents shall be due and payable.

Anti-Hoarding Provision	“Consolidated Cash Balance” shall mean, at any time, the aggregate amount of cash and cash equivalents, marketable securities, treasury bonds and bills, certificates of deposit, investments in money market funds and commercial paper, in each case, held or owned by (whether directly or indirectly), credited to the account of, or otherwise reflected as an asset on the balance sheet of, the Borrower and the Guarantors less Excluded Funds less amounts designated to be paid as purchase price under a binding acquisition agreement within thirty days of the relevant measurement date less any issued checks or initiated wires or ACH transfers less certain other amounts as may be agreed by the Administrative Agent and the Borrower.

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If, at any time New LINN Revolving Loans or letters of credit are outstanding, the Consolidated Cash Balance exceeds $[                        ] as of the end of every five business days (ending on the Friday (or such other business day of each week as the Administrative Agent and Borrower may agree of every week commencing with the first full week after the Closing Date (the “Consolidated Cash Measurement Date”), then the Borrower shall, within one business day, prepay the New LINN Revolving Loans (with application to such tranche as the Borrower may elect) in an aggregate principal amount equal to such excess, and if any excess remains after prepaying all of the New LINN Revolving Loans to the extent there is any letter of credit exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to the remainder of such excess to be held as cash collateral for such letter of credit exposure.

No breakage shall be payable with respect to and no prepayment notice shall be required for a prepayment made under this provision.

Any amounts repaid under this provision shall be available for reborrowing.

Application of Payments

Except as set forth below, any prepayments shall be applied pro rata to the New LINN Loans

1. [Reserved]

2. Asset Sale Proceeds (including the equity of restricted subsidiaries):

(a) If (i) the value of the assets or group of assets sold is less than $10 million in the aggregate per transaction or series of related transactions or (ii) during such time as the New LINN Term Loans have been paid in full and Non-Conforming Revolving Loans have been paid in full and terminated, the value of the assets or group of assets sold do not trigger the Conforming Borrowing Base Trigger), there shall be no required prepayment of the New LINN Loans or any required additional Borrowing Base Redetermination.

(b) During such time as New LINN Term Loans are outstanding and/or the Non-Conforming Tranche of the New LINN Revolving Loans have not been terminated, if the value of the assets or group of assets sold is equal to or greater than $10 million per transaction or series of related transactions, the net cash proceeds shall be applied to the New LINN Loans as follows: (i) the Conforming Borrowing Base and the Total Borrowing Base shall each be reduced to the extent the assets sold were given credit in calculating the Conforming Borrowing Base (it being agreed and understood that any such resulting reduction shall be a permanent reduction in the Total Borrowing Base and shall require consent from 100% of Lenders in order to increase the Total Borrowing Base), (ii) the amount of the asset sale proceeds in an amount equal to the Conforming Borrowing Base deficiency existing as a result of the reduction in the Conforming Borrowing Base due to the sale of such assets shall be applied to the Conforming Tranche of the New LINN Revolving Loan (it being agreed and understood that the Borrowing Base redetermination in connection with such asset sale shall not exceed the

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lesser of (a) the net cash proceeds received from the sale of such assets or (b) the Conforming Borrowing Base value attributable to such assets), and (iii) amounts in excess of the amounts paid pursuant to clause (ii) above shall be applied against the New LINN Loans, as elected by the Borrower in its sole discretion, subject to reinvestment rights for a period of 365 days as may be extended by 180 days if a binding commitment has been entered into for the application thereof; provided, in the case of clause (iii), there shall be no permanent reduction of the New LINN Revolving Loans in the amount of such payment.

(c) During such time as the New LINN Term Loans have been paid in full and the Non-Conforming Tranche of the New LINN Revolving Loans have been paid in full and terminated, if the value of the assets or group of assets sold to which proven reserves are associated is equal to or greater than 5% of the then applicable Conforming Borrowing Base when combined with all other asset sales performed since the last Scheduled Borrowing Base Redetermination (the “Conforming Borrowing Base Trigger”), the net cash proceeds shall be applied to the New LINN Loans as follows: (i) the Conforming Borrowing Base and the Total Borrowing Base shall each be reduced to the extent the assets sold were given credit in calculating the Conforming Borrowing Base (it being agreed and understood that any such resulting reduction shall be a permanent reduction in the Total Borrowing Base and shall require consent from 100% of Lenders in order to increase the Total Borrowing Base), and (ii) the amount of the asset sale proceeds in an amount equal to the Conforming Borrowing Base deficiency existing as a result of the reduction in the Conforming Borrowing Base due to the sale of such assets shall be applied to the Conforming Tranche of the New LINN Revolving Loans (it being agreed and understood that the Borrowing Base redetermination in connection with such asset sale shall not exceed the lesser of (a) the net cash proceeds received from the sale of such assets or (b) the Conforming Borrowing Base value attributable to such assets).

(d) To the extent set forth above payments made pursuant to Asset Sales are required to be applied to the Term Loans, the Borrower may direct that such payments be made to amortization payments in direct order of maturity.

3. Voluntary Prepayments: Voluntary prepayments shall be applied as directed by the Borrower.

Collateral

The New LINN Loans shall be secured by first priority, perfected liens and security interests on substantially all personal and real property assets of the Borrower and the guarantors, including without limitation, a first priority, perfected lien on:

(a)    at least 95% of total proved reserves of the Borrower and the guarantors as set forth in the most recent reserve report delivered to the Administrative Agent

(b)    all present and future capital stock or other membership or partnership equity ownership or profit interests (collectively, “Equity Interests”) owned or held of record or beneficially by each of the Borrower and each Guarantor;

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(c)    all tangible and intangible personal property and assets of the Borrower and Guarantors (including, without limitation, all equipment, inventory and other goods, accounts, licenses, contracts, intellectual property and other general intangibles (including hedges and swap agreements), deposit accounts, securities accounts and other investment property and cash); and

(d)    all products, profits, and proceeds of the foregoing,

in each case, subject to customary exceptions substantially consistent with the Existing Credit Agreement except as mutually agreed by the Lenders and the Borrower and as otherwise set forth in the Term Sheet.

For the avoidance of doubt, all deposit accounts and securities accounts (excluding accounts used solely for (i) payroll to the extent not having a balance exceeding one payroll period at any time, (ii) tax withholding accounts, (iii) benefit trust accounts, (iv) zero balance accounts, (v) petty cash accounts containing less than a to be mutually agreed amount, (vi) royalty payment accounts and (vii) working interest accounts (the “Excluded Funds”)) of the Borrower and Guarantors shall be subject to control agreements in form and substance reasonably satisfactory to the Administrative Agent and the Borrower.

Representations and Warranties	Limited to the representations and warranties in the Existing Credit Agreement to the extent relevant, except as mutually agreed by the Lenders and the Borrower and as otherwise set forth in the Term Sheet, each subject to exceptions that are usual and customary for transactions of this type as mutually agreed by the Lenders and the Borrower (to be applicable to the Borrower and each Guarantor). Additional representations and warranties related to the new structure and entities shall be agreed upon and included in the Exit Financing Documents.

Affirmative Covenants	Limited to affirmative covenants set forth in the Existing Credit Agreement to the extent relevant, except as mutually agreed by the Lenders and Borrower, and as otherwise set forth in the Term Sheet, each as subject to limitations and modifications as are usual and customary for transactions of this type as mutually agreed by the Lenders and the Borrower (to be applicable to the Borrower and each Guarantor), Additional affirmative covenants related to the new structure and entities shall be agreed upon and included in the Exit Financing Documents.

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Negative Covenants

Limited to the following, each as subject to exceptions that are usual and customary for transactions of this type as mutually agreed by the Lenders and the Borrower (to be applicable to the Borrower and each Guarantor):

(a)    prohibition on dividends on, and redemptions and repurchases of, equity interests and other restricted payments and distributions (“Restricted Payments”), subject to mutually agreed exceptions for (i) Subsidiary dividends to its direct parent that is a Borrower or a Guarantor, (ii) tax dividends and (iii) other customary baskets and builder baskets to be mutually agreed; notwithstanding the foregoing, Borrower will be permitted to make Restricted Payments if all of the following criteria are met pro forma for such Restricted Payment immediately prior to and after making such Restricted Payment: (a) Borrower has elected to terminate the Non-Conforming Tranche permanently and the Term Loan has been paid in full, (b) Leverage Ratio is less than 2.5x, and (c) availability under the Conforming Tranche is at least twenty percent (20%) of the Conforming Borrowing Base.

(b)    prohibition on indebtedness and guarantees, other than (i) ordinary course permitted indebtedness as mutually agreed in the Exit Financing Documents and (ii) other unsecured indebtedness as long as (A) the Non-Conforming Tranche has been terminated and the Term Loan has been paid in full and (B) the Total Borrowing Base is reduced by 25 cents for every dollar of unsecured indebtedness principal incurred (junior lien debt will not be permitted without amendment subject to Majority Lender consent and intercreditor agreements satisfactory to the Administrative Agent in its sole discretion);

(c)    prohibition on liens (other than customary mechanic’s and materialman’s liens, trade liens and other customary exceptions), including for junior lien debt to the extent permitted pursuant to clause (b) above;

(d)    limitations on hedging substantially identical to the Existing Credit Agreement (including with respect to the exceptions set forth in Section 9.16(h) of the Existing Credit Agreement);

(e)    limitations on sale-leaseback transactions;

(f)     limitations on loans and investments;

(g)    limitations on winding up, dissolutions, mergers, acquisitions and asset sales (subject to exceptions substantially consistent with the Existing Credit Agreement);

(h)    limitations on transactions with affiliates;

(i)     limitations on changes in business conducted by the Borrower and its subsidiaries and limitations on creation and formation of new subsidiaries;

(j)     limitations on amendments of governance documents, debt and other material agreements;

(k)    customary limitations on any holding company structure (if applicable);

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(l)     Cash Management and Control Agreements; and

(m)   Limitation on use of Proceeds (no margin stock);

(n)    other included in the Existing Credit Agreement or as mutually agreed by the Borrower and the Lenders in the Exit Facility Documentation .

Additional negative covenants related to the new structure and entities shall be agreed upon and included in the Exit Financing Documents.

Hedging

Covenant to enter into hedging arrangements satisfying the minimum volumes set forth below within 120 days after the Closing Date (or such later date as agreed in writing by the Majority Lenders):

(a) 50% of reasonably expected PDP of oil and natural gas during the first calendar year following the Closing Date;

(b) 33% of reasonably expected PDP of oil and natural gas during the second calendar year following the Closing Date; and

(c) 25% of reasonably expected PDP of oil and natural gas during the third calendar year following the Closing Date.

For the avoidance of doubt, the foregoing covenant shall be a one-time covenant post-emergence and shall not be an on-going requirement of the business; provided, however, that the hedges entered into shall be maintained for the three year period specified subject to replacements of such hedges and roll-offs of such hedges in connection with an asset sale.

Events of Default	Limited to the events of default in the Existing Credit Agreement to the extent relevant, except as mutually agreed by the Lenders and Borrower or as otherwise set forth in the Term Sheet, in each case subject to limitations and modifications as are usual and customary for transactions of this type as mutually agreed by the Lenders and the Borrower (to be applicable to the Borrower and each Guarantor). Additional defaults and events of default related to the new structure and entities shall be agreed upon and included in the Exit Financing Documents.

Majority Lenders

Lenders holding greater than 50% of (a) commitments in respect of the New LINN Loans plus (b) to the extent any commitments have been used, New LINN Loans extended under such commitments;

provided, however, if there are three or fewer Lenders, then all Lenders shall constitute the Majority Lenders;

provided, further, that for purposes of any amendment that directly and adversely affects the rights or obligations of just Lenders of the New LINN Term Loans, the Majority Lenders shall mean Lenders holding greater than 50% of (a) commitments in respect of the New LINN Term Loans plus (b) to the extent any such commitments have been used, New LINN Term Loans extended under such commitments

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provided, further, that for purposes of any amendment that directly and adversely affects the rights or obligations of just Lenders of the Conforming Tranche of New LINN Revolving Loans, the Majority Lenders shall mean Lenders holding greater than 50% of (a) commitments in respect of the Conforming Tranche of New LINN Revolving Loans plus (b) to the extent any such commitments have been used, the Conforming Tranche of New LINN Revolving Loans extended under such commitments;

provided, further, that for purposes of any amendment that directly and adversely affects the rights or obligations of just Lenders of the Non-Conforming Tranche of New LINN Revolving Loans, the Majority Lenders shall mean Lenders holding greater than 50% of (a) commitments in respect of the Non-Conforming Tranche of New LINN Revolving Loans plus (b) to the extent any such commitments have been utilized, the Non-Conforming Tranche of New LINN Revolving Loans extended under such commitments; and

provided, further, that for purposes of any amendment that directly and adversely affects the rights or obligations of just Lenders of the New LINN Revolving Loans, the Majority Lenders shall mean Lenders holding greater than 50% of (a) commitments in respect of the New LINN Revolving Loans plus (b) to the extent any such commitments have been used, the New LINN Revolving Loans extended under such commitments.

Borrowing Base Required Lenders	Lenders holding 66-2/3% of the total commitments of all Lenders in respect of the New LINN Revolving Loans.

Required Lenders	Lenders holding 66-2/3% of the total commitments of all Lenders under the Exit Financing Documents.

Reporting Requirements

Limited as set forth below:

Audited year-end financial statements;

(a)    Quarterly unaudited financial statements (other than the last quarter of any fiscal year);

(b)    Annual budgets;

(c)    Defaults, Events of Default;

(d)    Quarterly Compliance Certificates;

(e)    Quarterly Reports of new hedges entered into, modifications to hedge positions and reporting of mark-to-market positions by trade and by counterparty (subject to the exceptions set forth in the Existing Credit Agreement);

(f)     Other applicable notices including without limitation those required by the Existing Credit Agreement, to the extent applicable;

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(g)    Other notices as otherwise mutually agreed in the Exit Financing Documents; and

(h)    Any report, document or notice delivered to the shareholders, including reporting consistent with requirements of a public company, in each case delivered contemporaneously with delivery to the shareholders or board of directors.

(i)     To the extent not covered above, other reporting requirements under the Existing Credit Agreement to the extent relevant.

Conditions Precedent to Closing

Limited to the following conditions precedent on the closing date; provided that additional closing conditions related to the new structure and entities shall be agreed upon and included in the Exit Financing Documents.:

(a)    The Plan, including without limitation, organizational structure, tax and securities law treatment and, if not LINN, the Borrower, shall be reasonably satisfactory in all respects to the Administrative Agent and the Consenting Lenders and shall have been confirmed and entered by the Bankruptcy Court.

(b)    The Plan Effective Date shall have occurred;

(c)    All Exit Financing Documents shall have been executed and delivered in form and substance reasonably satisfactory to the Administrative Agent, the Required Lenders and the Borrower with such original signatures and copies as the Administrative Agent may require; provided, however, if the Borrower has not received initial drafts of any collateral documentation by on or prior to 30 days prior to the Closing Date, then the terms of the Exit Financing Documents will not impair availability of the Facilities on the Closing Date if a perfected security interest in any such collateral (the security interest in respect of which cannot be perfected by means of the filing of a UCC financing statement, the making of a federal intellectual property filing or delivery of possession of capital stock or other certificated security of domestic entities) is not able to be provided on the Closing Date after Borrower’s use of commercially reasonable efforts to do so, in which case, the perfection of such security interest in such collateral will not constitute a condition precedent to the availability of the Facilities on the Closing Date, but a security interest in such collateral will be required to be perfected (or delivery of documentation necessary to establish such perfection will be required) no later than 30 days after the Closing Date pursuant to arrangements to be mutually agreed between Borrower and the Administrative Agent (or by such later date as the Administrative Agent may agree to in its sole discretion).

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(d)    All corporate, limited liability company or limited partnership approvals necessary to authorize the New LINN Loans and the transactions contemplated by the Exit Financing Documents and the Plan shall be satisfactory to and have been delivered by each Borrower and Guarantor to the Administrative Agent, together with a certificate of the secretary, officer, manager or general partner of such Borrower or Guarantor attaching and certifying (i) such resolutions or consents, (ii) a long form certificate of good standing or other comparable status in the jurisdiction of organization or formation of such Borrower or Guarantor, (iii) a copy of the certificate or articles of organization or formation certified by the Secretary of State or other comparable body of the jurisdiction of organization or formation of such Borrower or Guarantor, (iv) a copy of the bylaws, operating agreement or partnership agreement of such Borrower or Guarantor, and (v) a certificate of incumbency for each individual authorized to execute the Exit Financing Documents.

(e)    Customary legal opinions of counsel to the Borrowers in form and substance reasonably satisfactory to Administrative Agent and its counsel;

(f)     The Borrower and each Guarantor shall have obtained all required material consents from any governmental or regulatory agency and all required material third party consents;

(g)    Pursuant to the Plan, the lenders under the Existing Credit Agreement shall have received a cash payment on account of prepetition Indebtedness in an aggregate amount not less than the sum of (i) $500 million from cash equity contributions at closing plus (ii) other amounts from Linn’s cash on hand (net of Chapter 11 and transaction expenses) consistent with the Plan and subject to the cash hoarding requirements set forth herein;

(h)    The Administrative Agent shall have received a certificate of the chief executive officer or chief financial officer of the Borrower that all of the representations and warranties in the Exit Financing Documents are true and correct in al material respects, no Default or Event of Default shall have occurred or be continuing either before or will result from the making of the New LINN Loans or the transactions contemplated by the Exit Financing Documents and all of the conditions precedent have been satisfied or waived in accordance with the terms of the Exit Financing Documents.

(i)     The Administrative Agent shall have received a certificate of the chief financial officer that the Borrower and each Guarantor is solvent.

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(j)     The Administrative Agent and the Lenders shall have received all fees and other expenses due and payable, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder;

(k)    The Administrative Agent shall have received an ACORD evidence of insurance certificate evidencing coverage of the Borrower, Guarantors and their respective subsidiaries and naming the Administrative Agent in such capacity for the Lenders as additional insured on all liability policies and loss payee on all property insurance policies;

(l)     The Administrative Agent shall have UCC-3s for the Borrower and Guarantor to be filed in each such person’s state of incorporation or formation and received all possessory pledged collateral, including without limitation, pledged equity certificates and intercompany notes; and the Administrative Agent and its counsel shall be satisfied that such liens are first priority perfected liens (subject only to agreed permitted liens);

(m)   All of the representations and warranties in the Exit Financing Documents are true and correct in all material respects and no Default or Event of Default shall have occurred or be continuing either before or as a result from the making of the New LINN Loans;

(n)    Delivery of customary borrowing notice; and

(o)    Minimum cash equity contribution of $530 million.

Conditions to All Borrowings

The following conditions shall be satisfied for all borrowings and conditions shall be limited to the following conditions after the initial borrowing in all subsequent borrowings:

(a) All of the representations and warranties in the Exit Financing Documents are true and correct in all material respects and no Default or Event of Default shall have occurred or be continuing either before or as a result from the making of the New LINN Loans;

(b) Delivery of customary borrowing notice in the form specified in the Exit Financing Documents;

(c) A Material Adverse Effect shall not have occurred or be continuing either before or as a result from the making of the New LINN Loans; and

(d) After giving pro forma effect to such borrowing, the projected Consolidated Cash Balance as of the immediately following Consolidated Cash Measurement Date shall not exceed the greater of an amount to be mutually agreed and a percentage of the then current Conforming

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Borrowing Base to be mutually agreed as determined in good faith by the Borrower and certified by the Borrower as being based on estimates and assumptions that the Borrower believes in good faith to be reasonable at the time made (it being agreed and understood that no assurances can be given that projected results will be realized).

Assignments and Participations	Provisions relating to assignments and participations shall be substantially the same as the Existing Credit Agreement and shall include prohibitions on the assignment to affiliates of the Borrower; provided that the Borrower shall be permitted, subject to liquidity tests to be mutually agreed, to repurchase the New Term Loans in the open market from the holders of the Term Loans to the extent such New Term Loans are purchased by the Borrower and immediately retired.

Bail-In Requirements	The LSTA model form of European Union Bail-In Provisions will be incorporated.

Expense Reimbursement	Substantially the same as the Existing Credit Facility.

Indemnification	Substantially the same as the Existing Credit Facility.

Governing Law	State of Texas.

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Exhibit C

Backstop Commitment Letter

Execution Version

October 7, 2016

Linn Energy, LLC

JPMorgan Chase Tower

600 Travis St #5100

Houston, TX 77002

Backstop Commitment Letter

Ladies and Gentlemen:

Linn Energy, LLC (the “Company”), and its direct and indirect subsidiaries other than Berry Petroleum Company, LLC (“Berry”) and Linn Acquisition Company, LLC (“LAC”) (Linn Energy, LLC, together with its direct and indirect subsidiaries other than Berry and LAC and each of their respective subsidiaries, each a “Debtor” and, collectively, the “Debtors”) filed on May 11, 2016 voluntary cases under title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as now in effect or hereinafter amended, and the rules and regulations promulgated hereunder, the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas, Victoria Division (together with any court with jurisdiction over such cases, the “Bankruptcy Court”), which cases are being jointly administered under the case number 16-60040 (DRJ) (the “Chapter 11 Cases”). Each of the Debtors has continued to operate its business as a debtor and debtor in possession during its Chapter 11 Case. The Debtors have requested that certain holders of unsecured notes of the Debtors that are signatories hereto as of the date hereof (the “Initial Unsecured Commitment Parties”) and that certain holders of second lien notes of the Debtors that are signatories hereto as of the date hereof (the “Initial Secured Commitment Parties” and, together with the Initial Unsecured Commitment Parties, the “Initial Commitment Parties”) “backstop” equity rights offerings to be consummated through a joint chapter 11 plan of reorganization for the Debtors upon the terms and conditions set forth on Exhibit A hereto (such Exhibit, hereinafter referred to as the “Term Sheet”). Each Initial Unsecured Commitment Party and each entity that, after the date hereof and in accordance with this Commitment Letter, becomes a Joining Unsecured Commitment Party (as defined below) pursuant to Section 6 hereof or as to which a Unsecured Backstop Commitment (as defined below) is transferred pursuant to the second paragraph of Section 7 hereof, is referred to herein, individually, as an “Unsecured Commitment Party” and, collectively, as the “Unsecured Commitment Parties.” Each Initial Secured Commitment Party and each entity that, after the date hereof and in accordance with this Commitment Letter, becomes a Joining Secured Commitment Party (as defined below) pursuant to Section 6 hereof or as to which a Secured Backstop Commitment (as defined below) is transferred pursuant to the second paragraph of Section 7 hereof, is referred to herein, individually, as a “Secured Commitment Party” and, collectively, as the “Secured Commitment Parties.” The Secured Commitment Parties, together with the Unsecured Commitment Parties, are referred to herein as the “Commitment Parties”. Capitalized terms used in this Commitment Letter (this “Commitment Letter”) that are not otherwise defined shall have the meanings ascribed to such terms in the Term Sheet. The term “Business Day” as used herein shall mean any day, other than a Saturday, Sunday or legal holiday, as defined in Bankruptcy Rule 9006(a).

The Term Sheet provides, among other things:

(a) that each holder of Allowed LINN Unsecured Notes Claims, as of the record date set therefor, shall be granted rights (the “Unsecured Subscription Rights”) entitling such holder to subscribe for up to its pro rata share of a number of common shares of a newly-formed Delaware corporation or other entity, in each case, as provided for in the Term Sheet (the “Shares”) in a rights offering (the “Unsecured Rights Offering”, and such Shares offered thereunder, the “Unsecured Rights Offering Shares”), which Unsecured Rights Offering Shares, collectively, will reflect an aggregate purchase price of $319,004,408 calculated by multiplying the number of Shares offered in the Unsecured Rights Offering by a price per Share reflective of the Plan Value less a 20% discount thereto (the “Purchase Price”). All holders of Allowed LINN Unsecured Notes Claims shall have the right, but not the obligation, to participate in the Unsecured Rights Offering as provided in the Term Sheet; and

(b) that each holder of Allowed LINN Second Lien Notes Claims, as of the record date set therefor, shall be granted rights (the “Secured Subscription Rights” and, together with the Unsecured Subscription Rights, the “Subscription Rights”) entitling such holder to subscribe for up to its pro rata share of a number of Shares in a rights offering (the “Secured Rights Offering” and, together with the Unsecured Rights Offering, the “Rights Offerings”, and such Shares offered under the Secured Rights Offering, the “Secured Rights Offering Shares” and, together with the Unsecured Rights Offering Shares, the “Rights Offering Shares”) which Secured Rights Offering Shares, collectively, will reflect an aggregate purchase price of $210,995,592 calculated by multiplying the number of Shares offered in the Secured Rights Offering by the Purchase Price. All holders of Allowed LINN Second Lien Notes Claims shall have the right, but not the obligation, to participate in the Secured Rights Offering as provided in the Term Sheet.

1. Backstop Commitment.

(a) Each Unsecured Commitment Party (i) shall fully exercise all Unsecured Subscription Rights that are issued to it pursuant to the Unsecured Rights Offering and duly purchase all Unsecured Rights Offering Shares issuable to it pursuant to such exercise at the Purchase Price (each an “Unsecured Subscription Rights Commitment” and, collectively, the “Unsecured Subscription Rights Commitments”) and (ii) agrees to purchase (on a several and not joint basis) the Unsecured Rights Offering Shares (based on a price per Share equal to Plan Value less a 25% discount thereto (the “Discounted Backstop Price”)) that are not purchased as part of the Unsecured Rights Offering by holders of Allowed LINN Unsecured Notes Claims that are not Unsecured Commitment Parties (together with any additional Shares, at the Discounted Backstop Price, issued on account of such unpurchased Unsecured Rights Offering Shares to account for the Discounted Backstop Price at which the unpurchased Shares are to be sold), in accordance with the percentage set forth on Schedule IA hereto opposite the name of such Unsecured Commitment Party, as the percentage on such Schedule IA may be adjusted from time to time in accordance with Section 6 and Section 7 hereof (as to each Unsecured

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Commitment Party, its “Unsecured Backstop Commitment Percentage”), on the terms and subject to the conditions set forth in this Commitment Letter and in the Term Sheet (each an “Unsecured Backstop Commitment” and, collectively, the “Unsecured Backstop Commitments”). The Unsecured Subscription Rights Commitment together with the Unsecured Backstop Commitment of an Unsecured Commitment Party are referred to herein as the “Unsecured Commitment” of such Unsecured Commitment Party, and, collectively with the Unsecured Commitment of each other Unsecured Commitment Party, the “Unsecured Commitments”.

(b) Each Secured Commitment Party (i) shall fully exercise all Secured Subscription Rights that are issued to it pursuant to the Secured Rights Offering and duly purchase all Secured Rights Offering Shares issuable to it pursuant to such exercise at the Purchase Price (each a “Secured Subscription Rights Commitment” and, collectively, the “Secured Subscription Rights Commitments”) and (ii) agrees to purchase (on a several and not joint basis) the Secured Rights Offering Shares (based on the Discounted Backstop Price) that are not purchased as part of the Secured Rights Offering by holders of Allowed LINN Second Lien Notes Claims that are not Secured Commitment Parties (together with any additional Shares, at the Discounted Backstop Price, issued on account of such unpurchased Secured Rights Offering Shares to account for the Discounted Backstop Price at which the unpurchased Shares are to be sold), in accordance with the percentage set forth on Schedule IB hereto opposite the name of such Secured Commitment Party, as the percentage on such Schedule IB may be adjusted from time to time in accordance with Section 6 and Section 7 hereof (as to each Secured Commitment Party, its “Secured Backstop Commitment Percentage”), on the terms and subject to the conditions set forth in this Commitment Letter and in the Term Sheet (each a “Secured Backstop Commitment” and, collectively, the “Secured Backstop Commitments”). The Secured Subscription Rights Commitment together with the Secured Backstop Commitment of a Secured Commitment Party are referred to herein as the “Secured Commitment” of such Secured Commitment Party, and, collectively with the Secured Commitment of each other Secured Commitment Party, the “Secured Commitments”. The Secured Backstop Commitments, together with the Unsecured Backstop Commitments are referred to herein as the “Backstop Commitments”. The Secured Commitments, together with the Unsecured Commitments, are referred to herein as the “Commitments”.

(c) The Commitment Parties and, by countersigning this Commitment Letter, the Debtors, hereby agree to cooperate, negotiate in good faith and seek to execute promptly following the date hereof a long-form “backstop commitment agreement” (including any exhibits and schedules thereto, hereinafter collectively referred to as the “Backstop Commitment Agreement”) on terms consistent with the Term Sheet, containing such other terms as are customary for transactions of this type and mutually acceptable and otherwise in form and substance acceptable to the Requisite Commitment Parties and the Debtors, provided, that the parties hereto acknowledge that the only conditions precedents or termination provisions to be included in the Backstop Commitment Agreement shall be as reflected in the Term Sheet. Upon its execution and approval by an order entered by the Bankruptcy Court, the Backstop Commitment Agreement shall supersede this Commitment Letter.

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2. Certain Conditions.

The obligations of the Debtors to issue the Rights Offering Shares (together with any additional Shares issued on account of any unpurchased Rights Offering Shares to account for the Discounted Backstop Price at which the unpurchased Shares are to be sold) and the Commitment Parties to purchase their Commitments hereunder shall be subject to the execution and delivery by the Commitment Parties and the Debtors of the Backstop Commitment Agreement, which shall be on terms consistent with the Term Sheet, containing such other terms as are customary for transactions of this type and mutually acceptable, and otherwise in form and substance acceptable to the Requisite Commitment Parties and the Debtors, provided, that the parties hereto acknowledge that the only conditions precedents or termination provisions to be included in the Backstop Commitment Agreement shall be as reflected in the Term Sheet.

3. Termination.

This Commitment Letter shall terminate (i) automatically, without further action or notice by any person, upon the execution and delivery of the Backstop Commitment Agreement by the Company and each Initial Commitment Party and each other additional Commitment Party, if any, that joins this Commitment Letter pursuant to Section 6 or Section 7 hereof, (ii) upon written notice by the Company or the Requisite Commitment Parties if the Backstop Commitment Agreement is not executed and delivered by the Company and each Initial Commitment Party and each other additional Commitment Party, if any, that joins this Commitment Letter pursuant to Section 6 or Section 7 hereof within ten (10) Business Days following the date hereof, provided that such date may be extended by an additional ten (10) Business Days with the prior written consent of the Requisite Commitment Parties and the Company (such date, as may be extended as provided in this clause (ii), the “Outside Date”), (iii) upon written notice by the Company if the board of directors of the Company determines that continued performance under this Commitment Letter (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties under applicable law (as reasonably determined by the board of directors of the Company in good faith after consultation with outside legal counsel and based on the advice of such counsel), (iv) if the Restructuring Support Agreement, dated the date hereof, among the Debtors, the Commitment Parties and the other parties hereto, is (A) terminated by the Debtors with respect to all other parties thereto, then upon written notice by the Company with respect thereto or hereto or (B) terminated by the Required Consenting LINN Noteholders (as defined therein) in accordance with the terms thereof, then upon written notice by the Requisite Commitment Parties or (v) upon written notice by the Company, on the one hand, or the Requisite Commitment Parties, on the other hand, as applicable, of such termination if the other parties have materially breached their representations, warranties or covenants contained herein and such breach is not otherwise cured by the breaching party within (five) 5 Business Days of receipt of written notice of such breach from the non-breaching party. Additionally, this Commitment Letter may be terminated and the transactions contemplated hereby may be abandoned at any time by mutual written consent of the Company and the Requisite Commitment Parties. Upon any termination pursuant to the terms herein, this Commitment Letter shall forthwith become void and there shall be no further obligations or liabilities on the part of the Debtors or the Commitment Parties; provided that the Debtors’ reimbursement obligations pursuant to Section 4 of this Commitment Letter (subject to the terms and conditions specified under “Expense Reimbursement” in the Term Sheet), the Backstop Commitment Premium and indemnification obligations pursuant to Section 5 of this Commitment Letter shall survive the termination of this Commitment Letter indefinitely and shall remain in full force and effect, in each case so long as the BCA Approval Order has been entered by the Bankruptcy Court prior to the date of termination.

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4. Fees.

The Debtors shall reimburse the fees and expenses of the Commitment Parties set forth under “Expense Reimbursement” in the Term Sheet, in accordance with the terms and conditions specified in the Term Sheet, so long as the BCA Approval Order has been entered by the Bankruptcy Court prior to the date of termination. If this Commitment Letter is terminated and the BCA Approval Order shall not have been entered prior to the date of such termination, nothing contained herein shall limit or restrict (i) the Commitment Parties from seeking allowance and payment of such fees and expenses of the Commitment Parties as administrative expenses of the Debtors’ estates under the Bankruptcy Code, including under Sections 503(b) and 507 thereof or (ii) the Debtors’ right to object thereto.

5. Indemnification.

(a) If following the date hereof any action, suit or proceeding (related to or arising from this Commitment Letter or the transactions contemplated hereby or any claim, challenge, litigation, investigation or proceeding relating to any of the foregoing) shall be commenced against, or any claim or demand (related to or arising from this Commitment Letter or the transactions contemplated hereby) shall be asserted against any of the Commitment Parties by a third-party, then the Debtors together with their successors, on a joint and several basis, (each, an “Indemnifying Party”) shall indemnify, defend and hold harmless each Commitment Party and each of such Commitment Party’s affiliates and each of their respective officers, directors, managers, partners, stockholders, employees, advisors, agents and other representatives and any affiliate of the foregoing, and each of its respective successors and permitted assigns (each, an “Indemnified Party”) from and against, and shall promptly reimburse each Indemnified Party for, all losses, damages, liabilities, costs and expenses, including, without limitation, interest, court costs and reasonable attorneys’ fees and expenses arising or resulting from or in connection with any such action, suit or proceeding by a third-party (collectively, “Indemnified Liabilities”); provided, however that Indemnified Liabilities shall exclude any portion of such losses, damages, liabilities, costs or expenses found by a final, non-appealable judgment of a court of competent jurisdiction to arise from an Indemnified Party’s gross negligence, willful misconduct or fraud.

(b) Each Indemnified Party entitled to indemnification hereunder shall (i) give prompt written notice to the Indemnifying Party of any claim with respect to which it seeks indemnification or contribution pursuant to this Commitment Letter and (ii) permit such Indemnifying Party to assume the defense of such claim with counsel selected by the Indemnified Party and reasonably satisfactory to the Indemnifying Party; provided, however, that any Indemnified Party entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (x) the Indemnifying Party has agreed in writing to pay such fees and expenses, (y) the Indemnifying Party shall have failed to assume the defense of such claim within 20 days of delivery of the written notice of the Indemnified Party with respect to such claim or failed to employ counsel selected by such

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Indemnifying Party and reasonably satisfactory to such Indemnified Party or (z) in the reasonable judgment of such Indemnified Party, based upon advice of its counsel, a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such claims (in which case, if the Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense of such claim on behalf of such Indemnified Party). In connection with any settlement negotiated by an Indemnifying Party, no Indemnifying Party shall, and no Indemnified Party shall be required by an Indemnifying Party to, (i) enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the Indemnified Party of a release from all liability in respect to such claim or litigation, (ii) enter into any settlement that attributes, by its terms, liability to the Indemnified Party, or (iii) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. In addition, without the consent of the Indemnified Party (which consent shall not be unreasonably withheld), no Indemnifying Party shall be permitted to consent to entry of any judgment or enter into any settlement which provides for any action on the part of the Indemnified Party other than the payment of money damages which are to be paid in full by the Indemnifying Party. If an Indemnifying Party fails or elects not to assume the defense of a claim pursuant to clause (y) above, or is not entitled to assume or continue the defense of such claim pursuant to clause (z) above, the Indemnified Party shall have the right without prejudice to its right of indemnification hereunder to, in its discretion, exercise in good faith and upon advice of counsel its rights to contest, defend and litigate such claim and may settle such claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable; provided, however that at least 10 days prior to any settlement, written notice of its intention to settle is given to the Indemnifying Party. If requested by the Indemnifying Party, the Indemnified Party agrees (at no expense to the Indemnified Party) to cooperate with the Indemnifying Party and its counsel in contesting any claim that the Indemnifying Party elects to contest.

6. Joinders.

Commencing on the date hereof, and continuing until the fifth Business Day thereafter, any entity that is (a) a member of the Ad Hoc Group of Unsecured Noteholders may, subject to the consent of the Initial Unsecured Commitment Parties holding at least 66 2/3% of the Unsecured Commitments or (b) a member of the Ad Hoc Group of Second Lien Noteholders may, subject to the consent of the Initial Secured Commitment Parties holding at least 66 2/3% of the Secured Commitments, pursuant to a joinder agreement substantially in the form attached hereto as Annex A (a “Joinder Agreement”), agree to join in and become bound by this Commitment Letter as a Commitment Party having an Unsecured Backstop Commitment Percentage and/or Secured Backstop Commitment Percentage, as applicable, at such Joining Commitment Party’s (as defined below) option, not to exceed its applicable Maximum Backstop Commitment Percentage (as defined below), and upon delivery by such entity and the Company of a duly executed Joinder Agreement, such entity shall be fully bound as an Unsecured Commitment Party (a “Joining Unsecured Commitment Party”) and/or as a Secured Commitment Party (a “Joining Secured Commitment Party” and, all such Joining Unsecured Commitment Parties and Joining Secured Commitment Parties being collectively referred to herein as “Joining Commitment Parties”) hereunder for all purposes of this Commitment Letter,

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provided, that (i) the Joining Commitment Party is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the “Securities Act”) or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, and shall have provided the Debtors evidence of the foregoing to the Debtors’ reasonable satisfaction, (ii) the Joining Commitment Party shall have provided to the Debtors proof of its holdings of Allowed LINN Second Lien Notes Claims and/or Allowed LINN Unsecured Notes Claims that is reasonably satisfactory to the Debtors, (iii) the Joining Commitment Party shall have delivered to the Debtors a duly executed joinder to the Restructuring Support Agreement, and (iv) the Joining Commitment Party shall have deposited with an agent of the Debtors or into an escrow account under arrangements satisfactory to the Debtors funds sufficient, in the reasonable determination of the Debtors, to satisfy such Joining Commitment Party’s Commitment, unless the Debtors shall have determined, in their reasonable discretion, that the Joining Commitment Party is capable of fulfilling such obligations. Upon the entry by the Joining Commitment Party into a Joinder Agreement in accordance with the foregoing, the Company shall update (x) Schedule IA hereto to reflect the Joining Commitment Parties’ Unsecured Backstop Commitment Percentage and/or Schedule IB hereto to reflect the Joining Commitment Parties’ Secured Backstop Commitment Percentage, as applicable, with a corresponding decrease pro rata in the Unsecured Backstop Commitment Percentages and/or Secured Backstop Commitment Percentages, as applicable, of the Initial Commitment Parties party hereto as of the date of entry into the Joinder Agreement, and such updates shall not constitute an amendment to this Commitment Letter. The Company shall provide a copy of any such Joinder Agreement and any updates to Schedules IA and IB hereto to counsel to the Commitment Parties promptly, and in any event within one (1) Business Day following the entry into a Joinder Agreement.

The “Maximum Backstop Commitment Percentage” of any Joining Commitment Party shall be equal to the quotient, expressed as a percentage, of the Allowed LINN Second Lien Notes Claims or Allowed LINN Unsecured Notes Claims, as applicable, held by the Joining Commitment Party divided by the aggregate amount of all Allowed LINN Second Lien Notes Claims or Allowed LINN Unsecured Notes Claims outstanding, respectively.

7. Transfer and Assignment; Third Party Beneficiaries.

Commitment Parties shall not be entitled to transfer, directly or indirectly, all or any portion of their Backstop Commitments except as expressly provided in this Section 7. Each Commitment Party shall have the right to transfer, directly or indirectly, all or any portion of its Backstop Commitment to (i) any investment fund the primary investment advisor to which is such Commitment Party or an affiliate thereof (an “Affiliated Fund”) or (ii) one or more special purpose vehicles that are wholly owned by one or more of such Commitment Party and its Affiliated Funds, created for the purpose of holding such Backstop Commitment or holding debt or equity of the Debtors, provided, that such Commitment Party either (A) shall have provided an adequate equity support letter or a guarantee of such special purpose vehicle’s Backstop Commitment in form and substance reasonably acceptable to the Debtors or (B) shall remain obligated to fund such Backstop Commitment; provided, further that such special purpose vehicle shall not be related to or affiliated with any portfolio company of such Commitment Party or any of its affiliates or Affiliated Funds (other than solely by virtue of its affiliation with such Commitment Party) and the equity of such special purpose vehicle shall not be directly or indirectly transferable other than to such entities described in clauses (i) or (ii) above, and in

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such manner as such Commitment Party’s Backstop Commitment is transferable pursuant to this paragraph (each of the entities referred to in clauses (i) and (ii) above, an “Ultimate Purchaser”). In each case of a Commitment Party’s transfer of all or any portion of its Backstop Commitment pursuant to this paragraph, (1) the Ultimate Purchaser shall have provided a written agreement to the Debtors and counsel to the Commitment Parties under which it (x) confirms that it is an “accredited investor” within the meaning of Rule 501(a) of the Securities Act or a “qualified institutional buyer” within the meaning of Rule 144A of the Securities Act, (y) agrees to purchase such portion of such Commitment Party’s Backstop Commitment and (z) agrees to be fully bound by, and subject to, this Commitment Letter as a Commitment Party hereto, and (2) the transferring Commitment Party and the Ultimate Purchaser shall have duly executed and delivered to the Debtors written notice of such transfer; provided, however, that no such transfer shall relieve the transferring Commitment Party from any of its obligations under this Commitment Letter. Notwithstanding anything to the contrary, the terms “Initial Commitment Party” and “Initial Commitment Parties” shall include any Ultimate Purchaser pursuant to the provisions of this paragraph.

In addition to transfers pursuant to the preceding paragraph, each Commitment Party shall have the right to transfer, directly or indirectly, all or any portion of its Backstop Commitment to any other entity; provided, that (i) with respect any such transfer of a Backstop Commitment to a single transferee, the amount of such Backstop Commitment, as compared to the aggregate Backstop Commitment of all Commitment Parties (the “Aggregate Backstop Commitment Percentage”) is no less than 0.2%, or all of the Backstop Commitment of such Commitment Party or the Backstop Commitment of any fund or account on behalf of which such Commitment Party is acting if such Commitment Party, fund or account holds a Backstop Commitment representing less than 0.2% of the Aggregate Backstop Commitment Percentage of all Commitment Parties (ii) with respect to any transferee that is not a Commitment Party, such transferee agrees, pursuant to a Joinder Agreement, to be bound by the obligations of such Commitment Party under this Commitment Letter, and each of such Commitment Party, such transferee and the Company shall have duly executed and delivered to each other a copy of such Joinder Agreement, and (iii) with respect to any transferee that is a Commitment Party, such transferee and the transferring Commitment Party shall have duly executed and delivered to the Debtors written notice of such transfer in form and substance reasonably acceptable to the Debtors, and the Debtors shall have delivered countersigned copies of such notice to such transferee and the transferring Commitment Party and to counsel to the Commitment Parties, and provided, further, that (except with respect to a transfer to an Initial Commitment Party) (i) either the Debtors, acting in good faith, shall have determined, in their reasonable discretion after due inquiry and investigation, that the proposed transferee is reasonably capable of fulfilling such obligations, or, (ii) absent such a determination, the proposed transferee shall have deposited with an agent of the Debtors or into an escrow account under arrangements satisfactory to the Debtors funds sufficient, in the reasonable determination of the Debtors, to satisfy such proposed transferee’s Backstop Commitment. Upon compliance with this paragraph, the transferring Commitment Party shall be deemed to relinquish its rights (and be released from its obligations, except for any claim for breach of this Commitment Letter that occurs prior to such transfer) under this Commitment Letter to the extent of such transferred rights and obligations, and the transferee shall be fully bound as a Commitment Party hereunder for all purposes of this Commitment Letter. Any transfer made in violation of this paragraph shall be deemed null and

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void ab initio and of no force or effect, regardless of any prior notice provided to the Debtors or any Commitment Party, and shall not create any obligation or liability of any Debtor or any other Commitment Party to the purported transferee. Upon the effectiveness of any transfer of all or a portion of a Backstop Commitment pursuant to this Section 7, the Company shall update Schedule IA and/or Schedule IB hereto, as applicable, to reflect such transfer, and such updates shall not constitute an amendment to this Commitment Letter. The Company shall provide a copy of any such transfer notice, Joinder Agreement or other agreement entered into in connection with any transfers pursuant to this Section 7, together with any updates to Schedules IA and/or IB hereto, to counsel to the Commitment Parties promptly, and in any event within one (1) Business Day following receipt by the Company of any such agreement or notice or the date of any such update, as applicable.

Except as provided in this Section 7, neither this Commitment Letter nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the Company and the Requisite Commitment Parties, which consent shall not be unreasonably withheld, conditioned or delayed, and any purported assignment in violation of this Section 7 shall be void ab initio.

Except as provided in Section 5 of this Commitment Letter with respect to the Indemnified Party, this Commitment Letter is not intended to and does not confer upon any person other than the parties hereto any rights or remedies under this Commitment Letter.

8. Representations and Warranties.

(a) Each of the Initial Commitment Parties severally and not jointly represents and warrants to the Debtors as follows:

(i) Such Initial Commitment Party has been duly organized or formed, as applicable, and is validly existing in good standing under the applicable laws of its jurisdiction of organization or formation. Such Initial Commitment Party has the requisite power and authority to enter into, execute and deliver this Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Commitment Letter. This Commitment Letter has been duly and validly executed and delivered by such Initial Commitment Party and, assuming due and valid execution hereof by the Company, constitutes its valid and binding obligation, enforceable against such Initial Commitment Party in accordance with its terms. Such Initial Commitment Party has, and will have on the dates its Commitments hereunder are required to be performed, sufficient funds available to purchase its Commitments hereunder on the terms contemplated by this Commitment Letter and the Term Sheet and to consummate the other transactions contemplated by this Commitment Letter and the Term Sheet.

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(b) The Company represents and warrants to the Initial Commitment Parties as follows:

(i) The Company has been duly organized and is validly existing as a limited liability company in good standing under the applicable laws of the State of Delaware. The Company has the requisite power and authority to enter into, execute and deliver this Commitment Letter and to perform its obligations hereunder and has taken all necessary action required for the due authorization, execution, delivery and performance by it of this Commitment Letter. This Commitment Letter has been duly and validly executed and delivered by the Company and, subject to entry of any required orders of the Bankruptcy Court, and assuming valid execution hereof by the Initial Commitment Parties, constitutes its valid and binding obligation, enforceable against the Company in accordance with its terms.

9. Confidentiality. Except as may be required by law or the Bankruptcy Court, the Company agrees to keep confidential and not provide or disclose any of (i) the Unsecured Backstop Commitment Percentages set forth in Schedule IA hereto or (ii) the Secured Backstop Commitment Percentages set forth in Schedule IB hereto, except in each case as provided herein.

10. Specific Performance.

The parties hereto agree that irreparable damage would occur if any provision of this Commitment Letter were not performed in accordance with the terms hereof and that the parties hereto shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of this Commitment Letter or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in this Commitment Letter, no right or remedy described or provided in this Commitment Letter is intended to be exclusive or to preclude a party hereto from pursuing other rights and remedies to the extent available under this Commitment Letter, at law or in equity.

11. Governing Law; Jurisdiction.

This Commitment Letter shall be governed and construed in accordance with the laws of the State of New York without application of any choice of law provisions that would require the application of the laws of another jurisdiction. The parties hereto consent and agree that any action to enforce this Commitment Letter or any dispute, whether such dispute arises in law or equity, arising out of or relating to this Commitment Letter and the agreements, instruments and documents contemplated hereby shall be brought exclusively in the Bankruptcy Court. The parties consent to and agree to the exclusive jurisdiction of the Bankruptcy Court. Each of the parties hereby waives and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of the Bankruptcy Court, (ii) such party and such party’s property is immune from any legal process issued by the Bankruptcy Court or (iii) any litigation or other proceeding commenced in the Bankruptcy Court is brought in an inconvenient forum.

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12. Amendments.

This Commitment Letter represents the final agreement and the entire understanding among the parties hereto with respect to the subject matter hereof and may not be contradicted by evidence of prior or contemporaneous agreements and understandings of the parties. There are no unwritten oral agreements or understandings between the parties relating to the subject matter hereof. This Commitment Letter may only be modified, amended or supplemented as provided by the Term Sheet, or by an agreement signed by the Company and the Requisite Commitment Parties, provided, that (a) any Commitment Party’s prior written consent shall be required for any amendment that would, directly or indirectly: (i) increase the amount of such Commitment Party’s Commitment, (ii) modify such Commitment Party’s Unsecured Backstop Commitment Percentage or Secured Backstop Commitment Percentage (other than as described herein pursuant to Section 6 and Section 7), (iii) increase the Discounted Backstop Price or the Purchase Price, or (iv) have a materially adverse and disproportionate effect on such Commitment Party; (b) the prior written consent of each Initial Commitment Party that is still a Commitment Party as of such date of amendment shall be required for any amendment to the definition of “Requisite Commitment Parties” or “Outside Date” herein; and (c) no amendment or modification of the rights or obligations of the Unsecured Commitment Parties or the Secured Commitment Parties or the terms of the Unsecured Rights Offering or the Secured Rights Offering as set forth hereunder may be made unless either (i) such amendments or modifications are applied to the rights or obligations of each of the Unsecured Commitments Parties and the Secured Commitment Parties mutatis mutandis or applied to the terms of the Unsecured Rights Offering and the Secured Rights Offering mutatis mutandis, as applicable or (ii) Unsecured Commitment Parties holding at least 66 2/3% of the aggregate Unsecured Backstop Commitment Percentage and Secured Commitment Parties holding at least 66 2/3% of the aggregate Secured Backstop Commitment Percentage consent to such amendment or modification. Notwithstanding the foregoing, the Schedule IA and IB hereto shall be revised as necessary without requiring a written instrument signed by the Company and the Requisite Commitment Parties to reflect changes in the composition of the Commitment Parties and Unsecured Backstop Commitment Percentages or Secured Backstop Commitment Percentages, as applicable, as a result of joinders and transfers permitted in accordance with the terms and conditions of this Commitment Letter.

13. Counterparts.

This Commitment Letter may be executed in any number of counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to each other party (including via facsimile or other electronic transmission), it being understood that each party need not sign the same counterpart.

14. No Fiduciary Duties.

Notwithstanding anything to the contrary herein, the entry into this Commitment Letter and the transactions contemplated hereby shall not create any fiduciary duties between and among the Commitment Parties or other duties or responsibilities to each other, the Debtors, or any Debtor’s creditors or other stakeholders.

[Signature Page Follows]

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Creditor signature pages redacted

AGREED AND ACCEPTED AS OF THE DATE FIRST SET FORTH ABOVE:
LINN ENERGY, LLC, as Debtor

By:	/s/ David B. Rottino
Name: David B. Rottino
Title: Executive Vice President and Chief Financial Officer

[Signature Page to Backstop Commitment Letter]

SCHEDULE IA – UNSECURED BACKSTOP COMMITMENTS

[Privileged and Confidential]

SCHEDULE IB – SECURED BACKSTOP COMMITMENTS

[Privileged and Confidential]

ANNEX A

FORM OF JOINDER AGREEMENT

This joinder agreement (the “Joinder Agreement”) to Backstop Commitment Letter dated October [•], 2016 (as amended, supplemented or otherwise modified from time to time, the “Agreement”), between the Debtors (as defined in the Agreement) and the Commitment Parties (as defined in the Agreement) is executed and delivered by                     (the “Joining Party”) as of             , 2016 (the “Joinder Date”). Each capitalized term used herein but not otherwise defined shall have the meaning set forth in the Agreement.

Agreement to be Bound. The Joining Party hereby agrees to be bound by all of the terms of the Agreement, a copy of which is attached to this Joinder Agreement as Annex I (as the same has been or may be hereafter amended, restated or otherwise modified from time to time in accordance with the provisions hereof). The Joining Party shall hereafter be deemed to be a “Commitment Party” for all purposes under the Agreement.

Representations and Warranties. The Joining Party hereby severally and not jointly makes the representations and warranties of the Initial Commitment Parties set forth in Section 8(a) of the Agreement to the Debtors as of the date of this Joinder Agreement.

Governing Law. This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without application of any choice of law provisions that would require the application of the laws of another jurisdiction.

[Signature pages follow.]

IN WITNESS WHEREOF, the Joining Party has caused this Joinder Agreement to be executed as of the Joinder Date.

JOINING PARTY

[COMMITMENT PARTY], by and on behalf of certain of its and its affiliates’ managed funds and/or accounts

By:
Name:
Title:

Holdings of Unsecured Notes:

Holdings of Secured Notes:

AGREED AND ACCEPTED AS OF THE
JOINDER DATE:

LINN ENERGY, LLC, as Debtor

By:
Name:
Title:

EXHIBIT A – TERM SHEET

EXECUTION COPY

LINN ENERGY, LLC

BACKSTOP TERM SHEET

This rights offering backstop term sheet (this “Term Sheet”) is not an offer or a solicitation with respect to any securities of Linn Energy, LLC or Newco (as defined in the RSA (as defined below)) or any of the Company’s subsidiaries or affiliates. Any such offer or solicitation shall comply with all applicable securities laws and/or provisions of title 11 of the United States Code (as amended, the “Bankruptcy Code”). This Term Sheet is being provided in connection with that certain Restructuring Support Agreement, dated as of October 7, 2016, by and among Linn Energy, LLC, on behalf of itself and its direct and indirect subsidiaries (collectively, excluding Linn Acquisition Company, LLC and Berry Petroleum Company, LLC and their direct and indirect subsidiaries, the “Company”), certain holders of claims pursuant to the Company’s Sixth Amended and Restated Credit Agreement dated April 24, 2013, and certain holders of notes issued by the Company (together with the restructuring term sheet and other exhibits attached thereto, the “Restructuring Support Agreement” or “RSA”), and sets forth certain principal terms and conditions of the rights offering and backstop transactions contemplated thereby.

Capitalized terms that are used and not otherwise defined herein shall have the meanings given to them in the Restructuring Support Agreement.

RIGHTS OFFERING

Term	Description
Rights Offering:

This Term Sheet describes (a) the proposed rights offering (the “Unsecured Rights Offering”) of a number of shares of common stock (the “Unsecured Rights Offering Shares”) in a newly-formed Delaware corporation (the “Issuer”) for an aggregate purchase price of $319,004,408 at a price per share to be determined using the Plan Value (as defined in the Restructuring Term Sheet (as defined below)) and applying a 20% discount thereto (the “Per Share Price”) and (b) the proposed rights offering (the “Secured Rights Offering” and together with the Unsecured Rights Offering, the “Rights Offerings”) of a number of shares of Issuer common stock (the “Secured Rights Offering Shares” and, together with the Unsecured Rights Offering Shares, the “Rights Offering Shares”), for an aggregate purchase price of $210,995,592 at a price per share equal to the Per Share Price. The aggregate number of Rights Offering Shares shall be reasonably acceptable to the Requisite Commitment Parties (as defined below). The Rights Offering will be conducted by the Company on behalf of the Issuer, which will be formed no more than one business day before the Effective Date, and the Plan (as defined below) will provide that the rights and obligations of the Company hereunder will vest in the Issuer on the Effective Date.

Notwithstanding anything contained herein, the Requisite Commitment Parties will have the right, at any time prior to the Disclosure Statement hearing, to elect to require that (a) the Issuer be organized as a Delaware limited liability company instead of a Delaware corporation, (b) the Issuer be formed and owned by the Debtors prior to the Effective Date, and/or (c) the Debtors use reasonably best efforts to either (i) cause Linn Energy, LLC’s registration under Section 12 of the Exchange Act to be terminated on the Effective Date or as promptly as practicable thereafter or (ii) cause the Issuer to be registered under Section 12 of the Exchange Act (as the “successor issuer” to Linn Energy, LLC or otherwise) on the Effective Date or as promptly as practicable thereafter; provided, however, that if the Debtors determine, in their reasonable discretion, that causing the Issuer to be formed and owned by the Debtors would lead to a material risk of any negative tax consequences to any Debtor (including, but not limited to, a material risk of tax liability at LinnCo LLC), the Debtors shall not be required to form and/or own the Issuer; provided, further, however, that in a case where the Issuer is not formed or owned by the Debtors, the Requisite Commitment Parties may cause the Issuer to be formed by a non-Debtor, non-Commitment Party third party (provided that in the reasonable judgment of the Debtors such formation does not result in a material risk of any negative tax consequences to any Debtor (including, but not limited to, a material risk of tax liability at LinnCo LLC)); provided, further, however, that for the avoidance of doubt, in all cases, the Debtors shall conduct the Unsecured Rights Offering and the Secured Rights Offering, including where the Issuer is not formed or owned by the Debtors (in which case the Debtors shall conduct the Unsecured Rights Offering and the Secured Rights Offering on the Issuer’s behalf), the Issuer shall not be owned by any of the Commitment Parties prior to the closing of the Unsecured Rights Offering and the Secured Rights Offering, the Issuer shall be a successor to the Debtor under the Plan and the Rights Offerings will be exempt from registration under the Securities Act of 1933 pursuant to Section 1145 of the Bankruptcy Code, and the Issuer’s formation documents will provide that the Issuer’s initial board of directors will be constituted on the Effective Date pursuant to the Plan and will be the continuing directors and will adopt resolutions authorizing the Issuer to do all actions required to consummate the Unsecured Rights Offering, the Secured Rights Offering and the Plan.

The Issuer shall form a wholly-owned Delaware limited liability company that will be the issuer of EIP (as defined below) units; provided, however, that if the Issuer is organized as a Delaware limited liability company, the Issuer will be the issuer of the EIP.

The Secured Rights Offering shall be open to all holders of Allowed LINN Second Lien Notes Claims and the Unsecured Rights Offering shall be open to all holders of Allowed LINN Unsecured Notes Claims as of a record date, and shall be implemented in connection with a joint plan of reorganization to be filed for the Debtors in the Chapter 11 Cases (as may be amended, supplemented, or otherwise modified from time to time consistent with the terms of the Restructuring Support Agreement and otherwise reasonably satisfactory to the Requisite Commitment Parties, the “Plan”), which shall be substantially on the terms set forth in the restructuring term sheet attached as Exhibit A to the Restructuring Support Agreement (as amended, supplemented, or otherwise modified from time to time consistent with the terms of the Restructuring Support Agreement, the “Restructuring Term Sheet”).

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The issuance of the Subscription Rights (as defined below) and the issuance of Rights Offering Shares upon the exercise thereof shall be exempt from the registration requirements of the securities laws pursuant to section 1145 of the Bankruptcy Code.

Backstop Commitments:

Subject to the terms and conditions of the Backstop Commitment Letter, dated as of October 7, 2016 (the “Backstop Commitment Letter”):

(i)       in connection with the Unsecured Rights Offering, certain holders of Allowed LINN Unsecured Notes Claims and/or their affiliates party thereto (collectively, together with their Related Transferees (as defined below), the “Initial Unsecured Commitment Parties” and, together with any Additional Commitment Parties (as defined below) under the Unsecured Rights Offering, the “Unsecured Commitment Parties”) have each committed (on a several and not joint basis) (A) to fully exercise all subscription rights issued to it in the Unsecured Rights Offering to purchase Unsecured Rights Offering Shares at the Per Share Price (the “Unsecured Subscription Rights” and such commitment, the “Unsecured Subscription Rights Commitment”), and (B) to purchase its Unsecured Backstop Commitment Percentage (as defined below) of any unsubscribed Unsecured Rights Offering Shares that are not purchased by the holders of Allowed LINN Unsecured Notes Claims that are not Unsecured Commitment Parties as part of the Unsecured Rights Offering at a price per share (the “Discounted Per Share Price”) to be determined using the Plan Value and applying a 25% discount thereto (which, for the avoidance of doubt, will result in a number of shares issued to the Unsecured Commitment Parties greater than the number of unsubscribed Unsecured Rights Offering Shares, to account for the Discounted Per Share Price at which the unsubscribed Unsecured Rights Offering Shares are to be sold) (the “Unsecured Backstop Commitment” and, together with the Unsecured Subscription Rights Commitment, the “Unsecured Commitments”); and

(ii)      in connection with the Secured Rights Offering, certain holders of Allowed LINN Second Lien Notes Claims and/or their affiliates party thereto (collectively, together with their Related Transferees, the “Initial Secured Commitment Parties” and, together with any Additional Commitment Parties under the Secured Rights Offering, the “Secured Commitment Parties”) have each committed (on a several and not joint basis) (A) to fully exercise all subscription rights issued to it in the Secured Rights Offering to purchase

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Secured Rights Offering Shares at the Per Share Price (the “Secured Subscription Rights” and, together with the Unsecured Subscription Rights, the “Subscription Rights” and such commitment, the “Secured Subscription Rights Commitment” and, together with the Unsecured Subscription Rights Commitment, the “Subscription Rights Commitment”), and (B) to purchase its Secured Backstop Commitment Percentage (as defined below) of any unsubscribed Secured Rights Offering Shares that are not purchased by the holders of Allowed LINN Second Lien Notes Claims that are not Secured Commitment Parties as part of the Secured Rights Offering at the Discounted Per Share Price (which, for the avoidance of doubt, will result in a number of shares issued to the Secured Commitment Parties greater than the number of unsubscribed Secured Rights Offering Shares, to account for the Discounted Per Share Price at which the unsubscribed Secured Rights Offering Shares are to be sold) (the “Secured Backstop Commitment” and, together with the Secured Subscription Rights Commitment, the “Secured Commitments”).

The Secured Initial Commitment Parties, together with the Unsecured Initial Commitment Parties are referred to herein as the “Initial Commitment Parties”. The Secured Backstop Commitments, together with the Unsecured Backstop Commitments are referred to herein as the “Backstop Commitments”. The Secured Commitments, together with the Unsecured Commitments, are referred to herein as the “Commitments”.

The obligations of the Initial Commitment Parties under the Backstop Commitment Letter are subject to, among other things, the execution and delivery of the Backstop Commitment Agreement (as defined below) not later than ten (10) business days after execution of the Backstop Commitment Letter, provided that such date may be extended by an additional ten (10) business days with the prior written consent of the Requisite Commitment Parties and the Company.

Backstop Commitment Agreement:

The Commitment Parties and the Debtors shall, subject to the terms and conditions set forth in the Backstop Commitment Letter, enter into an agreement, consistent with this Term Sheet and otherwise in form and substance reasonably acceptable to the Requisite Commitment Parties and the Debtors, setting forth the terms and conditions of the Commitments (the “Backstop Commitment Agreement”).

“Commitment Parties” means the Secured Commitment Parties and the Unsecured Commitment Parties party to the Backstop Commitment Agreement from time to time.

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The amount of (i) each Unsecured Commitment Party’s Backstop Commitment obligation will be based on the percentages (the “Unsecured Backstop Commitment Percentages”) set forth on Schedule 1A to the Backstop Commitment Agreement and (ii) each Secured Commitment Party’s Backstop Commitment obligation will be based on the percentages (the “Secured Backstop Commitment Percentages” and, together with the Unsecured Backstop Commitment Percentages, the “Backstop Commitment Percentages”) set forth on Schedule 1B to the Backstop Commitment Agreement (together with Schedule 1A to the Backstop Commitment Agreement, the “Backstop Commitment Schedules”). The initial Backstop Commitment Schedules will reflect the respective Backstop Commitment Percentages set forth in the Backstop Commitment Letter as in effect at the time the Backstop Commitment Agreement becomes effective.

The initial Backstop Commitment Percentages of the Initial Commitment Parties will be as set forth in the Backstop Commitment Letter, and were derived from (a) with respect to the Secured Backstop Commitment Percentage, the relative amounts of the Allowed LINN Second Lien Notes Claims held by each of the Initial Commitment Parties as of the date hereof and (b) with respect to the Unsecured Backstop Commitment Percentage, the relative amounts of the Allowed LINN Unsecured Notes Claims held by each of the Initial Commitment Parties as of the date hereof. The Backstop Commitment Schedules, as applicable, (including the Backstop Commitment Percentages of the Commitment Parties) will be updated upon the joinder of Additional Commitment Parties (as defined below) or upon the transfer of any Backstop Commitments and in accordance with the Backstop Commitment Agreement. The Backstop Commitment Percentages of each Additional Commitment Party shall be determined by reference to (i) with respect to the Secured Backstop Commitment Percentage, the amount of its Allowed LINN Second Lien Notes Claims as a percentage of the total Allowed LINN Second Lien Notes Claims outstanding as of the date such Additional Commitment Party delivers its duly executed joinder to the Backstop Commitment Letter and Restructuring Support Agreement and (ii) with respect to the Unsecured Backstop Commitment Percentage, the amount of its Allowed LINN Unsecured Notes Claims as a percentage of the total Allowed LINN Unsecured Notes Claims outstanding as of such date.

The issuance of shares of common stock of the Issuer (the “Common Stock”) to the Commitment Parties in respect of the Backstop Commitments shall be exempt from the registration requirements of the securities laws pursuant to Section 4(a)(2) of the Securities Act, or another available exemption from registration.

Additional Commitment Parties:	In addition to the Initial Commitment Parties, other members of the Ad Hoc Group of Unsecured Noteholders and the Ad Hoc Group of Second Lien Noteholders will have the opportunity to become Commitment Parties under the Backstop Commitment Letter as provided in the Backstop Commitment Letter.

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“Additional Commitment Parties” means, collectively, (i) each member of the Ad Hoc Group of Unsecured Noteholders and/or the Ad Hoc Group of Second Lien Noteholders, other than the Initial Commitment Parties, that becomes a Commitment Party under the Backstop Commitment Letter as provided above and (ii) each Person that is a transferee of all or any portion of a Commitment Party’s Backstop Commitment and becomes a Commitment Party under the Backstop Commitment Agreement.

Commitment Party Consent:

“Requisite Commitment Parties” means (a) members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders holding more than sixty-six and two-thirds percent (66-2/3%) of the Allowed LINN Unsecured Notes Claims held by all members of the Steering Committee of the Ad Hoc Group of Unsecured Noteholders and (b) members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders holding more than sixty-six and two-thirds percent (66-2/3%) of the Allowed LINN Second Lien Notes Claims held by all members of the Steering Committee of the Ad Hoc Group of Second Lien Noteholders, in the case of each of (a) and (b), voting as a separate class.

“Ad Hoc Group of Unsecured Noteholders” means that certain ad hoc group of holders of LINN Unsecured Notes represented by Milbank, Tweed, Hadley & McCloy LLP (“Milbank”) and PJT Partners, or any of its members or their affiliates.

“Ad Hoc Group of Second Lien Noteholders” means that certain ad hoc group of holders of LINN Second Lien Notes represented by O’Melveny & Myers LLP (“O’Melveny”) and Intrepid Financial Partners, or any of its members or their affiliates.

“Steering Committee” means, as applicable, (a) the steering committee of the Ad Hoc Group of Unsecured Noteholders as may be constituted from time to time and which shall initially be comprised of the entities set forth in Exhibit B-1 hereto and/or (b) the steering committee of the Ad Hoc Group of Second Lien Noteholders as may be constituted from time to time and which shall initially be comprised of the entities set forth in Exhibit B-2 hereto.

Implementation of the Rights Offering:

The Debtors shall implement the Rights Offerings on behalf of the Issuer through customary subscription documentation and procedures that are in form and substance reasonably acceptable to the Debtors and the Requisite Commitment Parties.

The offering period for the Rights Offerings (the “Offering Period”) shall be reasonably acceptable to the Requisite Commitment Parties.

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The number of shares of Common Stock issued to the Commitment Parties pursuant to the Backstop Commitments (the “Backstop Shares”) will be determined by the rights agent (an agent appointed by the Debtors, and acceptable to the Requisite Commitment Parties, to administer the Rights Offerings) consistent with the terms of the Backstop Commitment Agreement.

Subscription Rights will be exercisable during the Offering Period by completing and returning to the rights agent the applicable subscription form and paying the Per Share Price by wire transfer of immediately available funds to an account designated by the rights agent prior to the expiration of the Offering Period, except that each Commitment Party (except to the extent it has previously been required to fund, and has funded, such amounts in accordance with the terms of the Backstop Commitment Letter or the Backstop Commitment Agreement) shall be permitted to fund its Per Share Price for its exercise of Subscription Rights, together with its Discounted Per Share Price to satisfy its Backstop Commitments, following receipt of written notice from the rights agent advising of the amounts to be funded, and such Commitment Parties may fund to the rights agent or an escrow account established pursuant to terms reasonably satisfactory to the Commitment Parties.

If the Rights Offerings are terminated for any reason, the funded amounts will be refunded to the applicable participant, without interest, as soon as practicable following termination of the Rights Offerings.

The exercise of a Subscription Right will be irrevocable unless the Rights Offerings are not consummated by the date on which the Backstop Commitment Agreement is terminated. There will be no oversubscription rights under the Rights Offerings.

Backstop Commitment Premium:

The Debtors will pay the Commitment Parties on the Effective Date a backstop premium equal to 4.0% of the $530 million committed amount (the “Backstop Commitment Premium”), of which 3.0% will be paid in cash and 1.0% in the form of Common Stock at the Discounted Per Share Price; provided, that to the extent the Backstop Commitment Agreement is terminated for any reason other than by the Company under clause (iv) of its termination rights below, the Debtors shall pay the Backstop Commitment Premium entirely in cash to the Commitment Parties promptly after the date of such termination.

The Backstop Commitment Premium shall be fully earned and nonrefundable as of the date of the BCA Approval Order (as defined below). All amounts payable to the Commitment Parties in their capacities as such for the Backstop Commitment Premium shall be paid pro rata based on the amount of their respective Backstop Commitments (as compared to the aggregate Backstop Commitment of all Commitment Parties) on the Effective Date (or, if applicable, on the date the Backstop Commitment Agreement is terminated).

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The Backstop Commitment Premium and the Expense Reimbursement (as defined below) shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code under the BCA Approval Order (as defined below). The issuance of the Backstop Commitment Premium payable in the form of Common Stock shall be exempt from the registration requirements of the securities laws pursuant to section 1145 of the Bankruptcy Code.

Expense Reimbursement:	In accordance with and subject to the BCA Approval Order (as defined below), the Debtors will pay all reasonably incurred and documented out-of-pocket fees and expenses of all of the attorneys, accountants, other professionals, advisors, and consultants incurred on behalf of the Ad Hoc Group of Unsecured Noteholders and the Ad Hoc Group of Second Lien Noteholders (together, the “Ad Hoc Groups”), whether incurred directly by the relevant Noteholders or on behalf of the Noteholders through the Indenture Trustee, including, (i) in respect of the Ad Hoc Group of Unsecured Noteholders, the fees and expenses of Milbank, Tweed, Hadley & McCloy LLP and PJT Partners Inc., and (ii) in respect of the Ad Hoc Group of Second Lien Noteholders, the fees and expenses of O’Melveny & Myers LLP, Porter Hedges LLP, Intrepid Financial Partners, L.L.C., and W.D. Von Gonten & Co. (such payment obligations, the “Expense Reimbursement”). Unless otherwise ordered by the Bankruptcy Court, no recipient of any payment hereunder shall be required to file with respect thereto any interim or final fee application with the Bankruptcy Court. The Expense Reimbursement accrued through the date on which the BCA Approval Order is entered shall be paid as promptly as reasonably practicable after such date. Thereafter, the Expense Reimbursement shall be payable by the Debtors on a monthly basis. If the RSA or the Backstop Commitment Agreement is terminated for any reason (other than in connection with an Individual Termination Event), the Debtors will no longer be obligated to pay the Expense Reimbursement in respect of any fees incurred after the date of such termination.

Registration Rights:

Each Commitment Party (including their affiliates who hold Common Stock) and each other Noteholder that receives 10% or more of the shares of Common Stock issued under the Plan and/or the Rights Offerings or cannot sell its shares under Rule 144 under the Securities Act without volume or manner of sale restrictions (collectively, the “Registration Rights Agreement Parties”) shall be entitled to customary registration rights with respect to such Common Stock, pursuant to a registration rights agreement to be entered into, as of the Effective Date, by Newco and the Registration Rights Agreement Parties (the “Registration Rights Agreement”).

The Registration Rights Agreement will provide customary piggy-back and demand registration rights to the Registration Rights Agreement Parties (including, without limitation, rights regarding “shelf” registrations and underwritten offerings).

The Registration Rights Agreement shall be in substantially the form to be filed with the Plan Supplement, provided that such form is in form and substance reasonably acceptable to the Company and the Requisite Commitment Parties.

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Transferability of Backstop Commitment:

A Commitment Party may transfer, directly or indirectly, all or any portion of its Backstop Commitment to (i) its affiliated investment funds or (ii) any special purpose vehicle that is wholly-owned by such Commitment Party or its affiliated investment funds, created for the purpose of holding such Backstop Commitment or holding debt or equity of the Debtors, and with respect to which the Commitment Party either (x) has provided an equity support letter or a guarantee of such special purpose vehicle’s Backstop Commitment in form and substance reasonably acceptable to the Company or (y) otherwise remains fully obligated to fund the applicable Backstop Commitment until the consummation of the Plan; provided further, however, that any such special purpose vehicle shall not be related to or affiliated with any portfolio company of such Commitment Party or any of its affiliates or affiliated funds (other than solely by virtue of its affiliation with a Commitment Party), and the sale of the equity of such special purpose vehicle shall be subject to the same transferability restrictions set forth herein (any such transferee, a “Related Transferee”).

Additionally, a Commitment Party may transfer, directly or indirectly, all or any portion of its Backstop Commitment to any other person provided that written notice thereof is provided to the Company, Milbank and O’Melveny, and (a) for any transfer of a Backstop Commitment to a single transferee, the amount of such Backstop Commitment, as compared to the aggregate Backstop Commitment of all Commitment Parties (the “Aggregate Backstop Commitment Percentage”) is no less than 0.2%, or all of the Backstop Commitment of such Commitment Party or the Backstop Commitment of any fund or account on behalf of which such Commitment Party is acting if such Commitment Party, fund or account holds a Backstop Commitment representing less than 0.2% of the Aggregate Backstop Commitment Percentage of all Commitment Parties, (b) for any transferee that is not a Commitment Party, such transferee executes a joinder to the Backstop Commitment Agreement (a copy of which is provided to Milbank and O’Melveny), and (c) for any transferee that is not an Initial Commitment Party, either (i) the Debtor acting in good faith determines that such transferee is reasonably capable of fulfilling such obligations or (ii) absent such a determination, such transferee will be required to deposit with the rights agent or, pursuant to escrow arrangements satisfactory to the Debtors, an amount of funds sufficient, in the reasonable determination of the Debtors, to satisfy its obligations under the Backstop Commitment Agreement.

Failure to Fund Backstop Commitment:	The Backstop Commitment Agreement shall provide that the Commitment Parties agree that any Commitment Party that fails to timely fund its Backstop Commitment (a “Defaulting Commitment Party”) will be liable for the consequences of its breach and that the parties to the Backstop Commitment Agreement can enforce rights of damages and/or specific performance upon the failure to timely fund by the Defaulting Commitment Party.

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Debtors’ Representations and Warranties:

The Backstop Commitment Agreement shall contain customary representations and warranties on the part of the Debtors, including:

•       Corporate organization, qualification and good standing;

•       Requisite corporate power and authority with respect to execution and delivery of transaction documents;

•       Due execution and delivery and enforceability of transaction documents;

•       Equity capitalization [of Linn Energy, LLC’s direct and indirect subsidiaries];[1]

•       [The status of the Common Stock issued in the Rights Offerings and pursuant to the Backstop Commitment Agreement as duly and validly authorized and issued, and fully paid and non-assessable][2];

•       No conflicts with respect to organizational documents;

•       Since December 31, 2015, the Company has filed all required reports, schedules, forms and statements and other documents (including exhibits and other information incorporated therein) (collectively, the “Company SEC Documents”) with the SEC. No Company SEC Document that has been filed prior to the date of such representation, after giving effect to any amendments or supplements thereto and to any subsequently filed Company SEC Documents, in each case filed prior to the date of such representation, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

•       No Material Adverse Effect since December 31, 2015;

•       No material undisclosed relationships with directors, officers or 5% shareholders;

•       No unlawful payments, and compliance with money laundering and sanctions laws;

•       Investment Company Act;

[1]	Include bracketed language if Issuer is not formed and controlled by the Debtors prior to the Effective Date.
[2]	To be included if Issuer is formed and controlled by the Debtors prior to the Effective Date.

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•       As of the time of the execution and delivery by the initial parties thereto of the Backstop Commitment Agreement, the Company is not pursuing, or in discussions or negotiations regarding, any solicitation, offer, or proposal from any Person concerning any actual or proposed Alternative Transaction (as defined below) and, as applicable, has terminated any existing discussions or negotiations regarding any actual or proposed Alternative Transaction; and

•       No broker’s fees.

•       Subject to Material Adverse Effect qualification (provided, that none of the foregoing representations will be subject to such a qualification):

•    Consents and approvals (other than Bankruptcy Court approval);

•    No conflicts (other than with respect to organizational documents);

•    Compliance with laws;

•    Legal proceedings;

•    Labor relations disputes or violations;

•    Rights to intellectual property and no claims of infringement related thereto;

•    Material contracts, including validity, enforceability and status thereof;

•    Real and personal property, including validity of title and absence of liens;

•    Status of real property leases and compliance with obligations thereunder;

•    Compliance with environmental laws and absence of certain environmental liabilities; and

•    Licenses and permits, including possession and status thereof;

•    Tax matters including compliance with tax laws, timely filing and accuracy of tax returns and absence of claims, waivers, extensions and examinations;

•    Compliance with ERISA and other representations related to employee benefit plans, compensation and benefit arrangements and employment matters;

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•    Maintenance of a system of internal control over financial reporting, and disclosure controls and procedures; and

•    Insurance coverage, status of policies and payment of premiums.

None of the representations and warranties set forth above will survive the Effective Date.

Commitment Parties’ Representations and Warranties:

The Backstop Commitment Agreement shall contain customary representations and warranties on the part of the Commitment Parties, to be provided severally and not jointly, including:

•       Corporate organization and good standing;

•       Requisite corporate power and authority with respect to execution and delivery of transaction documents;

•       Due execution and delivery and enforceability of transaction documents;

•       Acknowledgement of no registration under the Securities Act;

•       Acquiring Backstop Shares, if any, for investment purposes, and not with a view to distribution in violation of the Securities Act;

•       No consents or approvals (subject to Material Adverse Effect qualification);

•       No conflicts (subject to Material Adverse Effect qualification, other than representation regarding organizational documents);

•       Accredited investor or qualified institutional buyer;

•       Independent investment decision; and

•       Sufficient funds.

None of the representations and warranties set forth above will survive the Effective Date.

Interim Operating Covenant:	Prior to and through the Effective Date, except as set forth in the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan, or with the written consent of the Requisite Commitment Parties, the Company (x) shall, and shall cause its subsidiaries to, carry on their businesses in the

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ordinary course and use their commercially reasonable efforts to preserve intact their current material business organizations, and preserve their material relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with the Company or its subsidiaries and make any required filing with the Securities and Exchange Commission within the time periods required under the Exchange Act, and (y) shall not, and shall not permit its subsidiaries to, enter into any transactions (including any transactions with, or investment in, Linn Acquisition Company, LLC, Berry Petroleum Company, LLC or any of their direct or indirect subsidiaries) which are material to the Company, other than transactions in the ordinary course of business that are consistent with prior business practices or in accordance with the parameters described in the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan.

For the avoidance of doubt, the following shall be deemed to occur outside of the ordinary course of business of the Debtors and will require the prior written consent of the Requisite Commitment Parties (unless otherwise contemplated by the Backstop Commitment Agreement, the Restructuring Support Agreement or the Plan): (a) any amendment, modification, termination, waiver, supplement, restatement or other change to any material contract (definition to be reasonably agreed) or any assumption of any material contract, (b) entry into, or any amendment, modification, termination, waiver, supplement, restatement or other change to any employment agreement to which any of the Debtors is a party, (c) any (i) termination by the Debtors without cause or (ii) reduction in title or responsibilities, in each case, of the individuals who are as of the date of the Backstop Commitment Agreement the Chief Executive Officer, the Chief Financial Officer or the Chief Operating Officer of Linn Energy, LLC and (d) the adoption or amendment of any management incentive or equity plan by any of the Debtors, except for the EIP (as defined below). Following a request by the Debtors for consent with respect to any operational matter that requires Requisite Commitment Party consent pursuant to this “Interim Operating Covenants” section, if the consent of the Requisite Commitment Parties is not obtained or declined within five (5) business days following the date such request is made in writing and delivered to each of the Ad Hoc Committees (which notice will be deemed delivered if given in writing to Milbank and O’Melveny), such consent shall be deemed to have been granted by the Requisite Commitment Parties.

Effectiveness of Backstop Commitment Agreement:	The Backstop Commitment Agreement and the respective Commitments thereunder shall become effective upon execution and delivery of the Backstop Commitment Agreement by the Company and each Commitment Party; provided that, the Commitments shall be subject to the Conditions Precedent below.

Hedging Program	The Company will consult with the Requisite Commitment Parties in its implementation of its hedging program; provided, that the Company will obtain the written consent (not to be unreasonably withheld) of the Requisite Commitment Parties prior to its implementation of hedging transactions that

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are not consistent with the Final Order Authorizing the Debtors to Enter Into and Perform Under Postpetition Hedging Arrangements entered by the Bankruptcy Court on August 16, 2016. Following a request by the Company for such consent with respect to the implementation of hedging transactions, if the consent of the Requisite Commitment Parties is not obtained or declined within three (3) business days following the date such request is made in writing and delivered to each of the Ad Hoc Committees (which notice will be deemed delivered if given in writing to Milbank and O’Melveny), such consent shall be deemed to have been granted by the Requisite Commitment Parties.

Definitive Forms

The definitive forms of the documents contemplated by the Backstop Commitment Agreement, including the documents contemplated by the employee incentive plan term sheet attached hereto as Exhibit A (the “EIP”), in each case, substantially on the terms and conditions set forth on such term sheet or otherwise in accordance with the Backstop Commitment Agreement, will be substantially agreed to by (and will be reasonably acceptable to) the Company and the Requisite Commitment Parties and filed by the date on which the motion (the “Backstop Agreement Motion”) to be filed by the Debtors seeking approval of the BCA Approval Order (as defined below) is heard by the Bankruptcy Court and the Company and the Requisite Commitment Parties will enter into a letter agreement (the “Pre-Hearing Letter Agreement”) prior to such date acknowledging their agreement to such definitive forms.

On or before the Effective Date, the Company, on the one hand, and the Commitment Parties, on the other hand, will each deliver to the other, copies of the final documents contemplated by the Pre-Hearing Letter Agreement, executed by such party to the extent applicable.

Conditions Precedent:

The Commitments and the Debtors’ obligations to consummate the transactions contemplated in connection therewith will be subject to customary conditions precedent (the “Conditions Precedent”), including:

Conditions Precedent to the Commitments and the Debtors’ obligations:

(i)       the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, approving a disclosure statement with respect to the Plan and approving the procedures with respect to the Rights Offerings and the solicitation with respect to the Plan which are in form and substance reasonably acceptable to the Requisite Commitment Parties (the “Solicitation Order”);

(ii)      the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, confirming the Plan (the “Confirmation Order”) and no order staying the Confirmation Order shall be in effect;

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(iii)     the Effective Date shall have occurred in accordance with the terms and conditions set forth in the Plan and in the Confirmation Order;

(iv)     any applicable HSR waiting period shall have expired and all other regulatory consents and notices shall have been obtained or filed;

(v)      the Bankruptcy Court shall have entered a final order, in form and substance reasonably acceptable to the Requisite Commitment Parties, authorizing the Company (on behalf of itself and the other Debtors) to execute and deliver the Backstop Commitment Agreement, including the authorization of the Backstop Commitment Premium and Expense Reimbursement and the indemnification provisions contained in the Backstop Commitment Agreement, and providing that the Backstop Commitment Premium, Expense Reimbursement and indemnification obligations shall constitute allowed administrative expenses of the Debtors’ estates under sections 503(b) and 507 of the Bankruptcy Code and shall be payable by the Debtors as provided in the Backstop Commitment Agreement without further order of the Bankruptcy Court (the “BCA Approval Order”);

(vi)     no law or order shall have been issued or become effective that prohibits the implementation of the Plan or the transactions contemplated by the Backstop Commitment Agreement;

(vii)    the exit facility shall have become effective and shall otherwise be in form and substance substantially in accordance with the Exit Facility Term Sheet attached to the Restructuring Support Agreement (the “Exit Facility”); and

(viii)  the Company and the Requisite Commitment Parties shall have entered into the Pre-Hearing Letter Agreement.

Conditions Precedent only to the Commitments:

(i)       the Registration Rights Agreement shall have been executed and shall be effective by its terms; and the Backstop Commitment Agreement shall have been executed and shall be effective by its terms;

(ii)      the Debtors shall have paid all Expense Reimbursements pursuant to, and in accordance with, the Backstop Commitment Agreement;

(iii)     the Debtors shall have substantially complied with the terms of the Plan (as amended or supplemented from time to time) on or prior to the Effective Date;

(iv)     the Rights Offerings shall have been conducted in accordance with the Solicitation Order and the Backstop Commitment Agreement;

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(vi)     there has been no Material Adverse Effect that is continuing;

(vii)    the assumption or rejection and/or amendment of certain material contracts and the liability of the Debtors with respect to such contracts shall be reasonably satisfactory to the Requisite Commitment Parties;

(viii)  no LINN Second Lien Notes Claim is wholly or partially Allowed as a Secured Claim by the Bankruptcy Court (other than claims that are deemed allowed under section 502(a) of the Bankruptcy Code);

(ix)     the truth and accuracy of the Debtors’ representations and warranties, the Debtors’ performance and compliance with covenants and agreements (in each case, with customary materiality qualifications), and delivery of an officer’s certificate to such effect and certifying that there is no Material Adverse Effect that is continuing; and

(x)      the receipt of the Funding Notice (to be defined in the Backstop Commitment Agreement) by the Backstop Commitment Parties.

Conditions Precedent only to the Debtors’ obligations:

(i)     the truth and accuracy of the Commitment Parties’ representations and warranties, the Commitment Parties’ performance and compliance with covenants and agreements (in each case, with customary materiality qualifications).

Termination of the Backstop Commitment Agreement:

Upon the occurrence of a Termination Event (as defined below), all of the Commitment Parties’ and Debtors’ obligations under the Backstop Commitment Agreement and the Restructuring Support Agreement shall automatically terminate. Upon termination, the Debtors shall have no ongoing obligations or liabilities under the Backstop Commitment Agreement, except for the Debtors’ indemnification obligations; provided that such termination shall not relieve a party of liability for any pre-termination breach, or (subject to entry of the BCA Approval Order) relieve the Debtors of any obligations with respect to the Backstop Commitment Premium (to the extent payable pursuant to the terms hereof) and/or the Expense Reimbursement.

A “Termination Event” shall include the occurrence of any of the following:

Termination by the Requisite Commitment Parties (upon written notice):

(i)       on or after 11:59 p.m. (New York City time) on March 1, 2017 (as may be extended pursuant to the following proviso, the “Outside Date”); provided, that the Outside Date may be waived or extended (but not beyond 5:00 p.m., New York City time on May 1, 2017) with the prior written consent of the Requisite Commitment Parties;

(ii)      the obligations of the Consenting Noteholders under the Restructuring Support Agreement are terminated in accordance with the terms thereof;

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(iii)     any of the Solicitation Order or the BCA Approval Order is reversed, stayed, dismissed, vacated or reconsidered or is modified or amended without the Requisite Commitment Parties’ prior written consent (not to be unreasonably withheld, conditioned or delayed) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties;

(iv)     any material breach of any representation, warranty or covenant of the Backstop Commitment Agreement by the Debtors (to the extent not otherwise cured or waived in accordance with the terms thereof);

(v)      the Debtors have materially breached their obligations not to seek, solicit or support any dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors, merger, transaction, consolidation, business combination, joint venture, partnership, sale of assets, financing (debt or equity), or restructuring of any of the Debtors, other than the transactions contemplated by the Restructuring Support Agreement (an “Alternative Transaction”) or the Bankruptcy Court approves or authorizes an Alternative Transaction or the Debtors enter into any agreement providing for the consummation of an Alternate Transaction;

(vi)     the material and adverse (to the Commitment Parties) amendment or modification, or the filing by the Debtors of a pleading seeking authority to such amendment or modification, of the Restructuring Support Agreement, the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan, the Disclosure Statement or any documents related to the Plan, notices, exhibits or appendices, or any of the Definitive Documents, without the consent (not to be unreasonably withheld, conditioned or delayed) of the Requisite Commitment Parties or the public announcement by the Debtors of the intention to do any of the foregoing;

(vii)    any LINN Second Lien Notes Claim is wholly or partially allowed as a Secured Claim by the Bankruptcy Court or under the Plan (other than claims that are deemed allowed under section 502(a) of the Bankruptcy Code);

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(viii)  any of the orders approving the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan or the Disclosure Statement, or the Confirmation Order are reversed, stayed, dismissed, vacated or reconsidered or modified or amended without the consent (not to be unreasonably withheld, conditioned or delayed) of the Requisite Commitment Parties (and such action has not been reversed or vacated within thirty (30) calendar days after its issuance) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties;

(ix)     any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Debtors subject to the reasonable satisfaction of the Requisite Commitment Parties; or

(x)      the Company has not entered into the Pre-Hearing Letter Agreement on or prior to the date on which the Backstop Agreement Motion is heard by the Bankruptcy Court.

Termination by Company (upon written notice):

(i)       on or after 11:59 p.m. (New York City time) on the Outside Date;

(ii)      the obligations of the Consenting Noteholders under the Restructuring Support Agreement are terminated in accordance with the terms thereof;

(iii)     any of the Solicitation Order or the BCA Approval Order is reversed, stayed, dismissed, vacated or reconsidered or is modified or amended without the Company’s acquiescence or prior written consent (not to be unreasonably withheld, conditioned or delayed) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(iv)     any material breach of any representation, warranty or covenant of the Backstop Commitment Agreement by the Commitment Parties (to the extent not otherwise cured or waived in accordance with the terms thereof);

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(v)      any of the orders approving the Exit Facility, the Backstop Commitment Agreement, the Rights Offerings procedures, the Plan or the Disclosure Statement, or the Confirmation Order are reversed, stayed, dismissed, vacated or reconsidered or modified or amended without the acquiescence or consent (not to be unreasonably withheld, conditioned or delayed) of the Company (and such action has not been reversed or vacated within thirty (30) calendar days after its issuance) in a manner that prevents or prohibits the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(vi)     any court of competent jurisdiction or other competent governmental or regulatory authority issues a final, non-appealable order making illegal or otherwise preventing or prohibiting the consummation of the transactions contemplated in this Term Sheet or any of the Definitive Documents in a way that cannot be remedied by the Commitment Parties subject to the reasonable satisfaction of the Debtors;

(vii)    solely if the Bankruptcy Court has entered the BCA Approval Order but has not yet entered the Confirmation Order, the board of directors of Linn Energy, LLC determines that continued performance under the Backstop Commitment Agreement (including taking any action or refraining from taking any action) would be inconsistent with the exercise of its fiduciary duties under applicable law (as reasonably determined by such entity in good faith after consultation with outside legal counsel and based on the advice of such counsel); or

(viii)  the Requisite Commitment Parties have not entered into the Pre-Hearing Letter Agreement on or prior to the date on which the Backstop Agreement Motion is heard by the Bankruptcy Court.

Specific Performance	Each of the Debtors and the Commitment Parties agree that irreparable damage would occur if any provision of the Backstop Commitment Agreement were not performed in accordance with the terms thereof and that each of the parties thereto shall be entitled to an injunction or injunctions without the necessity of posting a bond to prevent breaches of the Backstop Commitment Agreement or to enforce specifically the performance of the terms and provisions thereof and hereof, in addition to any other remedy to which they are entitled at law or in equity. Unless otherwise expressly stated in the Backstop Commitment Agreement or herein, no right or remedy described or provided in the Backstop Commitment Agreement or herein is intended to be exclusive or to preclude a party thereto from pursuing other rights and remedies to the extent available under the Backstop Commitment Agreement, herein, at law or in equity.

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Exhibit A

Management Incentive Plan

[Attached]

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FINAL VERSION

LINN ENERGY, INC.

EMPLOYEE INCENTIVE PLAN

The following term sheet (this “Term Sheet”) summarizes the principal terms of an Employee Incentive Plan (the “Plan”) to be sponsored by Linn Energy, Inc. (the “Company”)1 and its subsidiaries (collectively, the “Company Group”) and of grants to be made at Emergence (which has the same meaning as “Effective Date” in that certain Restructuring Support Agreement, dated as of October [    ], 2016) under the Plan to management employees of the Company Group (each, an “Employee”), including executive employees (each, an “Executive”), as set forth on Appendix A attached hereto.

Overview:

Corporate Structure. Effective as of the date on which the Emergence occurs (the “Emergence Date”), the Company will be the top holding company and will form a subsidiary limited liability company (“Linn LLC”) that will directly or indirectly own 100% of the Company’s assets.

Incentive Equity Pool. There will be reserved, exclusively for management employees, a pool of equity (such reserve, the “EIP Pool”) having a value equal to: (i) 8% of the equity value of the Company Group as of the Emergence Date[2] (the “Company Group Emergence Value”) as follows: (A) 2.5% of the Company Group Emergence Value in the form of restricted stock units (“RSUs”) to be issued at Emergence, (B) 1.5% of the Company Group Emergence Value in the form of profits interests that will vest based on time and performance[3] (with the performance conditions satisfied once the equity value of the Company Group (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the Discounted Company Group Emergence Value4), all of which will be issued at Emergence (the “Base Profits Interests”), and (C) the remaining 4% of the Company Group Emergence Value in a form of equity-based award as determined by the board of directors of the company (the “Board”), taking into account the then prevailing practices of publicly traded E&P companies (the “Other Awards”), and (ii) an additional 2.0% of the Company Group Emergence Value, which will be issued as of the Emergence Date in the form of profits interests that vest once the equity value of the Company Group (as equitably adjusted for subsequent contributions and distributions) is equal to 1.5 times the Company Group Emergence Value (the “Appreciation Profits Interests”). The precise amount of equity and number of shares to be reserved will be determined in a manner consistent with the intended effect of this Term Sheet.

[1]	NTD: The corporate form of the top holding company to be determined.
[2]	NTD: For purposes of this Term Sheet, the equity value of the Company Group as of the Emergence Date is the same as the Plan of Reorganization equity value.
[3]	NTD: For purposes of determining whether performance goals have been met, the valuation of the Company Class A Stock will be based on the 30-day weighted average price after the applicable vesting date.
[4]	NTD: The “Discounted Company Group Emergence Value” is equal to the rights offering equity value.

FINAL VERSION

Form of Awards.

•       Awards under the Plan (“Awards”) will consist of grants of RSUs, profits interests, and Other Awards.

•       Each RSU will consist of Class A common stock issued by the Company (the “Company Class A Stock”) (i.e., an RSU grant representing 1% of the Company Group Emergence Value will consist of 1% of the Company Class A Stock outstanding as of the Emergence Date5).

•       Each Award of profits interests will consist of Class I Units having a threshold value equal to the Company Group Emergence Value, with a first-dollar priority catchup as described in Appendix I. The Class I Units will have the other terms and conditions set forth on Appendix I.

Emergence Grants. 100% of the RSUs, 100% of the Base Profits Interests and 100% of the Appreciation Profits Interests will be granted as of the Emergence Date, in accordance with this Term Sheet and the allocations set forth on Appendix A and as soon as administratively feasible following the Emergence Date, but in any event not later than 60 days after the Emergence Date (“Emergence Grants”).

Future Grants. The Remaining EIP Pool (as defined below) will be fully granted within the 36-month period following the Emergence Date, as determined by the Board in a manner consistent with the then prevailing practices of publicly traded E&P companies. For this purpose, the “Remaining EIP Pool” means the portion of the EIP Pool that does not constitute Emergence Grants and subsequent grants that have been forfeited before vesting.

Final Grants. The Company will allocate the Remaining EIP Pool on a fully-vested basis to actively employed Employees (pro-rata based upon each such Employee’s relative incentive equity Awards) upon a change in control of the Company (a “Change in Control”) (such Awards, the “Final Grants”).

Vesting:

Normal Vesting. Subject to an Employee’s continued employment through each applicable vesting date, Emergence Grants will vest 25% on the Emergence Date and 25% on each of the first three (3) anniversaries of the Emergence Date.

Accelerated Vesting Upon Termination Without Cause, for Good Reason or Due to Death or Disability. If an Employee is terminated without Cause or terminates for Good Reason or due to his or her death or disability (any such termination, a “Qualifying Termination”), the Employee will become vested in an additional tranche of the Employee’s unvested Awards,[6] as if the Employee’s employment continued for one additional year following the Qualifying Termination date; provided that with respect to certain Executives listed on Schedule [    ], accelerated vesting will be governed in accordance with such Executive’s employment agreement.

[5]	NTD: Determined on a fully diluted basis, assuming conversion of all convertible securities and full allocation of the EIP Pool.
[6]	NTD: For the avoidance of doubt, this includes the RSUs, Base Profits Interests, Appreciation Profits Interests and Other Awards; provided that the Appreciation Profits Interests only vest to the extent the performance condition is satisfied (i) at the time of the Qualifying Termination, or (ii) within (x) 6 months following the applicable Qualifying Termination, if the Qualifying Termination occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the applicable Qualifying Termination, if the Qualifying Termination occurs after the first anniversary of the Emergence Date.

FINAL VERSION

Accelerated Vesting Upon a Change in Control. Upon a Change in Control, 100% of an Employee’s unvested Awards will accelerate and vest, subject to the Employee’s continued employment through consummation of the Change in Control.

Restrictive Covenants:	Award agreements will contain restrictive covenants no more restrictive than those set forth in a particular Executive’s employment agreement, if any.

Employment Agreements:	The Company will enter into (i) an employment agreement with Mark E. Ellis in the form attached hereto as Appendix B and (ii) employment agreements with each of David B. Rottino, Arden L. Walker, Jr., Thomas E. Emmons, Jamin McNeil and Candice J. Wells in the form attached hereto as Appendix C.[7] For the avoidance of doubt, the reorganization of the Company will not constitute a Change in Control under the employment agreements.

Definitions:	Terms used in this Term Sheet that are defined in an Executive’s employment agreement shall have the meaning set forth therein, and for Employees without employment agreements, the “good reason” and “cause” definitions will be the same as those set forth in the severance plan in effect on the date hereof.

Taxes:

•       To the extent the Company (or its successor) is not publicly traded at the time of settlement, Employees may satisfy taxes required to be withheld upon exercise/settlement through net share settlement.

•       The Company will make mandatory tax distributions to holders of Awards with respect to any taxable income allocated to such Awards.

Company Repurchase Rights:

•       The Company shall have the right to repurchase, upon an Employee’s termination of employment and for Fair Market Value, the Awards and any shares of Company Class A Stock acquired in settlement of the RSUs. The repurchase right will expire on the seven-month anniversary of the Employee’s termination of employment. The repurchase price must be paid in cash; provided, however, that in the event payment of all or any portion of the repurchase price would violate applicable law or any bona fide third party credit agreements, such portion of the repurchase price, plus market interest at the then prevailing prime rate, will be paid as soon as reasonably practicable following the date that no such prohibitions or restrictions apply, but in any event within two years. Notwithstanding the foregoing, the Company’s right to repurchase the RSUS and the Company Class A Stock acquired in settlement of the RSUs shall expire when Company Class A Stock becomes publicly traded.

[7]	NTD: The Section 409A gross-up for Mr. Ellis and the Section 280G gross-up for Messrs. Ellis, Rottino and Walker will be removed in exchange for increasing each Executive’s normal cash severance to 2x the sum of (i) base salary, plus (ii) target bonus.

FINAL VERSION

•       “Fair Market Value” means the fair market value of the applicable security as of the Employee’s termination of employment, as determined by the Board in good faith and without applying any discounts for minority interest, illiquidity or other similar factors.

•       If the Employee does not agree with the Board’s determination of Fair Market Value, the Employee may obtain an independent valuation. The independent valuation shall be performed by a mutually agreed upon independent third party, with Executive bearing the entire cost if the independent valuation is within 7.5% of the Board’s valuation and the Company bearing the entire cost otherwise.

Drag & Tag Rights:

•       Each Employee shall be subject to customary drag-along rights on sales of more than 50% of the outstanding Company Class A Stock and to lock-up restrictions in connection with an initial public offering, in each case, on terms pari passu with other shareholders; provided that the Employee may not be required to become subject to restrictive covenants greater in scope or extent than the Employee’s existing restrictive covenants.

•       Each Employee shall have the same preemptive rights as other shareholders.

•       Each Employee shall have the same customary tag-along rights on sales as other shareholders; provided that the Employee may not be required to become subject to restrictive covenants greater in scope or extent than the Employee’s existing restrictive covenants.

•       The drag and tag rights will cease once the Company Class A Stock is publicly traded.

Final Documentation:	The final documentation related to Emergence Grants and the Final Grants (including the Stockholders Agreement) shall not contain any material restrictions, limitations or additional obligations that are not set forth in this Term Sheet or in an Executive’s existing employment agreement.

FINAL VERSION

Appendix B

Form of Employment Agreement for Mark E. Ellis

[Attached.]

FINAL VERSION

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

[                     ], 2016

This Second Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that First Amended and Restated Employment Agreement dated December 17, 2008, as amended on January 1, 2010 (the “Prior Agreement”), and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and MARK E. ELLIS (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.

Accordingly, the parties, intending to be legally bound, agree as follows:

1. Position and Duties.

1.1 Employment; Titles; Reporting. The Company agrees to continue to employ the Employee and the Employee agrees to continue employment with the Company, upon the terms and subject to the conditions provided under this Agreement. During the Employment Term (as defined in Section 2), the Employee will serve each of the Company and Linn Energy as the President and Chief Executive Officer. In such capacities, the Employee will report to the Board of Directors of Linn Energy (including any committee thereof, the “Board”) and otherwise will be subject to the direction and control of the Board, and the Employee will have such duties, responsibilities and authorities as may be assigned to him by the Board from time to time and otherwise consistent with such position in a publicly traded company comparable to Linn Energy which is engaged in natural gas and oil acquisition, development and production.

1.2 Duties. During the Employment Term, the Employee will devote substantially all of his full working time to the business and affairs of the Company and Linn Energy, will use his best efforts to promote the Company’s and Linn Energy’s interests and will perform his duties and responsibilities faithfully, diligently and to the best of his ability, consistent with sound business practices. The Employee may be required by the Board to provide services to, or otherwise serve as an officer or director of, any direct or indirect subsidiary of the Company or to Linn Energy, as applicable. The Employee will comply with the Company’s and Linn Energy’s policies, codes and procedures, as they may be in effect from time to time, applicable to executive officers of the Company and Linn Energy. Subject to the preceding sentence, the Employee may, with the prior approval of the Board in each instance, engage in other business and charitable activities, provided that such charitable and/or other business activities do not violate Section 7, create a conflict of interest or the appearance of a conflict of interest with the Company or Linn Energy or materially interfere with the performance of his obligations to the Company or Linn Energy under this Agreement.

1.3 Place of Employment. The Employee will perform his duties under this Agreement at the Company’s offices in Houston, Texas, with the likelihood of substantial business travel.

2. Term of Employment.

The term of the Employee’s employment by the Company under this Agreement (the “Employment Term”) commenced on the Effective Date and will continue until employment is terminated by either party under Section 5. The date on which the Employee’s employment ends is referred to in this Agreement as the “Termination Date.” For the purpose of Sections 5 and 6 of this Agreement, the Termination Date shall be the date upon which the Employee incurs a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder.

3. Compensation.

3.1 Base Salary. During the Employment Term, the Employee will be entitled to receive a base salary (“Base Salary”) at an annual rate of not less than $900,000 for services rendered to the Company, Linn Energy, and any of its direct or indirect subsidiaries, payable in accordance with the Company’s regular payroll practices. The Employee’s Base Salary shall be reviewed annually by the Board and may be adjusted upward in the Board’s sole discretion, but not downward.

3.2 Bonus Compensation. During the Employment Term, the Employee will be entitled to receive incentive compensation in such amounts and at such times as the Board may award to him in its sole discretion under any incentive compensation or other bonus plan or arrangement as may be established by the Board from time to time (collectively, the “Employee Bonus Plan”). Under the Employee Bonus Plan, the Board may, in its discretion, set, in advance, an annual target bonus for the Employee, which is currently set as a percentage of Base Salary. For example, for 2016, the Employee’s target bonus was set at 115% of his Base Salary. The percentage of the Employee’s Base Salary that the Board designates for the Employee to receive as his annual target bonus under any Employee Bonus Plan, as such percentage may be adjusted upward or downward from time to time in the sole discretion of the Board, or replaced by another methodology of determining the Employee’s target bonus, is referred to herein as the Employee’s “Bonus Level Percentage.” The amount paid to the Employee through application of the Bonus Level Percentage is the Employee’s “Bonus Level Amount.” The “Annual Bonus” is the Bonus Level Amount paid to the Employee in any given year.

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3.3 Long-Term Incentive Compensation. Long-term incentive compensation awards may be made to the Employee from time to time during the Employment Term by the Board in its sole discretion, whose decision will be based upon performance and award guidelines for executive officers of the Company and Linn Energy established periodically by the Board in its sole discretion.

4. Expenses and Other Benefits.

4.1 Reimbursement of Expenses. The Employee will be entitled to receive prompt reimbursement for all reasonable expenses incurred by him during the Employment Term (in accordance with the policies and practices presently followed by the Company or as may be established by the Board from time to time for the Company’s and Linn Energy’s senior executive officers) in performing services under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the Company’s and Linn Energy’s policies as in effect from time to time. Such reimbursement shall be paid on or before the end of the calendar year following the calendar year in which any such reimbursable expense was incurred, and the Company shall not be obligated to pay any such reimbursement amount for which the Employee fails to submit an invoice or other documented reimbursement request at least ten business days before the end of the calendar year next following the calendar year in which the expense was incurred. Business related expenses shall be reimbursable only to the extent they were incurred during the term of the Agreement, but in no event shall the time period extend beyond the later of the lifetime of the Employee or, if longer, 20 years. The amount of such reimbursements that the Company is obligated to pay in any given calendar year shall not affect the amount the Company is obligated to pay in any other calendar year. In addition, the Employee may not liquidate or exchange the right to reimbursement of such expenses for any other benefits.

4.2 Vacation. The Employee will be entitled to paid vacation time each year during the Employment Term that will accrue in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

4.3 Other Employee Benefits. In addition to the foregoing, during the Employment Term, the Employee will be entitled to participate in and to receive benefits as a senior executive under all of the Company’s employee benefit plans, programs and arrangements available to senior executives, subject to the eligibility criteria and other terms and conditions thereof, as such plans, programs and arrangements may be duly amended, terminated, approved or adopted by the Board from time to time.

5. Termination of Employment.

5.1 Death. The Employee’s employment under this Agreement will terminate upon his death.

5.2 Termination by the Company.

(a) Terminable at Will. The Company may terminate the Employee’s employment under this Agreement at any time with or without Cause (as defined below).

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(b) Definition of Cause. For purposes of this Agreement, the Company will have “Cause” to terminate the Employee’s employment under this Agreement by reason of any of the following:

(i) the Employee’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of Linn Energy or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii) the Employee’s repeated intoxication by alcohol or drugs during the performance of his duties;

(iii) the Employee’s willful and intentional misuse of any of the funds of Linn Energy or its direct or indirect subsidiaries,

(iv) embezzlement by the Employee;

(v) the Employee’s willful and material misrepresentations or concealments on any written reports submitted to any of Linn Energy or its direct or indirect subsidiaries;

(vi) the Employee’s willful and intentional material breach of this Agreement;

(vii) the Employee’s material failure to follow or comply with the reasonable and lawful written directives of the Board; or

(viii) conduct constituting a material breach by the Employee of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, (B) the Code of Ethics for Chief Executive Officer and senior financial officers, if applicable, provided that, in each case, the Employee knew or should have known such conduct to be a breach.

(c) Notice and Cure Opportunity in Certain Circumstances. The Employee may be afforded a reasonable opportunity to cure any act or omission that would otherwise constitute Cause hereunder according to the following terms: The Board shall give the Employee written notice stating with reasonable specificity the nature of the circumstances determined by the Board in its reasonable and good faith judgment to constitute Cause. If, in the reasonable and good faith judgment of the Board, the alleged breach is reasonably susceptible to cure, the Employee will have 30 days from his receipt of such notice to effect the cure of such circumstances or such breach to the reasonable and good faith satisfaction of the Board. The Board will state whether the Employee will have such an opportunity to cure in the initial notice of Cause referred to above. Prior to termination for Cause, in those instances where the initial notice of Cause states that the Employee will have an opportunity to cure, the Company shall provide an opportunity for the Employee to be heard by the Board or a Board committee designated by the Board to hear the Employee. The decision as to whether the Employee has satisfactorily cured the alleged breach shall be made at such meeting. If, in the reasonable and good faith judgment of the Board the alleged breach is not reasonably susceptible to cure, or such circumstances or breach have not been satisfactorily cured within such 30 day cure period, such breach will thereupon constitute Cause hereunder.

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5.3 Termination by the Employee.

(a) Terminable at Will. The Employee may terminate his employment under this Agreement at any time with or without Good Reason (as defined below).

(b) Notice and Cure Opportunity. If such termination is with Good Reason, the Employee will give the Company written notice, which will identify with reasonable specificity the grounds for the Employee’s resignation and provide the Company with 15 days from the day such notice is given to cure the alleged grounds for resignation contained in the notice. A termination will not be for Good Reason if such notice is given by the Employee to the Company more than 30 days after the occurrence of the event that the Employee alleges is Good Reason for his termination hereunder.

(c) Definition of Good Reason Other Than Upon a Change of Control. For purposes of this Agreement, other than in the event of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing: (i) a reduction in the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by Company; or (iv) a reduction in position or responsibilities that in the reasonable determination of the Employee constitutes a substantial reduction in position or responsibilities.

(d) Definition of Good Reason for Purposes of Change of Control. For purposes of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing, but only if the Termination Date is within six months before or two years after a Change of Control: (i) reduction in either the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by the Company; (iv) a reduction in position or responsibilities that in the reasonable determination of the Employee constitutes a substantial reduction in position or responsibilities; or (v) a relocation of the Employee’s primary place of employment to a location more than 50 miles from the Company’s location on the day immediately preceding the Change of Control.

5.4 Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee during the Employment Term (other than termination pursuant to Section 5.1) will be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.7. For purposes of this Agreement, a “Notice of Termination” means a written notice that (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (c) if the Termination Date (as defined herein) is other than the date of receipt of such notice, specifies the Termination Date (which Termination Date will be not more than 30 days after the giving of such notice).

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5.5 Disability. If the Company determines in good faith that the Disability (as defined herein) of the Employee has occurred during the Employment Term, it may, without breaching this Agreement, give to the Employee written notice in accordance with Section 5.4 of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company will terminate effective on the 15th day after receipt of such notice by the Employee, provided that, within the 15 days after such receipt, the Employee will not have returned to full-time performance of the Employee’s duties.

“Disability” means the earlier of (a) written determination by a physician selected by the Company and reasonably agreed to by the Employee that the Employee has been unable to perform substantially the Employee’s usual and customary duties under this Agreement for a period of at least 120 consecutive days or a non-consecutive period of 180 days during any 12-month period as a result of incapacity due to mental or physical illness or disease; and (b) “disability” as such term is defined in the Company’s applicable long-term disability insurance plan.

At any time and from time to time, upon reasonable request therefor by the Company, the Employee will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Any physician selected by Company shall be Board Certified in the appropriate field, shall have no actual or potential conflict of interest, and may not be a physician who has been retained by the Company for any purpose within the prior three years.

6. Compensation of the Employee Upon Termination. Subject to the provisions of Section 6.8, the Employee shall be entitled to receive the amount specified upon the termination events designated below:

6.1 Death. If the Employee’s employment under this Agreement is terminated by reason of his death, the Company shall pay to the person or persons designated by the Employee for that purpose in a notice filed with the Company, or, if no such person will have been so designated, to his estate, in a lump sum within 30 days following the Termination Date, the amount of:

(a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable,

plus

6

(b) the unpaid Bonus Level Amount, if any, with respect to the last full year during which the Employee was employed by the Company determined as follows:

(i) If the Employee was employed for the entire previous year but the Termination Date occurred prior to the Board finally determining the Bonus Level Amount for the preceding year, then the Company’s performance will be deemed to have been such that the Employee would have been awarded 100% of his Bonus Level Percentage for that year (the “Deemed Full Year Bonus Amount”);

or

(ii) If the Employee was employed for the entire previous year and the Board had already finally determined the Bonus Level Amount for the preceding year by the Termination Date but the Company had not yet paid the Employee his Bonus Level Amount, then the Bonus Level Amount will be that Bonus Level Amount determined by the Board (the “Actual Full Year Bonus Amount”);

plus

(iii) an amount representing a deemed bonus for the fiscal year in which the Termination Date occurs, which is equal to the Bonus Level Amount that would be received by the Employee if the Company’s performance for the year is deemed to be at the level entitling the Employee to 100% of his Bonus Level Percentage and then multiplying the Bonus Level Amount resulting from applying 100% of his Bonus Level Percentage by a fraction, the numerator of which is the number of days from the first day of the fiscal year of the Company in which such termination occurs through and including the Termination Date and the denominator of which is 365 (“Deemed Pro Rata Bonus Amount”);

plus

(c) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement.

Thereafter, the Company will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s death, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests (as defined in that certain Employee Incentive Plan Term Sheet, dated [    ]) will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the date the Reorganization (as defined below) became effective (the “Emergence Date”), or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.2 Disability. In the event of the Employee’s termination by reason of Disability pursuant to Section 5.5, the Employee will continue to receive his Base Salary in effect immediately prior to the Termination Date and participate in applicable employee benefit plans or programs of the Company (on an equivalent basis to those employee benefit plans or

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programs provided under Section 6.4(a)(iv) below) through the Termination Date, subject to offset dollar-for-dollar by the amount of any disability income payments provided to the Employee under any Company disability policy or program funded by the Company, and the Company shall pay the Employee the following amounts in a lump sum within 30 days following the Termination Date: the sum of (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (b) either the (i) unpaid Actual Full Year Bonus Amount, if any, or (ii) the Deemed Full Year Bonus Amount, if applicable, plus (c) the Employee’s Deemed Pro Rata Bonus Amount, plus (d) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s Termination on account of Disability, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.3 By the Company for Cause or the Employee Without Good Reason. If the Employee’s employment is terminated by the Company for Cause, or if the Employee terminates his employment other than for Good Reason, the Employee will receive (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable in a lump sum within 30 days following the Termination Date, and (b) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, payable in a lump sum within 30 days following the Termination Date, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company, and any payments or benefits required to be made or provided under applicable law. Notwithstanding anything in this Agreement to the contrary, no bonus will be paid to the Employee for a termination of his employment under this Section 6.3.

6.4 By the Employee for Good Reason or the Company Without Cause.

(a) Severance Benefits on Non-Change of Control Termination. Subject to the provisions of Section 6.4(b) and Section 6.4(d), if prior to the date that precedes a Change of Control by at least six months, or more than two years after the occurrence of a Change of Control (as defined below), the Company terminates the Employee’s employment without Cause, or the Employee terminates his employment for Good Reason, then the Employee will be entitled to the following benefits (the “Severance Benefits”) payable in a lump sum within 30 days following the Termination Date:

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(i) an amount equal to (A) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (B) either (x) the unpaid Actual Full Year Bonus Amount, if any, or (y) the Deemed Full Year Bonus Amount, if applicable, plus (C) the Employee’s Deemed Pro Rata Bonus Amount, if any, plus (D) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement;

plus

(ii) with respect to any termination event described in this paragraph (a) of Section 6.4, a single lump sum equal to two times the sum of (A) Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the Deemed Full Year Bonus Amount, payable within 30 days of the Termination Date.

(iii) In addition, the Company will pay the “Company’s portion” (as set defined below) of the Employee’s COBRA continuation coverage (the “COBRA Coverage”) for the duration of the “maximum required period” as such period is set forth under COBRA and the applicable regulations. Following such period, the Company shall permit the Employee (including his spouse and dependents) to (A) continue to participate in the Company’s group health plan if permitted under such plan, (B) convert the Company’s group health plan to an individual policy, or (C) obtain other similar coverage, in each case for up to an additional six months after the expiration of the “maximum required period” by the Employee paying one-hundred percent of the premiums for medical, dental and/or vision coverage on an after-tax basis (“Medical Benefits”). Notwithstanding the foregoing, the benefits described in this Section 6.4(a)(iii) may be discontinued by the Company prior to the end of the period provided in this subsection (iii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iv) Following the end of the COBRA “maximum required period” provided under the Company’s group health plan (the “Benefit Measurement Date”), the Company shall, as a separate obligation, reimburse the Employee for any medical premium expenses incurred to purchase the Medical Benefits under the preceding Section 6.4(a)(iii), but only to the extent such expenses constitute the “Company’s portion” of the premiums for continued Medical Benefits (which amount shall be referred to herein as the “Medical Reimbursement”).

The “Company’s portion” of COBRA Coverage and of premiums for any continuing Medical Benefits shall be the difference between one hundred percent of the COBRA Coverage or Medical Benefits premium, as the case may be, and the dollar amount of medical premium expenses paid for the same type or types of Company medical benefits by a similarly situated employee on the Termination Date.

The premiums available for Medical Reimbursement under Section 6.4(a)(iv) in any calendar year will not be increased or decreased to reflect the amount actually reimbursed in a prior or subsequent calendar year, and all Medical Reimbursements under this paragraph will be paid to the Employee within 30 days following the Company’s receipt of a premium payment for Medical Benefits.

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(v) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

(b) Change of Control Benefits. Subject to the provisions of Section 6.4(d), if a Change of Control has occurred and the Employee’s employment was terminated by the Company without Cause, or by the Employee for Good Reason as defined in Section 5.3(d), during the period beginning six months prior to the Change of Control and ending two years following the Change of Control (an “Eligible Termination”), then in lieu of the Severance Benefits under Section 6.4(a), the Employee will be entitled to benefits (the “Change of Control Benefits”) with respect to an Eligible Termination, as follows:

(i) Amounts identical to those set forth in Sections 6.4(a)(i) and 6.4(a)(ii), except that the amount described in Section 6.4(a)(ii) will be equal to three times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the highest Annual Bonus that the Employee was paid in the 36 months immediately preceding the Change of Control, payable in a single lump sum within 30 days following the Termination Date; provided, however, that if the Termination Date preceded the Change of Control, then the Change of Control Benefits will be payable within the later of 30 days following the Termination Date and 30 days following the Change of Control;

(ii) The Company will pay the same COBRA Coverage described in Section 6.4(a)(iii), except that the term of the Medical Benefits following the Benefit Measurement Date, with respect to both the Employee’s right to participate in a health insurance policy as set forth in Section 6.4(a)(iii) and the Company’s Medical Reimbursement obligation as set forth in Section 6.4(a)(iv), shall be 18 months instead of six months. Notwithstanding the foregoing, the benefits described in this Section 6.4(b)(ii) may be discontinued by the Company prior to the end of the period provided in this subsection (ii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iii) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

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The foregoing notwithstanding, if the Termination Date preceded the Change of Control, the amount of Severance Benefits to which the Employee will be entitled will be the difference between the Severance Benefits already paid to the Employee, if any, under Section 6.4(a) and the Severance Benefits to be paid under this Section 6.4(b).

(c) Definition of Change of Control. For purposes of this Agreement, a “Change of Control” will mean the first to occur of:

(i) [The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding equity interests of Linn Energy (the “Outstanding Linn Energy Equity”) or (B) the combined voting power of the then-outstanding voting securities of Linn Energy entitled to vote generally in the election of directors (the “Outstanding Linn Energy Voting Securities”); provided, however, that, for purposes of this Section 6.4(c)(i), the following acquisitions will not constitute a Change of Control: (1) any acquisition directly from Linn Energy, (2) any acquisition by Linn Energy, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Linn Energy or any affiliated company, or (4) any acquisition by any corporation or other entity pursuant to a transaction that complies with Section 6.4(c)(iii)(A), Section 6.4(c)(iii)(B) or Section 6.4(c)(iii)(C);

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Linn Energy’s Unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Linn Energy or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Linn Energy, or the acquisition of assets or equity interests of another entity by Linn Energy or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote

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generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns Linn Energy or all or substantially all of Linn Energy’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Linn Energy or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding equity interests of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of Linn Energy.]1

(v) For the avoidance of doubt, the restructuring of Linn Energy, LLC and certain of its affiliates under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (Case No. 16-60040) (the “Reorganization”) will not constitute a “Change of Control.”

(d) Conditions to Receipt of Severance Benefits.

(i) Release. As a condition to receiving any Severance Benefits or Change of Control Benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b), the Employee will execute a release (the “Release”), which will include an affirmation of the restrictive covenants set forth in Section 7 and a non-disparagement provision, in a form and substance satisfactory to the Company, of any claims, whether arising under federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries which arise or may have arisen on or before the date of the Release, other than any claims under this Agreement, any claim to vested benefits under an employee benefit plan, any claim arising after the execution of the Release or any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) organizational documents or any directors and officers liability insurance policies maintained by the Company. The Company will provide the Release to the Employee for signature within ten days after the Termination

[1]	NTD: To confirm whether any changes are necessary in light of the changes to the corporate structure.

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Date. If the Company has provided the Release to the Employee for signature within ten days after the Termination Date and if the Employee fails or otherwise refuses to execute the Release within a reasonable time after the Company has provided the Release to the Employee, and, in all events no later than 60 days after the Termination Date and prior to the date on which such benefits are to be first paid to him, the Employee will not be entitled to any Severance Benefits or Change of Control Benefits, as the case may be, or any other benefits provided under this Agreement and the Company will have no further obligations with respect to the provision of those benefits except as may be required by law. Such Release shall be void ab initio, if Company thereafter fails to fully and timely pay all compensation and benefits due to the Employee under this Agreement.

(ii) Limitation on Benefits. If, following a termination of employment that gives the Employee a right to the payment of Severance Benefits under Section 6.4(a) or Section 6.4(b), the Employee violates in any material respect any of the covenants in Section 7 or as otherwise set forth in the Release, the Employee will have no further right or claim to any payments or other benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b) from and after the date on which the Employee engages in such activities and the Company will have no further obligations with respect to such payments or benefits, and the covenants in Section 7 will nevertheless continue in full force and effect.

6.5 Severance Benefits Not Includable for Employee Benefits Purposes. Except to the extent the terms of any applicable benefit plan, policy or program provide otherwise, any benefit programs of the Company that take into account the Employee’s income will exclude any and all Severance Benefits and Change of Control Benefits provided under this Agreement.

6.6 Exclusive Severance Benefits. The Severance Benefits payable under Section 6.4(a) or the Change of Control Benefits payable under Section 6.4(b), if they become applicable under the terms of this Agreement, will be in lieu of any other severance or similar benefits that would otherwise be payable under any other agreement, plan, program or policy of the Company.

6.7 Code Section 280G; Code Section 409A. Notwithstanding anything in this Agreement to the contrary:

(a) If any of the payments or benefits received or to be received by the Employee (including, without limitation, any payment or benefits received in connection with a Change of Control or the Employee’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6.7(a), be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then prior to making the 280G Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Employee of the 280G Payments after payment of the Excise Tax to (ii) the Net Benefit to the Employee if the 280G Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the 280G Payments be reduced to the minimum extent necessary to ensure that no

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portion of the 280G Payments is subject to the Excise Tax. “Net Benefit” shall mean the present value of the 280G Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 6.7(a) shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes the Employee’s economic position and after-tax income; for the avoidance of doubt, the Employee shall not have any discretion in determining the manner in which the payments and benefits are reduced.

(b) In the event that any benefits payable or otherwise provided under this Agreement would be deemed to constitute non-qualified deferred compensation subject to Section 409A of the Code, Linn Energy or the Company, as the case may be, will have the discretion to adjust the terms of such payment or benefit (but not the amount or value thereof) as reasonably necessary to comply with the requirements of Section 409A of the Code to avoid the imposition of any excise tax or other penalty with respect to such payment or benefit under Section 409A of the Code.

6.8 Timing of Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event that the Employee is a “specified employee” (as determined under Section 409A of the Code) at the time of the separation from service triggering the payment or provision of benefits, any payment or benefit under this Agreement which is determined to provide for a deferral of compensation pursuant to Section 409A of the Code shall not commence being paid or made available to the Employee until after six months from the Termination Date that constitutes a separation from service within the meaning of Code Section 409A.

7. Restrictive Covenants.

7.1 Confidential Information. The Employee hereby acknowledges that in connection with his employment by the Company he will be exposed to and may obtain certain Confidential Information (as defined below) (including, without limitation, procedures, memoranda, notes, records and customer and supplier lists whether such information has been or is made, developed or compiled by the Employee or otherwise has been or is made available to him) regarding the business and operations of the Company and its subsidiaries or affiliates. The Employee further acknowledges that such Confidential Information is unique, valuable, considered trade secrets and deemed proprietary by the Company. For purposes of this Agreement, “Confidential Information” includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Company, Linn Energy or their direct or indirect subsidiaries relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company, Linn Energy or their direct or indirect subsidiaries, whether oral or in written form. The Employee agrees that all Confidential Information is and will remain the property of the Company, Linn Energy or their direct or indirect subsidiaries, as the case may be. The Employee further agrees, except for disclosures occurring in the good faith performance of his duties for the Company, Linn Energy or their direct or indirect subsidiaries, during the Employment Term, the Employee will hold in the strictest confidence all Confidential Information, and will not, both during the Employment Term and for a period of five years after the Termination Date, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or

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otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information, directly or indirectly, for his own benefit or profit or allow any person, entity or third party, other than the Company, Linn Energy or their direct or indirect subsidiaries and authorized executives of the same, to use or otherwise gain access to any Confidential Information. The Employee will have no obligation under this Agreement with respect to any information that becomes generally available to the public other than as a result of a disclosure by the Employee or his agent or other representative or becomes available to the Employee on a non-confidential basis from a source other than the Company, Linn Energy or their direct or indirect subsidiaries. Further, the Employee will have no obligation under this Agreement to keep confidential any of the Confidential Information to the extent that a disclosure of it is required by law or is consented to by the Company or Linn Energy; provided, however, that if and when such a disclosure is required by law, the Employee promptly will provide the Company with notice of such requirement, so that the Company may seek an appropriate protective order.

(a) SEC Provisions. The Employee understands that nothing contained in this Agreement limits the Employee’s ability to file a charge or complaint with the Securities and Exchange Commission (“SEC”). The Employee further understands that this Agreement does not limit the Employee’s ability to communicate with the SEC or otherwise participate in any investigation or proceeding that may be conducted by the SEC, including providing documents or other information, without notice to the Company. This Agreement does not limit the Employee’s right to receive an award for information provided to the SEC. This Section 7.1(a) applies only for the period of time that the Company is subject to the Dodd-Frank Act.

(b) Trade Secrets. The parties specifically acknowledge that 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, notwithstanding anything to the contrary in the foregoing, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law

7.2 Return of Property. The Employee agrees to deliver promptly to the Company, upon termination of his employment hereunder, or at any other time when the Company so requests, all documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries, including without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods,

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processes, agreements, contracts, manuals or any documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries and all copies thereof and therefrom; provided, however, that the Employee will be permitted to retain copies of any documents or materials of a personal nature or otherwise related to the Employee’s rights under this Agreement, copies of this Agreement and any attendant or ancillary documents specifically including any documents referenced in this Agreement and copies of any documents related to the Employee’s long-term incentive awards and other compensation.

7.3 Non-Compete Obligations.

(a) Non-Compete Obligations During Employment Term. The Employee agrees that during the Employment Term:

(i) the Employee will not, other than through the Company, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided that the foregoing shall not be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity engaged in any such activity and provided further that Linn Energy or the Company may, in good faith, take such reasonable action with respect to the Employee’s performance of his duties, responsibilities and authorities as set forth in Sections 1.1 and 1.2 of this Agreement as it deems necessary and appropriate to protect its legitimate business interests with respect to any actual or apparent conflict of interest reasonably arising from or out of the participation by the Employee’s spouse in any such competitive business or activity; and

(ii) all investments made by the Employee (whether in his own name or in the name of any family members or other nominees or made by the Employee’s controlled affiliates), which relate to the leasing, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products will be made solely through the Company; and the Employee will not (directly or indirectly through any family members or other persons), and will not permit any of his controlled affiliates to: (A) invest or otherwise participate alongside the Company or its direct or indirect subsidiaries in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Company or its direct or indirect subsidiaries ultimately participates in such business or activity, in either case, except through the Company. Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to prohibit the Employee or any family member from owning, or otherwise having an interest in, less than 1% of any publicly owned entity or 3% or less of any private equity fund or similar investment fund that invests in any business or activity engaged in any of the activities set forth above, provided that the Employee has no active role with respect to any investment by such fund in any entity.

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(b) Non-Compete Obligations After Termination Date. The Employee agrees that some restrictions on the Employee’s activities after the Employee’s employment are necessary to protect the goodwill, Confidential Information, and other legitimate interests of the Company and its direct and indirect subsidiaries. Following the Effective Date, the Company will provide the Employee with access to and knowledge of Confidential Information and trade secrets and will place the Employee in a position of trust and confidence with the Company, and the Employee will benefit from the Company’s goodwill. The restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information, trade secrets and goodwill. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below. In recognition of the consideration provided to the Employee as well as the imparting to the Employee of Confidential Information, including trade secrets, and for other good and valuable consideration, the Employee hereby agrees that the Employee will not engage or participate in any manner, whether directly or indirectly, through any family member or other person or as an employee, employer, consultant, agent principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity during the one year period following the Termination Date, in any business or activity which is in direct competition with the business of the Company or its direct or indirect subsidiaries in the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and related products within the boundaries of, or within a two-mile radius of the boundaries of, any mineral property interest of any of the Company or its direct or indirect subsidiaries (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company and any third party) or any other property on which any of the Company or its direct or indirect subsidiaries has an option, right, license or authority to conduct or direct exploratory activities, such as three-dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the six-month period following such Termination Date; provided that, this Section 7.3(b) will not preclude the Employee from making investments in securities of oil and gas companies which are registered on a national stock exchange, if (A) the aggregate amount owned by the Employee and all family members and affiliates does not exceed 5% of such company’s outstanding securities, and (B) the aggregate amount invested in such investments by the Employee and all family members and affiliates after the date hereof does not exceed $500,000.

Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity described above.

(c) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.3(b) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years after a Change of Control.

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7.4 Non-Solicitation

(a) Non-Solicitation Other than Following a Change of Control Termination. During the Employment Term and for a period of one year after the Termination Date, the Employee will not, whether for his own account or for the account of any other Person (other than the Company or its direct or indirect subsidiaries), (i) intentionally solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any person who is employed by the Company or its direct or indirect subsidiaries (including any independent sales representatives or organizations), or (ii) using Confidential Information, solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any client or customer of the Company or its direct or indirect subsidiaries in direct competition with the Company.

(b) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.4(a) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years following a Change of Control.

7.5 Assignment of Developments. The Employee assigns and agrees to assign without further compensation to the Company and its successors, assigns or designees, all of the Employee’s right, title and interest in and to all Business Opportunities and Intellectual Property (as those terms are defined below), and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

For purposes of this Agreement, “Business Opportunities” means all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by the Employee during the Employment Term, or originated by any third party and brought to the attention of the Employee during the Employment Term, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

For purposes of this Agreement, “Intellectual Property” shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of the Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which the Employee discovers, conceives, invents, creates or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation or development (a) occurs in the course of the Employee’s employment with the Company, or (b) occurs with the use of any of the time, materials or facilities of the Company or its direct or indirect subsidiaries, or (c) in the good faith judgment of the Board, relates or pertains in any material way to the purposes, activities or affairs of the Company or its direct or indirect subsidiaries.

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7.6 Injunctive Relief. The Employee acknowledges that a breach of any of the covenants contained in this Section 7 may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat of breach, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 7 or such other relief as may be required to specifically enforce any of the covenants in this Section 7.

7.7 Adjustment of Covenants. The parties consider the covenants and restrictions contained in this Section 7 to be reasonable. However, if and when any such covenant or restriction is found to be void or unenforceable and would have been valid had some part of it been deleted or had its scope of application been modified, such covenant or restriction will be deemed to have been applied with such modification as would be necessary and consistent with the intent of the parties to have made it valid, enforceable and effective.

7.8 Forfeiture Provision.

(a) Detrimental Activities. If the Employee engages in any activity that violates any covenant or restriction contained in this Section 7, in addition to any other remedy the Company may have at law or in equity, (i) the Employee will be entitled to no further payments or benefits from the Company under this Agreement or otherwise, except for any payments or benefits required to be made or provided under applicable law, (ii) all unexercised Unit options, restricted Units and other forms of equity compensation held by or credited to the Employee will terminate effective as of the date on which the Employee engages in that activity, unless terminated sooner by operation of another term or condition of this Agreement or other applicable plans and agreements, and (iii) any exercise, payment or delivery pursuant to any equity compensation award that occurred within one year prior to the date on which the Employee engages in that activity may be rescinded within one year after the first date that a majority of the members of the Board first became aware that the Employee engaged in that activity. In the event of any such rescission, the Employee will pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

(b) Right of Setoff. The Employee consents to a deduction from any amounts the Company owes the Employee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Employee by the Company), to the extent of the amounts the Employee owes the Company under Section 7.8(a) (above). Whether or not the Company elects to make any setoff in whole or in part, if the Company does not recover by means of setoff the full amount the Employee owes, calculated as set forth above, the Employee agrees to pay immediately the unpaid balance to the Company. In the discretion of the Board, reasonable interest may be assessed on the amounts owed, calculated from the later of (i) the date the Employee engages in the prohibited activity and (ii) the applicable date of exercise, payment or delivery.

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(c) Forfeiture by Company. In the event that Company fails to timely and fully pay to the Employee all Severance Benefits or Change of Control Benefits due under this Agreement, then Company shall forfeit all right to enforce this Section 7.

8. Miscellaneous.

8.1 Assignment; Successors; Binding Agreement. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party, except that any right, title or interest of the Company arising out of this Agreement may be assigned to any corporation or entity controlling, controlled by, or under common control with the Company, or succeeding to the business and substantially all of the assets of the Company or any affiliates for which the Employee performs substantial services. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns. The Company shall obtain from any successor or other person or entity acquiring a majority of the Company’s assets or Units a written agreement to perform all terms of this Agreement.

8.2 Modification and Waiver. Except as otherwise provided below, no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is duly approved by the Board and is agreed to in writing by the Employee and such officer(s) as may be specifically authorized by the Board to effect it. No waiver by any party of any breach by any other party of, or of compliance with, any term or condition of this Agreement to be performed by any other party, at any time, will constitute a waiver of similar or dissimilar terms or conditions at that time or at any prior or subsequent time.

8.3 Entire Agreement. This Agreement, together with any attendant or ancillary documents, specifically including, but not limited to (a) all documents referenced in this Agreement and (b) the written policies and procedures of the Company, embodies the entire understanding of the parties hereto, and, upon the Effective Date, will supersede all other oral or written agreements or understandings between them regarding the subject matter hereof, including the Prior Agreement. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter of this Agreement, has been made by either party which is not set forth expressly in this Agreement or the other documents referenced in this Section 8.3.

8.4 Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Texas other than the conflict of laws provision thereof.

8.5 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Disputes. In the event of any dispute, controversy or claim between the Company and the Employee arising out of or relating to the interpretation, application or enforcement of the provisions of this Agreement, the Company and the Employee agree and consent to the personal jurisdiction of the state and local courts of Harris County, Texas and/or the United States District Court for the Southern District of Texas, Houston Division for

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resolution of the dispute, controversy or claim, and that those courts, and only those courts, shall have any jurisdiction to determine any dispute, controversy or claim related to, arising under or in connection with this Agreement. The Company and the Employee also agree that those courts are convenient forums for the parties to any such dispute, controversy or claim and for any potential witnesses and that process issued out of any such court or in accordance with the rules of practice of that court may be served by mail or other forms of substituted service to the Company at the address of its principal executive offices and to the Employee at his last known address as reflected in the Company’s records.

(b) Waiver of Right to Jury Trial.

THE COMPANY AND THE EMPLOYEE HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY TO ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AS WELL AS TO ALL CLAIMS ARISING OUT OF THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR TERMINATION THEREFROM INCLUDING, BUT NOT LIMITED TO:

(i) Any and all claims and causes of action arising under contract, tort or other common law including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation and invasion of privacy.

(ii) Any and all claims and causes of action arising under any federal, state or local law, regulation or ordinance, including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, the Pregnancy Discrimination Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act and all corresponding state laws.

(iii) Any and all claims and causes of action for wages, employee benefits, vacation pay, severance pay, pension or profit sharing benefits, health or welfare benefits, bonus compensation, commissions, deferred compensation or other remuneration, employment benefits or compensation, past or future loss of pay or benefits or expenses.

8.6 Withholding of Taxes. The Company will withhold from any amounts payable under the Agreement all federal, state, local or other taxes as legally will be required to be withheld.

8.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

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To the Company:

[

]

To the Employee:

At the address reflected in the Company’s written records.

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

8.8 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

8.10 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of the Agreement, and will not be deemed to limit, characterize, or affect in any way the provisions of the Agreement, and all provisions of the Agreement will be construed as if no headings had been used in the Agreement.

8.11 Construction. As used in this Agreement, unless the context otherwise requires: (a) the terms defined herein will have the meanings set forth herein for all purposes; (b) references to “Section” are to a section hereof; (c) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (d) “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (e) “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety of this Agreement and not to any particular section or other subdivision hereof or attachment hereto; (f) references to any gender include references to all genders; and (g) references to any agreement or other instrument or statute or regulation are referred to as amended or supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

8.12 Capacity; No Conflicts. The Employee represents and warrants to the Company that: (a) he has full power, authority and capacity to execute and deliver this Agreement, and to perform his obligations hereunder, (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time, or both, would not) result in the breach of any agreement or other obligation to which he is a party or is otherwise bound, and (c) this Agreement is his valid and binding obligation, enforceable in accordance with its terms. The Employee warrants and represents that he has actual authority to enter into this Agreement as the authorized act of the indicated entities.

[Signature page follows]

22

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[LINN OPERATING, INC.]

By:
Name:
Title:

EMPLOYEE

Mark E. Ellis

For the limited purposes set forth herein:

[LINN ENERGY, INC.]

By:
Name:
Title:

[Signature Page to Second Amended & Restated Employment Agreement]

FINAL VERSION

Appendix C

Form of Employment Agreement for

David B. Rottino, Arden L. Walker, Jr., Thomas E. Emmons, Jamin McNeil and Candice J. Wells

[Attached.]

FINAL VERSION

[SECOND AMENDED AND RESTATED][THIRD AMENDED AND RESTATED]

EMPLOYMENT AGREEMENT

[                 ], 2016

[This Second Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that First Amended and Restated Employment Agreement dated December 17, 2008, as amended on April 26, 2011 (the “Prior Agreement”), and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and ARDEN L. WALKER, JR. (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

or

[This Third Amended and Restated Employment Agreement (“Agreement”) replaces and supersedes in its entirety that Second Amended and Restated Employment Agreement dated December 17, 2008 (the “Prior Agreement”) and is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and DAVID B. ROTTINO (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

or

[This Employment Agreement (“Agreement”) is entered into by and between [LINN OPERATING, INC., a Delaware corporation] (the “Company”), and [THOMAS E. EMMONS][JAMIN MCNEIL][CANDICE J. WELLS] (the “Employee”) as of the date first set forth above (the “Effective Date”), on the terms set forth herein. [LINN ENERGY, INC., a Delaware corporation], and the 100% parent of the Company (“Linn Energy”), is joining in this Agreement for the limited purposes of reflecting its agreement to the matters set forth herein as to it, but such joinder is not intended to make Linn Energy the employer of the Employee for any purpose.]

Accordingly, the parties, intending to be legally bound, agree as follows:

1. Position and Duties.

1.1 Employment; Titles; Reporting. The Company agrees to continue to employ the Employee and the Employee agrees to continue employment with the Company, upon the terms and subject to the conditions provided under this Agreement. During the Employment Term (as defined in Section 2), the Employee will serve each of the Company and Linn Energy as the

[Title]1. In such capacities, the Employee will report to the Board of Directors of Linn Energy (including any committee thereof, the “Board”) and otherwise will be subject to the direction and control of the Board, and the Employee will have such duties, responsibilities and authorities as may be assigned to the Employee by the Board from time to time and otherwise consistent with such position in a publicly traded company comparable to Linn Energy which is engaged in natural gas and oil acquisition, development and production.

1.2 Duties. During the Employment Term, the Employee will devote substantially all of the Employee’s full working time to the business and affairs of the Company and Linn Energy, will use the Employee’s best efforts to promote the Company’s and Linn Energy’s interests and will perform the Employee’s duties and responsibilities faithfully, diligently and to the best of the Employee’s ability, consistent with sound business practices. The Employee may be required by the Board to provide services to, or otherwise serve as an officer or director of, any direct or indirect subsidiary of the Company or to Linn Energy, as applicable. The Employee will comply with the Company’s and Linn Energy’s policies, codes and procedures, as they may be in effect from time to time, applicable to executive officers of the Company and Linn Energy. Subject to the preceding sentence, the Employee may, with the prior approval of the Board in each instance, engage in other business and charitable activities, provided that such charitable and/or other business activities do not violate Section 7, create a conflict of interest or the appearance of a conflict of interest with the Company or Linn Energy or materially interfere with the performance of the Employee’s obligations to the Company or Linn Energy under this Agreement.

1.3 Place of Employment. The Employee will perform the Employee’s duties under this Agreement at the Company’s offices in Houston, Texas, with the likelihood of substantial business travel.

2. Term of Employment.

The term of the Employee’s employment by the Company under this Agreement (the “Employment Term”) commenced on the Effective Date and will continue until employment is terminated by either party under Section 5. The date on which the Employee’s employment ends is referred to in this Agreement as the “Termination Date.” For the purpose of Sections 5 and 6 of this Agreement, the Termination Date shall be the date upon which the Employee incurs a “separation from service” as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) and regulations issued thereunder.

[1]	NTD: (1) Rottino: Executive Vice President and Chief Financial Officer; (2) Walker: Executive Vice President and Chief Operating Officer; (3) Emmons: Senior Vice President, Corporate Services; (4) McNeil: Senior Vice President, Houston Division Operations; (5) Wells: Senior Vice President, General Counsel and Corporate Secretary.

3. Compensation.

3.1 Base Salary. During the Employment Term, the Employee will be entitled to receive a base salary (“Base Salary”) at an annual rate of not less than $[            ]2 for services rendered to the Company, Linn Energy, and any of its direct or indirect subsidiaries, payable in accordance with the Company’s regular payroll practices. The Employee’s Base Salary shall be reviewed annually by the Board and may be adjusted upward in the Board’s sole discretion, but not downward.

3.2 Bonus Compensation. During the Employment Term, the Employee will be entitled to receive incentive compensation in such amounts and at such times as the Board may award to the Employee in its sole discretion under any incentive compensation or other bonus plan or arrangement as may be established by the Board from time to time (collectively, the “Employee Bonus Plan”). Under the Employee Bonus Plan, the Board may, in its discretion, set, in advance, an annual target bonus for the Employee, which is currently set as a percentage of Base Salary. For example, for 2016, the Employee’s target bonus was set at [            ]3% of the Employee’s Base Salary. The percentage of the Employee’s Base Salary that the Board designates for the Employee to receive as the Employee’s annual target bonus under any Employee Bonus Plan, as such percentage may be adjusted upward or downward from time to time in the sole discretion of the Board, or replaced by another methodology of determining the Employee’s target bonus, is referred to herein as the Employee’s “Bonus Level Percentage.” The amount paid to the Employee through application of the Bonus Level Percentage is the Employee’s “Bonus Level Amount.” The “Annual Bonus” is the Bonus Level Amount paid to the Employee in any given year.

3.3 Long-Term Incentive Compensation. Long-term incentive compensation awards may be made to the Employee from time to time during the Employment Term by the Board in its sole discretion, whose decision will be based upon performance and award guidelines for executive officers of the Company and Linn Energy established periodically by the Board in its sole discretion.

4. Expenses and Other Benefits.

4.1 Reimbursement of Expenses. The Employee will be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Employee during the Employment Term (in accordance with the policies and practices presently followed by the Company or as may be established by the Board from time to time for the Company’s and Linn Energy’s senior executive officers) in performing services under this Agreement, provided that the Employee properly accounts for such expenses in accordance with the Company’s and Linn Energy’s policies as in effect from time to time. Such reimbursement shall be paid on or before the end of the calendar year following the calendar year in which any such reimbursable expense was incurred, and the Company shall not be obligated to pay any such reimbursement amount for

[2]	NTD: (1) Rottino: $500,000; (2) Walker: $500,000; (3) Emmons: $375,000; (4) McNeil: $400,000; (5) Wells: $375,000.
[3]	NTD: (1) Rottino: 100%; (2) Walker: 100%; (3) Emmons: 75%; (4) McNeil: 75%; (5) Wells: 75%.

which the Employee fails to submit an invoice or other documented reimbursement request at least ten business days before the end of the calendar year next following the calendar year in which the expense was incurred. Business related expenses shall be reimbursable only to the extent they were incurred during the term of the Agreement, but in no event shall the time period extend beyond the later of the lifetime of the Employee or, if longer, 20 years. The amount of such reimbursements that the Company is obligated to pay in any given calendar year shall not affect the amount the Company is obligated to pay in any other calendar year. In addition, the Employee may not liquidate or exchange the right to reimbursement of such expenses for any other benefits.

4.2 Vacation. The Employee will be entitled to paid vacation time each year during the Employment Term that will accrue in accordance with the Company’s policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

4.3 Other Employee Benefits. In addition to the foregoing, during the Employment Term, the Employee will be entitled to participate in and to receive benefits as a senior executive under all of the Company’s employee benefit plans, programs and arrangements available to senior executives, subject to the eligibility criteria and other terms and conditions thereof, as such plans, programs and arrangements may be duly amended, terminated, approved or adopted by the Board from time to time.

5. Termination of Employment.

5.1 Death. The Employee’s employment under this Agreement will terminate upon the Employee’s death.

5.2 Termination by the Company.

(a) Terminable at Will. The Company may terminate the Employee’s employment under this Agreement at any time with or without Cause (as defined below).

(b) Definition of Cause. For purposes of this Agreement, the Company will have “Cause” to terminate the Employee’s employment under this Agreement by reason of any of the following:

(i) the Employee’s conviction of, or plea of nolo contendere to, any felony or to any crime or offense causing substantial harm to any of Linn Energy or its direct or indirect subsidiaries (whether or not for personal gain) or involving acts of theft, fraud, embezzlement, moral turpitude or similar conduct;

(ii) the Employee’s repeated intoxication by alcohol or drugs during the performance of the Employee’s duties;

(iii) the Employee’s willful and intentional misuse of any of the funds of Linn Energy or its direct or indirect subsidiaries,

(iv) embezzlement by the Employee;

(v) the Employee’s willful and material misrepresentations or concealments on any written reports submitted to any of Linn Energy or its direct or indirect subsidiaries;

(vi) the Employee’s willful and intentional material breach of this Agreement;

(vii) the Employee’s material failure to follow or comply with the reasonable and lawful written directives of the Board; or

(viii) conduct constituting a material breach by the Employee of the Company’s then current (A) Code of Business Conduct and Ethics, and any other written policy referenced therein, (B) the Code of Ethics for Chief Executive Officer and senior financial officers, if applicable, provided that, in each case, the Employee knew or should have known such conduct to be a breach.

(c) Notice and Cure Opportunity in Certain Circumstances. The Employee may be afforded a reasonable opportunity to cure any act or omission that would otherwise constitute Cause hereunder according to the following terms: The Board shall give the Employee written notice stating with reasonable specificity the nature of the circumstances determined by the Board in its reasonable and good faith judgment to constitute Cause. If, in the reasonable and good faith judgment of the Board, the alleged breach is reasonably susceptible to cure, the Employee will have 30 days from the Employee’s receipt of such notice to effect the cure of such circumstances or such breach to the reasonable and good faith satisfaction of the Board. The Board will state whether the Employee will have such an opportunity to cure in the initial notice of Cause referred to above. Prior to termination for Cause, in those instances where the initial notice of Cause states that the Employee will have an opportunity to cure, the Company shall provide an opportunity for the Employee to be heard by the Board or a Board committee designated by the Board to hear the Employee. The decision as to whether the Employee has satisfactorily cured the alleged breach shall be made at such meeting. If, in the reasonable and good faith judgment of the Board the alleged breach is not reasonably susceptible to cure, or such circumstances or breach have not been satisfactorily cured within such 30 day cure period, such breach will thereupon constitute Cause hereunder.

5.3 Termination by the Employee.

(a) Terminable at Will. The Employee may terminate the Employee’s employment under this Agreement at any time with or without Good Reason (as defined below).

(b) Notice and Cure Opportunity. If such termination is with Good Reason, the Employee will give the Company written notice, which will identify with reasonable specificity the grounds for the Employee’s resignation and provide the Company with 15 days from the day such notice is given to cure the alleged grounds for resignation contained in the notice. A termination will not be for Good Reason if such notice is given by the Employee to the Company more than 30 days after the occurrence of the event that the Employee alleges is Good Reason for the Employee’s termination hereunder.

(c) Definition of Good Reason Other Than Upon a Change of Control. For purposes of this Agreement, other than in the event of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing: (i) a reduction in the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by Company; or (iv) any material reduction in the Employee’s title, authority, duties, responsibilities or reporting relationship from those in effect as of the Effective Date.

(d) Definition of Good Reason for Purposes of Change of Control. For purposes of a Change of Control, “Good Reason” will mean any of the following to which the Employee will not consent in writing, but only if the Termination Date is within six months before or two years after a Change of Control: (i) reduction in either the Employee’s then current Base Salary or Bonus Level Percentage, or both; (ii) failure by the Company to pay in full on a current basis (A) any of the compensation or benefits described in this Agreement that are due and owing, or (B) any amounts due and owing to the Employee under any long-term or short-term or other incentive compensation plans, agreements or awards; (iii) material breach of any provision of this Agreement by the Company; (iv) any material reduction in the Employee’s title, authority, duties, responsibilities or reporting relationship from those in effect as of the Effective Date; or (v) a relocation of the Employee’s primary place of employment to a location more than 50 miles from the Company’s location on the day immediately preceding the Change of Control.

5.4 Notice of Termination. Any termination of the Employee’s employment by the Company or by the Employee during the Employment Term (other than termination pursuant to Section 5.1) will be communicated by written Notice of Termination to the other party hereto in accordance with Section 8.7. For purposes of this Agreement, a “Notice of Termination” means a written notice that (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provision so indicated, and (c) if the Termination Date (as defined herein) is other than the date of receipt of such notice, specifies the Termination Date (which Termination Date will be not more than 30 days after the giving of such notice).

5.5 Disability. If the Company determines in good faith that the Disability (as defined herein) of the Employee has occurred during the Employment Term, it may, without breaching this Agreement, give to the Employee written notice in accordance with Section 5.4 of its intention to terminate the Employee’s employment. In such event, the Employee’s employment with the Company will terminate effective on the 15th day after receipt of such notice by the Employee, provided that, within the 15 days after such receipt, the Employee will not have returned to full-time performance of the Employee’s duties.

“Disability” means the earlier of (a) written determination by a physician selected by the Company and reasonably agreed to by the Employee that the Employee has been unable to perform substantially the Employee’s usual and customary duties under this Agreement for a period of at least 120 consecutive days or a non-consecutive period of 180 days during any 12-month period as a result of incapacity due to mental or physical illness or disease; and (b) “disability” as such term is defined in the Company’s applicable long-term disability insurance plan.

At any time and from time to time, upon reasonable request therefor by the Company, the Employee will submit to reasonable medical examination for the purpose of determining the existence, nature and extent of any such disability. Any physician selected by Company shall be Board Certified in the appropriate field, shall have no actual or potential conflict of interest, and may not be a physician who has been retained by the Company for any purpose within the prior three years.

6. Compensation of the Employee Upon Termination. Subject to the provisions of Section 6.8, the Employee shall be entitled to receive the amount specified upon the termination events designated below:

6.1 Death. If the Employee’s employment under this Agreement is terminated by reason of the Employee’s death, the Company shall pay to the person or persons designated by the Employee for that purpose in a notice filed with the Company, or, if no such person will have been so designated, to the Employee’s estate, in a lump sum within 30 days following the Termination Date, the amount of:

(a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable,

plus

(b) the unpaid Bonus Level Amount, if any, with respect to the last full year during which the Employee was employed by the Company determined as follows:

(i) If the Employee was employed for the entire previous year but the Termination Date occurred prior to the Board finally determining the Bonus Level Amount for the preceding year, then the Company’s performance will be deemed to have been such that the Employee would have been awarded 100% of the Employee’s Bonus Level Percentage for that year (the “Deemed Full Year Bonus Amount”);

or

(ii) If the Employee was employed for the entire previous year and the Board had already finally determined the Bonus Level Amount for the preceding year by the Termination Date but the Company had not yet paid the Employee such Bonus Level Amount, then the Bonus Level Amount will be that Bonus Level Amount determined by the Board (the “Actual Full Year Bonus Amount”);

plus

(iii) an amount representing a deemed bonus for the fiscal year in which the Termination Date occurs, which is equal to the Bonus Level Amount that would be received by the Employee if the Company’s performance for the year is deemed to be at the level entitling the Employee to 100% of the Employee’s Bonus Level Percentage and then multiplying the Bonus Level Amount resulting from applying 100% of the Employee’s Bonus Level Percentage by a fraction, the numerator of which is the number of days from the first day of the fiscal year of the Company in which such termination occurs through and including the Termination Date and the denominator of which is 365 (“Deemed Pro Rata Bonus Amount”);

plus

(c) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement.

Thereafter, the Company will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s death, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests (as defined in that certain Employee Incentive Plan Term Sheet, dated []) will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the date the Reorganization (as defined below) became effective (the “Emergence Date”), or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.2 Disability. In the event of the Employee’s termination by reason of Disability pursuant to Section 5.5, the Employee will continue to receive the Employee’s Base Salary in effect immediately prior to the Termination Date and participate in applicable employee benefit plans or programs of the Company (on an equivalent basis to those employee benefit plans or programs provided under Section 6.4(a)(iv) below) through the Termination Date, subject to offset dollar-for-dollar by the amount of any disability income payments provided to the Employee under any Company disability policy or program funded by the Company, and the Company shall pay the Employee the following amounts in a lump sum within 30 days following the Termination Date: the sum of (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (b) either the (i) unpaid Actual Full Year Bonus Amount, if any, or (ii) the Deemed Full Year Bonus Amount, if applicable, plus (c) the Employee’s Deemed Pro Rata Bonus Amount, plus (d) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company and any payments or benefits required to be made or provided under applicable law.

Notwithstanding any other provision of this Agreement, on the Employee’s Termination on account of Disability, all granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

6.3 By the Company for Cause or the Employee Without Good Reason. If the Employee’s employment is terminated by the Company for Cause, or if the Employee terminates the Employee’s employment other than for Good Reason, the Employee will receive (a) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, payable in a lump sum within 30 days following the Termination Date, and (b) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement, payable in a lump sum within 30 days following the Termination Date, and the Company thereafter will have no further obligation to the Employee under this Agreement, other than for payment of any amounts accrued and vested under any employee benefit plans or programs of the Company, and any payments or benefits required to be made or provided under applicable law. Notwithstanding anything in this Agreement to the contrary, no bonus will be paid to the Employee for a termination of the Employee’s employment under this Section 6.3.

6.4 By the Employee for Good Reason or the Company Without Cause.

(a) Severance Benefits on Non-Change of Control Termination. Subject to the provisions of Section 6.4(b) and Section 6.4(d), if prior to the date that precedes a Change of Control by at least six months, or more than two years after the occurrence of a Change of Control (as defined below), the Company terminates the Employee’s employment without Cause, or the Employee terminates the Employee’s employment for Good Reason, then the Employee will be entitled to the following benefits (the “Severance Benefits”) payable in a lump sum within 30 days following the Termination Date:

(i) an amount equal to (A) the Employee’s accrued but unpaid then current Base Salary through the Termination Date, plus (B) either (x) the unpaid Actual Full Year Bonus Amount, if any, or (y) the Deemed Full Year Bonus Amount, if applicable, plus (C) the Employee’s Deemed Pro Rata Bonus Amount, if any, plus (D) any other amounts that may be reimbursable by the Company to the Employee as expressly provided under this Agreement;

plus

(ii) with respect to any termination event described in this paragraph (a) of Section 6.4, a single lump sum equal to [one and a half][two]4 times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) the Deemed Full Year Bonus Amount, payable within 30 days of the Termination Date.

[4]	NTD: (1) Rottino/Walker: two; (2) Emmons/McNeil/Wells: one and a half.

(iii) In addition, the Company will pay the “Company’s portion” (as set defined below) of the Employee’s COBRA continuation coverage (the “COBRA Coverage”) for [18 months][the duration of the “maximum required period” as such period is set forth under COBRA and the applicable regulations].5 Following such period, the Company shall permit the Employee (including the Employee’s spouse and dependents) to (A) continue to participate in the Company’s group health plan if permitted under such plan, (B) convert the Company’s group health plan to an individual policy, or (C) obtain other similar coverage, in each case, for up to an additional six months after the expiration of the “maximum required period” by the Employee paying one-hundred percent of the premiums for medical, dental and/or vision coverage on an after-tax basis (“Medical Benefits”). Notwithstanding the foregoing, the benefits described in this Section 6.4(a)(iii) may be discontinued by the Company prior to the end of the period provided in this subsection (iii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iv) Following the end of the COBRA “maximum required period” provided under the Company’s group health plan (the “Benefit Measurement Date”), the Company shall, as a separate obligation, reimburse the Employee for any medical premium expenses incurred to purchase the Medical Benefits under the preceding Section 6.4(a)(iii), but only to the extent such expenses constitute the “Company’s portion” of the premiums for continued Medical Benefits (which amount shall be referred to herein as the “Medical Reimbursement”).

The “Company’s portion” of COBRA Coverage and of premiums for any continuing Medical Benefits shall be the difference between one hundred percent of the COBRA Coverage or Medical Benefits premium, as the case may be, and the dollar amount of medical premium expenses paid for the same type or types of Company medical benefits by a similarly situated employee on the Termination Date.

The premiums available for Medical Reimbursement under Section 6.4(a)(iv) in any calendar year will not be increased or decreased to reflect the amount actually reimbursed in a prior or subsequent calendar year, and all Medical Reimbursements under this paragraph will be paid to the Employee within 30 days following the Company’s receipt of a premium payment for Medical Benefits.

(v) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (i) on the Termination Date, or (ii) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

[5]	NTD: (1) Rottino/Walker: maximum duration; (2) Emmons/McNeil/Wells: 18 months.

(b) Change of Control Benefits. Subject to the provisions of Section 6.4(d), if a Change of Control has occurred and the Employee’s employment was terminated by the Company without Cause, or by the Employee for Good Reason as defined in Section 5.3(d), during the period beginning six months prior to the Change of Control and ending two years following the Change of Control (an “Eligible Termination”), then in lieu of the Severance Benefits under Section 6.4(a), the Employee will be entitled to benefits (the “Change of Control Benefits”) with respect to an Eligible Termination, as follows:

(i) Amounts identical to those set forth in Sections 6.4(a)(i) and 6.4(a)(ii), except that the amount described in Section 6.4(a)(ii) will be equal to [two][two and a half]6 times the sum of (A) the Employee’s annual Base Salary at the highest rate in effect at any time during the 36-month period immediately preceding the Termination Date, plus (B) [the Deemed Full Year Bonus Amount][the highest Annual Bonus that the Employee was paid in the 36 months immediately preceding the Change of Control]7, payable in a single lump sum within 30 days following the Termination Date; provided, however, that if the Termination Date preceded the Change of Control, then the Change of Control Benefits will be payable within the later of 30 days following the Termination Date and 30 days following the Change of Control;

(ii) The Company will pay the COBRA Coverage described in Section 6.4(a)(iii) for a period of 18 months, and the term of the Medical Benefits following the Benefit Measurement Date, with respect to both the Employee’s right to participate in a health insurance policy as set forth in Section 6.4(a)(iii) and the Company’s Medical Reimbursement obligation as set forth in Section 6.4(a)(iv), shall be the same. Notwithstanding the foregoing, the benefits described in this Section 6.4(b)(ii) may be discontinued by the Company prior to the end of the period provided in this subsection (ii) to the extent, but only to the extent, that the Employee receives substantially similar benefits from a subsequent employer.

(iii) All of the Employee’s granted but unvested long-term incentive awards shall immediately vest and any related restrictions shall be waived; provided, however, that any unvested Appreciation Profits Interests will only vest to the extent the applicable performance condition is satisfied (A) on the Termination Date, or (B) within (x) six months following the Termination Date, if the Termination Date occurs prior to the first anniversary of the Emergence Date, or (y) 120 days following the Termination Date, if the Termination Date occurs after the first anniversary of the Emergence Date.

The foregoing notwithstanding, if the Termination Date preceded the Change of Control, the amount of Severance Benefits to which the Employee will be entitled will be the difference between the Severance Benefits already paid to the Employee, if any, under Section 6.4(a) and the Severance Benefits to be paid under this Section 6.4(b).

[6]	NTD: (1) Walker/Rottino: two and a half; (2) Emmons/McNeil/Wells: two.
[7]	NTD: (1) Walker/Rottino: Highest Bonus; (2) Emmons/McNeil/Wells: Deemed Full Year Bonus Amount.

(c) Definition of Change of Control. For purposes of this Agreement, a “Change of Control” will mean the first to occur of:

(i) [The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the then-outstanding equity interests of Linn Energy (the “Outstanding Linn Energy Equity”) or (B) the combined voting power of the then-outstanding voting securities of Linn Energy entitled to vote generally in the election of directors (the “Outstanding Linn Energy Voting Securities”); provided, however, that, for purposes of this Section 6.4(c)(i), the following acquisitions will not constitute a Change of Control: (1) any acquisition directly from Linn Energy, (2) any acquisition by Linn Energy, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Linn Energy or any affiliated company, or (4) any acquisition by any corporation or other entity pursuant to a transaction that complies with Section 6.4(c)(iii)(A), Section 6.4(c)(iii)(B) or Section 6.4(c)(iii)(C);

(ii) Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Linn Energy’s Unitholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board will be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board;

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Linn Energy or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Linn Energy, or the acquisition of assets or equity interests of another entity by Linn Energy or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding equity interests and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation or other entity that, as a result of such transaction, owns Linn Energy or all or substantially all of Linn Energy’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Linn Energy Equity and the Outstanding Linn Energy Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Linn Energy or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding equity interests of the corporation or other entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation or other entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation or equivalent body of any other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv) Consummation of a complete liquidation or dissolution of Linn Energy.]8

(v) For the avoidance of doubt, the restructuring of Linn Energy, LLC and certain of its affiliates under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (Case No. 16-60040) (the “Reorganization”) will not constitute a “Change of Control.”

(d) Conditions to Receipt of Severance Benefits.

(i) Release. As a condition to receiving any Severance Benefits or Change of Control Benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b), the Employee will execute a release (the “Release”), which will include an affirmation of the restrictive covenants set forth in Section 7 and a non-disparagement provision, in a form and substance satisfactory to the Company, of any claims, whether arising under federal, state or local statute, common law or otherwise, against the Company and its direct or indirect subsidiaries which arise or may have arisen on or before the date of the Release, other than any claims under this Agreement, any claim to vested benefits under an employee benefit plan, any claim arising after the execution of the Release or any rights to indemnification from the Company and its direct or indirect subsidiaries pursuant to any provisions of the Company’s (or any of its subsidiaries’) organizational documents or any directors and officers liability insurance policies maintained by the Company. The Company will provide the Release to the Employee for signature within ten days after the Termination Date. If the Company has provided the Release to the Employee for signature within ten days after the Termination Date and if the Employee fails or otherwise refuses to execute the Release within a reasonable time after the Company has provided the Release to the Employee, and, in all events no later than 60 days after the Termination Date and prior to the date on which such benefits are to be first paid to the Employee, the Employee will

[8]	NTD: To confirm whether any changes are necessary in light of the changes to the corporate structure.

not be entitled to any Severance Benefits or Change of Control Benefits, as the case may be, or any other benefits provided under this Agreement and the Company will have no further obligations with respect to the provision of those benefits except as may be required by law. Such Release shall be void ab initio, if Company thereafter fails to fully and timely pay all compensation and benefits due to the Employee under this Agreement and fails to cure such failure within 60 days of receiving written notice from the Employee.

(ii) Limitation on Benefits. If, following a termination of employment that gives the Employee a right to the payment of Severance Benefits under Section 6.4(a) or Section 6.4(b), the Employee violates in any material respect any of the covenants in Section 7 or as otherwise set forth in the Release, the Employee will have no further right or claim to any payments or other benefits to which the Employee may otherwise be entitled under Section 6.4(a) or Section 6.4(b) from and after the date on which the Employee engages in such activities and the Company will have no further obligations with respect to such payments or benefits, and the covenants in Section 7 will nevertheless continue in full force and effect.

6.5 Severance Benefits Not Includable for Employee Benefits Purposes. Except to the extent the terms of any applicable benefit plan, policy or program provide otherwise, any benefit programs of the Company that take into account the Employee’s income will exclude any and all Severance Benefits and Change of Control Benefits provided under this Agreement.

6.6 Exclusive Severance Benefits. The Severance Benefits payable under Section 6.4(a) or the Change of Control Benefits payable under Section 6.4(b), if they become applicable under the terms of this Agreement, will be in lieu of any other severance or similar benefits that would otherwise be payable under any other agreement, plan, program or policy of the Company.

6.7 Code Section 280G; Code Section 409A. Notwithstanding anything in this Agreement to the contrary:

(a) If any of the payments or benefits received or to be received by the Employee (including, without limitation, any payment or benefits received in connection with a Change of Control or the Employee’s termination of employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement, or otherwise) (all such payments collectively referred to herein as the (“280G Payments”) constitute “parachute payments” within the meaning of Section 280G of the Code and would, but for this Section 6.7(a), be subject to the excise tax imposed under Section 4999 of the Code (the “Excise Tax”), then prior to making the 280G Payments, a calculation shall be made comparing (i) the Net Benefit (as defined below) to the Employee of the 280G Payments after payment of the Excise Tax to (ii) the Net Benefit to the Employee if the 280G Payments are limited to the extent necessary to avoid being subject to the Excise Tax. Only if the amount calculated under (i) above is less than the amount under (ii) above will the 280G Payments be reduced to the minimum extent necessary to ensure that no portion of the 280G Payments is subject to the Excise Tax. “Net Benefit” shall mean the present value of the 280G Payments net of all federal, state, local, foreign income, employment, and excise taxes. Any reduction made pursuant to this Section 6.7(a) shall be made in a manner determined by the Company that is consistent with the requirements of Section 409A of the Code and that maximizes the Employee’s economic position and after-tax income; for the avoidance of doubt, the Employee shall not have any discretion in determining the manner in which the payments and benefits are reduced.

(b) In the event that any benefits payable or otherwise provided under this Agreement would be deemed to constitute non-qualified deferred compensation subject to Section 409A of the Code, Linn Energy or the Company, as the case may be, will have the discretion to adjust the terms of such payment or benefit (but not the amount or value thereof) as reasonably necessary to comply with the requirements of Section 409A of the Code to avoid the imposition of any excise tax or other penalty with respect to such payment or benefit under Section 409A of the Code.

6.8 Timing of Payments by the Company. Notwithstanding anything in this Agreement to the contrary, in the event that the Employee is a “specified employee” (as determined under Section 409A of the Code) at the time of the separation from service triggering the payment or provision of benefits, any payment or benefit under this Agreement which is determined to provide for a deferral of compensation pursuant to Section 409A of the Code shall not commence being paid or made available to the Employee until after six months from the Termination Date that constitutes a separation from service within the meaning of Code Section 409A.

7. Restrictive Covenants.

7.1 Confidential Information. The Employee hereby acknowledges that in connection with the Employee’s employment by the Company the Employee will be exposed to and may obtain certain Confidential Information (as defined below) (including, without limitation, procedures, memoranda, notes, records and customer and supplier lists whether such information has been or is made, developed or compiled by the Employee or otherwise has been or is made available to the Employee) regarding the business and operations of the Company and its subsidiaries or affiliates. The Employee further acknowledges that such Confidential Information is unique, valuable, considered trade secrets and deemed proprietary by the Company. For purposes of this Agreement, “Confidential Information” includes, without limitation, any information heretofore or hereafter acquired, developed or used by any of the Company, Linn Energy or their direct or indirect subsidiaries relating to Business Opportunities or Intellectual Property or other geological, geophysical, economic, financial or management aspects of the business, operations, properties or prospects of the Company, Linn Energy or their direct or indirect subsidiaries, whether oral or in written form. The Employee agrees that all Confidential Information is and will remain the property of the Company, Linn Energy or their direct or indirect subsidiaries, as the case may be. The Employee further agrees, except for disclosures occurring in the good faith performance of the Employee’s duties for the Company, Linn Energy or their direct or indirect subsidiaries, during the Employment Term, the Employee will hold in the strictest confidence all Confidential Information, and will not, both during the Employment Term and for a period of five years after the Termination Date, directly or indirectly, duplicate, sell, use, lease, commercialize, disclose or otherwise divulge to any person or entity any portion of the Confidential Information or use any Confidential Information, directly or indirectly, for the Employee’s own benefit or profit or allow any person, entity or third party, other than the

Company, Linn Energy or their direct or indirect subsidiaries and authorized executives of the same, to use or otherwise gain access to any Confidential Information. The Employee will have no obligation under this Agreement with respect to any information that becomes generally available to the public other than as a result of a disclosure by the Employee or the Employee’s agent or other representative or becomes available to the Employee on a non-confidential basis from a source other than the Company, Linn Energy or their direct or indirect subsidiaries. Further, the Employee will have no obligation under this Agreement to keep confidential any of the Confidential Information to the extent that a disclosure of it is required by law or is consented to by the Company or Linn Energy; provided, however, that if and when such a disclosure is required by law, the Employee promptly will provide the Company with notice of such requirement, so that the Company may seek an appropriate protective order.

(a) SEC Provisions. The Employee understands that nothing contained in this Agreement limits the Employee’s ability to file a charge or complaint with the Securities and Exchange Commission (“SEC”). The Employee further understands that this Agreement does not limit the Employee’s ability to communicate with the SEC or otherwise participate in any investigation or proceeding that may be conducted by the SEC, including providing documents or other information, without notice to the Company. This Agreement does not limit the Employee’s right to receive an award for information provided to the SEC. This Section 7.1(a) applies only for the period of time that the Company is subject to the Dodd-Frank Act.

(b) Trade Secrets. The parties specifically acknowledge that 18 U.S.C. § 1833(b) provides: “An individual shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that—(A) is made—(i) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (B) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.” Nothing in this Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by 18 U.S.C. § 1833(b). Accordingly, notwithstanding anything to the contrary in the foregoing, the parties to this Agreement have the right to disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law

7.2 Return of Property. The Employee agrees to deliver promptly to the Company, upon termination of the Employee’s employment hereunder, or at any other time when the Company so requests, all documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries, including without limitation: all geological and geophysical reports and related data such as maps, charts, logs, seismographs, seismic records and other reports and related data, calculations, summaries, memoranda and opinions relating to the foregoing, production records, electric logs, core data, pressure data, lease files, well files and records, land files, abstracts, title opinions, title or curative matters, contract files, notes, records, drawings, manuals, correspondence, financial and accounting information, customer lists, statistical data and compilations, patents, copyrights, trademarks, trade names, inventions, formulae, methods, processes, agreements, contracts, manuals or any documents relating to the business of the Company, Linn Energy or their direct or indirect subsidiaries and all copies thereof and therefrom; provided, however, that the Employee will be permitted to retain copies of any documents or materials of a personal nature or otherwise related to the Employee’s rights under this Agreement, copies of this Agreement and any attendant or ancillary documents specifically including any documents referenced in this Agreement and copies of any documents related to the Employee’s long-term incentive awards and other compensation.

7.3 Non-Compete Obligations.

(a) Non-Compete Obligations During Employment Term. The Employee agrees that during the Employment Term:

(i) the Employee will not, other than through the Company, engage or participate in any manner, whether directly or indirectly through any family member or as an employee, employer, consultant, agent, principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity, in any business or activity which is engaged in leasing, acquiring, exploring, producing, gathering or marketing hydrocarbons and related products; provided that the foregoing shall not be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity engaged in any such activity and provided further that Linn Energy or the Company may, in good faith, take such reasonable action with respect to the Employee’s performance of the Employee’s duties, responsibilities and authorities as set forth in Sections 1.1 and 1.2 of this Agreement as it deems necessary and appropriate to protect its legitimate business interests with respect to any actual or apparent conflict of interest reasonably arising from or out of the participation by the Employee’s spouse in any such competitive business or activity; and

(ii) all investments made by the Employee (whether in the Employee’s own name or in the name of any family members or other nominees or made by the Employee’s controlled affiliates), which relate to the leasing, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products will be made solely through the Company; and the Employee will not (directly or indirectly through any family members or other persons), and will not permit any of the Employee’s controlled affiliates to: (A) invest or otherwise participate alongside the Company or its direct or indirect subsidiaries in any Business Opportunities, or (B) invest or otherwise participate in any business or activity relating to a Business Opportunity, regardless of whether any of the Company or its direct or indirect subsidiaries ultimately participates in such business or activity, in either case, except through the Company. Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to prohibit the Employee or any family member from owning, or otherwise having an interest in, less than 1% of any publicly owned entity or 3% or less of any private equity fund or similar investment fund that invests in any business or activity engaged in any of the activities set forth above, provided that the Employee has no active role with respect to any investment by such fund in any entity.

(b) Non-Compete Obligations After Termination Date.9 The Employee agrees that some restrictions on the Employee’s activities after the Employee’s employment are necessary to protect the goodwill, Confidential Information, and other legitimate interests of the Company and its direct and indirect subsidiaries. Following the Effective Date, the Company will provide the Employee with access to and knowledge of Confidential Information and trade secrets and will place the Employee in a position of trust and confidence with the Company, and the Employee will benefit from the Company’s goodwill. The restrictive covenants below are necessary to protect the Company’s legitimate business interests in its Confidential Information, trade secrets and goodwill. The Employee further understands and acknowledges that the Company’s ability to reserve these for the exclusive knowledge and use of the Company is of great competitive importance and commercial value to the Company and that the Company would be irreparably harmed if the Employee violates the restrictive covenants below. In recognition of the consideration provided to the Employee as well as the imparting to the Employee of Confidential Information, including trade secrets, and for other good and valuable consideration, the Employee hereby agrees that the Employee will not engage or participate in any manner, whether directly or indirectly, through any family member or other person or as an employee, employer, consultant, agent principal, partner, more than 1% shareholder, officer, director, licensor, lender, lessor or in any other individual or representative capacity during the one year period following the Termination Date, in any business or activity which is in direct competition with the business of the Company or its direct or indirect subsidiaries in the leasing, acquiring, exploring, producing, gathering or marketing of hydrocarbons and related products within the boundaries of, or within a two-mile radius of the boundaries of, any mineral property interest of any of the Company or its direct or indirect subsidiaries (including, without limitation, a mineral lease, overriding royalty interest, production payment, net profits interest, mineral fee interest or option or right to acquire any of the foregoing, or an area of mutual interest as designated pursuant to contractual agreements between the Company and any third party) or any other property on which any of the Company or its direct or indirect subsidiaries has an option, right, license or authority to conduct or direct exploratory activities, such as three-dimensional seismic acquisition or other seismic, geophysical and geochemical activities (but not including any preliminary geological mapping), as of the Termination Date or as of the end of the six-month period following such Termination Date; provided that, this Section 7.3(b) will not preclude the Employee from making investments in securities of oil and gas companies which are registered on a national stock exchange, if (A) the aggregate amount owned by the Employee and all family members and affiliates does not exceed 5% of such company’s outstanding securities, and (B) the aggregate amount invested in such investments by the Employee and all family members and affiliates after the date hereof does not exceed $500,000.

Notwithstanding the foregoing, nothing in this Section 7.3 shall be deemed to restrain the participation by the Employee’s spouse in any capacity set forth above in any business or activity described above.

(c) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.3(b) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years after a Change of Control.

[9]	NTD: Sections 7.3(b) and 7.3(c) do not apply to Messrs. Rottino and Emmons and Ms. Wells.

7.4 Non-Solicitation

(a) Non-Solicitation Other than Following a Change of Control Termination. During the Employment Term and for a period of one year after the Termination Date, the Employee will not, whether for the Employee’s own account or for the account of any other Person (other than the Company or its direct or indirect subsidiaries), (i) intentionally solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any person who is employed by the Company or its direct or indirect subsidiaries (including any independent sales representatives or organizations), or (ii) using Confidential Information, solicit, endeavor to entice away from the Company or its direct or indirect subsidiaries, or otherwise interfere with the relationship of the Company or its direct or indirect subsidiaries with, any client or customer of the Company or its direct or indirect subsidiaries.

(b) Not Applicable Following Change of Control Termination. The Employee will not be subject to the covenants contained in Section 7.4(a) and such covenants will not be enforceable against the Employee from and after the date of an Eligible Termination if such Eligible Termination occurs within six months before or two years following a Change of Control.

7.5 Assignment of Developments. The Employee assigns and agrees to assign without further compensation to the Company and its successors, assigns or designees, all of the Employee’s right, title and interest in and to all Business Opportunities and Intellectual Property (as those terms are defined below), and further acknowledges and agrees that all Business Opportunities and Intellectual Property constitute the exclusive property of the Company.

For purposes of this Agreement, “Business Opportunities” means all business ideas, prospects, proposals or other opportunities pertaining to the lease, acquisition, exploration, production, gathering or marketing of hydrocarbons and related products and the exploration potential of geographical areas on which hydrocarbon exploration prospects are located, which are developed by the Employee during the Employment Term, or originated by any third party and brought to the attention of the Employee during the Employment Term, together with information relating thereto (including, without limitation, geological and seismic data and interpretations thereof, whether in the form of maps, charts, logs, seismographs, calculations, summaries, memoranda, opinions or other written or charted means).

For purposes of this Agreement, “Intellectual Property” shall mean all ideas, inventions, discoveries, processes, designs, methods, substances, articles, computer programs and improvements (including, without limitation, enhancements to, or further interpretation or processing of, information that was in the possession of the Employee prior to the date of this Agreement), whether or not patentable or copyrightable, which do not fall within the definition of Business Opportunities, which the Employee discovers, conceives, invents, creates or develops, alone or with others, during the Employment Term, if such discovery, conception, invention, creation or development (a) occurs in the course of the Employee’s employment with the Company, or (b) occurs with the use of any of the time, materials or facilities of the Company or its direct or indirect subsidiaries, or (c) in the good faith judgment of the Board, relates or pertains in any material way to the purposes, activities or affairs of the Company or its direct or indirect subsidiaries.

7.6 Injunctive Relief. The Employee acknowledges that a breach of any of the covenants contained in this Section 7 may result in material, irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat of breach, the Company will be entitled to obtain a temporary restraining order and/or a preliminary or permanent injunction restraining the Employee from engaging in activities prohibited by this Section 7 or such other relief as may be required to specifically enforce any of the covenants in this Section 7.

7.7 Adjustment of Covenants. The parties consider the covenants and restrictions contained in this Section 7 to be reasonable. However, if and when any such covenant or restriction is found to be void or unenforceable and would have been valid had some part of it been deleted or had its scope of application been modified, such covenant or restriction will be deemed to have been applied with such modification as would be necessary and consistent with the intent of the parties to have made it valid, enforceable and effective.

7.8 Forfeiture Provision.

(a) Detrimental Activities. If the Employee engages in any activity that violates any covenant or restriction contained in this Section 7, in addition to any other remedy the Company may have at law or in equity, (i) the Employee will be entitled to no further payments or benefits from the Company under this Agreement or otherwise, except for any payments or benefits required to be made or provided under applicable law, (ii) all unexercised Unit options, restricted Units and other forms of equity compensation held by or credited to the Employee will terminate effective as of the date on which the Employee engages in that activity, unless terminated sooner by operation of another term or condition of this Agreement or other applicable plans and agreements, and (iii) any exercise, payment or delivery pursuant to any equity compensation award that occurred within one year prior to the date on which the Employee engages in that activity may be rescinded within one year after the first date that a majority of the members of the Board first became aware that the Employee engaged in that activity. In the event of any such rescission, the Employee will pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required.

(b) Right of Setoff. The Employee consents to a deduction from any amounts the Company owes the Employee from time to time (including amounts owed as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Employee by the Company), to the extent of the amounts the Employee owes the Company under Section 7.8(a) (above). Whether or not the Company elects to make any setoff in whole or in part, if the Company does not recover by means of setoff the full amount the Employee owes, calculated as set forth above, the Employee agrees to pay immediately the unpaid balance to the Company. In the discretion of the Board, reasonable interest may be assessed on the amounts owed, calculated from the later of (i) the date the Employee engages in the prohibited activity and (ii) the applicable date of exercise, payment or delivery.

(c) In the event that Company fails to timely and fully pay to the Employee all Severance Benefits or Change of Control Benefits due under this Agreement, and fails to cure such failure within 60 days of receiving written notice from the Employee, then the Company shall forfeit all right to enforce this Section 7.

8. Miscellaneous.

8.1 Assignment; Successors; Binding Agreement. This Agreement may not be assigned by either party, whether by operation of law or otherwise, without the prior written consent of the other party, except that any right, title or interest of the Company arising out of this Agreement may be assigned to any corporation or entity controlling, controlled by, or under common control with the Company, or succeeding to the business and substantially all of the assets of the Company or any affiliates for which the Employee performs substantial services. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the parties and their respective heirs, legatees, devisees, personal representatives, successors and assigns. The Company shall obtain from any successor or other person or entity acquiring a majority of the Company’s assets or Units a written agreement to perform all terms of this Agreement.

8.2 Modification and Waiver. Except as otherwise provided below, no provision of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is duly approved by the Board and is agreed to in writing by the Employee and such officer(s) as may be specifically authorized by the Board to effect it. No waiver by any party of any breach by any other party of, or of compliance with, any term or condition of this Agreement to be performed by any other party, at any time, will constitute a waiver of similar or dissimilar terms or conditions at that time or at any prior or subsequent time.

8.3 Entire Agreement. This Agreement, together with any attendant or ancillary documents, specifically including, but not limited to (a) all documents referenced in this Agreement and (b) the written policies and procedures of the Company, embodies the entire understanding of the parties hereto, and, upon the Effective Date, will supersede all other oral or written agreements or understandings between them regarding the subject matter hereof[, including the Prior Agreement]10; provided, however, that if there is a conflict between any of the terms in this Agreement and the terms in any award agreement between the Company and the Employee pursuant to any long-term incentive plan, the terms of this Agreement shall govern. No agreement or representation, oral or otherwise, express or implied, with respect to the subject matter of this Agreement, has been made by either party which is not set forth expressly in this Agreement or the other documents referenced in this Section 8.3.

8.4 Governing Law. The validity, interpretation, construction and performance of this Agreement will be governed by the laws of the State of Texas other than the conflict of laws provision thereof.

[10]	NTD: Only for Messrs. Rottino and Walker.

8.5 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial.

(a) Disputes. In the event of any dispute, controversy or claim between the Company and the Employee arising out of or relating to the interpretation, application or enforcement of the provisions of this Agreement, the Company and the Employee agree and consent to the personal jurisdiction of the state and local courts of Harris County, Texas and/or the United States District Court for the Southern District of Texas, Houston Division for resolution of the dispute, controversy or claim, and that those courts, and only those courts, shall have any jurisdiction to determine any dispute, controversy or claim related to, arising under or in connection with this Agreement. The Company and the Employee also agree that those courts are convenient forums for the parties to any such dispute, controversy or claim and for any potential witnesses and that process issued out of any such court or in accordance with the rules of practice of that court may be served by mail or other forms of substituted service to the Company at the address of its principal executive offices and to the Employee at the Employee’s last known address as reflected in the Company’s records.

(b) Waiver of Right to Jury Trial.

THE COMPANY AND THE EMPLOYEE HEREBY VOLUNTARILY, KNOWINGLY AND INTENTIONALLY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY TO ALL CLAIMS ARISING OUT OF OR RELATING TO THIS AGREEMENT, AS WELL AS TO ALL CLAIMS ARISING OUT OF THE EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR TERMINATION THEREFROM INCLUDING, BUT NOT LIMITED TO:

(i) Any and all claims and causes of action arising under contract, tort or other common law including, without limitation, breach of contract, fraud, estoppel, misrepresentation, express or implied duties of good faith and fair dealing, wrongful discharge, discrimination, retaliation, harassment, negligence, gross negligence, false imprisonment, assault and battery, conspiracy, intentional or negligent infliction of emotional distress, slander, libel, defamation and invasion of privacy.

(ii) Any and all claims and causes of action arising under any federal, state or local law, regulation or ordinance, including, without limitation, claims arising under Title VII of the Civil Rights Act of 1964, the Pregnancy Discrimination Act, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act, the Fair Labor Standards Act and all corresponding state laws.

(iii) Any and all claims and causes of action for wages, employee benefits, vacation pay, severance pay, pension or profit sharing benefits, health or welfare benefits, bonus compensation, commissions, deferred compensation or other remuneration, employment benefits or compensation, past or future loss of pay or benefits or expenses.

8.6 Withholding of Taxes. The Company will withhold from any amounts payable under the Agreement all federal, state, local or other taxes as legally will be required to be withheld.

8.7 Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties).

To the Company:

[

                                  ]

To the Employee:

At the address reflected in the Company’s written records.

Addresses may be changed by written notice sent to the other party at the last recorded address of that party.

8.8 Severability. The invalidity or unenforceability of any provision or provisions of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect.

8.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

8.10 Headings. The headings used in this Agreement are for convenience only, do not constitute a part of the Agreement, and will not be deemed to limit, characterize, or affect in any way the provisions of the Agreement, and all provisions of the Agreement will be construed as if no headings had been used in the Agreement.

8.11 Construction. As used in this Agreement, unless the context otherwise requires: (a) the terms defined herein will have the meanings set forth herein for all purposes; (b) references to “Section” are to a section hereof; (c) “include,” “includes” and “including” are deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import; (d) “writing,” “written” and comparable terms refer to printing, typing, lithography and other means of reproducing words in a visible form; (e) “hereof,” “herein,” “hereunder” and comparable terms refer to the entirety of this Agreement and not to any particular section or other subdivision hereof or attachment hereto; (f) references to any gender include references to all genders; and (g) references to any agreement or other instrument or statute or regulation are referred to as amended or supplemented from time to time (and, in the case of a statute or regulation, to any successor provision).

8.12 Capacity; No Conflicts. The Employee represents and warrants to the Company that: (a) the Employee has full power, authority and capacity to execute and deliver this Agreement, and to perform the Employee’s obligations hereunder, (b) such execution, delivery and performance will not (and with the giving of notice or lapse of time, or both, would not) result in the breach of any agreement or other obligation to which the Employee is a party or is otherwise bound, and (c) this Agreement is the Employee’s valid and binding obligation, enforceable in accordance with its terms. The Employee warrants and represents that the Employee has actual authority to enter into this Agreement as the authorized act of the indicated entities.

[Signature page follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

[LINN OPERATING, INC.]
By:
Name:
Title:
EMPLOYEE
[Executive Name]
For the limited purposes set forth herein:
[LINN ENERGY, INC.]
By:
Name:
Title:

[Signature Page to Employment Agreement]

FINAL VERSION

Appendix I

Additional Terms Applicable to Class I Units

1. Waterfall. Linn LLC will have a waterfall consistent with the following: (i) an amount equal to the Company Group Emergence Value will first be allocated/distributed to holders of equity other than Class I Units (“Other Equity Holders”); (ii) an amount equal to the Aggregate Priority Catchup (as defined below) will be allocated/distributed to holders of Class I Units (“Class I Unit Holders”); and (iii) residual amounts will be allocated/distributed to Other Equity Holders and Class I Unit Holders relative their respective aggregate distribution percentages (i.e., 96.5% to Other Equity Holders and 3.5% to Class I Units Holders, if all Class I Units are issued and outstanding). For this purpose, the “Aggregate Priority Catchup” is equal to the amount distributed to Other Equity Holders pursuant to clause (i), divided by the aggregate distribution percentage applicable to Other Equity Holders.

2. Optional Conversion. Class I Unit Holders may elect to convert such Class I Units on a value-for-value basis at any time. If such Class I Units are unvested at the time of conversion, the property received in exchange shall be subject to the same vesting conditions as applicable to the Class I Units, including that any applicable performance condition has been satisfied. Converting holders may elect to receive Company Class A Stock having a fair market value (based on the closing value of the Company Class A Stock on the day before conversion) equal to the liquidation value of the Class I Units. All Company Class A Stock issued to an Employee shall be registered and freely transferable. Notwithstanding the foregoing, a Class I Unitholder must convert any Class I Units (i) before the second anniversary of any Qualifying Termination or (ii) within 180 days of any other termination of employment.

Exhibit B-1

Steering Committee of Ad Hoc Unsecured Noteholders

CCP Credit Acquisition Holdings, L.L.C.

Fir Tree Inc.

Marathon Asset Management, LP

Nomura Corporate Research and Asset Management, Inc.

P. Schoenfeld Asset Management, LP

York Capital Management Global Advisors, LLC

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Exhibit D

Form Transfer Agreement

Transfer Agreement

The undersigned (“Transferee”) hereby acknowledges that it has read and understands the Agreement, dated as of                      (the “Agreement”),1 by and among the Company and the Consenting Creditors, including the transferor to the Transferee of any Claims (each such transferor, a “Transferor”), and shall be deemed a “Consenting Creditor,” under the terms of the Agreement and agrees to be bound by (a) the terms and conditions of the Agreement to the extent the Transferor was thereby bound and (b) any direction letters provided by the Consenting Creditor to any agent or trustee. The Transferee specifically agrees to be bound by the terms and conditions of the Agreement and makes all representations and warranties contained therein as of the date of the Transfer.

Date Executed:

Name: Title: Address: E-mail address(es): Telephone: Facsimile:

Aggregate Amounts Beneficially Owned or Managed on Account of:

Type	$	[	]

[1]	Capitalized terms not used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

Exhibit E

Amended Second Lien Settlement

EXECUTION VERSION

FOURTH AMENDMENT TO SETTLEMENT AGREEMENT

This FOURTH AMENDMENT TO SETTLEMENT AGREEMENT, dated as of October 7, 2016 (this “Amendment”), is made and entered into by and among: (i) LINN Energy, LLC (the “Company”) and LINN Energy Finance Corp. (together with the Company, the “Issuers”); (ii) all of the Company’s material domestic subsidiaries as of November 20, 2015, listed on the signature page attached hereto (collectively, the “Guarantors”); (iii) Delaware Trust Company, as (A) successor trustee to U.S. Bank National Association, as trustee (the “Trustee”) under that certain indenture dated as of November 20, 2015 among the Issuers, the Guarantors and the Trustee and governing the Issuers’ 12% senior secured second lien notes due 2020 (collectively, the “Notes”) and (B) successor collateral trustee to U.S. Bank National Association, as collateral trustee (the “Collateral Trustee”) under that certain Collateral Trust Agreement dated as of November 20, 2015, by and among the Company, Guarantors, Trustee, other Parity Lien Representatives party thereto from time to time, and Collateral Trustee; and (iv) the undersigned beneficial holders of the Notes (individually or acting through their investment advisors or managers for the account of beneficial holders) and, together with their respective successors and permitted assigns and any subsequent party that becomes party hereto in accordance with the terms hereof as a holder of claims arising in connection with the Notes (such holders, who collectively hold at least 66 2/3% of the outstanding principal amount of the Notes, the “Consenting Noteholders”) (each of the foregoing listed on the signature pages attached hereto, a “Party,” and collectively, the “Parties”), and amends that certain Settlement Agreement dated as of April 4, 2016, as amended by (x) the First Amendment to Settlement Agreement, dated as of July 12, 2016, by and among the Issuers, the Guarantors, the Trustee, the Collateral Trustee, and the Consenting Noteholders parties thereto from time to time (the “First Amendment”), (y) the Second Amendment to Settlement Agreement, dated as of September 8, 2016, by and among the Issuers, the Guarantors, the Trustee, the Collateral Trustee, and the Consenting Noteholders parties thereto from time to time (the “Second Amendment”), and (z) the Third Amendment to Settlement Agreement, dated as of September 23, 2016, by and among the Issuers, the Guarantors, the Trustee, the Collateral Trustee, and the Consenting Noteholders parties thereto from time to time (the “Third Amendment”) (as amended, such Settlement Agreement, the “Settlement Agreement”). Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Settlement Agreement.

RECITALS

WHEREAS, Section 17 of the Settlement Agreement permits modifications and amendments of the Settlement Agreement by written agreement executed by (i) holders of 66 2/3% of the outstanding principal amount of the Notes (and Additional Notes if applicable) outstanding on the date of such amendment or modification; (ii) the Issuers; (iii) the Guarantors; (iv) the Trustee; and (v) the Collateral Trustee;

WHEREAS, on July 12, 2016, the Parties entered into the First Amendment;

WHEREAS, on September 8, 2016, the Parties entered into the Second Amendment;

WHEREAS, on September 23, 2016, the Parties entered into the Third Amendment;

WHEREAS, pursuant to Section 17 of the Settlement Agreement, the Parties desire to further amend the Settlement Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Party, intending to be legally bound hereby, agrees as follows:

AGREEMENT

Section 1. Amendment to the Settlement Agreement

Section 4.3(a) of the Settlement Agreement is hereby amended and restated in its entirety to read as follows:

“Section 4.3 Commitments in Connection with the Approval Motion. During the period between the Effective Date and the termination of the Settlement Agreement in accordance with the terms hereof, and subject to the terms and conditions hereof:

(a) Each of the Trustee, the Collateral Trustee, and the Consenting Noteholders, solely with respect to itself, expressly agrees to affirmatively support the Approval Motion and will not file or support any objection to the Approval Motion or encourage any other person or entity to, take any action, including initiating or joining in any legal proceeding that is inconsistent with this Settlement Agreement or delay, impede, appeal, or take any other negative action, directly or indirectly, that could reasonably be expected to interfere with the prosecution of the Approval Motion; provided, however, that in the event that the Debtors do not file the Approval Motion with the Bankruptcy Court on or before March 1, 2017 or the Alternative Settlement Agreement Order is not entered on or before May 1, 2017, the Trustee, Collateral Trustee and Consenting Noteholders shall retain the right to (i) assert a secured claim for all outstanding principal, accrued interest, and expenses owed on account of the Notes, (ii) assert related rights as secured creditors, including but not limited to claims under section 506(a) of the Bankruptcy Code and requests for adequate protection as may be appropriate, (iii) assert all available defenses against any challenges to the priority, enforceability, and validity of the Mortgages, and (iv) assert any available claims for breach of the Indenture or the First Supplemental Indenture.”

Section 2. Ratification

Except as specifically provided for in this Amendment, no changes, amendments, or other modifications have been made on or prior to the date hereof or are being made to the terms of the Settlement Agreement or the rights and obligations of the parties thereunder, all of which such terms are hereby ratified and confirmed and remain in full force and effect.

2

Section 3. Effectiveness

This Amendment shall become effective and binding on the Parties on the date counterpart signatures to this Amendment shall have been executed by (a) the Issuers, (b) the Guarantors, (c) the Trustee, (d) the Collateral Trustee, and (e) the Consenting Noteholders party hereto.

Section 4. Headings

Titles and headings in this Amendment are inserted for convenience of reference only and are not intended to affect the interpretation or construction of the Amendment.

Section 5. Execution of Agreement

This Amendment may be executed in counterparts, and by the different Parties hereto on separate counterparts, each of which when executed and delivered shall constitute an original. Delivery of an executed counterpart by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart.

Section 6. Governing Law; Jurisdiction

(a) This Amendment shall be construed and enforced in accordance with, and the rights of the Parties shall be governed by, the laws of the State of New York, without giving effect to the conflict of laws principles thereof. Each Party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Amendment in the Bankruptcy Court, and solely in connection with claims arising under this Amendment: (i) irrevocably submits to the exclusive jurisdiction and the constitutional authority of the Bankruptcy Court; (ii) waives any objection to laying venue in any such action or proceeding in the Bankruptcy Court; and (iii) waives any objection that the Bankruptcy Court is an inconvenient forum, does not have jurisdiction over any Party, or lacks the constitutional authority to enter final orders in connection with such action or proceeding; provided, however, that this Amendment and the releases set forth herein may be submitted in any court, arbitration, and/or other legal proceeding to enforce the terms of such releases.

(b) Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in any legal proceeding arising out of, or relating to, this Amendment or the transactions contemplated hereby (whether based on contract, tort, or any other theory). Each Party (i) certifies that no representative, agent, or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other Parties have been induced to enter into this Amendment by, among other things, the mutual waivers and certifications in this Section 6.

[Signature pages follow]

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the date first above written.

ISSUERS:

LINN ENERGY, LLC
LINN ENERGY FINANCE CORP.

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

1

GUARANTORS:

LINN ENERGY HOLDINGS, LLC

LINN EXPLORATION & PRODUCTION MICHIGAN LLC

LINN MIDSTREAM, LLC
LINN MIDWEST ENERGY LLC
LINN OPERATING, INC.
MID-CONTINENT I, LLC
MID-CONTINENT II, LLC
MID-CONTINENT HOLDINGS I, LLC
MID-CONTINENT HOLDINGS II, LLC

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

LINN EXPLORATION MIDCONTINENT, LLC

By: Mid-Continent Holdings II, LLC, its sole member as Member/Manager

By:	/s/ Candice Wells
Name:	Candice Wells
Title:	Senior Vice President and General Counsel

2

Creditor signature pages redacted.

3